SCHEDULE 14A

(Rule 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.      )

Filed by the Registrant ☒                    Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to sec.240.14a-12

CAMCO FINANCIAL CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

To the stockholders of First Place Financial Corp. and Camco Financial Corporation

PROPOSED MERGER—YOUR VOTE IS VERY IMPORTANT

The boards of directors of First Place Financial Corp. and Camco Financial Corporation have approved an agreement to merge our companies. We believe that our combined companies will be a complementary strategic fit of our businesses and will create an effective competitor of other financial institutions in our Ohio market area.

If the merger is completed, Camco stockholders will elect to receive either $13.58 in cash or 0.97 shares of First Place common stock for each share of Camco common stock, subject to possible adjustment of the exchange ratio described in this joint proxy statement/prospectus. However, because the aggregate consideration to be paid to all Camco stockholders is payable 73.501% in First Place common stock and 26.499% in cash, Camco stockholders may actually receive a combination of cash and First Place common stock depending on the elections made by other Camco stockholders. At the time of the Camco special meeting of stockholders, Camco stockholders will not know the exact number of shares they will receive.

We are registering up to 6,500,000 shares of First Place common stock to be issued to Camco stockholders at the closing of the merger pursuant to the terms of the merger agreement, dated May 7, 2008, by and between First Place and Camco. We have included in this amount additional shares of common stock that First Place may issue to stockholders of Camco in the event that there is a significant decrease in the market value of First Place’s common stock during a specified period prior to the closing of the merger. The number of shares of its common stock that First Place would have issued if the closing of the merger occurred on October 1, 2008, based on the exchange ratio of 0.97 shares of First Place common stock for each share of Camco common stock, would have been 5,101,651 shares. The merger agreement, however, provides that if there is a significant decrease in the market value of First Place’s common stock such that First Place’s average share price during a specified period prior to the closing of the merger is equal to or less than $11.20 per share, then, First Place may, but is not obligated to, increase the exchange ratio so that the adjusted exchange ratio multiplied by the average closing price of First Place common stock will equal $10.86. For example, if First Place’s average share price, calculated pursuant to the terms of the merger agreement, was equal to $10.64 per share, which is below the $11.20 per share threshold set forth in the merger agreement as triggering the possible adjustment to the exchange ratio, First Place could decide to increase the exchange ratio to 1.0207 shares of First Place common stock for each share of Camco common stock. This would result in an increase in the number of shares of common stock that First Place would issue to 5,368,304 shares. The example set forth in this paragraph is solely for purposes of illustration and investors should not assume that the exchange ratio will or will not be adjusted based on this example. For further information on the exchange ratio and the possible adjustment of the exchange ratio, see “The Acquisition—Consideration Payable for Camco Common Stock” and “—Adjustment of Exchange Ratio” on pages 51 and 53.

The boards of directors of both First Place and Camco have approved the merger and recommend that their respective stockholders vote FOR adoption of the merger agreement. Information about these meetings, the proposed merger and the other proposals to be voted on by stockholders of First Place and Camco is contained in this joint proxy statement/prospectus. We encourage you to read this entire document carefully, including the considerations discussed in this joint proxy statement/prospectus under “Risk Factors” on page 14.

First Place common stock is listed under the symbol “FPFC” on the Nasdaq Global Select Market. On May 6, 2008, the last trading day before the public announcement of the merger agreement, First Place’s closing price was $13.29 per share, and on October 1, 2008, the last trading day before the date of this joint proxy statement/prospectus, First Place’s closing price was $11.71 per share. You should obtain current market quotations for First Place’s common stock. Camco common stock is listed under the symbol “CAFI” on the Nasdaq Global Select Market. On May 6, 2008, the last trading day before the public announcement of the merger agreement, Camco’s closing price was $9.95 per share, and on October 1, 2008, the last trading day before the date of this joint proxy statement/prospectus, Camco’s closing price was $9.51 per share. You should obtain current market quotations for Camco’s common stock.

We cannot complete the merger unless the stockholders of both our companies approve it. First Place will hold an annual meeting of stockholders to vote on this merger proposal, the election of directors, the ratification of the appointment of Crowe Horwath LLP as independent auditors for the upcoming fiscal year, the amendment of its Amended and Restated Certificate of Incorporation to increase the number of authorized shares of its common stock to 53,000,000 as well as to vote on a proposal to adjourn the annual meeting to a later date. Camco will hold a special meeting of its stockholders to vote on this merger proposal as well as to vote on a proposal to adjourn the special meeting to a later date. Your vote is very important. Whether or not you plan to attend your stockholder meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you do not vote, it will have the same effect as a vote against the merger.

The dates, times and places of the First Place annual meeting and the Camco special meeting are as follows:

For First Place stockholders:	For Camco stockholders:

November 5, 2008, 10:00 a.m., local time	November 6, 2008, 10:00 a.m., local time
Avalon Golf & Country Club at Squaw Creek 761 Youngstown-Kingsville Road SE Vienna, Ohio 44473	Camco Financial Corporation Corporate Center 6901 Glenn Highway Cambridge, Ohio 43725

We strongly support this combination of our companies and join with our boards of directors in enthusiastically recommending that you vote in favor of the merger.

Steven R. Lewis President and Chief Executive Officer First Place Financial Corp.	Richard C. Baylor Chairman, President and Chief Executive Officer Camco Financial Corporation

Neither the Securities and Exchange Commission, the Office of Thrift Supervision or any state securities commission has approved or disapproved the First Place common stock to be issued in the acquisition or determined if this joint proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense. The shares of First Place common stock are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by any federal or state governmental agency.

This joint proxy statement/prospectus is dated October 2, 2008 and was first mailed to stockholders of First Place and stockholders of Camco on or about October 8, 2008.

Camco Financial Corporation

6901 Glenn Highway

Cambridge, Ohio 43725

(740) 435-2020

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on November 6, 2008

To the Stockholders of Camco:

Camco will hold a special meeting of stockholders at 10:00 a.m., local time, on Thursday, November 6, 2008, at the Camco Financial Corporation Corporate Center, 6901 Glenn Highway, Cambridge, Ohio 43725, for the following purposes:

1.	to consider and vote upon a proposal to adopt an Agreement and Plan of Merger, dated as of May 7, 2008 by and between First Place Financial Corp. and Camco Financial Corporation, as described in the attached document;

2.	to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement; and

3.	to transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Camco has fixed the close of business on October 3, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting. Only holders of Camco common stock of record at the close of business on that date will be entitled to notice of and to vote at the special meeting or any adjournment or postponement of the special meeting.

The Camco board of directors has determined that the merger agreement is in the best interests of Camco and its stockholders. The board of directors has approved the merger agreement and recommends unanimously that stockholders vote “FOR” adoption of the merger agreement. The board of directors also recommends unanimously that you vote “FOR” the approval of the proposal to adjourn the special meeting, if necessary, to solicit additional proxies to vote in favor of the merger agreement.

Your vote is very important. Whether or not you plan to attend the special meeting, please promptly complete, sign, date and return your proxy card in the enclosed postage prepaid envelope. Failure to vote your shares by mail or in person at the special meeting will have the same effect as a vote against the merger agreement.

By Order of the Board of Directors

D. Edward Rugg, Secretary

Cambridge, Ohio

October 8, 2008

First Place Financial Corporation

185 East Market Street

Warren, Ohio 44481

(330) 373-1221

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on November 5, 2008

To the Stockholders of First Place:

First Place will hold its annual meeting of stockholders at 10:00 a.m., local time, on Wednesday, November 5, 2008, at the Avalon Golf & Country Club at Squaw Creek, 761 Youngstown-Kingsville Road SE, Vienna, Ohio, for the following purposes:

1.	to consider and vote upon a proposal to adopt an Agreement and Plan of Merger, dated as of May 7, 2008 by and between First Place Financial Corp. and Camco Financial Corporation, as described in the attached document;

2.	the election of three directors for terms of three years each or until their successors are elected and qualified;

3.	the ratification of the appointment of Crowe Horwath LLP as independent auditors of First Place for the fiscal year ending June 30, 2009;

4.	to consider and vote upon a proposal to amend the Amended and Restated Certificate of Incorporation of First Place to increase the number of authorized shares of our common stock from 33,000,000 to 53,000,000;

5.	to consider and vote upon a proposal to adjourn the annual meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to approve the merger agreement; and

6.	to transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

First Place has fixed the close of business on September 24, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. A list of such stockholders will be available at the annual meeting and for the 10 days preceding the meeting at First Place’s corporate headquarters located at 185 East Market Street, Warren, Ohio 44481. Only holders of First Place common stock of record at the close of business on that date will be entitled to notice of and to vote at the annual meeting or any adjournment or postponement of the annual meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies.

The First Place board of directors has determined that the merger agreement is in the best interests of First Place and its stockholders. The board of directors has approved the merger agreement unanimously and recommends unanimously that stockholders vote “FOR” adoption of the merger agreement. The board of directors also recommends unanimously that you vote “FOR” the election of each of the nominees, “FOR” ratification of the appointment of Crowe Horwath LLP as the independent auditors, “FOR” the amendment of the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 53,000,000 and “FOR” the approval of the proposal to adjourn the annual meeting, if necessary, to solicit additional proxies to vote in favor of the merger agreement.

Your vote is very important. Whether or not you plan to attend the annual meeting, please promptly complete, sign, date and return your proxy card in the enclosed postage prepaid envelope. Failure to vote your shares by mail or in person at the annual meeting will have the same effect as a vote against the merger agreement.

By Order of the Board of Directors

J. Craig Carr
Corporate Secretary

Warren, Ohio

October 8, 2008

REFERENCES TO ADDITIONAL INFORMATION

This joint proxy statement/prospectus incorporates important business and financial information about First Place and Camco from documents that are not included in or delivered with this joint proxy statement/prospectus. You can obtain documents incorporated by reference in this joint proxy statement/prospectus but not accompanying this joint proxy statement/prospectus by requesting them in writing or by telephone from First Place or Camco as follows:

First Place Financial Corp. 185 East Market Street Warren, Ohio 44481-1102 Attention: J. Craig Carr (330) 373-1221	Camco Financial Corporation 6901 Glenn Highway Cambridge, Ohio 43725 Attention: D. Edward Rugg (740) 435-2020

You will not be charged for any of these documents that you request. If you would like to request documents, please do so by October 29, 2008 in order to receive them before First Place’s annual meeting or Camco’s special meeting.

For additional information regarding where you can find information about First Place and Camco, please see “Where You Can Find More Information” beginning on page 120.

i

ANNEXES:

Annex I	Agreement and Plan of Merger, dated as of May 7, 2008, by and between First Place Financial Corp. and Camco Financial Corporation

Annex II	Opinion of Stifel, Nicolaus & Company, Incorporated

Annex III	Opinion of Austin Associates, LLC

Annex IV	Form of Voting Agreement for Directors and Executive Officers of Camco Financial Corporation

Annex V	Section 262 of the Delaware General Corporation Law

Annex VI	First Place Audit Committee Charter

QUESTIONS AND ANSWERS

ABOUT FIRST PLACE’S ACQUISITION OF CAMCO

Q:	Why are Camco and First Place proposing the acquisition?

A:	First Place and Camco believe that combining the strengths of our companies is in the best interests of each company, our respective stockholders and the communities we serve. The proposed acquisition provides an opportunity for Camco to become a part of an organization which will enhance the banking products and services available to its customers without sacrificing the personal attention and dedication that Camco has always offered. To review the reasons for the acquisition in greater detail, see “The Acquisition—Camco’s Reasons for the Acquisition” beginning on page 38 and “The Acquisition—First Place’s Reasons for the Acquisition” beginning on page 39.

Q:	What do I need to do now?

A:	After you have read this document carefully, indicate on the enclosed proxy card how you want your shares to be voted. Then complete, sign, date and mail your proxy card in the enclosed prepaid return envelope as soon as possible. This will enable your shares to be represented and voted at the First Place annual meeting or the Camco special meeting. If you sign and send in your proxy card and do not indicate how you want to vote, we will count your proxy card as a vote in favor of the adoption of the merger agreement and the other proposals to be considered at the First Place annual meeting or the Camco special meeting.

Q:	Why is my vote important?

A:	The merger agreement must be adopted by holders of a majority of the outstanding shares of Camco common stock and by the holders of a majority of the outstanding shares of First Place common stock. If you do not vote, it will have the same effect as a vote against the merger agreement.

Q:	If my shares are held in street name by my broker, will my broker automatically vote my shares for me?

A:	Your broker or other nominee will not be able to vote shares held by it in “street name” on your behalf on the proposal to approve the merger agreement without instructions from you, but will have discretion to vote on the other matters to be considered at the First Place annual meeting or the Camco special meeting. You should instruct your broker or other nominee to vote your shares, following the directions your broker or other nominee provides.

Q:	What if I fail to instruct my broker?

A:	If you are a First Place stockholder and you fail to instruct your broker or other nominee to vote your shares, it will have the same effect as a vote against the merger agreement and the proposal to amend the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 53,000,000, but it will not have the same effect on the proposal to adjourn, if necessary, or the other proposals to be considered at the First Place annual meeting. If you are a Camco stockholder and you fail to instruct your broker or other nominee to vote your shares, it will have the same effect as a vote against the merger agreement, but it will not have the same effect on the proposal to adjourn the Camco special meeting, if necessary.

Q:	Can I attend the First Place annual meeting or the Camco special meeting and vote my shares in person?

A:

Yes. All stockholders of Camco and First Place are invited to attend the respective meetings. Stockholders of record can vote in person at the First Place annual meeting or the Camco special meeting. If you hold your shares in street name, you will need proof of ownership (by means of a recent brokerage statement, letter from a broker, or other nominee) to be admitted to the particular meeting. If your shares are held in street name, then you are not the stockholder of record and you must ask your broker or other nominee how you can vote at the First Place annual meeting or the Camco special meeting.

Q:	Can I change my vote?

A:	Yes. If you have not voted through your broker, there are three ways you can change your vote after you have sent in your proxy card.

•	First, you may send a written notice to the corporate secretary of First Place or Camco, as appropriate, stating that you would like to revoke your proxy.

•	Second, you may complete and submit a new proxy card with a later date. Any earlier proxies will be revoked automatically.

•

Third, Camco stockholders may attend the Camco special meeting and vote in person. First Place stockholders may attend the First Place annual meeting and vote in person. Any earlier proxy will be revoked. However, simply attending the particular First Place annual meeting or the Camco special meeting without voting will not revoke your proxy.

If you hold your shares in street name and have instructed a broker or other nominee to vote your shares, you must follow directions you receive from your broker or other nominee to change your vote.

Q.	When will the merger consideration be paid?

A:

The letter of transmittal, which will be used by you to exchange your Camco stock certificate(s) for the merger consideration, will be mailed by the exchange agent within 15 days after the acquisition of Camco by First Place is completed. You will have until 5:00 p.m., local time, on the 30th day after the letter of transmittal is mailed by the exchange agent to complete and return your letter of transmittal. The exchange agent will pay the merger consideration thereafter.

Q:	Are there any risks related to the acquisition or any risks relating to owning First Place common stock?

A:	Yes. We encourage you to carefully review the sections entitled “Risk Factors” beginning on page 14 and “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 27.

Q:	When is the acquisition of Camco by First Place expected to be completed?

A:	The acquisition is expected to be completed during the fourth quarter of 2008. However, we cannot assure you when or if the acquisition will be completed. Stockholders of First Place and Camco must first adopt the merger agreement at the respective meeting and the necessary regulatory approvals must be obtained, among other conditions to closing.

Q:	Should I send in my stock certificates now?

A:	No. Camco stockholders should not send in stock certificates at this time. Instructions for surrendering your Camco common stock certificates in exchange for the merger consideration will be sent to you after we complete the acquisition.

Q:	Where will my shares of First Place common stock be listed?

A:	We intend to apply to have the shares of First Place common stock to be issued upon completion of the acquisition approved for quotation on the Nasdaq Global Select Market. First Place common stock currently trades on the Nasdaq Global Select Market under the symbol “FPFC.”

Q:	Who should I call with questions?

A:	First Place stockholders should call J. Craig Carr, Corporate Secretary, at (330) 373-1221 with any questions about the merger. Camco stockholders should call Richard C. Baylor, President, at (740) 435-2020 or Kristina K. Tipton, Principal Accounting Officer, at (740) 435-2058 with any questions about the merger, including information related to the exchange ratio.

SUMMARY

This summary highlights selected information from this joint proxy statement/prospectus and may not contain all of the information that is important to you. To understand the acquisition of Camco and for a more complete description of the legal terms of the acquisition, you should read carefully this entire document, including the merger agreement and the other documents to which Camco and First Place have referred you. See “Where You Can Find More Information,” beginning on page 120. Page references are included in this summary to direct you to a more complete description of the topics.

Throughout this joint proxy statement/prospectus, “First Place” refers to First Place Financial Corp., “First Place Bank” or the “Bank” refers to First Place Bank, First Place’s wholly-owned banking subsidiary, “Camco” refers to Camco Financial Corporation, and “Camco Bank” refers to Advantage Bank, Camco’s wholly-owned banking subsidiary. The Agreement and Plan of Merger, dated as of May 7, 2008, by and between First Place, and Camco is referred to as the “merger agreement.” The stock consideration and cash consideration to be received by Camco stockholders in exchange for their shares of Camco common stock shall be referred to as the “merger consideration.”

Parties to the Proposed Acquisition (Pages 77 and 78)

First Place Financial Corp. First Place is a unitary savings and loan holding company incorporated under the laws of the State of Delaware in 1998. First Place was formed for the purpose of becoming a holding company to own all of the outstanding capital stock of First Place Bank. First Place Bank, a federal savings association and wholly-owned subsidiary of First Place, currently operates 21 retail locations in Trumbull, Mahoning and Portage counties in Ohio, seven retail locations in Lorain County, Ohio, one retail location in Defiance County, Ohio, one retail location in Franklin County, Ohio and one retail location and two business financial centers in Cuyahoga County, Ohio. In addition, First Place Bank, through its Franklin Bank Division, has seven retail locations located in Southeastern Michigan near the Detroit metropolitan area and seven retail locations located in Michigan near the Flint metropolitan area. First Place Bank also operates 20 loan production offices of which 12 are located throughout Ohio, five are located in Michigan, two are located in Indiana and one is located in North Carolina. First Place Bank’s principal business consists of accepting retail and business deposits from the general public and investing these funds primarily in one-to four-family residential mortgage, home equity, multifamily, commercial real estate, commercial and construction loans. First Place Bank’s deposits are insured by the Deposit Insurance Fund (“DIF”) administered by the Federal Deposit Insurance Corporation (“FDIC”). The Office of Thrift Supervision (“OTS”) is the primary regulator for First Place and First Place Bank.

First Place is also the parent company of a second wholly-owned subsidiary, First Place Holdings, Inc. First Place Holdings is a non-banking subsidiary that has five operating subsidiaries: First Place Insurance Agency, Ltd.; Coldwell Banker First Place Real Estate, Ltd. and its subsidiary First Place Referral Network, Ltd.; APB Financial Group, Ltd.; American Pension Benefits, Inc.; and TitleWorks Agency, LLC. First Place Insurance Agency, Ltd. offers property, casualty, health and life insurance products. Coldwell Banker First Place Real Estate, Ltd. is a residential and commercial real estate brokerage firm. APB Financial Group, Ltd. and American Pension Benefits, Inc. are employee benefit consulting firms and specialists in wealth management, and provide services to both businesses and consumers. First Place Holdings owns 75% of TitleWorks Agency, LLC, which provides real estate title services. Through First Place Bank and First Place Holdings, Inc, First Place is able to offer a wide variety of business and retail banking products, as well as a full range of insurance, real estate, and investment services. In addition to the operating subsidiaries, First Place has three wholly-owned affiliates, First Place Capital Trust, First Place Capital Trust II and First Place Capital Trust III, each of which are special purpose entities that are accounted for using the equity method based on their nature and purpose.

At June 30, 2008, First Place had total assets of approximately $3.3 billion, deposits of $2.4 billion and stockholders’ equity of $319 million. First Place’s executive offices are located at 185 East Market Street, Warren, Ohio 44481 and its telephone number is (330) 373-1221.

Camco Financial Corporation. Camco is a financial holding company incorporated under the laws of the State of Delaware in 1970. Camco is engaged in the financial services business in Ohio, Kentucky and West Virginia, through its wholly-owned subsidiaries, Camco Bank and Camco Title Agency, Inc. In June 2001, Camco completed a reorganization in which it combined its banking activities under one Ohio savings bank charter known as “Advantage Bank.” Prior to the reorganization, Camco operated five separate banking subsidiaries serving distinct geographic areas. The branch office groups in each of the regions previously served by the subsidiary banks, except for the Camco Bank’s Ashland, Kentucky, division, which was sold in 2004, now operate as regions of Camco Bank. In August 2004, Camco completed a business combination with London Financial Corporation of London, Ohio, and its wholly-owned subsidiary, The Citizens Bank of London. The acquisition was accounted for using the purchase method of accounting and, therefore, the financial statements for prior periods have not been restated. At the time of the merger, Camco Bank merged into The Citizens Bank of London and changed the name of the resulting institution to Advantage Bank. As a result, Camco’s subsidiary financial institution is now an Ohio-chartered commercial bank instead of an Ohio savings bank.

Camco Bank is primarily regulated by the State of Ohio Department of Commerce, Division of Financial Institutions (the “Ohio Division”), and the FDIC. Camco Bank is a member of the Federal Home Loan Bank (the “FHLB”) of Cincinnati, and its deposit accounts are insured up to applicable limits by the DIF administered by the FDIC. Camco is also regulated by the Federal Reserve Board.

Camco Bank’s lending activities include the origination of commercial real estate and business loans, consumer, and residential conventional fixed-rate and variable-rate mortgage loans for the acquisition, construction or refinancing of single-family homes located in Camco’s primary market areas. Camco also originates construction and permanent mortgage loans on condominiums, two- to four-family, multi-family (over four units) and nonresidential properties. Camco continues to diversify the balance sheet through increasing commercial, commercial real estate, and consumer loan portfolios as well as checking and money market deposit accounts.

The Acquisition of Camco (Page 35)

We have attached the merger agreement to this joint proxy statement/prospectus as Annex I. Please read the entire merger agreement. It is the legal document that governs First Place’s acquisition of Camco. First Place intends to acquire Camco by way of a merger, in which Camco will merge with and into First Place, with First Place as the surviving company. The directors and executive officers of First Place will serve as the directors and executive officers of the surviving company following the acquisition except for the appointment at the effective time of the acquisition of two persons from the Camco board of directors who shall serve as directors of First Place and First Place Bank. See “The Acquisition—Effective Time of the Acquisition” beginning on page 63 and “—Interests of Certain Persons in the Acquisition” beginning on page 66.

In addition, following the acquisition of Camco, Camco Bank will be merged with and into First Place Bank, with First Place Bank as the surviving institution in the subsidiary merger. See “The Acquisition—Subsidiary Merger” beginning on page 63. We expect to complete the acquisition during the fourth quarter of 2008.

Camco Stockholders Will Receive Whole Shares of First Place Common Stock and/or Cash for Each Share of Camco Common Stock Exchanged Pursuant to the Acquisition (Page 51)

If the acquisition of Camco is completed, Camco stockholders may elect to receive the following as consideration for outstanding shares of Camco common stock, subject to the effect of the allocation procedures described below:

•	$13.58 in cash, without interest, for each share of Camco common stock;

•

0.97 shares of First Place common stock for each share of Camco common stock, subject to possible adjustment of this exchange ratio at the time of closing in the event of a significant increase or decrease in the market value of First Place common stock during a specified period prior to the closing of the acquisition; or

•	a portion in First Place common stock and a portion in cash in amounts determined by you.

If you make no election as to the consideration to be received by you in exchange for your shares of Camco common stock, the form of consideration you receive will be dictated by the allocation procedures described in this joint proxy statement/prospectus. First Place will not issue fractional shares. Instead, Camco stockholders who receive First Place common stock will receive the value of any fractional share interest in cash, based on a stock price of $13.58 per share of First Place common stock.

Whether you receive the form of consideration you elect will depend upon the allocation procedures described in this joint proxy statement/prospectus beginning on page 53. The allocation procedures are intended to ensure that 73.501% of the outstanding shares of Camco common stock as of the closing of the acquisition will be exchanged for First Place common stock with the remaining outstanding shares of Camco common stock to be exchanged for cash.

The market value of the First Place common stock at the time you receive certificates evidencing shares of First Place common stock following the election period may be higher or lower than the market value at the date of this joint proxy statement/prospectus, on the date of the Camco special meeting, on the date the acquisition is completed or on the date you make your election. In addition, there will be a time period between the completion of the acquisition and the time at which former Camco stockholders receiving stock consideration actually receive certificates evidencing First Place common stock.

To Make an Effective Election, You Must Complete the Election Form, Which Will be Provided to You After the Acquisition is Completed (Page 54)

Your choice of consideration for your shares of Camco common stock will be honored to the extent possible, but because of the overall limitation on the amount of cash and shares of First Place common stock available, whether you receive the amount of cash, stock or combination of cash and stock you request will depend in part on how many other Camco stockholders submit elections, how many choose to receive cash and how many choose to receive stock. Because 73.501% of the outstanding shares of Camco common stock as of the closing of the acquisition will be exchanged for First Place common stock with the remaining aggregate consideration to be paid in cash, Camco stockholders may not receive exactly the form of consideration that they elect and may receive a pro rata amount of cash and First Place common stock. You will be required to make your election and return the election form by the “election deadline” which will be 5:00 p.m., local time, on the 30th day after the date the election form is mailed by the exchange agent. If you fail to return your election form on time, your shares of Camco common stock will be deemed “no election” shares and will be subject to the allocation procedures for no election shares described in this joint proxy statement/prospectus under “The Acquisition—Allocation Procedures” beginning on page 53 and “—Election Procedures” beginning on page 54 .

No later than 15 days after the effective time of the acquisition, the exchange agent will send:

•	a notice of the completion of the acquisition;

•	the election form, with instructions on how to choose your preferred method of payment; and

•	a letter of transmittal.

You will have 30 days from the date of mailing by the exchange agent until the election deadline in which to complete and return the election form, the letter of transmittal and your stock certificates representing shares of Camco common stock to the designated exchange agent. After your election form and letter of transmittal have been received and processed, you will be sent the cash and/or First Place common stock to which you are entitled. In order to receive the consideration for your shares of Camco common stock, you will need to surrender your Camco common stock certificates. You should not send us any certificates now. You will receive detailed instructions on how to exchange your shares along with your election form and letter of transmittal after the acquisition is completed.

The Exchange Ratio May be Adjusted Under Certain Circumstances (Page 53)

The exchange ratio is 0.97 shares of First Place common stock for each share of Camco common stock. However, if the average of the closing price per share for First Place common stock on the Nasdaq Global Select Market for the 25 consecutive Nasdaq trading day period ending on the tenth day prior to completing the merger is:

•	equal to or greater than $16.80, the exchange ratio will be adjusted so that the adjusted exchange ratio multiplied by the average closing price of First Place common stock will equal $16.30; or

•

equal to or less than $11.20, First Place may, but is not obligated to, increase the exchange ratio so that the adjusted exchange ratio multiplied by the average closing price of First Place common stock will equal $10.86.

If the average closing price per share of First Place common stock is less than $11.20 and First Place does not increase the exchange ratio, Camco may terminate the merger agreement.

Conversion of Camco Stock Options (Page 67)

When the acquisition is completed, each outstanding and unexercised stock option to purchase common stock shall cease to represent a right to acquire shares of Camco common stock and will be converted automatically into an option to purchase shares of First Place common stock. The number of shares of First Place common stock subject to each assumed Camco option will be equal to the number of shares of Camco common stock previously subject to the assumed Camco option multiplied by the exchange ratio (as may be adjusted) and the per share exercise price under each such Camco option will be adjusted by dividing the per share exercise price under each such Camco option by the exchange ratio (as may be adjusted). As of June 30, 2008, an aggregate of 315,222 shares of Camco common stock were subject to outstanding options.

Comparative Per Share Market Price Information (Page 76)

Shares of First Place common stock currently trade on the Nasdaq Global Select Market under the symbol “FPFC.” Shares of Camco common stock currently trade on the Nasdaq Global Select Market, under the symbol “CAFI.” The following table sets forth the closing sale prices of First Place common stock and Camco common stock as reported on the Nasdaq Global Select Market on May 6, 2008, the last trading day before we announced the acquisition, on May 7, 2008, the first trading day after we announced the acquisition, on October 1, 2008, the last full trading day before the date of this joint proxy statement/prospectus, and the high and low sales prices and volume weighted average prices, as calculated by Bloomberg, for the period from May 6, 2008 through October 1, 2008. This table also shows the implied value of one share of Camco common stock, which we calculated by assuming such share is converted into the right to receive First Place common stock and multiplying the closing price of First Place common stock on those dates by 0.97, the exchange ratio for the conversion of Camco common stock into First Place common stock on the date the merger agreement was signed.

See “The Acquisition—Allocation Procedures” beginning on page 53 and “—Termination of the Merger Agreement,” beginning on page 64. We urge you to obtain current quotations for First Place common stock and Camco common stock.

	First Place Common Stock	Camco Common Stock	Implied Value of One Share of Camco Common Stock
At May 6, 2008	$13.29	$9.95	$12.89
At May 7, 2008	$11.86	$11.54	$11.50
At October 1, 2008	$11.71	$9.51	$11.36
High (May 6, 2008 - October 1, 2008)	$15.00	$12.20	$14.55
Low (May 6, 2008 - October 1, 2008)	$8.50	$9.03	$8.25
Average (May 6, 2008 - October 1, 2008)	$11.07	$10.71	$10.74

The acquisition is expected to be completed during the fourth quarter of 2008. As a result, there will be a period of time between the date of the Camco special meeting on November 6, 2008 and the proposed closing of the acquisition. However, we cannot assure you when or if the acquisition will be completed. First, stockholders of First Place must adopt the merger agreement at the annual meeting, stockholders of Camco must adopt the merger agreement at the special meeting and the necessary regulatory approvals must be obtained, among other conditions to closing.

First Place currently pays a quarterly cash dividend to its stockholders. During the quarter ended June 30, 2008, which was the fourth quarter of its fiscal year ended June 30, 2008, First Place declared a cash dividend of $0.17 per share of First Place common stock. However, on July 22, 2008, the board of directors of First Place declared a dividend of $0.085, a 50% reduction from the dividend in recent prior quarters. Although First Place currently intends to continue to pay a quarterly cash dividend to its stockholders, the possible payment and the amount of dividends, if any, will be determined each quarter by First Place’s board of directors after giving consideration to First Place’s financial condition, results of operations, tax status, industry standards, economic conditions, the regulatory environment and other factors. Camco and First Place agreed to certain limitations on the payment of dividends to their respective stockholders pending consummation of the acquisition. See “The Acquisition—Business Pending the Acquisition” beginning on page 59.

Federal Tax Consequences of the Acquisition to Camco Stockholders (Page 71)

First Place and Camco have received an opinion of counsel to the effect that, based on certain facts, representations and assumptions, the acquisition will be treated as a tax free reorganization for federal income tax purposes. Accordingly, you generally will not recognize any gain or loss on the conversion of shares of Camco common stock solely into shares of First Place common stock. However, you generally will recognize taxable gain or loss if you receive cash in exchange for your shares of Camco common stock or for any fractional share of Camco common stock that you would otherwise be entitled to receive. The parties’ obligation to complete the acquisition is conditioned on their receipt of the same opinion, dated as of the effective date of the acquisition, regarding the federal income tax treatment of the acquisition.

Tax matters are complicated, and the tax consequences of the acquisition to you will depend upon the facts of your particular situation. In addition, you may be subject to state, local or foreign tax laws that are not discussed herein. Accordingly, we strongly urge you to consult your own tax advisor for a full understanding of the tax consequences of the acquisition to you.

Camco’s Financial Advisor is of the Opinion that the Merger Consideration is Fair to Camco Stockholders From a Financial Point of View (Page 40)

Among other factors it considered in deciding to approve the merger agreement and the acquisition, the Camco board of directors received the opinion of its financial advisor, Stifel, Nicolaus & Company, Incorporated or Stifel, that, as of May 7, 2008, the merger consideration to be paid to stockholders in connection with the acquisition was fair to the stockholders from a financial point of view. The opinion, dated as of May 7, 2008, is included as Annex II to this joint proxy statement/prospectus. You should read this opinion completely to understand the assumptions made, matters considered and limitations of the review undertaken by Stifel in providing its opinion. Stifel’s opinion is directed to the Camco board of directors and does not constitute a recommendation to any stockholder as to any matter relating to the acquisition.

Pursuant to an engagement letter between Camco and Stifel, Camco has agreed to pay Stifel a fee, the substantial portion of which is payable upon completion of the merger.

First Place’s Financial Advisor is of the Opinion that the Terms of the Merger Agreement are Fair to First Place From a Financial Point of View (Page 45)

Among other factors it considered in deciding to approve the merger agreement and the acquisition, the First Place board of directors received the opinion of its financial advisor, Austin Associates, LLC or Austin Associates, that, as of May 7, 2008, the terms of the merger agreement were fair to First Place from a financial point of view. The opinion, dated as of May 7, 2008, and delivered to the board of directors of First Place is included as Annex III to this joint proxy statement/prospectus. You should read this opinion completely to understand the assumptions made, matters considered and limitations of the review undertaken by Austin Associates in providing its opinion. Austin Associates’ opinion is directed to the First Place board of directors and does not constitute a recommendation to any stockholder as to any matter relating to the acquisition.

Pursuant to an engagement letter between First Place and Austin Associates, First Place has agreed to pay Austin Associates a fee, the substantial portion of which is payable upon completion of the merger.

Recommendations of the Boards of Directors (Pages 31 and 34)

The First Place board of directors has determined that the merger and the merger agreement are fair to and in the best interests of First Place and its stockholders and that it is advisable and in the best interests of First Place and its stockholders to enter into the merger agreement. The First Place board of directors recommends that First Place’s stockholders vote “FOR” the adoption of the merger agreement. The Camco board of directors has determined that the merger and the merger agreement are fair to and in the best interests of Camco and its stockholders and that it is advisable and in the best interests of Camco and its stockholders to enter into the merger agreement. The Camco board of directors recommends that Camco’s stockholders vote “FOR” the adoption of the merger agreement.

Date, Time and Location of the Camco Special Meeting (Page 29)

The Camco special meeting will be held at 10:00 a.m., local time, on November 6, 2008, at the Camco Financial Corporation Corporate Center, 6901 Glenn Highway, Cambridge, Ohio 43725. At the special meeting, Camco stockholders will be asked to:

•	adopt the merger agreement;

•

approve a proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement; and

•	act on any other matter that may properly come before the special meeting or any adjournment or postponement of the special meeting.

Record Date and Voting Rights for the Camco Special Meeting (Page 29)

You are entitled to vote at the Camco special meeting if you owned shares of Camco common stock as of the close of business on October 3, 2008. You will have one vote at the special meeting for each share of Camco common stock that you owned on that date.

Stockholders of record may vote by proxy or by attending the special meeting and voting in person. Each proxy returned to Camco (and not revoked) by a holder of Camco common stock will be voted in accordance with the instructions indicated thereon. If no instructions are indicated by the record holder, the proxy will be voted “FOR” approval of the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies on the proposal to approve the merger agreement. Note, however, that if you are the beneficial owner, but not the record holder of your Camco common stock because your shares are held through a broker or other nominee, if you do not provide instructions to such broker or nominee, your shares will not be voted on the proposals for which such broker or nominee does not have discretion. In the case of the proposal to approve the merger agreement, this would have the same effect as a vote against the proposal.

Date, Time and Location of the First Place Annual Meeting (Page 32)

The First Place annual meeting will be held at 10:00 a.m., local time, on November 5, 2008, at the Avalon Golf & Country Club at Squaw Creek, 761 Youngstown-Kingsville Road SE, Vienna, Ohio. At the annual meeting, First Place stockholders will be asked to:

•	adopt the merger agreement;

•	elect three directors for terms of three years each or until their successors are elected and qualified;

•	ratify the appointment of Crowe Horwath LLP as independent auditors of First Place for the fiscal year ending June 30, 2009;

•	amend the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 33,000,000 to 53,000,000;

•

approve a proposal to adjourn the annual meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to approve the merger agreement; and

•	act on any other matter that may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

Record Date and Voting Rights for the First Place Annual Meeting (Page 32)

You are entitled to vote at the First Place annual meeting if you owned shares of First Place common stock as of the close of business on September 24, 2008. You will have one vote at the annual meeting for each share of First Place common stock that you owned on that date.

Stockholders of record may vote by proxy or by attending the annual meeting and voting in person. Each proxy returned to First Place (and not revoked) by a holder of First Place common stock will be voted in accordance with the instructions indicated thereon. If no instructions are indicated by the record holder, the proxy will be voted “FOR” approval of the merger agreement, “FOR” the election of each of the nominees, “FOR” ratification of the appointment of Crowe Horwath LLP as the independent auditors, “FOR” the amendment of the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 53,000,000 and “FOR” the proposal to adjourn the annual meeting, if necessary, to permit further solicitation of proxies on the proposal to approve the merger agreement. Note, however, that if you are the beneficial owner, but not the record holder of your First Place common stock because your shares are held through a broker or other nominee, if you do not provide instructions to such broker or nominee, your shares will not be voted on the proposals for which such broker or nominee does not have discretion. In the case of the proposal to approve the merger agreement and the proposal to amend the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 53,000,000, this would have the same effect as a vote against each proposal.

Approval of the Merger Agreement Requires a Majority Vote by Camco Stockholders and a Majority Vote by First Place Stockholders (Pages 30 and 33)

The affirmative vote of the holders of a majority of the outstanding shares of Camco common stock is necessary to approve the merger agreement on behalf of Camco. In addition, the affirmative vote of the holders of a majority of the outstanding shares of First Place common stock is necessary to approve the merger agreement on behalf of First Place. Not voting, abstaining or failing to instruct a broker or other nominee how to vote shares held in their name for you, will have the same effect as voting against the merger agreement.

Management of Camco Owns Shares, Which Will Be Voted in Favor of the Merger Agreement (Page 30)

The directors and executive officers of Camco collectively own approximately 5.7% of the outstanding shares of Camco common stock as of the record date for the special meeting and have entered into voting agreements with First Place, pursuant to which they each agreed to vote all of their shares in favor of the merger agreement. A form of the voting agreement entered into by these directors and executive officers of Camco is attached as Annex IV to this joint proxy statement/prospectus.

First Place and Camco Must Meet Several Conditions to Complete the Acquisition (Page 56)

Completion of the acquisition depends on meeting a number of conditions at or prior to the effective time, including the following:

•	stockholders of Camco must approve the merger agreement;

•	stockholders of First Place must approve the merger agreement;

•

First Place and Camco must receive all required regulatory approvals for the acquisition of Camco without a burdensome term, condition or restriction, and any waiting periods required by law must have passed;

•	there must be no law, injunction or order enacted or issued preventing completion of the acquisition;

•	First Place and Camco must receive a legal opinion confirming that the acquisition will be a tax free reorganization;

•	First Place common stock to be issued to Camco stockholders as consideration for the acquisition must have been approved for trading on the Nasdaq Global Select Market;

•	the representations and warranties of each of First Place and Camco in the merger agreement must be true and correct in all material respects; and

•	First Place and Camco must have complied in all material respects with their respective covenants in the merger agreement.

Unless prohibited by law, either First Place or Camco could elect to waive a condition for its benefit that has not been satisfied and continue to complete the acquisition. The acquisition is expected to be completed during the fourth quarter of 2008. However, First Place and Camco cannot be certain whether or when any of the conditions to the acquisition will be satisfied, or waived if permissible, or that the acquisition will be completed.

First Place and Camco Must Obtain Regulatory Approvals to Complete the Acquisition (Page 58)

To complete the acquisition of Camco, the parties will need the prior approval of the OTS. The U.S. Department of Justice has between 15 and 30 days following any approval of a federal banking agency to challenge the approval on antitrust grounds. First Place and Camco have filed all necessary applications and notices with the OTS. First Place and Camco cannot predict whether the required regulatory approvals will be obtained or whether any such approvals will include conditions that would be detrimental to First Place following completion of the acquisition.

First Place and Camco May Terminate the Merger Agreement (Page 64)

First Place and Camco can mutually agree at any time to terminate the merger agreement before completing the acquisition, even if stockholders of Camco and/or First Place have voted to approve it.

Either First Place or Camco also can terminate the merger agreement:

•	if any required regulatory approval for consummation of the acquisition is not obtained;

•	if the acquisition is not completed by December 31, 2008;

•	if the stockholders of Camco or the stockholders of First Place do not adopt the merger agreement; or

•

if the other party materially breaches any of its representations, warranties, covenants or obligations under the merger agreement and it would have a material adverse effect in the case of a breach of a covenant and the breach cannot be or has not been cured within 30 days after notice of the breach.

In addition, First Place may terminate the merger agreement at any time prior to the Camco special meeting if the board of directors of Camco fails to recommend the transaction to its stockholders or withdraws, modifies or qualifies its recommendation to the Camco stockholders that the merger agreement be approved in any way which is adverse to First Place, or breaches its covenant requiring the calling and holding of a meeting of stockholders to consider the merger agreement. First Place also may terminate the merger agreement if a third party commences a tender offer or exchange offer for 20% or more of the outstanding Camco common stock and the board of directors of Camco recommends that Camco stockholders tender their shares in the offer or fails to recommend that stockholders reject the offer within a specified period.

In addition, Camco may terminate the merger agreement at any time prior to the First Place annual meeting if the board of directors of First Place fails to recommend the transaction to its stockholders or withdraws, modifies or qualifies its recommendation to the First Place stockholders that the merger agreement be approved which is adverse to Camco, or breaches its covenant requiring the calling and holding of a meeting of stockholders to consider the merger agreement. Camco may also terminate the merger agreement at any time prior to the Camco special meeting in connection with the exercise of its fiduciary termination right in order to accept a financially superior proposal. However, Camco may not terminate the merger agreement if, within five business days following Camco providing written notice to First Place of Camco’s intention to accept a superior proposal, First Place makes an offer to Camco that Camco determines in good faith is at least as favorable as the superior proposal. Camco may also terminate the merger agreement if the average closing price per share for First Place common stock on the Nasdaq Global Select Market for the 25 consecutive Nasdaq trading day period ending on the tenth day prior to the closing of the acquisition is less than $11.20. However, Camco may not terminate the merger agreement if First Place elects to increase the exchange ratio to the point that the adjusted exchange ratio multiplied by First Place’s average closing price equals $10.86. See “The Acquisition—No Solicitation” beginning on page 61 and “—Termination of the Merger Agreement,” beginning on page 64.

First Place and Camco May Amend and Extend the Merger Agreement (Page 64)

The parties may amend the merger agreement at any time before the acquisition actually takes place, and may agree to extend the time within which any action required by the merger agreement is to take place. No amendment may be made that would reduce the amount or change the form of consideration to be received by Camco’s stockholders after the Camco special meeting without obtaining further approval by the stockholders of Camco.

Camco’s Directors and Executive Officers Have Interests in the Acquisition that Differ From Your Interests (Page 66)

Camco’s directors and executive officers have interests in the acquisition as individuals which are in addition to, or different from, their interests as stockholders of Camco. These interests include, among other things:

•	payments made in connection with the merger pursuant to employment agreements and change in control agreements;

•	acceleration of the vesting of stock options;

•	acceleration of the vesting of benefits under salary continuation agreements;

•	appointment of two Camco directors to the boards of directors of First Place and First Place Bank;

•	appointment of all other Camco directors and D. Edward Rugg to an advisory board of First Place; and

•	indemnification by First Place of current and former directors and officers for a period of three years after the completion of the merger.

The board of directors of Camco was aware of the foregoing interests and considered them, among other matters, in approving the merger agreement and the acquisition.

Camco is Prohibited from Soliciting Other Offers (Page 61)

Camco has agreed that, while the acquisition is pending, it will not initiate or, subject to some limited exceptions, engage in discussions with any third party other than First Place regarding extraordinary transactions such as a merger, business combination or sale of a material amount of assets or capital stock.

Accounting Treatment (Page 74)

The acquisition will be accounted for under the purchase method of accounting as such term is used under generally accepted accounting principles in the United States, or GAAP.

Stockholders of First Place and Camco Have Different Rights (Page 87)

First Place and Camco are both Delaware corporations subject to the provisions of the General Corporation Law of Delaware. Upon consummation of the acquisition, stockholders of Camco who receive shares of First Place common stock in exchange for their shares of Camco common stock will become stockholders of First Place and their rights as stockholders of First Place will be governed by First Place’s Amended and Restated Certificate of Incorporation and bylaws and the General Corporation Law of Delaware. The rights of stockholders of First Place differ in certain respects from the rights of stockholders of Camco.

Termination Fees (Page 65)

Camco must pay First Place a termination fee of $3.8 million if the merger agreement is terminated because of:

•

a material breach by Camco of certain covenants primarily related to holding the Camco special meeting, providing information in First Place’s registration statement and authorizing and executing the merger agreement between First Place Bank and Camco Bank;

•

Camco’s board of directors fails to recommend the approval of the merger agreement in this joint proxy statement/prospectus, the Camco board of directors changes its recommendation in a manner adverse to First Place or Camco fails to call, give proper notice of, convene and hold the Camco special meeting;

•	Camco’s board of directors recommends to the Camco stockholders any tender offer that may be initiated for 20% or more of Camco’s common stock or failing to reject such tender offer;

•

a material breach by Camco of its representations, warranties or covenants in the merger agreement, the failure to close the acquisition by December 31, 2008 caused by Camco or the failure by Camco to obtain the required vote of its stockholders, in each case only if there is a publicly announced bona fide proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving Camco or any purchase of all or substantially all of the assets of Camco or more than 25% of the outstanding equity securities of Camco; or

•	the acceptance by Camco of a superior acquisition proposal that First Place decides not to match.

See “The Acquisition—Termination Fees” beginning on page 65.

Appraisal Rights for Camco Stockholders (Page 68)

Under Delaware law, if the merger agreement is adopted by the Camco stockholders, any Camco stockholder who objects to the merger agreement may be entitled to seek appraisal rights under Section 262 of the Delaware General Corporation Law. To exercise appraisal rights, a record holder must:

•	deliver a written demand for appraisal to Camco before the vote on the merger agreement is taken at the Camco special meeting;

•	not vote for adoption of the merger agreement;

•	continuously hold his or her Camco shares; and

•	otherwise comply with the statute.

A copy of the Delaware General Corporation Law governing appraisal rights is attached as Annex IV to this joint proxy statement/prospectus. See “The Acquisition—Camco Stockholders’ Appraisal Rights” beginning on page 68.

The Shares of First Place Common Stock to be Issued as Merger Consideration Will be Listed on the Nasdaq Global Select Market (Page 74)

Pursuant to the merger agreement, the shares of First Place common stock to be issued in connection with the acquisition will be listed on the Nasdaq Global Select Market.

RISK FACTORS

Upon completion of the acquisition, you will receive shares of First Place common stock in exchange for your shares of Camco common stock. Prior to deciding whether to approve the transaction you should be aware of and consider the following risks and uncertainties that are applicable to the acquisition and to First Place, in addition to the other information contained in or incorporated by reference into this joint proxy statement/prospectus, including the matters addressed in this joint proxy statement/prospectus under “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 27.

RISKS RELATED TO THE ACQUISITION

Directors and officers of Camco have interests in the acquisition that differ from the interests of stockholders

When considering the recommendation of Camco’s board of directors, you should be aware that the executive officers and directors of Camco have interests in the acquisition that are somewhat different from your interests. For example, certain executive officers of Camco may continue to be employed by First Place Bank after the acquisition. In addition, certain executive officers will receive severance benefits if terminated after the merger and Camco employees who are not continuing with First Place after the acquisition will receive severance benefits. These arrangements may create potential conflicts of interest. These and certain other additional interests of Camco’s directors and executive officers may cause some of these persons to view the proposed transaction differently than you view it, as a stockholder. See “The Acquisition—Interests of Certain Persons in the Acquisition,” beginning on page 66.

First Place may fail to realize the anticipated benefits of the acquisition

Difficulties may arise in the integration of the business and operations of Camco with First Place and, as a result, First Place may not be able to achieve the cost savings and synergies that are expected to result from the acquisition. Achieving cost savings is dependent on consolidating certain operational and functional areas, eliminating duplicate positions and terminating certain agreements for outside services. Additional operational savings are dependent upon the integration of the banking businesses of First Place and Camco, and the conversion of Camco’s core operating systems, data systems and products to those of First Place and the standardization of business practices. Complications or difficulties in the conversion of the core operating systems, data systems and products of Camco to those of First Place may result in the loss of customers, damage to First Place’s reputation within the financial services industry, operational problems, one-time costs currently not anticipated by First Place or reduced cost savings resulting from the acquisition. Additionally, actual savings may be materially less than expected if the acquisition is significantly delayed, the integration of Camco’s operations is delayed or the conversion to a single data system is not accomplished on a timely basis.

Results after the acquisition may materially differ from the pro forma information presented in this joint proxy statement/prospectus

Results after the acquisition of Camco may be materially different from those shown in the pro forma information that only show a combination of historical results from First Place and Camco. Merger, integration, restructuring and transaction costs related to the acquisition and combination of the companies are estimated to be $3.1 million and could be higher or lower depending on how difficult it will be to integrate First Place and Camco. Furthermore, these charges may decrease capital of the combined company that could be used for profitable, income earning investments in the future.

The market price of shares of First Place common stock may be affected by factors which are different from those affecting shares of Camco common stock

You will likely acquire shares of First Place common stock in connection with the acquisition. Some of First Place’s current businesses and markets differ from those of Camco and, accordingly, the results of operations of

First Place after the acquisition may be affected by factors different from those currently affecting the results of operations of Camco. For a discussion of the businesses of First Place and Camco and of certain factors to consider in connection with those businesses, see “—Risks Related to the Business of First Place” beginning on page 16, “Information About First Place” beginning on page 77, “Information About Camco” beginning on page 78 and the documents incorporated by reference into this joint proxy statement/prospectus and referred to in this joint proxy statement/prospectus under “Where You Can Find More Information” beginning on page 120.

The market value of the stock consideration will vary with fluctuations in First Place’s stock price prior to closing and during the period until you receive the First Place stock certificates

Because the market price of First Place’s common stock may fluctuate over time, the market value of the First Place common stock at the time former stockholders of Camco receive certificates evidencing shares of First Place common stock may be higher or lower than the market value at the date of this joint proxy statement/prospectus, on the date of the Camco special meeting, on the closing date of the acquisition or on the date Camco stockholders make their election. Changes in the price of the First Place common stock may result from a variety of factors, including general market and economic conditions, changes in the business, operations or prospects of First Place and regulatory considerations. Accordingly, at the time of the Camco special meeting and at the time you make your election, you will not know the exact market value of the stock consideration to be received. In addition, there will be a time period between the completion of the acquisition and the time at which former Camco stockholders receiving stock consideration actually receive certificates evidencing First Place common stock. Until stock certificates are received, Camco stockholders will not be able to sell their First Place shares in the open market and, thus, would not be able to avoid potential losses should there be any decline in the trading price of the First Place common stock during this period.

Camco stockholders may not receive the form of merger consideration they elect

You may not receive the form of merger consideration that you elect to receive. You will have the opportunity to elect cash or First Place common stock. However, your right to receive exactly the form of merger consideration you elect is subject to and limited by the allocation procedures set forth in the merger agreement. These procedures are intended to ensure that 73.501% of the outstanding shares of Camco common stock as of the closing of the acquisition will be exchanged for First Place common stock, with the remaining outstanding Camco common stock to be exchanged for cash. If there is an oversubscription of either cash or First Place common stock, First Place will cause the exchange agent to allocate the aggregate consideration to Camco stockholders according to the procedures set forth in merger agreement such that 73.501% of the outstanding shares of Camco common stock as of the closing of the acquisition will be exchanged for First Place common stock. Therefore, Camco stockholders may not receive exactly the form of consideration that they elect and may receive a pro rata amount of cash and First Place common stock. A detailed discussion of the consideration provisions of the merger agreement is set forth in this joint proxy statement/prospectus under “The Acquisition— Allocation Procedures” beginning on page 53. You should carefully read this discussion and the merger agreement attached as Annex I to this joint proxy statement/prospectus.

If the average closing price of First Place common stock during the 25 consecutive Nasdaq trading days ending ten days prior to closing is less than $11.20, and First Place does not elect to increase the exchange ratio, Camco still may complete the merger

The merger agreement provides that if the average closing price of First Place common stock during the 25 consecutive Nasdaq trading days ending on the tenth day prior to the closing is less than $11.20, Camco may terminate the merger agreement unless First Place agrees to increase the exchange ratio so that the adjusted exchange ratio multiplied by the average closing price of First Place common stock will equal $10.86. If the average closing price of First Place’s common stock is below $11.20 and First Place does not elect to increase the exchange ratio, the Camco board of directors will meet to determine whether to terminate the merger agreement. In making this determination, Camco will consider the following factors among others: whether it is in the best interest of Camco’s stockholders to be holders of Camco or First Place common stock; the financial condition of Camco and First Place; the asset quality and market value of Camco and First Place; and Camco’s future performance if the merger is not completed. After performing its analysis of all relevant factors, Camco’s board of directors may or may not determine that it is in the best interest of Camco’s stockholders to complete the merger despite the decline in value of First Place stock and the determination by First Place not to increase the exchange ratio. At this time, Camco has not determined whether or not it would exercise this termination right.

RISKS RELATED TO THE BUSINESS OF FIRST PLACE

Continuation of the current economic slowdown or further deterioration of economic conditions in Ohio, Michigan and Indiana could hurt First Place’s business

First Place lends primarily to consumers and businesses in the three primary states where it has banking and loan production offices, Ohio, Michigan and Indiana. Businesses and consumers are affected by economic, regulatory and political trends which all may impact the borrower’s ability to repay loans. In addition, more than 90% of First Place’s loans are secured by real estate and changes in the market for real estate can result in inadequate collateral to secure a loan. Over the past two years, First Place and its customers in Ohio, Michigan and Indiana have been experiencing an economic slowdown and in many locations a decline in real estate values. This has resulted in increases in nonperforming assets and loan charge-offs. If these economic trends continue or worsen, additional borrowers could default on their loans resulting in higher levels of loan charge-offs and decreased profitability.

First Place’s allowance for loan losses may not be adequate to cover actual losses

First Place maintains an allowance for loan losses to provide for loan defaults and non-performance. First Place’s allowance for loan losses may not be adequate to cover actual loan losses, and future provisions for loan losses could materially and adversely affect First Place’s operating results. First Place’s allowance for loan losses is based on its historical loss experience, as well as an evaluation of the risks associated with its loans held for investment. The amount of future losses is susceptible to changes in economic, operating and other conditions, including changes in interest rates, that may be beyond First Place’s control, and these losses may exceed current estimates. Federal regulatory agencies, as an integral part of their examination process, review First Place’s loans and allowance for loan losses. While First Place believes that its allowance for loan losses is adequate to cover current losses, First Place could need to increase its allowance for loan losses or regulators could require it to increase this allowance. Either of these occurrences could materially and adversely affect First Place’s earnings and profitability.

First Place may suffer losses in its loan portfolio despite its underwriting practices

First Place seeks to mitigate the risks inherent in its loan portfolio by adhering to specific underwriting practices. These practices include analysis of a borrower’s prior credit history, financial statements, tax returns and cash flow projections, valuation of collateral based on reports of independent appraisers and verification of liquid assets. Although First Place believes that its underwriting criteria are appropriate for the various kinds of loans it makes, First Place may incur losses on loans that meet its underwriting criteria, and these losses may exceed the amounts set aside as reserves in its allowance for loan losses.

First Place’s business is subject to interest rate risk and variations in market interest rates may negatively affect its financial performance

First Place is unable to predict future market interest rates, which are affected by many factors, including:

•	inflation;

•	recession;

•	changes in employment levels;

•	changes in the money supply; and

•	domestic and international disorder and instability in domestic and foreign financial markets.

Changes in the interest rate environment may reduce First Place’s profits. First Place expects that it will continue to realize income from the differential or “spread” between the interest earned on loans, securities and other interest-earning assets, and interest paid on deposits, borrowings and other interest-bearing liabilities. Net interest spreads are affected by the difference between the maturities and repricing characteristics of interest-earning assets and interest-bearing liabilities. In addition, residential mortgage loan volumes are affected by market interest rates on loans; rising interest rates generally are associated with a lower volume of loan originations while falling interest rates are usually associated with higher loan originations. Conversely, in rising interest rate environments, loan prepayment rates will decline, and in falling interest rate environments, loan prepayment rates will increase. In addition, an increase in the general level of interest rates may adversely affect the ability of some borrowers to pay the interest on and principal of their obligations, especially borrowers with loans that have adjustable rates of interest. Changes in interest rates also significantly impact the valuation of our mortgage servicing rights and loans held for sale. Both of these assets are carried at the lower of cost or market. As interest rates decline and mortgage loans prepay faster, the current market value of mortgage servicing rights will generally decline in value. At June 30, 2008, First Place had servicing rights of $14.3 million, which is net of an impairment allowance of $0.1 million. Changes in mortgage prepayments, interest rates and other factors can cause the value of this asset to decrease rapidly over a short period of time. Changes in interest rates, prepayment speeds and other factors may also cause the value of First Place’s loans held for sale to change. At June 30, 2008, First Place had $72.3 million of loans classified as held for sale. When interest rates rise, the cost of borrowing increases. Accordingly, changes in levels of market interest rates could materially and adversely affect First Place Bank’s net interest spread, loan volume, asset quality, levels of prepayments, value of mortgage servicing rights, loans held for sale and cash flows as well as the market value of its securities portfolio and overall profitability.

First Place faces strong competition from other financial institutions, financial service companies and other organizations offering services similar to those offered by it, which could result in First Place not being able to grow its loan and deposit businesses

First Place conducts its business operations primarily in Northeastern Ohio and Southeastern Michigan. Increased competition within these markets may result in reduced loan originations and deposits. Ultimately, First Place may not be able to compete successfully against current and future competitors. Many competitors offer the types of loans and banking services that First Place offers. These competitors include other savings associations, national banks, regional banks and other community banks. First Place also faces competition from many other types of financial institutions, including finance companies, brokerage firms, insurance companies, credit unions, mortgage banks and other financial intermediaries. In particular, First Place’s competitors include national banks and major financial companies whose greater resources may afford them a marketplace advantage by enabling them to maintain numerous banking locations and mount extensive promotional and advertising campaigns.

Additionally, banks and other financial institutions with larger capitalization and financial intermediaries not subject to bank regulatory restrictions have larger lending limits and are thereby able to serve the credit needs of larger clients. These institutions, particularly to the extent they are more diversified than First Place, may be able to offer the same loan products and services that First Place offers at more competitive rates and prices. If First Place is unable to attract and retain banking clients, it may be unable to continue its loan and deposit growth and its business, financial condition and prospects may be negatively affected.

First Place relies, in part, on external financing to fund its operations and the unavailability of such funds in the future could adversely impact its growth strategy and prospects

First Place Bank relies on deposits, advances from the FHLB of Cincinnati and other borrowings to fund its operations. First Place also has previously issued junior subordinated debentures to raise additional capital to fund its operations. Although First Place considers such sources of funds adequate for its current capital needs, First Place may seek additional debt or equity capital in the future to achieve its long-term business objectives.

The sale of equity or convertible debt securities in the future may be dilutive to First Place stockholders, and debt refinancing arrangements may require First Place to pledge some of its assets and enter into covenants that would restrict its ability to incur further indebtedness. Additional financing sources, if sought, might be unavailable to First Place or, if available, could be on terms unfavorable to it. If additional financing sources are unavailable or are not available on reasonable terms, First Place’s growth strategy and future prospects could be adversely impacted.

First Place may have difficulty managing its growth, which may divert resources and limit its ability to expand its operations successfully

In past years, First Place has incurred substantial expenses to build its management team and personnel, develop its delivery systems and establish its infrastructure to support its future growth. First Place’s future success will depend on the ability of its officers and key employees to continue to implement and improve its operational, financial and management controls, reporting systems and procedures and manage a growing number of client relationships. First Place may not be able to implement improvements in its management information and control systems in an efficient or timely manner. Thus, First Place’s growth strategy could place a strain on its administrative and operational infrastructure.

In addition, First Place intends to grow its deposits and expand its retail banking franchise. Further expansion will require additional capital expenditures and First Place may not be successful in expanding its franchise or in attracting or retaining the personnel it requires. Furthermore, various factors such as economic conditions, regulatory and legislative considerations and competition may impede or limit First Place’s growth. If First Place is unable to expand its business as anticipated, First Place may be unable to realize any benefit from the investments made to support future growth. Alternatively, if First Place is unable to manage future expansion in its operations, First Place may have to incur additional expenditures beyond current projections to support such growth.

First Place is subject to extensive regulation that could adversely affect it

First Place’s operations are subject to extensive regulation by federal, state and local governmental authorities and are subject to various laws and judicial and administrative decisions imposing requirements and restrictions on part or all of its operations. First Place believes that it is in substantial compliance in all material respects with applicable federal, state and local laws, rules and regulations. Any change in the laws or regulations applicable to First Place, or in banking regulators’ supervisory policies or examination procedures, whether by the OTS, the FDIC, the Federal Home Loan Bank System, the United States Congress or other federal or state regulators could have a material adverse effect on First Place’s business, financial condition, results of operations and cash flows.

First Place Bank’s ability to pay dividends is subject to regulatory limitations which, to the extent First Place requires such dividends in the future, may affect its ability to service its debt and pay dividends

First Place is a separate legal entity from its subsidiaries and does not have significant operations of its own. Dividends from First Place Bank provide a significant source of capital for First Place. The availability of dividends from First Place Bank is limited by various statutes and regulations. It is possible, depending upon the financial condition of First Place Bank and other factors, that the OTS, as First Place Bank’s primary regulator, could assert that the payment of dividends or other payments by First Place Bank are an unsafe or unsound practice. In the event First Place Bank is unable to pay dividends to First Place, First Place may not be able to service its debt, pay its obligations as they become due, or pay dividends on its common stock. Consequently, the potential inability to receive dividends from First Place Bank could adversely affect First Place’s financial condition, results of operations and prospects.

SELECTED HISTORICAL FINANCIAL DATA

The following tables present selected historical financial data of First Place and selected historical financial data of Camco.

Selected Consolidated Historical Financial Data of First Place

Set forth below are highlights from First Place’s consolidated financial data as of and for the years ended June 30, 2004 through 2008. In the opinion of First Place’s management, this information reflects all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of this data for those dates and periods. You should read this information in conjunction with First Place’s consolidated financial statements and related notes included in First Place’s Annual Report on Form 10-K for the year ended June 30, 2008, which are incorporated by reference in this joint proxy statement/prospectus and from which this information is derived. See “Where You Can Find More Information” beginning on page 120.

	At or for the Year Ended June 30,
	2008	2007	2006	2005	2004
	(Dollars in thousands, except share data)
Income Statement Data:
Interest income	$189,672	$186,464	$149,053	$121,502	$85,773
Interest expense	102,046	99,459	70,639	49,490	37,605

Net interest income	87,626	87,005	78,414	72,012	48,168
Provision for loan losses	16,467	7,391	5,875	3,509	4,896

Net interest income after provision for loan losses	71,159	79,614	72,539	68,503	43,272
Non-interest income(1)(2)	26,965	32,288	28,985	19,879	22,510
Non-interest expense(3)(4)(5)(6)	84,065	74,196	68,150	61,546	45,417

Income before income taxes	14,059	37,706	33,374	26,836	20,365
Income taxes	3,269	12,082	10,330	7,898	6,214

Net income	$10,790	$25,624	$23,044	$18,938	$14,151

Per Share Data:
Basic earnings (loss) per common share	$0.67	$1.51	$1.58	$1.32	$1.11
Diluted earnings (loss) per common share	0.67	1.49	1.55	1.30	1.09
Dividends declared per common share	0.665	0.605	0.56	0.56	0.56
Tangible book value at period-end	12.48	12.64	11.83	11.07	9.83
Weighted average shares outstanding—basic	16,132,198	16,954,804	14,564,909	14,387,179	12,737,584
Weighted average shares outstanding—diluted	16,195,704	17,171,684	14,821,366	14,623,019	12,972,409

(Footnotes on next page)

	At or for the Year Ended June 30,
	2008	2007	2006	2005	2004
	(Dollars in thousands)
Balance Sheet Summary (at end of period):
Total assets	$3,341,046	$3,226,213	$3,113,210	$2,498,943	$2,247,080
Securities available for sale	284,433	285,242	302,994	296,314	378,248
Loans held for sale	72,341	96,163	154,799	145,053	47,465
Loans receivable, net	2,620,561	2,481,841	2,328,465	1,812,855	1,483,993
Allowance for loan losses	28,216	25,851	22,319	18,266	16,528
Deposits	2,369,092	2,240,696	2,060,747	1,709,339	1,548,011
Short-term borrowings	197,100	226,633	384,187	262,293	204,613
Long-term debt	424,374	366,530	325,589	260,788	240,744
Total stockholders’ equity	318,967	326,187	311,574	236,656	223,110

Selected Ratios:
Return on average assets	0.33%	0.83%	0.88%	0.79%	0.83%
Return on average stockholders’ equity	3.40	7.92	9.32	8.29	7.46
Dividend payout ratio	99.25	40.60	36.13	43.08	51.38
Net interest margin, fully-taxable equivalent	2.99	3.11	3.29	3.33	3.20
Average loans to average deposits	113.28	114.99	113.19	103.54	95.54
Average equity to average assets	9.77	10.50	9.52	9.55	11.09
Allowance for loan losses to period-end loans	1.07	1.03	0.95	1.00	1.10
Allowance for loan losses to total non-performing loans	55.63	76.12	133.08	144.91	142.01
Non-performing loans to period-end loans	1.91	1.35	0.71	0.69	0.78
Net charge-offs to average loans	0.56	0.16	0.12	0.11	0.23

(1)	For the year ended June 30, 2008, non-interest income included a charge of $8.6 million for other- than- temporary impairment of securities.

(2)

For the year ended June 30, 2005, non-interest income included a charge of $5.2 million for other- than- temporary impairment of securities and a credit of $1.0 million for nontaxable life insurance proceeds.

(3)

For the year ended June 30, 2008, non-interest expense included merger, integration and restructuring expense of $1.2 million for the acquisitions of Hicksville Building, Loan and Savings Bank and OC Financial, Inc.

(4)

For the year ended June 30, 2007, non-interest expense included merger, integration and restructuring expense of $0.7 million for the acquisition of retail banking offices in the greater Flint, Michigan area from Republic Bancorp, Inc. and Citizens Banking Corporation.

(5)	For the year ended June 30, 2006, non-interest expense included merger, integration and restructuring expense of $2.2 million for the acquisition of The Northern Savings & Loan Company.

(6)	For the year ended June 30, 2004, non-interest expense included merger, integration and restructuring expense of $2.2 million for the merger with Franklin Bancorp, Inc.

Selected Consolidated Historical Financial Data of Camco

Set forth below are highlights from Camco’s consolidated financial data as of and for the years ended December 31, 2003 through 2007 and Camco’s unaudited consolidated financial data as of and for the six months ended June 30, 2008 and 2007. The results of operations for the six months ended June 30, 2008 are not necessarily indicative of the results of operations for the full year or any other interim period. Camco’s management prepared the unaudited information on the same basis as it prepared Camco’s audited consolidated financial statements. In the opinion of Camco’s management, this information reflects all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of this data for those dates and periods. You should read this information in conjunction with Camco’s Form 10-K for the year ended December 31, 2007 and Camco’s Form 10-Q for the quarter ended June 30, 2008, which are incorporated by reference in this joint proxy statement/prospectus and from which this information is derived. See “Where You Can Find More Information,” beginning on page 120.

	At or for the Six Months Ended June 30,		At or for the Year Ended December 31:(1)
	2008	2007	2007	2006	2005	2004	2003
	(Unaudited)		(Dollars in thousands, except per share data)
Total amount of:
Assets	$1,027,484	$1,044,661	$1,023,261	$1,048,216	$1,071,248	$1,065,823	$1,039,151
Interest-bearing deposits in other financial institutions	24,025	7,054	5,432	12,673	11,299	17,045	30,904
Securities available for sale—at market	92,489	99,114	88,919	107,506	109,514	100,160	104,924
Securities held to maturity	2,823	3,161	2,769	3,449	4,176	8,269	8,834
Loans receivable—net(2)	790,973	833,405	815,271	821,818	841,737	829,713	804,981
Deposits	731,059	682,011	692,184	684,782	660,242	667,778	671,274
FHLB advances and other borrowings	193,358	259,750	220,981	257,139	307,223	295,310	262,735
Stockholders’ equity— restricted	85,855	90,148	88,634	91,092	90,763	89,321	92,543
Total interest income	$29,399	$32,530	$65,317	$62,689	$57,078	$52,948	$54,965
Total interest expense	16,453	17,887	36,421	32,771	26,529	27,512	31,327
Net interest income	12,946	14,643	28,896	29,918	30,549	25,436	23,638
Provision for losses on loans	3,172	315	1,495	1,440	1,480	1,620	1,446
Net interest income after provision for losses on loans	9,774	14,328	27,401	28,478	29,069	23,816	22,192
Other income	3,132	3,142	5,850	5,033	6,584	7,082	11,411
Sale of branch deposits and premises, net	—	—	—	—	8	6,626	—
General, administrative and other expense	14,025	13,316	26,985	24,910	22,754	22,841	22,404
FHLB advance prepayment fees	—	—	—	—	—	18,879	1,292
Earnings (loss) before federal income taxes (credits)	(1,119)	4,154	6,266	8,601	12,907	(4,196)	9,907
Federal income taxes (credits)	(489)	1,303	1,765	2,727	4,141	(1,660)	3,051
Net earnings (loss)	(630)	2,851	4,501	5,874	8,766	(2,536)	6,856
Prepayment fees, restructuring charges (credits) and gain on sale of Ashland branches (net of related tax effects)	—	—	—	—	—	8,440	853
Net earnings (loss) from operations	$(630)	$2,851	$4,501	$5,874	$8,766	$5,904	$7,709

(Footnotes on next page)

	At or for the Six Months Ended June 30,		At or for the Year Ended December 31:(1)
	2008	2007	2007	2006	2005	2004	2003
	(Unaudited)		(Dollars in thousands, except per share data)
Earnings (loss) per share:
Basic	$(.09)	$.38	$.61	$.78	$1.15	$(.34)	$.92
Basic from operations(3)	$(.09)	$.38	$.61	$.78	$1.15	$.79	$1.03
Diluted	$(.09)	$.38	$.61	$.78	$1.15	N/A (6)	$.91
Diluted from operations(3)	$(.09)	$.38	$.61	$.78	$1.15	$.79	$1.02

Dividends declared per share	$.15	$.30	$.60	$.60	$.58	$.58	$.57
Return on average assets(4)	(0.12)%	0.54%	0.43%	0.55%	0.82%	(0.24)%	0.65%
Return on average assets from operations(4)	(0.12)	0.54	0.43	0.55	0.82	0.56	0.73
Return on average equity(4)	(1.44)	6.24	4.98	6.46	9.73	(2.79)	7.17
Return on average equity from operations(4)	(1.44)	6.24	4.98	6.46	9.73	6.49	8.07
Average equity to average assets(4)	8.48	8.71	8.67	8.58	8.43	8.64	9.01
Dividend payout ratio(5)	N/A (6)	83.33	98.36	76.92	50.43	N/A (6)	61.96

(1)	The information as of December 31, 2004 reflects the acquisition of London Financial Corporation. This combination was accounted for using the purchase method of accounting.

(2)

Includes loans held for sale, excludes capitalized mortgage servicing rights, which are reported in Other Assets. Prior-period financial statements were reclassified to conform to the current period’s presentation.

(3)

Represents a pro-forma presentation based upon net earnings from operations divided by weighted-average basic and diluted shares outstanding. For the year ended December 31, 2007, diluted earnings per share from operations is based on 7,328,494 diluted shares assumed to be outstanding.

(4)	Ratios are based upon the mathematical average of the balances at the end of each month. Where applicable, ratios have been annualized.

(5)	Represents dividends per share divided by basic earnings per share.

(6)	Not meaningful.

SELECTED CONSOLIDATED UNAUDITED PRO FORMA FINANCIAL DATA

The following table presents certain unaudited pro forma condensed combined financial information for First Place and Camco after giving effect to the merger as if the merger had taken place as of the beginning of the earliest period presented, and after giving effect to the pro forma adjustments described in the notes to the unaudited pro forma combined financial statements appearing in this joint proxy statement/prospectus beginning on page 79. The pro forma data in the table assumes that the merger is accounted for using the purchase method of accounting and does not give effect to the cost savings that may be realized in the merger. See “The Acquisition—Accounting Treatment of the Acquisition” on page 74. The information in the following table is based on, and should be read together with, the pro forma information that appears elsewhere in this joint proxy statement/prospectus and the historical information we have presented in prior fillings with the Securities and Exchange Commission. See “Unaudited Pro Forma Combined Financial Information” on page 79 and “Where You Can Find More Information” on page 120. The pro forma financial information is not necessarily indicative of results that actually would have occurred had the merger been completed on the dates indicated or that may be obtained in the future.

At June 30, 2008
(in thousands)
Selected Financial Condition Data:
Total assets	$4,369,963
Securities available for sale	379,745
Loans held for sale	72,728
Loans receivable, net	3,416,147
Deposits	3,103,233
Short-term borrowings	269,384
Long-term debt	549,673
Stockholders’ equity	385,323

For the Year Ended June 30, 2008
(dollars in thousands)
Selected Income Data:
Interest income	$251,316
Interest expense	135,273

Net interest income	116,043
Provision for loan losses	20,819

Net interest income after provision for loan losses	95,224
Non-interest income	32,889
Non-interest expense	113,813

Income before income taxes	14,300
Income taxes	2,979

Net income	$11,321

Weighted Average Common Shares:
Basic	21,260,517
Diluted	21,326,162

At or for the Year Ended June 30, 2008
Per Common Share Data(1):
Basic earnings	$0.53
Diluted earnings	0.53
Book value	17.46

Selected Financial Ratios(1):
Return on average assets(2)	0.26%
Return on average stockholders’ equity(3)	2.92
Stockholders’ equity to total assets	8.82

(1)

Per Common Share Data and Selected Financial Ratios are presented only for data relating to the pro forma combined condensed consolidated statement of income for the year ended June 30, 2008 and data relating to the pro forma combined condensed consolidated statement of financial condition at June 30, 2008. Return on average assets and return on average stockholders’ equity were calculated assuming the merger was completed on June 30, 2007.

(2)	Calculated by dividing pro forma net income by pro forma average assets for the period indicated.

(3)	Calculated by dividing pro forma net income by pro forma average stockholders’ equity for the period indicated.

COMPARATIVE UNAUDITED PER SHARE DATA

The following table presents per share financial information reflecting First Place’s acquisition of Camco, which is referred to as “pro forma” information, and summary historical data for each of First Place and Camco. The pro forma information assumes that the acquisition of Camco had been completed on the dates and at the beginning of the earliest periods indicated.

First Place expects that the acquisition will result in certain one-time acquisition, integration and restructuring expenses. The pro forma income and dividend data do not reflect any anticipated acquisition, integration and restructuring expenses resulting from the acquisition. It is also anticipated that the acquisition will provide the combined company with certain financial benefits that include reduced operating expenses. The pro forma information does not reflect the anticipated cost savings or benefits. Therefore, the pro forma information, while helpful in illustrating the financial characteristics of the acquisition under one set of assumptions, does not attempt to predict or suggest future results. The pro forma information also does not attempt to show how the combined company actually would have performed had Camco been combined throughout the indicated periods.

The summary historical financial data of Camco has been derived from historical financial information that Camco has included in prior filings with the Securities and Exchange Commission. Historical financial information for Camco can be found in its Annual Report on Form 10-K for the year ended December 31, 2007 and in its Quarterly Report on Form 10-Q for the period ended June 30, 2008. The summary historical financial data of First Place has been derived from historical financial information that First Place has included in prior filings with the Securities and Exchange Commission. Historical financial information for First Place can be found in its Annual Report on Form 10-K for the year ended June 30, 2008. See “Where You Can Find More Information” beginning on page 120.

When you read the summary financial information provided in the following tables, you also should read the more detailed financial information included in the historical financial information for Camco and for First Place which is included in the other documents of Camco or First Place previously referenced. See “Where You Can Find More Information” beginning on page 120.

At or for the Year Ended June 30, 2008
Net Income Per Common Share:
Historical:
First Place Financial Corp.
Basic	$0.67
Diluted	0.67
Camco Financial Corporation
Basic	0.14
Diluted	0.14
Pro forma combined:
Basic	0.53
Diluted	0.53
Equivalent pro forma amount of Camco(1):
Basic	0.52
Diluted	0.51

(Footnotes on next page)

At or for the Year Ended June 30, 2008
Dividends Per Common Share:
Historical:
First Place Financial Corp.	0.665
Camco Financial Corporation	0.45
Equivalent pro forma amount of Camco(2)	0.645

Book Value Per Common Share (at period-end):
Historical:
First Place Financial Corp.	18.79
Camco Financial Corporation.	12.00
Pro forma combined	17.46
Equivalent pro forma amount of Camco(1)	16.93

(1)	The equivalent pro forma per share data for Camco is computed by multiplying pro forma combined First Place and Camco information by 0.97, the share exchange ratio.

(2)	The equivalent pro forma cash dividends per common share represent the historical cash dividends per common share declared by First Place, multiplied by 0.97, the share exchange ratio.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This joint proxy statement/prospectus and the documents incorporated herein by reference contain forward-looking statements by First Place and Camco within the meaning of the federal securities laws. These forward-looking statements include information about the financial condition, results of operations and businesses of First Place and Camco. This joint proxy statement/prospectus also includes forward-looking statements about the consummation and anticipated timing for completion of the acquisition, the exchange ratio and the tax-free nature of the acquisition. In addition, any of the words “believes,” “expects,” “anticipates,” “estimates,” “plans,” “projects,” “predicts,” “intends,” “should” and similar expressions are intended to identify forward-looking statements. Management of First Place and Camco believe that the forward-looking statements about their respective companies are reasonable; however, you should not place undue reliance on such statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and stockholder values of First Place following completion of the acquisition may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond First Place’s and Camco’s ability to control or predict, including, but not limited to the following factors:

•	estimated cost savings from the acquisition may not be fully realized within the expected time frame;

•	costs or difficulties related to the integration of the businesses of First Place and Camco may be greater than expected and the integration may take longer than anticipated;

•	deposit attrition, customer loss or revenue loss following the acquisition may be greater than expected;

•	the stockholders of Camco or First Place may fail to approve the merger agreement;

•	governmental approvals of the acquisition may not be obtained, or adverse regulatory conditions may be imposed in connection with the governmental approvals of the acquisition;

•	changes in the interest rate environment may reduce net interest margins;

•

general economic or business conditions, either nationally or in the states or regions in which First Place and Camco do business, may be less favorable than expected, resulting in, among other things, a decline in loan volume, a decline in real estate value, a deterioration in credit quality and/or a decline in deposit flows;

•	legislation or changes in regulatory requirements, including changes in accounting standards, may adversely affect the businesses in which First Place and Camco are engaged;

•	adverse changes may occur in the securities markets;

•	competitive pressure among depository and other financial institutions may increase significantly; and

•

competitors of First Place and Camco may have greater financial resources and develop new products and possess more sophisticated technology that enable those competitors to compete more successfully than First Place and Camco.

Neither First Place nor Camco undertakes any obligation to update publicly any forward-looking statements to reflect events, circumstances or new information after the date of this joint proxy statement/prospectus or to reflect the occurrence of unanticipated events.

Further information on other factors that could affect the financial results of First Place after the acquisition is included in the Securities and Exchange Commission filings incorporated by reference in this joint proxy statement/prospectus.

GENERAL INFORMATION

This joint proxy statement/prospectus constitutes a proxy statement and is being furnished to the record holders of Camco common stock as of October 3, 2008 in connection with the solicitation of proxies by the board of directors of Camco to be used at a special meeting of stockholders of Camco to be held on November 6, 2008 and any adjournment or postponement of the special meeting. The purposes of the special meeting are to consider and vote upon a proposal to adopt the merger agreement and a proposal to adjourn the special meeting to the extent necessary to solicit additional votes on the merger agreement.

This joint proxy statement/prospectus also constitutes a prospectus of First Place relating to the First Place common stock to be issued to holders of Camco common stock upon completion of the acquisition and a proxy statement and is being furnished to the record holders of First Place common stock as of September 24, 2008 in connection with the solicitation of proxies by the board of directors of First Place to be used at an annual meeting of stockholders of First Place to be held on November 5, 2008 and any adjournment or postponement of the annual meeting. The purposes of the annual meeting are to consider and vote upon a proposal to adopt the merger agreement, to elect three directors for terms of three years each, to ratify the appointment of Crowe Horwath LLP as independent auditors of First Place for the fiscal year ending June 30, 2009, to consider and vote upon a proposal to amend the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 53,000,000 and a proposal to adjourn the annual meeting to the extent necessary to solicit additional votes on the merger agreement.

First Place has supplied all information contained or incorporated by reference herein relating to First Place, and Camco has supplied all information contained or incorporated by reference herein relating to Camco.

THE CAMCO SPECIAL MEETING

Time, Date and Place

The special meeting of stockholders of Camco will be held at 10:00 a.m., local time, on November 6, 2008 at the Camco Financial Corporation Corporate Center, 6901 Glenn Highway, Cambridge, Ohio 43725.

Matters to be Considered

The purposes of the special meeting are:

•	to consider and adopt the merger agreement;

•

to consider and approve a proposal to adjourn the special meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement; and

•	to transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

At this time, the Camco board of directors is not aware of any matters, other than those set forth above, that may be presented for action at the special meeting. If other matters are properly presented, however, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

Shares Outstanding and Entitled to Vote; Record Date

The close of business on October 3, 2008 has been fixed by Camco as the record date for the determination of holders of Camco common stock entitled to notice of and to vote at the special meeting and any adjournment or postponement of the special meeting. At the close of business on the record date, there were 7,155,595 shares of Camco common stock outstanding and entitled to vote. Each outstanding share of Camco common stock entitles the holder to one vote at the special meeting on all matters properly presented at the meeting.

How to Vote Your Shares

Stockholders of record may vote by proxy or by attending the special meeting and voting in person. If you choose to vote by proxy, simply follow the instructions on the enclosed proxy card for voting by mail or telephone and indicate how you would like the proxies named on the proxy card to vote your shares on your behalf on the matters presented at the special meeting.

If your shares are held in the name of a broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Also, please note that if the holder of record of your shares is a broker or other nominee and you wish to vote at the special meeting, you must bring a recent brokerage statement or letter from the broker or other nominee confirming that you are the beneficial owner of the shares.

Any stockholder of record executing a proxy may revoke it at any time before it is voted by:

•	delivering to Camco prior to the special meeting a written notice of revocation addressed to the Secretary of Camco Financial Corporation, 6901 Glenn Highway, Cambridge, Ohio 43725;

•	delivering to the Secretary of Camco prior to the special meeting a properly executed proxy with a later date; or

•	attending the special meeting and voting in person.

Attendance at the special meeting will not, in and of itself, constitute revocation of a proxy.

Each proxy returned to Camco (and not revoked) by a holder of Camco common stock will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the proxy will be voted “FOR” adoption of the merger agreement and “FOR” the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on the proposal to approve the merger agreement.

Votes Required

Each outstanding share of Camco common stock entitles the holder to one vote at the special meeting on all matters properly presented at the meeting.

Stockholders present in person or by proxy at the special meeting will constitute a quorum for the conduct of business at the meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called. Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum but will not be counted in the voting on a proposal.

The affirmative vote of the holders of a majority of the outstanding shares, whether in person or by proxy, of Camco common stock is necessary to adopt the merger agreement on behalf of Camco. The affirmative vote of a majority of the outstanding shares of Camco common stock represented at the special meeting, whether in person or by proxy, is required to approve the proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies on the proposal to approve the merger agreement.

Any “broker non-votes” submitted by brokers or nominees in connection with the special meeting will not be counted for purposes of determining the number of votes cast on a proposal but will be treated as present for quorum purposes. “Broker non-votes” are shares held by brokers or nominees as to whom voting instructions have not been received from the beneficial owners or the persons entitled to vote those shares and for which the broker or nominee does not have discretionary voting power under the applicable Nasdaq rules. Under these rules, the proposal to adopt the merger agreement is not an item on which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within 10 days before the special meeting. Because the proposal to adopt the merger agreement is required to be approved by the affirmative vote of the majority of the outstanding shares of Camco common stock, abstentions and broker “non-votes” will have the same effect as a vote against the proposal to adopt the merger agreement at the special meeting. And for the same reason, the failure of a Camco stockholder to vote by proxy or in person at the special meeting will have the effect of a vote against this proposal. “Broker non-votes” will not apply to the proposal to adjourn the special meeting. Abstentions will have the same effect as votes cast against the proposal to adjourn the special meeting, since this vote is based on the number of shares represented at the special meeting.

All directors and the executive officers of Camco, who collectively own approximately 5.7% of the outstanding shares of Camco common stock as of the record date for the Camco special meeting, have entered into voting agreements with First Place pursuant to which they have agreed to vote all of their shares in favor of the merger agreement. See “Information about Camco—Management and Additional Information” beginning on page 78 and “The Acquisition—Voting Agreements” beginning on page 74.

Solicitation of Proxies

Camco has engaged The Altman Group, Inc. to assist in the solicitation of proxies for Camco’s special meeting at a fee of $5,000, plus out-of-pocket expenses incurred by The Altman Group, Inc. Camco will pay for the costs of mailing this joint proxy statement/prospectus to its stockholders, as well as all other costs incurred by it in connection with the solicitation of proxies from its stockholders on behalf of its board of directors. Directors, officers and employees of Camco and its subsidiaries may also solicit proxies from stockholders of Camco in person or by telephone, telegram, facsimile or other electronic methods without compensation other than reimbursement for their actual expenses.

Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Camco common stock held of record by such persons, and Camco will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

Recommendations of the Camco Board of Directors

The Camco board of directors has approved the merger agreement and the transactions contemplated by the merger agreement. Based on Camco’s reasons for the acquisition described in this joint proxy statement/prospectus, the board of directors of Camco believes that the acquisition is in the best interests of Camco’s stockholders and, unanimously recommends that you vote “FOR” adoption of the merger agreement. See “The Acquisition—Camco’s Reasons for the Acquisition,” beginning on page 38. The Camco board of directors also unanimously recommends that you vote “FOR” approval of the proposal to adjourn the special meeting if necessary to solicit additional proxies to vote in favor of the merger agreement.

THE FIRST PLACE ANNUAL MEETING

Time, Date and Place

The annual meeting of stockholders of First Place will be held at 10:00 a.m., local time, on November 5, 2008, at the Avalon Golf & Country Club at Squaw Creek, 761 Youngstown-Kingsville Road SE, Vienna, Ohio.

Matters to be Considered

The purposes of the annual meeting are:

•	to consider and adopt the merger agreement;

•	the election of three directors for terms of three years each or until their successors are elected and qualified;

•	the ratification of the appointment of Crowe Horwath LLP as independent auditors of First Place for the fiscal year ending June 30, 2009;

•	amend the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 33,000,000 to 53,000,000;

•

to consider and approve a proposal to adjourn the annual meeting if necessary to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to approve the merger agreement; and

•	to transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

At this time, the First Place board of directors is not aware of any matters, other than those set forth above, that may be presented for action at the annual meeting. If other matters are properly presented, however, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

Shares Outstanding and Entitled to Vote; Record Date

The close of business on September 24, 2008 has been fixed by First Place as the record date for the determination of holders of First Place common stock entitled to notice of and to vote at the annual meeting and any adjournment or postponement of the annual meeting. At the close of business on the record date, there were 16,974,440 shares of First Place common stock outstanding and entitled to vote. Each outstanding share of First Place common stock entitles the holder to one vote at the annual meeting on all matters properly presented at the meeting.

How to Vote Your Shares

Stockholders of record may vote by proxy or by attending the annual meeting and voting in person. If you choose to vote by proxy, simply mark the enclosed proxy card to indicate how you would like the proxies named on the proxy card to vote your shares on your behalf on the matters presented at the annual meeting, date and sign the proxy card, and return the proxy card in the postage paid envelope provided.

If your shares are held in the name of a broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Also, please note that if the holder of record of your shares is a broker or other nominee and you wish to vote at the annual meeting, you must bring a recent brokerage statement or letter from the broker or other nominee confirming that you are the beneficial owner of the shares.

Any stockholder of record executing a proxy may revoke it at any time before it is voted by:

•

delivering to First Place prior to the annual meeting a written notice of revocation addressed to J. Craig Carr, Corporate Secretary, First Place Financial Corp., 185 East Market Street, Warren, Ohio 44481;

•	delivering to the Corporate Secretary of First Place prior to the annual meeting a properly executed proxy with a later date; or

•	attending the annual meeting and voting in person.

Attendance at the annual meeting will not, in and of itself, constitute revocation of a proxy.

Each proxy returned to First Place (and not revoked) by a holder of First Place common stock will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the proxy will be voted “FOR” adoption of the merger agreement, “FOR” the election of each of the nominees, “FOR” ratification of the appointment of Crowe Horwath LLP as the independent auditors, “FOR” the amendment of the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 53,000,000 and “FOR” the proposal to adjourn the annual meeting if necessary to permit further solicitation of proxies on the proposal to approve the merger agreement.

Votes Required

Each outstanding share of First Place common stock entitles the holder to one vote at the annual meeting on all matters properly presented at the meeting.

Stockholders present in person or by proxy at the annual meeting will constitute a quorum for the conduct of business at the meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called. Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum but will not be counted in the voting on a proposal.

The affirmative vote of the holders of a majority of the outstanding shares, whether in person or by proxy, of First Place common stock is necessary to adopt the merger agreement on behalf of First Place and to adopt the amendment of the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 53,000,000. Directors are elected by a plurality of the votes cast with a quorum present. The three persons who receive the greatest number of votes of the holders of common stock represented in person or by proxy at the annual meeting will be elected directors of First Place. The proposal to ratify the appointment of Crowe Horwath LLP as independent auditors of First Place for the fiscal year ending June 30, 2009, as well as any other matter properly submitted to shareholders for their consideration at the annual meeting, will be approved if the number of votes cast by holders of common stock favoring the proposal exceed the number of votes cast opposing the proposal. The affirmative vote of a majority of the outstanding shares of First Place common stock represented at the annual meeting, whether in person or by proxy, is required to approve the proposal to adjourn the annual meeting, if necessary, to permit further solicitation of proxies on the proposal to approve the merger agreement.

The election of directors and the ratification of auditors are considered “discretionary” items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and for which there will be no “broker non-votes.”

Any “broker non-votes” submitted by brokers or nominees in connection with the annual meeting will not be counted for purposes of determining the number of votes cast on a proposal but will be treated as present for quorum purposes. “Broker non-votes” are shares held by brokers or nominees as to whom voting instructions have not been received from the beneficial owners or the persons entitled to vote those shares and for which the broker or nominee does not have discretionary voting power under the applicable Nasdaq rules. Under these rules, the proposal to adopt the merger agreement and the proposal to adopt the amendment of the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 53,000,000 are not items on which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within 10 days before the annual meeting. Because the proposal to adopt the merger agreement and the proposal to adopt the amendment of the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 53,000,000 are required to be approved by the affirmative vote of the majority of the outstanding shares of First Place common stock, abstentions and broker “non-votes” will have the same effect as a vote against these proposals at the annual meeting. And for the same reason, the failure of a First Place stockholder to vote by proxy or in person at the annual meeting will have the effect of a vote against these proposals. “Broker non-votes” will not apply to the proposal to adjourn the annual meeting. Abstentions will have the same effect as votes cast against the proposal to adjourn the annual meeting, since this vote is based on the number of shares represented at the annual meeting.

Solicitation of Proxies

First Place has engaged The Altman Group, Inc. to assist in the solicitation of proxies for First Place’s annual meeting at a fee of $5,000, plus out-of-pocket expenses incurred by The Altman Group, Inc. First Place will pay for the costs of mailing this joint proxy statement/prospectus to its stockholders, as well as all other costs incurred by it in connection with the solicitation of proxies from its stockholders on behalf of its board of directors. In addition to solicitation by mail, directors, officers and employees of First Place and its subsidiaries may solicit proxies from stockholders of First Place in person or by telephone, telegram, facsimile or other electronic methods without compensation other than reimbursement for their actual expenses.

Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of First Place common stock held of record by such persons, and First Place will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

Recommendations of the First Place Board of Directors

The First Place board of directors has unanimously approved the merger agreement and the transactions contemplated by the merger agreement. Based on First Place’s reasons for the acquisition described in this joint proxy statement/prospectus, the board of directors of First Place believes that the acquisition is in the best interests of First Place’s stockholders and, unanimously recommends that you vote “FOR” adoption of the merger agreement. See “The Acquisition—First Place’s Reasons for the Acquisition,” beginning on page 39. The First Place board of directors unanimously recommends that you vote “FOR” each nominee to the board of directors, “FOR” ratification of the appointment of Crowe Horwath LLP as independent auditors and “FOR” the amendment of the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 53,000,000. The First Place board of directors also unanimously recommends that you vote “FOR” approval of the proposal to adjourn the annual meeting if necessary to solicit additional proxies to vote in favor of the merger agreement.

THE ACQUISITION

(Camco and First Place Proposal One)

The following information describes the material aspects of the merger agreement and the acquisition. This description does not purport to be complete and is qualified in its entirety by reference to the annexes to this joint proxy statement/prospectus, including the merger agreement. You are urged to read the annexes to this joint proxy statement/prospectus carefully in their entirety.

General

Under the terms and conditions set forth in the merger agreement, Camco will be acquired by First Place by way of a merger, whereby Camco will merge with and into First Place, with First Place as the surviving institution. At the effective time of the acquisition, each share of Camco common stock outstanding will be converted into $13.58 in cash or 0.97 shares of First Place common stock. The exchange ratio is subject to possible adjustment at the time of closing in the event of a significant increase or decrease in the market value of First Place common stock during a specified period prior to the closing of the acquisition. No fractional shares of First Place common stock will be issued in connection with the acquisition. Instead, First Place will make a cash payment to each Camco stockholder who would otherwise receive a fractional share.

After the acquisition by First Place, First Place intends to merge Camco Bank with and into First Place Bank, with First Place Bank as the surviving institution in the subsidiary merger. See “—Subsidiary Merger” beginning on page 63. First Place and Camco may agree to revise the structure of the acquisition and the subsidiary merger before the acquisition and/or the subsidiary merger are completed because of business, tax or other considerations.

Background of the Acquisition

Camco is a multi-state financial services holding company, organized under the laws of the State of Delaware, and specializes in commercial banking, mortgage banking and title services. Camco owns all of the issued and outstanding shares of Camco Bank, a State of Ohio-chartered commercial bank and a majority of the shares of Camco Title Insurance Agency, an Ohio corporation.

One of Camco Bank’s predecessors, Cambridge Loan & Building Company (later Cambridge Savings Bank), was established in 1885. Camco was formed in 1970 and became public in 1974 as the holding company for Cambridge Savings Bank. With a focus on community banking, Camco has grown both organically and through a series of acquisitions. Camco has $1 billion in assets and operates through 23 branches in the states of Ohio, Kentucky and West Virginia, with a strong presence along the southeastern I-77 corridor of Ohio and a growing presence in Central and Southwestern Ohio. The Camco footprint is a combination of smaller traditional markets in which it has a strong market share and two major metropolitan markets (Columbus and Cincinnati metropolitan areas) where it is a niche player.

In recent years, Camco’s strategy has been to maintain its traditional strength in residential lending, while becoming more bank-like, growing its commercial real estate and consumer loan portfolios significantly. From 2005-2007, the strategy also included the opening of new branches in growing markets in Parkersburg, West Virginia, and in Mason and London, Ohio (Cincinnati and Columbus metropolitan areas, respectively). As well, the strategy included the strengthening of the management team and substantial enhancement of the company’s technological infrastructure.

Despite diligent execution of the strategy, during this same time period, Camco’s assets remained flat, while net earnings, earnings per share and stockholders’ equity declined.

In August 2007, the Camco board of directors and senior management held a two-day strategic planning retreat for the purpose of charting Camco’s future direction. During these strategic planning sessions, the board of directors and senior management discussed many potential ways to increase stockholder value including, but not limited to, the following options: (i) staying the course as an independent entity, (ii) engaging in an acquisition of another financial institution, (iii) pursuing a merger of equals transaction, or (iv) pursuing a sale of Camco.

During the fall of 2007, as the economy in Ohio and surrounding states continued to decline and as markets reacted to the subprime mortgage debacle and credit tightened, with commensurate impact upon Camco Bank’s financial performance, the board continued to consider its strategic direction and options. On December 4, 2007, the board interviewed three different investment banking firms for the purpose of selecting one firm to assist Camco in further analyzing its strategic options. During each interview session, the Camco directors asked each firm to provide its assessment of whether Camco’s stockholders would be better off if Camco (i) stayed the course and remained an independent entity, (ii) engaged in an acquisition of another financial institution, (iii) pursued a merger of equals transaction, (iv) pursued a sale of Camco or (v) considered any other alternative strategy. Each investment banker commented that based upon Camco’s past performance, the current market and the current projected future performance of Camco, that they each believed that Camco’s stockholders would likely achieve a greater return on their investment through a transaction involving the sale and/or merger of Camco into a larger financial institution rather than by staying the course as an independent entity or pursuing any of the other considered alternatives. Three days after interviewing the three investment banking firms, Camco engaged Stifel because of its expertise and level of experience in strategic planning generally and in completing bank merger transactions in Ohio.

Over the course of the next several weeks, Stifel presented to and discussed with the board, among other matters, an analysis of the strategic environment for the banking industry and for Camco and a review of various strategic options, including whether Camco stockholders would be more likely to achieve a greater return on their investment through a sale and/or merger transaction with a larger financial institution or by Camco’s continuing as an independent entity. Based upon these discussions, the recommendation of Stifel and Camco’s management team, Camco’s board of directors reached the conclusion that Camco’s stockholders would be more likely to achieve a greater return on their investment through a sale and/or merger transaction with a larger financial institution than by Camco’s continuing as an independent entity.

In December 2007 and early January 2008, the board also authorized Camco’s Chief Executive Officer, with the assistance of Stifel, to engage in discussions with two separate Ohio-based financial institutions that had previously contacted Camco regarding the possibility of a merger transaction. Both of these financial institutions had been recommended as good potential transaction partners by Stifel and both had a tradition of community banking and had expressed a desire to maintain Camco’s operations in its current locations and communities; however, after several discussions with both of these financial institutions it became clear to both Camco’s management and the management of these respective financial institutions that a potential transaction between Camco and either of these companies would not be possible, in part because of the difficult market environment.

At a meeting of the Camco board on January 22, 2008, Stifel provided information on 32 companies that it considered to be potentially suitable partners with Camco in a transaction. The board then authorized Stifel to contact such companies to determine whether any of them were interested in pursuing a potential transaction with Camco. Of the 32 companies contacted, 18 expressed an interest in considering a possible transaction with Camco and signed confidentiality agreements and received books of information about Camco prepared by Stifel and Camco’s management. On March 13, 2008, Stifel met with the Camco board to discuss an initial non-binding written indication of interest from First Place, and initial expressions of interest from two other companies that were interested in purchasing some but not all of Camco’s operations. Stifel provided the board with information on the First Place proposal, including financial and market analyses and additional relevant information. Based upon such information and analyses, and the fact that First Place expressed a strong interest in maintaining all of Camco’s operations as an additional First Place region and keeping a regional presence in Cambridge, the board decided to invite First Place to perform due diligence examinations of Camco. First Place commenced such due diligence examination in late March.

One of the banks that originally expressed an interest in part of Camco’s operations said in an indication of interest on March 20, 2008 and in further discussions that it would be interested in considering the acquisition of the entire company, which could be in conjunction with the divestiture of certain branches. Based upon this second company’s indication of interest, Camco met with the second company’s Chief Financial Officer and then allowed that company to commence due diligence procedures as well. On April 9, 2008, Camco received a revised proposal from First Place.

On April 10, 2008, the board again met with Stifel to review and discuss First Place’s April 9, 2008 revised proposal and the March 20, 2008 indication of interest from the second company. As a result of the discussions at the Camco board meeting on April 10, 2008, the board directed Stifel to request that both First Place and the second company improve certain financial and business terms of their respective proposals.

On April 15, 2008, First Place submitted a final proposal to Camco increasing its offer so that the amount of cash would be fixed at $13.58 per Camco share and would equal 26.5% of the total consideration. The stock portion of First Place’s final proposal would equal 73.5% of the total consideration and would be paid in the form of a fixed exchange ratio equal to 0.97 shares of First Place common stock in exchange for each share of Camco common stock, provided that the First Place average market price would be between $11.20 and $16.80 per share. Camco would be entitled to terminate the transaction if First Place’s average market price was less than $11.20 per share, provided that First Place could increase the exchange ratio such that the value of the stock portion of the purchase price was $10.86 per share. If the average market price of First Place common shares exceeded $16.80 per share, then the exchange ratio would be reduced such that the value of the stock portion of the purchase price was $16.30 per share based on the average market price. The second company said that it would need additional time for due diligence before it could submit a proposal.

On April 15, 2008, Camco’s board met again with Stifel to review and discuss First Place’s final proposal. Both Stifel and Camco’s legal counsel recommended that the Camco board of directors accept First Place’s revised final proposal. After lengthy discussion, the board unanimously agreed to accept First Place’s proposal, subject to the negotiation of the terms and conditions of a definitive merger agreement and other related agreements. The board also invited Mr. Lewis and Mr. Blank, Chief Executive Officer and Chief Operating Officer, respectively, of First Place, to meet with Camco’s board members. On April 17, 2008, Mr. Lewis and Mr. Blank met with Camco’s board and shared their vision and strategic direction for First Place and Camco and engaged in a productive question and answer session with the Camco board.

Between April 21 and May 7, 2008, First Place and Camco negotiated the terms of the definitive merger agreement and its related documents and agreements and First Place and Camco continued their respective due diligence examinations of each other. During this time period, Camco management and selected members of the Camco board of directors reviewed several versions of the draft merger agreement and its related documents and agreements with Stifel and Camco’s legal counsel.

On the evening of May 6, 2008 and the morning of May 7, 2008, Camco’s board of directors met twice with its legal counsel and Stifel to discuss in detail the final terms in the definitive merger agreement and its related agreements and documents. During the meeting on May 6, Stifel provided a detailed analysis of the financial terms of the proposed transaction and Camco’s legal counsel provided a detailed analysis of the legal terms of the proposed transaction. At the meeting on May 7, Stifel provided the Camco board of directors its opinion (subsequently confirmed in writing) that the financial consideration of the proposed transaction was fair to the stockholders of Camco as of such date from a financial point of view. At the end of the May 7 board meeting, all of the Camco directors that were present at the meeting unanimously approved the proposed transaction with First Place and the execution of the merger agreement.

The definitive agreement was signed on May 7, 2008 by First Place and Camco and prior to the opening of the securities markets on that date, a joint news release was issued announcing the transaction.

Camco’s Reasons for the Acquisition

The terms of the merger agreement, including the consideration to be paid to Camco stockholders, were the result of arms length negotiations. In evaluating the acquisition proposal of First Place and concluding that the acquisition presented a more favorable opportunity for maximizing stockholder value than Camco’s other options, including continuing to operate independently, the Camco board of directors considered a number of factors, including the following:

•	the consideration to be paid to Camco’s stockholders relative to the market value, book value and earnings per share of Camco common stock;

•	the opinion of Stifel that the consideration was fair as of the date of the merger agreement, from a financial point of view, to Camco stockholders;

•

the strategic fit of First Place and Camco as community-oriented banking institutions, including the belief that the acquisition has the potential to enhance stockholders value through growth opportunities and synergies resulting from combining the companies’ complementary operating and personnel strengths and assets;

•	the ability of the combined entities to compete in relevant markets and the strength of the combined First Place and Camco management groups;

•

the opportunity to maintain the Camco operating footprint and the impact of the acquisition on the customers, employees and communities served by Camco and the expanded product and service offerings available for Camco customers as a result of the acquisition;

•	First Place’s historical record with respect to the employees and communities of the companies it has acquired;

•	the belief that the terms of the acquisition are fair to and in the best interest of the Camco stockholders;

•	increased stockholder liquidity as a result of the acquisition;

•	the likelihood that Camco, on an independent basis, would not be able to achieve, for the foreseeable future, the per share value of the consideration to be paid to Camco stockholders;

•	industry and economic conditions;

•	available current information regarding the businesses, operations, earnings, financial condition, management and prospects of Camco and First Place;

•

available historical information concerning Camco’s and First Place’s respective businesses, financial performance and condition, asset quality, operations, management, competitive position, dividends and stock performance;

•

the financial condition and results of operations of Camco and First Place before and after giving effect to the acquisition based on due diligence and publicly available earnings estimates for Camco and First Place;

•	that the acquisition is expected to be accretive to GAAP earnings per share of First Place;

•

the belief that the receipt of First Place common stock in the acquisition generally would permit Camco stockholders who receive First Place common stock to defer any federal income tax liability associated with the increase in the value of their security holdings as a result of the acquisition;

•

the terms and conditions of the merger agreement and voting agreements, the agreement of the directors and executive officers of Camco and Camco Bank to vote in favor of the merger agreement, the limitations on the interim business operations of Camco, the conditions to consummation of the acquisition, the circumstances under which the merger agreement could be terminated and the advice of Camco’s financial advisor and legal counsel;

•	Camco’s lack of receipt of an offer superior to the First Place proposal;

•	the likelihood of receiving required approvals in a timely manner.

The Camco board of directors also considered the potential adverse consequences of the proposed acquisition including:

•	the possibility that the consideration payable to stockholders could decrease if the average share price of First Place common stock falls prior to the closing date;

•

the risks that the market price of First Place common stock will significantly decrease, that general economic conditions will change or that First Place’s or Camco’s business prospects may decline prior to the completion of the acquisition;

•	the risk that the acquisition will not be consummated;

•	the challenges of combining the businesses, assets and workforces of the two companies;

•	the risk of not achieving expected operating efficiencies or growth;

•	potential loss, or changes of conditions, of employment for certain Camco/Camco Bank employees following the acquisition;

•	potential reaction of some local communities within Camco’s operating footprint and of Camco Bank customers to First Place.

The above discussion of the information and factors considered by the Camco board of directors is not intended to be exhaustive, but includes the material factors the Camco board of directors considered. In reaching its determination to approve and recommend the acquisition, the Camco board of directors did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors.

The Camco board of directors believes that the acquisition is in the best interests of Camco and its stockholders. Accordingly, the Camco board of directors has approved the merger agreement and recommends unanimously that you vote for the adoption of the merger agreement.

First Place’s Reasons for the Acquisition

First Place entered into the merger agreement with Camco because, among other things, the acquisition:

•	is a natural branch fill-in complementing First Place’s Ohio, Michigan and Indiana franchises;

•	provides a strategic partner with approximately $292 million of low-cost core deposit funding as of June 30, 2008;

•	provides a strategic partner that embraces a community banking philosophy with a dedication to the markets it serves and with a positive reputation, much like itself;

•	provides an additional platform for further growth of deposits and for future revenue growth through commercial lending and treasury product expansion;

•

provides an opportunity to enhance fee income growth by introducing First Place’s non-depository business lines, particularly wealth management, insurance, brokerage, private banking, and additional consumer products;

•	is expected to be accretive to GAAP earnings per share of First Place;

•	is expected to provide First Place with estimated annual cost savings and operating synergies of approximately $8.2, pretax, million after completion of the acquisition;

•	is expected to be accretive to First Place Bank’s regulatory capital ratios; and

•	provides greater geographic diversity in First Place’s loan portfolio.

Opinion of Camco’s Financial Advisor

Stifel is acting as financial advisor to Camco in connection with the merger. Stifel is a nationally recognized investment banking firm with substantial expertise in transactions similar to the merger. Stifel is an investment banking and securities firm with membership on all the principal United States securities exchanges. As part of its investment banking activities, Stifel is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

On May 7, 2008, Stifel rendered its oral opinion, which was subsequently confirmed in writing, to the board of directors of Camco that, as of such date, the per share consideration to be received by the holders of Camco common stock (other than Excluded Shares, each as defined in the merger agreement) from First Place in connection with the merger pursuant to the merger agreement was fair to Camco stockholders as of that date, from a financial point of view.

The full text of Stifel’s written opinion dated May 7, 2008, which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Annex II to this joint proxy statement/prospectus and is incorporated herein by reference. Holders of Camco common stock are urged to, and should, read this opinion carefully and in its entirety in connection with this joint proxy statement/prospectus. The summary of the opinion of Stifel set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. The opinion of Stifel will not reflect any developments that may occur or may have occurred after the date of its opinion and prior to the completion of the merger.

No limitations were imposed by Camco on the scope of Stifel’s investigation or the procedures to be followed by Stifel in rendering its opinion. Stifel was not requested to and did not make any recommendation to Camco’s board of directors as to the form or amount of the consideration to be paid to Camco or its stockholders, which was determined through arm’s length negotiations between the parties. In arriving at its opinion, Stifel did not ascribe a specific range of values to Camco. Its opinion is based on the financial and comparative analyses described below. Stifel’s opinion was directed solely to Camco’s board of directors for its use in connection with its consideration of the financial terms of the merger and is not to be relied upon by any stockholder of Camco or of First Place or any other person or entity. Stifel’s opinion did not constitute a recommendation to Camco’s board as to how Camco’s board should vote on the merger or to any stockholder of Camco or of First Place as to how such stockholder should vote at any meeting at which the merger is considered, or whether or not any stockholder of Camco should enter into a voting, stockholders’ or Rule 145 affiliates’ agreement with respect to the merger, elect to receive the per share stock consideration or the per share cash consideration (or any combination thereof), or exercise any dissenters’ or appraisal rights that may be available to such stockholder. In addition, Stifel’s opinion does not compare the relative merits of the merger with any alternative transaction or business strategy that may have been available to Camco or the Camco board and does not address the underlying business decision of Camco’s board to proceed with or effect the merger.

In connection with its opinion, Stifel, among other things:

•	reviewed and analyzed a draft copy of the merger agreement dated May 6, 2008;

•

reviewed and analyzed the audited consolidated financial statements of Camco contained in its Annual Report on Form 10-K for the three years ended December 31, 2007, and the unaudited consolidated financial statements of Camco for the quarter ended March 31, 2008;

•

reviewed and analyzed the audited consolidated financial statements for First Place contained in its Annual Report on Form 10-K for the three years ended June 30, 2007, and the unaudited financial statements of First Place for the quarters ended September 30, 2007, December 31, 2007 and March 31, 2008;

•	reviewed and analyzed certain other publicly available information concerning Camco and First Place;

•

held discussions with senior management of Camco and First Place, including estimates of certain cost savings, operating synergies, merger charges and the pro forma financial impact of the merger on First Place;

•

reviewed certain non-publicly available information concerning Camco and First Place, including internal financial analyses and forecasts prepared by their respective management teams, and held discussions with senior management of Camco and First Place regarding recent developments;

•	participated in certain discussions and negotiations between representatives of Camco and First Place;

•	reviewed the reported prices and trading activity of the equity securities of each of Camco and First Place;

•	analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that it considered relevant to its analysis;

•	reviewed and analyzed certain publicly available financial and stock market data relating to selected public companies that it deemed relevant to its analysis;

•	conducted such other financial studies, analyses and investigations and considered such other information as it deemed necessary or appropriate for purposes of its opinion; and

•

took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuations and its knowledge of the banking industry generally.

In rendering its opinion, Stifel relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to Stifel, by or on behalf of Camco or First Place, or that was otherwise reviewed by Stifel, and did not assume any responsibility for independently verifying any of such information. With respect to the financial forecasts supplied to Stifel by Camco and First Place (including, without limitation, potential cost savings and operating synergies to be realized by the potential merger), Stifel assumed that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of Camco and First Place, as applicable, as to the future operating and financial performance of Camco and First Place, as applicable, and that they provided a reasonable basis upon which Stifel could form its opinion. Such forecasts and projections were not prepared with the expectation of public disclosure. All such projected financial information is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projected financial information. Stifel has relied on this projected information without independent verification or analyses and does not in any respect assume any responsibility for the accuracy or completeness thereof.

Stifel also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either Camco or First Place since the date of the last financial statements of each company made available to it. Stifel has also assumed, without independent verification and with the consent of management, that the aggregate allowances for loan losses set forth in the respective financial statements of Camco and First Place, are in the aggregate adequate to cover all such losses. Stifel did not make or obtain any independent evaluation, appraisal or physical inspection of either Camco’s or First Place’s assets or liabilities, the collateral securing any of such assets or liabilities, or the collectibility of any such assets, nor did it review loan or credit files of Camco or First Place. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, Stifel assumes no responsibility for their accuracy. Stifel relied on advice of Camco’s counsel as to certain legal matters with respect to Camco, the merger agreement and the merger and other transactions and other matters contained or contemplated therein. Stifel has assumed, with Camco’s consent, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the merger will be satisfied and not waived. In addition, Stifel assumed that the definitive merger agreement would not differ materially from the draft it reviewed. Stifel also assumed that the merger will be consummated substantially on the terms and conditions described in the merger agreement, without any waiver of material terms or conditions by Camco and First Place and without any anti-dilution or other adjustment to the merger consideration, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the merger would not have an adverse effect on Camco or First Place

Stifel’s opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to it as of, the date of the opinion. It is understood that subsequent developments may affect the conclusions reached in this opinion and that Stifel does not have any obligation to update, revise or reaffirm the opinion.

Stifel’s opinion is limited to whether the merger consideration is fair to stockholders of Camco, from a financial point of view, as of the date of the opinion. Stifel’s opinion does not consider, include or address: (i) any other strategic alternatives currently (or which have been or may be) contemplated by Camco’s board or Camco; (ii) the legal, tax or accounting consequences of the merger on Camco or its stockholders including, without limitation, the ability of the merger to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code; (iii) the fairness of the amount or nature of any compensation to be paid to any of Camco’s officers, directors or employees, or class of such persons, relative to the merger consideration to be paid to the Camco stockholders; (iv) whether First Place has sufficient cash, available lines of credit or other sources of funds to enable it to pay the cash consideration component of the merger consideration to the stockholders of Camco at the closing of the merger; (v) the election by holders of shares of Camco’s common stock to receive the stock consideration or the cash consideration, or any combination thereof, or the actual allocation of the merger consideration between the stock consideration and the cash consideration among holders of shares of Camco’s common stock (including, without limitation, any re-allocation of the merger consideration pursuant to the merger agreement); (vi) the related merger of Camco Bank, a wholly-owned subsidiary of Camco, with and into First Place Bank, a wholly-owned subsidiary of First Place, contemplated by the merger agreement, or any separate merger agreement contemplated to be entered into by Camco Bank and First Place Bank relating to such transaction; (vii) any advice or opinions provided by Austin Associates LLC or any other advisor to Camco or First Place; or (viii) the treatment of, or effect of the merger on, outstanding options to acquire Camco common stock. Furthermore, Stifel did not express any opinion herein as to the prices, trading range or volume at which Camco’s or First Place’s securities would trade following public announcement or consummation of the merger.

In connection with rendering its opinion, Stifel performed a variety of financial analyses that are summarized below. Such summary does not purport to be a complete description of such analyses. Stifel believes that its analyses and the summary set forth herein must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and processes underlying its opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Stifel considered the results of all of its analyses as a whole and did not attribute any particular weight to any analyses or factors considered by it. The range of valuations resulting from any particular analysis described below should not be taken to be Stifel’s view of the actual value of Camco. In its analyses, Stifel made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of Camco or First Place. Any estimates contained in Stifel’s analyses described below do not purport to be indicative of actual future results, or to reflect the prices at which Camco common stock or First Place common stock may trade in the public markets, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, economic conditions and other factors that influence the price of securities. No company or transaction utilized in Stifel’s analyses was identical to Camco or First Place or the merger. Accordingly, an analysis of the results described below is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other facts that could affect the public trading value of the companies to which they are being compared. None of the analyses performed by Stifel was assigned a greater significance by Stifel than any other, nor does the order of analyses described represent relative importance or weight given to those analyses by Stifel.

In accordance with customary investment banking practice, Stifel employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses that Stifel used in providing its opinion on May 7, 2008. Some of the summaries of financial analyses are presented in tabular format. In order to understand the financial analyses used by Stifel more fully, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of Stifel’s financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by Stifel. The summary data set forth below do not represent and should not be viewed by anyone as constituting conclusions reached by Stifel with respect to any of the analyses performed by it in connection with its opinion. Rather, Stifel made its determination as to the fairness to the stockholders of Camco of the per share merger consideration, from a financial point of view, on the basis of its experience and professional judgment after considering the results of all of the analyses performed. Accordingly, the data included in the summary tables and the corresponding imputed ranges of value for Camco should be considered as a whole and in the context of the full narrative description of all of the financial analyses set forth in the following pages, including the assumptions underlying these analyses. Considering the data included in the summary table without considering the full narrative description of all of the financial analyses, including the assumptions underlying these analyses, could create a misleading or incomplete view of the financial analyses performed by Stifel.

In connection with rendering its opinion and based upon the terms of the draft merger agreement reviewed by it, Stifel assumed the aggregate indicated consideration to be $91.2 million, and the effective per share consideration to be $12.75, based upon the closing stock price of First Place on May 5, 2008.

Pro Forma Effect of the Merger. Stifel reviewed certain estimated future operating and financial information developed by Camco and certain estimated future operating and financial information for the pro forma combined entity resulting from the merger developed by Camco and First Place for the twelve month periods ended December 31, 2008, December 31, 2009, and December 31, 2010. Based on this analysis, Stifel compared certain of Camco’s and First Place’s estimated future per share results with such estimated figures for the pro forma combined entity. Based on this analysis on a pro forma basis, the merger is forecast to be accretive to both Camco’s and First Place’s earnings per share for the twelve month period ended December 31, 2009. Stifel also reviewed certain financial information in order to determine the estimated effect of the merger on Camco’s book value per share, tangible book value per share and dividend. Based on this analysis on a pro forma basis, the merger is forecasted to be accretive to Camco’s book value per share, tangible book value per share and dividend.

Comparison of Selected Companies. Stifel reviewed and compared certain multiples and ratios for Camco with a peer group of 13 selected Midwest banks having total assets between $500 million and $2.5 billion, and having a latest twelve months return on average equity between zero and 7%. Stifel applied the resulting range of multiples and ratios for the peer group specified above to the appropriate financial results without the application of any control premium (Group A in Table 1) of Camco. Stifel then applied a 35.0% control premium (Group B) to the trading prices of the selected group of comparable companies and compared the offer price to each of the following categories: book value, tangible book value, adjusted 6.5% equity, latest 12 months earnings, and tangible book premium to core deposits. The 35.0% premium approximates the median market premium over the seller’s one month prior stock price over the past ten years. This analysis resulted in a range of imputed values for Camco common stock of between $9.23 and $12.85 per share based on the median multiples and ratios for Group A, and between $12.33 and $17.21 per share based on the median multiples and ratios for Group B.

Table 1

	Camco				Trading Multiples for Selected Peer Groups(3)
Ratios	Last Trade(1)		Proposed Value(2)		Group A		Group B
Price/Book Value	81.5%		105.5%		83.9%		116.8%
Price/Tangible Book Value	88.3%		114.3%		114.0%		154.4%
Adjusted Price/6.50% Equity	76.2%		107.1%		76.8%		117.0%
Price/LTM Core EPS	36.5	x	47.2	x	19.6	x	26.2	x
Premium over Tangible Book Value/Core Deposits	-1.5%		1.8%		1.8%		6.7%

(1)	Based on Camco’s closing stock price of $9.85 on May 6, 2008.

(2)	Based on $12.75 per share blended offer price.

(3)	Peer metrics are based on prices as of market close on May 6, 2008.

Analysis of Bank Merger Transactions. Stifel analyzed certain information relating to recent transactions in the banking industry, consisting of (1) 11 selected profitable U.S. bank acquisitions announced since September 30, 2007, with disclosed deal values greater than $10 million and target company’s assets at announcement less than $3 billion, referred to below as Group A; (2) 12 selected U.S. bank acquisitions announced since March 31, 2007 with disclosed deal values greater than $10 million, target company’s return on average assets over the last twelve months between 0% – 0.75% and nonperforming assets / assets greater than 1%, referred to below as Group B; and (3) the same 12 selected U.S. bank acquisitions in Group B using a market adjustment factor to adjust deal multiples for current market conditions, referred to below as Group C. Stifel calculated the ratios with respect to the merger and the selected transactions and the results can be found in Table 2.

Table 2

Ratios	FPFC / CAFI		Median Statistics for Selected Transactions
			Group A		Group B		Group C
Price/Book Value	105.5%		135.8%		143.8%		113.2%
Price/Tangible Book Value	114.3%		140.6%		148.3%		120.4%
Adjusted Price/6.5% Equity	107.1%		151.0%		137.0%		107.1%
Price/LTM Core EPS	47.2	x	24.3	x	25.1	x	22.1	x
Premium over Tangible Book Value/Core Deposits	1.8%		6.6%		6.7%		5.9%

This analysis resulted in a range of imputed values for Camco common stock of between $11.44 and $16.89 per share based on the median multiples for Group A, between $11.82 and $17.38 per share based on the median multiples for Group B, and between $10.36 and $16.21 per share based on the median multiples for Group C.

Present Value Analysis. Applying present value analysis to the theoretical future earnings and dividends of Camco, Stifel compared the purchase price offer for one share of Camco common stock to the present value of one share of Camco’s common stock on a stand-alone basis. The analysis was based upon Camco management’s projected earnings growth, a range of assumed price/earnings ratios, and a 10.7%, 12.7% and 14.7% discount rate. Stifel selected the range of terminal price/earnings ratios on the basis of past and current trading multiples for other publicly-traded comparable banks. The present value of Camco’s common stock calculated on a stand-alone basis ranged from $9.13 to $13.98 per share, compared to the effective blended purchase price offer of $12.75 per share.

Discounted Cash Flow Analysis. Using a discounted cash flow analysis, Stifel estimated the net present value of the future streams of after-tax cash flow that Camco could produce to benefit a potential acquiror, referred to below as dividendable net income. In this analysis, Stifel assumed that Camco would perform in accordance with Camco management’s estimates and calculated assumed after-tax distributions to a potential acquiror such that Camco’s tangible common equity ratio would be maintained at 6.5% of assets. Stifel calculated the sum of the assumed perpetual dividendable net income stream per share beginning in the year 2008 discounted to present values at assumed discount rates ranging from 10.7% to 14.7% to approximate Camco’s weighted average cost of capital, as determined by calculations using the capital asset pricing model, and based upon a range around Camco’s estimated cost savings of 25% of Camco’s noninterest expense. This discounted cash flow analysis indicated an implied equity value reference range of $8.70 to $18.83 per share of Camco’s common stock. This analysis did not purport to be indicative of actual future results and did not purport to reflect the prices at which shares of Camco’s common stock may trade in the public markets. A discounted cash flow analysis was included because it is a widely used valuation methodology, but the results of such methodology are highly dependent upon the numerous assumptions that must be made, including estimated cost savings and operating synergies, earnings growth rates, dividend payout rates and discount rates.

As described above, Stifel’s opinion was among the many factors taken into consideration by the Camco board of directors in making its determination to approve the merger.

Stifel, as part of its investment banking services, is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Stifel has acted as financial advisor to Camco in connection with the merger and will receive a fee for its services, a substantial portion of which is contingent upon the completion of the merger (the “Advisory Fee”). Stifel has also acted as financial advisor to the board of directors of Camco and has received a fee upon the delivery of its opinion that is not contingent upon consummation of the merger (the “Opinion Fee”), provided that such Opinion Fee is creditable against any Advisory Fee. Stifel will not receive any other significant payment or compensation contingent upon the successful consummation of the merger. In addition, Camco has agreed to indemnify Stifel for certain liabilities arising out of its engagement. Except as disclosed above, there are no material relationships that existed during the two years prior to the date of this opinion or that are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between Stifel and any party to the merger. Stifel may seek to provide investment banking services to First Place or its affiliates in the future, for which Stifel would seek customary compensation. In the ordinary course of business, Stifel may trade First Place’s and Camco’s securities for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

Opinion of First Place’s Financial Advisor

On February 12, 2008, First Place executed an engagement agreement with Austin Associates, LLC, or Austin Associates, to assist First Place in analyzing, structuring, negotiating and effecting a transaction with Camco. First Place selected Austin Associates on the basis of Austin Associates’ reputation and experience in transactions similar to the merger and its familiarity with First Place and its business.

On May 7, 2008, First Place entered into the merger agreement with Camco. Austin Associates has issued a written fairness opinion letter to the board of directors of First Place dated as of May 7, 2008, that, based on and subject to the assumptions, factors, and limitations as set forth therein and as described below, the terms of the merger agreement are fair to First Place from a financial point of view.

Summary of Financial Terms of Agreement: Austin Associates reviewed the financial terms of the merger agreement, including the form of consideration, the exchange ratio for the stock portion of the purchase price, and the resulting value per share to be received by Camco stockholders pursuant to the proposed merger. The terms of the merger agreement provide for each outstanding share of Camco common stock to be converted into either $13.58 per share in cash or 0.97 shares of First Place common stock, subject to stockholder election and allocation procedures which are intended to ensure that 26.499% of Camco shares will be exchanged for cash and 73.501% of Camco shares will be exchanged for First Place common stock.

If the average share price of First Place, calculated over a period prior to closing, is greater than $16.80 per share, the exchange ratio for the stock portion of the purchase price will adjust downward, such that the exchange ratio multiplied by the average share price shall equal $16.30. If the average share price of First Place is less than $11.20 per share, Camco may terminate the merger agreement, subject to First Place’s option, but not the obligation, to increase the exchange ratio, such that the exchange ratio multiplied by the average share price shall equal $10.86. The merger agreement further provides for Camco stock options to be converted into stock options for First Place common stock.

Based on a First Place stock price of $14.00 per share (which is the midpoint of the $11.20 and $16.80 pricing collars noted above), the stock portion of the merger consideration would be valued at $13.58 per share, which is equivalent to the per share cash portion of the merger consideration. Based on 7,155,595 common shares of Camco outstanding, the aggregate value of the merger consideration is approximately $97.2 million. Austin Associates calculated that the transaction value of $97.2 million represented:

•	112% of Camco’s $86.5 million in stockholders’ equity at March 31, 2008;

•	122% of Camco’s $79.8 million in tangible equity at March 31, 2008;

•	21.6 times Camco’s stated net income of $4.5 million for the year ending December 31, 2007;

•	48.6 times Camco’s stated net income of $2.0 million for the last twelve months (“LTM”) ended March 31, 2008; and

•	3.04% core deposit premium, calculated as the premium over tangible book value divided by $571.5 million in core deposits as of March 31, 2008.

Summary of Analyses by Austin Associates

This summary is not a complete description of the analyses underlying the Austin Associates opinion, but represents an overview of the material analyses performed in connection with their opinion. In arriving at its opinion, Austin Associates did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor.

Camco Peer Group Comparison: Using publicly available information, Austin Associates compared the financial performance, financial condition, and market performance of Camco to the following 22 publicly traded banking organizations. In selecting an appropriate peer group, Austin Associates reviewed banks headquartered in Ohio, Michigan, Indiana and Kentucky with total assets from $750 million to $2 billion. The following are the companies included in Camco’s peer group:

Bank of Kentucky Financial Corp. (Crestview Hills, KY)	Indiana Community Bancorp (Columbus, IN)
Community Bank Shares of Indiana, Inc. (New Albany, IN)	Lincoln Bancorp (Plainfield, IN)
Dearborn Bancorp, Inc. (Dearborn, MI)	LNB Bancorp, Inc. (Lorain, OH)
Farmers & Merchants Bancorp, Inc. (Archbold, OH)	MBT Financial Corp. (Monroe, MI)
Farmers National Banc Corp. (Canfield, OH)	Monroe Bancorp (Bloomington, IN)
First Citizens Banc Corp (Sandusky, OH)	O.A.K. Financial Corporation (Byron Center, MI)
First Financial Service Corporation (Elizabethtown, KY)	Ohio Valley Banc Corp. (Gallipolis, OH)
Firstbank Corporation (Alma, MI)	Peoples Bancorp, Inc. (Marietta, OH)
German American Bancorp, Inc. (Jasper, IN)	Porter Bancorp, Inc. (Louisville, KY)
Horizon Bancorp (Michigan City, IN)	S.Y. Bancorp, Inc. (Louisville, KY)
IBT Bancorp, Inc. (Mount Pleasant, MI)	United Bancorp, Inc. (Tecumseh, MI)

In developing the peer analysis, Austin Associates used financial information for the twelve month period ended March 31, 2008. Market price information was as of May 6, 2008. Certain financial data prepared by Austin Associates, and as referenced in the tables presented below may not correspond to the data presented in Camco’s and First Place’s historical financial statements, or to the data prepared by Stifel Nicolaus presented under the section “Opinion of Camco’s Financial Advisor”, as a result of the different periods, assumptions and methods used by Austin Associates to compute the financial data presented.

Austin Associates’ analysis showed the following concerning Camco’s financial and market performance:

Midwest Peer
Camco(*)	25th Percentile	Median
Financial Performance and Condition
Total Assets	$1,032,217	$825,258	$1,057,316
Tangible Equity/Tangible Assets	7.78%	6.09%	7.64%
LTM Core Return on Average Equity	2.23%	6.50%	8.77%
LTM Core Return on Average Assets	0.19%	0.64%	0.80%
LTM Efficiency Ratio	82.01%	68.32%	64.60%
Loans/Deposits	109.91%	90.60%	97.12%
Nonperforming Assets/Assets	3.29%	1.45%	1.12%
Loan Loss Reserves/Loans	0.98%	1.05%	1.09%

Market Performance Measures
Price/Last Twelve Months Core EPS	36.9	x	11.5	x	13.1	x
Price/Tangible Book Value Per Share	89%	115%	142%

LTM = Last Twelve Months

(*)	Camco last twelve months ended March 31, 2008

Austin Associates concluded from this review, that key profitability measures for Camco were below the peer group levels, while nonperforming asset levels for Camco exceeded peer levels. In relation to market performance, the price-to-earnings multiple for Camco exceeded peer levels, while the price-to-tangible book ratio was below peer levels.

Pro Forma Merger Analysis: Austin Associates analyzed the projected pro forma financial impact of the merger to First Place’s estimated stand-alone consolidated earnings per share (“EPS”), book value per share (“BVPS”) and tangible book value per share (“Tangible BVPS”). To develop a baseline forecast for First Place, Austin Associates relied on management’s EPS estimate for calendar year 2008 of $1.25, and then increased projected EPS by 6.0% per year for 2009 and beyond. Austin Associates developed a baseline forecast for Camco based on discussions with management of Camco, current year budget and actual year-to-date performance through March 31, 2008. Adjustments were made for estimated cost savings, revenue enhancements, purchase accounting adjustments and deal terms (including the level and mix of stock and cash consideration). Austin Associates calculated the pro forma effect of the proposed transaction to First Place’s consolidated financial results for the five years following consummation assuming a December 31, 2008 closing. The following table provides a summary for 2009, 2010 and 2011 assuming a December 31, 2008 closing:

Pro Forma Projections	2009	2010	2011
Stand-Alone EPS	$1.33	$1.40	$1.49
Pro Forma EPS	$1.38	$1.61	$1.59
% Change	3.8%	14.6%	7.0%
Stand-Alone BVPS	$20.13	$20.76	$21.44
Pro Forma BVPS	$18.87	$19.70	$20.49
% Change	(6.3)%	(5.1)%	(4.4)%
Stand-Alone Tangible BVPS	$14.13	$14.97	$15.84
Pro Forma Tangible BVPS	$13.49	$14.54	$15.52
% Change	(4.5)%	(2.9)%	(2.0)%

Giving effect to the merger, First Place’s EPS is projected to be enhanced by $0.05 per share the first year following the merger, and by $0.21 in the second year. BVPS is projected to be diluted by 6.3% in the first year after consummation, 5.1% in 2010, and 4.4% in 2011. Tangible BVPS would be diluted approximately 4.5% in the first year and would take approximately 5.1 years after consummation to fully recover to the baseline stand-alone level.

Internal Rate of Return Analysis: Austin Associates performed an analysis of the internal rate of return (“IRR”) of the merger to First Place. Austin Associates assumed the acquisition of Camco is completed as of December 31, 2008 for an aggregate value of $97.2 million. From 2009 to 2013, Austin Associates calculated the incremental cash earnings that the Camco franchise is projected to generate, including cost savings and revenue enhancements. At the end of 2013, a terminal value is calculated by applying a 10 times earnings multiple to 2013 projected pro forma cash earnings. The projected IRR measures 20.6%.

Comparable Transaction Analysis: Austin Associates compared the financial performance of certain selling institutions and the prices paid in selected guideline transactions to Camco’s financial performance and the transaction multiples being paid by First Place for Camco. Specifically, Austin Associates reviewed certain information relating to selected bank sale transactions in the Midwest area of the United States, together with an expanded geographic area encompassing the entire United States. Austin Associates’ guideline transaction analyses and the criteria used to establish each group of transactions is summarized below:

•	Group 1—Bank Sale Transactions announced in the Midwest from 1/1/07 – 5/6/08 with Seller’s Assets between $500 million and $2.0 billion (7 transactions);

•	Group 2—National Bank Sale Transactions from 6/30/07 – 5/6/08 with Seller’s Assets between $500 million and $2.0 billion and ROAE between 0% and 10% (6 transactions);

•	Group 3—National Bank Sale Transactions from 9/30/07 – 5/6/08 with Seller’s Assets between $500 million and $3.0 billion (6 transactions); and

•	Group 4—National Bank Sale Transactions from 01/01/08 – 5/6/08 (36 transactions).

First Place/ Camco(*)	Group 1 Midwest Median	Group 2 National Median	Group 3 National Median	Group 4 National Median

Seller’s Financial Performance
Total Assets	$1,032,217	$694,426	$1,285,495	$1,379,186	$107,706
Tangible Equity/Tangible Assets	7.78%	7.41%	7.68%	7.95%	9.62%
Return on Average Assets	0.19%	1.03%	0.62%	0.99%	0.67%
Return on Average Equity	2.23%	12.51%	6.25%	9.70%	6.41%
Nonperforming Assets/Assets	3.29%	0.57%	0.76%	0.31%	0.56%

Deal Transaction Multiples
Number of Transactions	7	6	6	36
Price/Earnings	48.6	x	21.4	x	23.8	x	21.1	23.6
Price/Tangible Book Value	122%	266%	220%	251%	197%
Core Deposit Premium	3.0%	25.4%	13.8%	17.5%	12.6%

(*)	Based on 12-month period ended March 31, 2008 financial data for Camco and $14.00 stock price for First Place.

Austin Associates concluded from this review that the price-to-earnings multiple in the First Place/Camco transaction exceeds the median selected guideline transaction results, while the price-to-tangible book and core deposit premium ratios are significantly lower in comparison. The financial performance of Camco is below the median results for the guideline transactions. The level of nonperforming assets to total assets at Camco is higher in comparison to the median levels calculated from the guideline transactions.

In addition to reviewing specific guideline transactions, Austin Associates also reviewed national trends relating to bank sales over the last five quarters. The number of mergers and acquisitions for banks significantly declined in the second half of 2007 and into the first quarter of 2008. The trend in price-to-tangible book multiples in announced transactions has significantly declined over the last several quarters. The following table provides additional details:

National Bank M&A Trends(1)	1Q 07	2Q 07	3Q 07	4Q 07	1Q 08
Number of Transactions	74	63	57	60	39
Price/Tangible Book	272%	233%	222%	202%	206%
Price/Earnings	24.0	22.7	24.2	22.1	23.1
Core Deposit Premium	22.4%	16.3%	15.6%	12.8%	12.7%

(1)	Excluding terminated transactions

Capital Adequacy Analysis: Austin computed the pro forma capital ratios of First Place Bank and First Place reflecting the terms of the merger as if the merger had been completed on March 31, 2008. The following table summarizes the results:

	First Place Bank			First Place
	Tier 1 Leverage	Tier 1 Risk-Based	Total Risk-Based	Tangible Equity/ Tangible Assets
Actual	7.66%	10.46%	11.55%	6.53%
Pro Forma	7.62%	10.42%	11.62%	6.13%

The pro forma capital analysis indicates that First Place Bank’s Tier 1 Leverage Ratio, Tier 1 Risk-Based Capital Ratio, and Total Risk-Based Capital Ratio exceed the minimum to be considered well-capitalized under bank regulatory capital guidelines as of March 31, 2008.

Conclusion as to Fairness of Financial Terms of Merger Agreement: Based on and subject to the assumptions, factors, and limitations as set forth herein, it is the opinion of Austin Associates that the terms of the merger agreement are fair to First Place from a financial point of view. The opinion expressed by Austin Associates is based on market, economic and other relevant considerations as they existed and could be evaluated as of the date of the opinion. Events occurring after the date of issuance of the opinion, including, but not limited to, changes affecting the securities markets, the results of operations or material changes in the financial condition of either First Place or Camco could materially affect the assumptions used in preparing this opinion.

First Place has agreed to pay Austin Associates customary fees for its services as financial advisor in connection with the merger. In addition to its fees and regardless of whether the merger is consummated, First Place has agreed to reimburse Austin Associates for its reasonable out-of-pocket expenses, and to indemnify Austin Associates against certain liabilities, including liabilities under securities laws.

Qualifications, Assumptions and Limitations

Austin Associates’ opinion is directed only to the financial fairness of the terms of the merger agreement. Austin Associates did not consider, nor has it expressed any opinion with respect to the price at which First Place common stock will trade at any time prior to or following the merger. The summary of the Austin Associates opinion set forth below is qualified in its entirety by reference to the full text of the Austin Associates opinion included as Annex III hereto.

The preparation of a financial fairness opinion involves various determinations as to the most appropriate methods of financial analysis and the application of those methods to the particular circumstances. It is, therefore, not readily susceptible to partial analysis or summary description. In connection with rendering its opinion, Austin Associates performed a variety of financial analyses. Austin Associates believes that its analyses and the factors considered in its analyses, without considering all other factors and analyses, could create an incomplete or inaccurate view of the analyses and the process underlying the rendering of Austin Associates’ opinion. No limitations were imposed by First Place’s board or its management upon Austin Associates with respect to the investigations made or the procedures followed by Austin Associates in rendering its opinion.

In performing its analyses, Austin Associates made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of First Place and Camco and which may not be realized. Austin Associates has relied, without independent verification, upon the accuracy and completeness of the information it reviewed for the purpose of rendering its opinion. Austin Associates has not reviewed any individual credit files of First Place or Camco, and has assumed that First Place’s and Camco’s loan loss allowances are, in the aggregate, adequate to cover losses. Austin Associates’ opinion is based on economic, market and other conditions existing on the date of its opinion.

In rendering its opinion, Austin Associates made the following assumptions:

•	The merger will be accounted for as a purchase in accordance with generally accepted accounting principles;

•

All material governmental, regulatory and other consents and approvals necessary for the consummation of the merger would be obtained without any adverse effect on First Place or on the anticipated benefits of the merger;

•	Camco and First Place have provided all of the information that might be material to Austin Associates in its review; and

•

Financial projections Austin Associates reviewed were reasonably prepared on a basis reflecting the best currently available estimates and judgment of the management of Camco and First Place as to the future operating and financial performance of Camco and First Place, respectively.

In connection with its opinion, Austin Associates reviewed:

•	The merger agreement;

•

Audited financial statements of Camco for the five years ended December 31, 2003 through 2007, including Annual Reports to Stockholders and Annual Reports on Form 10-K, and interim unaudited reports for the three-month period ended March 31, 2008;

•

Audited financial statements of First Place for the five fiscal years ending June 30, 2003 through 2007, including Annual Reports to Stockholders and Annual Reports on Form 10-K and interim unaudited reports for the nine-month period ended March 31, 2008;

•	Earnings per share estimates for calendar years ending December 31, 2008 and 2009 released by First Call for First Place and discussed those estimates with management;

•	Certain publicly available financial statements and other historical financial information of First Place and Camco that Austin Associates deemed relevant; and

•	Internal financial and operating information with respect to the business, operations and prospects of First Place and Camco.

In addition, Austin Associates:

•

Held discussions with members of the senior management of First Place and Camco regarding the historical and current business operations, financial condition and future prospects of their respective companies;

•	Reviewed the historical market prices and trading activity for the common stock of First Place and Camco;

•	Compared the results of operations of First Place and Camco with those of certain financial institutions which it deemed to be relevant;

•	Compared the financial terms of the merger with the financial terms, to the extent publicly available, of other recent business combinations of financial institutions;

•

Analyzed the pro forma equivalent financial impact of the merger to First Place’s per share results based on assumptions relating to Camco’s stand-alone performance, transaction costs, purchase accounting adjustments, cost savings, revenue enhancement opportunities and financing costs determined by and/or reviewed with the senior management of First Place and Camco; and

•	Conducted such other studies, analyses, inquiries and examinations as Austin Associates deemed appropriate.

With respect to anticipated transaction costs, purchase accounting adjustments, expected synergies, financing costs and other information prepared by and/or reviewed with the management of First Place and Camco and used by Austin Associates in its analyses, First Place’s and Camco’s management confirmed to Austin Associates that they reflected the best currently available estimates and judgments of the respective management with respect thereto.

In connection with rendering its opinion, Austin Associates also assumed that there has been no material change to First Place’s or Camco’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to Austin Associates. Austin Associates also assumed in all respects material to its analysis that First Place and Camco will remain as going concerns for all periods relevant to its analyses, that all of the representations and warranties contained in the merger agreement and all related agreements are true and correct, that each party to the merger agreement will perform all of the covenants required to be performed by such party under the merger agreement, and that the conditions precedent in the merger agreement are met. Austin Associates also assumed that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger, no conditions, amendments or modifications will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the merger, including the cost savings expected to be realized from the merger.

Consideration Payable for Camco Common Stock

Upon consummation of the acquisition, each outstanding share of Camco common stock will be converted into the right to receive cash, without interest, or shares of First Place common stock, at the election of each Camco stockholder and subject to the allocation procedures set forth in the merger agreement and described below. Because the merger agreement limits the amount of Camco common stock that can be exchanged for cash and the amount that can be exchanged for First Place common stock, the allocation procedures provide a mechanism for reallocating shares of Camco common stock to receive stock and cash, or vice versa, if too many Camco stockholders elect to receive one form of consideration.

The form and the value of the consideration ultimately received by you will depend upon the choices of other Camco stockholders, the market price of First Place common stock at the time of closing and the allocation procedures described below. No guarantee can be given that your choice will be honored.

In addition, because the tax consequences to you will depend on the form of consideration you receive, you are urged to read carefully the information set forth below under “—Federal Income Tax Consequences,” beginning on page 71.

Type of Consideration.

At the effective time of the acquisition, each outstanding share of Camco common stock, other than treasury shares, shares held by First Place or dissenting shares, will be canceled and converted into the right to receive either:

•	$13.58 in cash, without interest; or

•

0.97 shares of First Place common stock, subject to possible adjustment of this exchange ratio at the closing because of an increase or a decrease in the market value of First Place common stock during a specified period prior to the closing of the acquisition.

The aggregate merger consideration received by Camco stockholders must satisfy the requirement that 73.501% of the outstanding shares of Camco common stock be exchanged for First Place common stock. See “—Allocation Procedures.”

The merger agreement provides that 73.501% of the outstanding shares of Camco common stock must be exchanged for shares of First Place common stock. If Camco stockholders elect to receive First Place common stock that, in the aggregate, is more than 73.501% of the outstanding shares of Camco common stock, the shares in excess of 73.501% of the number of shares of Camco common stock outstanding will instead be reallocated to receive cash. Because Camco stockholders may also elect to receive more cash resulting in less than 73.501% of the outstanding shares of Camco common stock exchanged for First Place common stock, the allocation procedures will reallocate shares whose holders have elected to receive cash to instead receive First Place common stock so that 73.501% of the outstanding shares of Camco common stock are exchanged for First Place common stock.

At the effective time of the acquisition, all shares of Camco common stock that are owned by Camco as treasury stock and all shares of Camco common stock that are owned directly or indirectly by First Place or Camco or any of their respective subsidiaries, other than shares held directly or indirectly in trust accounts, managed accounts or otherwise held in a fiduciary capacity that are beneficially owned by third parties, will be cancelled without receiving any merger consideration. In addition, no fractional shares of First Place common stock will be issued in connection with the acquisition. Instead, Camco stockholders who receive First Place common stock will receive the value of any fractional share interest in cash, based on a stock price of $13.58 per share of First Place common stock.

Election by Stockholders

You will have the opportunity to elect the form of consideration you want to receive for your shares; however, whether you will receive the form of consideration you select will depend on the allocation procedures described below. After the effective time of the acquisition, each Camco stockholder as of the effective time will be sent an election form, which will permit you to take one of the following actions:

•

Elect to receive shares of First Place common stock in exchange for all shares of Camco common stock held by you, plus cash in lieu of any fractional share interest. Shares for which this election is made are referred to as “stock election shares.”

•	Elect to receive cash in exchange for all shares of Camco common stock held by you. Shares for which this election is made are referred to as “cash election shares.”

•

Make the mixed election, by electing to receive a portion of your consideration in cash and a portion in shares of First Place common stock in such amounts as determined by you, plus cash in lieu of any fractional shares, for all shares of Camco common stock held by you. The shares comprising the portion for which the stock election is made are referred to as “stock election shares” and shares comprising the portion for which the cash election is made are referred to as “cash election shares.”

•

Indicate that you make no election with respect to the consideration to be received by you in exchange for your shares of Camco common stock. Shares for which no election is made or for which a stockholder fails to return the election form are referred to as “no election shares.”

The procedures and timing for making your election are described under “—Election Procedures” beginning on page 54. As described in more detail under “—Allocation Procedures” below, the exchange agent appointed by First Place to allocate and pay the merger consideration will give priority to shares that have been designated as stock election shares and cash election shares in determining which type of consideration holders of these shares will receive. No election shares will be the first shares to be allocated to the form of consideration that has been undersubscribed.

Adjustment of Exchange Ratio

The exchange ratio is 0.97 shares of First Place common stock for each share of Camco common stock. However, if the average of the closing price per share for First Place common stock on the Nasdaq Global Select Market for the 25 consecutive Nasdaq trading day period ending on the tenth day prior to completing the merger is:

•	equal to or greater than $16.80, the exchange ratio will be adjusted so that the adjusted exchange ratio multiplied by the average share price of First Place common stock will equal $16.30; or

•

equal to or less than $11.20, First Place may, but is not obligated to, increase the exchange ratio so that the adjusted exchange ratio multiplied by the average share price of First Place common stock will equal $10.86.

Allocation Procedures

It is unlikely that Camco stockholders will elect to receive each form of consideration in the exact proportions in which such consideration must be paid under the terms of the merger agreement. Accordingly, the exchange agent may have to reallocate the form of consideration to be received to a form other than that elected by certain Camco stockholders.

The allocation procedures give priority to the elections made by Camco stockholders as to the form of consideration they wish to receive. The procedures also give effect to the requirement that 73.501% of the outstanding shares of Camco common stock must be exchanged for shares of First Place common stock.

Allocation Formula

The exchange agent will allocate among holders of Camco common stock the right to receive First Place common stock or cash in the acquisition as follows:

If the number of cash election shares is less than the product of 26.499% multiplied by the number of shares of Camco common stock issued and outstanding immediately prior to the closing of the acquisition, then:

•	All cash election shares will be converted into the right to receive cash;

•

A sufficient number of shares will be converted into cash election shares, first from among the holders of no election shares and then, if necessary, from among the holders of stock election shares on a pro rata basis, so that the total number of cash election shares equals the product of 26.499% multiplied by the number of shares of Camco common stock issued and outstanding immediately prior to the closing of the acquisition; and

•	The stock election shares that are not reallocated as cash election shares will be converted into the right to receive First Place common stock.

If the number of cash election shares is greater than the product of 26.499% multiplied by the number of shares of Camco common stock issued and outstanding immediately prior to the closing of the acquisition, then:

•	All stock election shares will be converted into the right to receive First Place common stock;

•

A sufficient number of shares will be converted into stock election shares, first from among the holders of no election shares and then, if necessary, from among the holders of cash election shares, on a pro rata basis, so that the remaining number of cash election shares equals the product of 26.499% multiplied by the number of shares of Camco common stock issued and outstanding immediately prior to the closing of the acquisition; and

•	The cash election shares that are not reallocated as stock election shares will be converted into the right to receive cash.

If the number of cash election shares is equal to the product of 26.499% multiplied by the number of shares of Camco common stock issued and outstanding immediately prior to the closing of the acquisition, then:

•	All cash election shares will be converted into the right to receive cash and all no election shares and all stock election shares will be converted into the right to receive First Place common stock.

If the exchange agent is required to reallocate stock election shares to the right to receive cash on a pro rata basis, the pro ration will be based on the percentage of the total number of stock election shares held by such holder. If the exchange agent is required to reallocate cash election shares to the right to receive First Place common stock on a pro rata basis, the pro ration will be based on the percentage of the total number of cash election shares held by such holder.

For further information concerning the historical prices of First Place common stock, see “Market Prices and Dividends” beginning on page 76, and the risks and other factors affecting the acquisition and First Place’s business, see “Risk Factors” beginning on page 14. You are urged to obtain current market prices for First Place common stock in connection with voting your shares pursuant to the merger agreement at the Camco special meeting and making your election decision when you receive your election form after the acquisition is completed.

You should also be aware that while the amount of cash to be exchanged for a share of Camco common stock will always be $13.58, it is possible that the value of the shares of First Place common stock issued in exchange for a share of Camco common stock may be more or less than $13.58. For example, assuming the conversion ratio remains 0.97 shares of First Place common stock for each share of Camco common stock and the market price of First Place common stock increases to $16.75 or decreases to $12.50 by the date stock certificates are mailed, the per share stock consideration would have an aggregate value of approximately $16.25 or $12.13, respectively, on such date.

Election Procedures

No more than 15 days after the completion of the acquisition, the exchange agent, which will be selected by First Place to handle the mailing and processing of the election forms and letters of transmittal and the payment of the consideration to you, will mail to each holder of record of shares of Camco common stock at the effective time of the acquisition:

•	written notice of the completion of the acquisition;

•	an election form to select the form of merger consideration you want to receive; and

•

a letter of transmittal and instructions for making the election and effecting the surrender of certificates representing shares of Camco common stock in exchange for the merger consideration allocated to them.

All elections must be made on an election form. Camco stockholders will have 30 days after the date the election form is mailed to them to return the election form.

To make an effective election with respect to your shares of Camco common stock, you must:

•	properly complete and return the election form and letter of transmittal provided to you by the exchange agent;

•	deliver the election form and letter of transmittal with your stock certificates representing such shares (or an appropriate guarantee of delivery of such certificates); and

•

deliver with the election form and letter of transmittal any other required documents prior to 5:00 p.m., local time, on the 30th day after the election form is mailed by the exchange agent, or the “election deadline.”

Even if you have no preference, it is suggested that you return your election form and letter of transmittal, together with your stock certificate(s) by the election deadline indicating that you have no preference, so that you may receive the consideration allocable to you promptly following completion of the exchange procedures after the acquisition is consummated.

If your shares are held in street name by your broker, only your broker or other nominee can make an election with respect to the consideration to be received by you in exchange for your shares of Camco common stock. Your broker or other nominee, however, will not be able to make the election without instructions from you. You should instruct your broker or other nominee on which election to make, following the directions your broker or other nominee provides. If you fail to instruct your broker or other nominee on which election to make, you will be treated as if you did not make an election with respect to the consideration to be received by you in exchange for your shares of Camco common stock. Such shares will be treated as no election shares and will be subject to the allocation procedures described in this joint proxy statement/prospectus.

You should not return your Camco stock certificates with the enclosed proxy, and stock certificates should not be forwarded to First Place, Camco or any other party until you have received the letter of transmittal, which will be sent to you after we complete the acquisition.

If you have a particular preference as to the form of consideration to be received for your shares of Camco common stock, you should make an election. If you either (1) do not submit a properly completed election form by the election deadline, or (2) revoke your election form prior to the deadline and do not resubmit a properly completed election form by the election deadline, the shares of Camco common stock held by you will be designated no election shares, meaning that whether you receive cash or stock will solely be determined by the applicable percentages that must be paid in each form of consideration.

Neither the Camco board nor its financial advisor makes any recommendation as to whether stockholders should elect to receive the cash consideration or the stock consideration in the acquisition. You must make your own decision with respect to such election, bearing in mind the tax consequences of the election you choose. See “—Federal Income Tax Consequences,” beginning on page 71.

Upon surrender of a stock certificate of Camco common stock to the exchange agent for exchange and cancellation, together with a duly executed letter of transmittal, the holder of such certificate will be entitled to receive the merger consideration in exchange for such shares, subject to such holder’s election and the completion of the allocation procedures. The certificate for Camco common stock so surrendered will be canceled. No interest will be paid or accrued on any cash constituting merger consideration or paid in lieu of fractional shares.

No stock certificates representing fractional shares of First Place common stock will be issued upon the surrender or exchange of Camco stock certificates. In lieu of the issuance of any such fractional share, First Place will pay to each former stockholder of Camco who otherwise would be entitled to receive a fractional share of First Place common stock an amount in cash, without interest, determined by multiplying the fraction of a share of First Place common stock which such holder would otherwise be entitled to receive pursuant to the merger agreement by $13.58, rounded to the nearest whole cent. Former stockholders of Camco shall not be entitled to any dividend, voting or any other rights with respect to fractional shares.

If you receive shares of First Place common stock in the acquisition, you will receive dividends on First Place common stock or other distributions declared after the completion of the acquisition only if you have surrendered your Camco stock certificates and only to the extent that you have not received dividends from Camco for the same dividend period. Only then will you be entitled to receive all previously withheld dividends and distributions, without interest.

After completion of the acquisition, no transfers of Camco common stock issued and outstanding immediately prior to the completion of the acquisition will be allowed. Camco stock certificates that are presented for transfer after the completion of the acquisition will be canceled and exchanged for the appropriate merger consideration.

First Place will only issue a First Place stock certificate in a name other than the name in which a surrendered Camco stock certificate is registered if you present the exchange agent with all documents required to show and effect the unrecorded transfer of ownership of the shares of Camco common stock formerly represented by such Camco stock certificate, and show that you paid any applicable stock transfer taxes.

If your Camco stock certificate has been lost, stolen or destroyed, you may be required to deliver an affidavit and a lost certificate bond as a condition to receiving any First Place stock certificate or cash to which you may be entitled.

As noted above, you should not send your stock certificate to First Place or Camco until you have received and return the letter of transmittal and election form. However, if you cannot locate your stock certificate, please contact D. Edward Rugg, the Secretary of Camco at (740) 432-5641 to make suitable arrangements in advance of the closing of the acquisition and the exchange of stock certificates.

Conditions to the Acquisition

Completion of the acquisition is subject to the satisfaction of certain conditions set forth in the merger agreement, or the waiver of such conditions by the party entitled to do so, at or before the effective time of the acquisition. Each of the party’s obligations to consummate the acquisition under the merger agreement is subject to the following conditions:

•	the holders of a majority of the outstanding shares of Camco and First Place must have approved the merger agreement;

•

all regulatory approvals by any governmental authority required to consummate the acquisition must have been obtained and must remain in full force and effect, all statutory waiting periods in respect thereof must have expired, and no required approval may contain any term, condition or restriction which either party reasonably determines in good faith would materially and adversely affect the economic or business benefits of the acquisition to such party as to render inadvisable, in its reasonable good faith judgment, the consummation of the acquisition;

•

no order, injunction, decree or other legal restraint or prohibition that prevents the consummation of the acquisition, the bank merger or the other transactions contemplated by the merger agreement shall be in effect;

•

the registration statement of First Place of which this joint proxy statement/prospectus is a part must have become effective under the Securities Act of 1933 and no stop order suspending the effectiveness of such registration statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Securities and Exchange Commission;

•	the shares of First Place common stock to be issued in connection with the acquisition must have been approved for listing on the Nasdaq Global Select Market; and

•

each of First Place and Camco must have received an opinion of Patton Boggs LLP to the effect that the acquisition will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

In addition to the foregoing conditions, the obligation of First Place to consummate the acquisition under the merger agreement is subject to the following conditions, which may be waived by First Place:

•

the representations and warranties of Camco in the merger agreement must be true and correct in all material respects as of the date of the merger agreement and as of the closing date of the acquisition, except as to any representation or warranty which specifically relates to an earlier date;

•	Camco must have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to consummation of the acquisition;

•	First Place must have received a certificate from specified officers of Camco with respect to compliance with the foregoing conditions to the obligations of First Place;

•

the directors and executive officers of Camco who own stock must have entered into and delivered a voting agreement with First Place on the date of the merger agreement, which condition is already complete (see “—Voting Agreements,” beginning on page 74);

•

Camco must have obtained all material consents, approvals or waivers of Camco’s rights, obligations or interests under any loan, credit agreement, note, mortgage, indenture, license, lease or other agreement or instrument before the acquisition closing unless a failure to obtain such consents, approvals or waivers would not have a material adverse effect on Camco or adversely impact the economic or business benefits of the merger;

•	there must be no governmental proceeding seeking an injunction;

•	there must not be 15% or more of the outstanding shares of Camco common stock exercising rights of appraisal (See “—Camco Stockholders’ Appraisal Rights” beginning on page 68);

•	there must be no payment that would exceed the limitations set forth in Section 280G of the Internal Revenue Code prior to closing the acquisition;

•	Camco and Camco Bank must have obtained all material regulatory permits and approvals prior to closing the acquisition; and

•

First Place must have received such certificates of Camco’s officers or others and such other documents to evidence fulfillment of the conditions to its obligations as First Place may reasonably request.

In addition to the other conditions set forth above, the obligation of Camco to consummate the acquisition under the merger agreement is subject to the following conditions, which may be waived by Camco:

•

the representations and warranties of First Place in the merger agreement must be true and correct in all material respects as of the date of the merger agreement and as of the closing date of the acquisition, except as to any representation or warranty which specifically relates to an earlier date;

•	First Place must have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to consummation of the acquisition;

•	Camco must have received a certificate from specified officers of First Place with respect to compliance with the foregoing conditions to the obligations of Camco;

•	there must be no governmental proceeding seeking an injunction;

•	First Place must have deposited with the exchange agent the stock consideration and cash consideration to be paid to the holders of Camco common stock in the acquisition;

•	First Place and First Place Bank must have obtained all material regulatory permits and approvals prior to closing the acquisition; and

•	Camco must have received such certificates of First Place’s officers or others and such other documents to evidence fulfillment of the conditions to its obligations as Camco may reasonably request.

Regulatory Approvals

Consummation of the acquisition and the subsidiary merger are subject to receipt of certain regulatory approvals.

Office of Thrift Supervision. First Place intends to acquire Camco by way of a merger, whereby Camco will merge with and into First Place, with First Place as the surviving company and by merging Camco Bank with First Place Bank. The acquisition and the subsidiary merger are subject to the prior approval of the OTS under the Home Owners’ Loan Act. First Place and Camco have filed applications with the OTS to obtain prior approval of the acquisition and the subsidiary merger. In reviewing applications, the OTS considers:

•	the effect of the transaction upon competition;

•	the financial and managerial resources and future prospects of the merging and resulting institutions;

•	the capital levels of the surviving savings institution;

•	the performance of the applicants in helping to meet the credit needs of the relevant communities, including low- and moderate-income neighborhoods; and

•	the convenience and needs of the community served.

The OTS will not approve a transaction:

•	that would result in a monopoly or would be in furtherance of any combination, conspiracy or attempt to monopolize the business of banking in any part of the United States; or

•

whose effect in any section of the United States may be to substantially lessen competition, or tend to create a monopoly, or which in any other manner would be in restraint of trade, unless the probable effects of the transaction in meeting the convenience and needs of the community clearly outweigh the anti-competitive effects of the transaction.

Any transaction approved by the OTS may not be completed until 30 days after the OTS approval, during which time the U.S. Department of Justice may challenge such transaction on antitrust grounds. With the approval of the OTS and the U.S. Department of Justice, the waiting period may be reduced to 15 days.

Status of Applications and Notices. First Place and Camco have filed all required applications with applicable regulatory authorities in connection with the acquisition and the subsidiary merger. There can be no assurance that all requisite approvals will be obtained, that such approvals will be received on a timely basis or that such approvals will not impose any term, condition or restriction which either party reasonably determines in good faith would materially or adversely affect the economic or business benefits of the acquisition to such party, as to render inadvisable in its reasonable good faith judgment the consummation of the acquisition. If any such term, condition or restriction is imposed, either First Place or Camco may elect not to consummate the acquisition. See “—Conditions to the Acquisition,” beginning on page 56.

The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the acquisition from the standpoint of the adequacy of the merger consideration to be received by Camco stockholders. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the acquisition.

Business Pending the Acquisition

The merger agreement contains certain covenants of the parties regarding the conduct of their respective businesses pending consummation of the acquisition. These covenants, which are contained in Article V of the merger agreement included as Annex I hereto, are briefly described below.

Pending consummation of the acquisition, Camco may not, among other things, take any of the following actions without the prior written consent of First Place:

•

conduct its business other than in the ordinary and usual course consistent with past practice or fail to use reasonable best efforts to preserve its business organization, keep available the present services of its employees and preserve for itself and First Place the goodwill of the customers of Camco and its subsidiaries and others with whom business relations exist;

•

other than pursuant to options exercisable for shares of Camco common stock, issue, sell or otherwise permit to become outstanding, or authorize the creation of any additional shares of equity or debt securities or any rights to acquire such stock or permit any additional shares of equity securities to become subject to grants of stock options;

•

make, declare, pay or set aside for payment any dividend or declare or make any distribution on any shares of Camco common stock, other than quarterly cash dividends paid in the ordinary course of business not to exceed $0.075 per quarter and only if Camco does not report a loss for such quarter;

•	directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock;

•	declare any special dividend;

•

enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of Camco or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except for (1) normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, provided that no such increase shall result in an individual annual adjustment of more than 3.5%; (2) for other changes that are required by applicable law; or (3) to satisfy existing contractual obligations previously disclosed by Camco to First Place;

•

hire any person as an employee, except (1) to satisfy existing contractual obligations previously disclosed by Camco or (2) to fill a vacancy arising after the date of the merger agreement, provided that such person’s salary is not more than $50,000 on an annual basis;

•

enter into, establish, adopt or amend or make any contributions to any employee benefit plan, except (1) as may be required by law or (2) to satisfy existing contractual obligations previously disclosed;

•	sell, transfer, pledge, encumber or otherwise dispose of material assets, deposits, business or properties;

•	acquire all or any portion of the assets, business, deposits or prospectus of any other entity;

•	make capital expenditures, other than in the ordinary course of business, in excess of $50,000;

•	amend its restated certificate of incorporation or restated bylaws (or equivalent documents);

•	change its principles, practices or methods of accounting except as required by GAAP;

•	enter into, renew, terminate, amend or modify any service agreement or other contract that exceeds $50,000 in value;

•	settle litigation claims which involve the payment by Camco in excess of $10,000 or that would impose a material restriction on Camco or would otherwise have a material adverse effect on Camco;

•	enter into new material lines of business, other than the origination of FHA or VA loans, or change its principal operating policies;

•	file any application or make any contract with respect to branching or site location or site relocation;

•	enter into derivatives contracts;

•

incur new indebtedness in excess of $50,000,000 with a term of no more than one year or assume, guarantee, endorse or otherwise become responsible for obligations of another person outside the ordinary course of business;

•	originate any certificates of deposit in excess of $250,000 (“Jumbo CD”) or reprice any existing Jumbo CD in excess of the current Federal funds rate plus 200 basis points;

•	acquire any debt security or equity investment other than federal funds or short-term U.S. Government securities or U.S. Government agency securities;

•	make or modify loans outside of the ordinary course and in excess of certain limitations on the principal balances of such loans as set forth in the merger agreement;

•	purchase or commit to purchase any bulk loan portfolio;

•

originate, purchase or otherwise acquire any (1) loans from any correspondent relationship other than existing correspondent relationships, (2) acquisition, development or speculative construction loan, (3) one- to four-family non-owner occupied loan or investor loan with a loan to value ratio greater than 70%, (4) builder construction lines of credit or (5) loan with a loan to value ratio greater than 80% of the lower of the appraised value or the purchase price other than loans with private mortgage insurance on the portion that exceeds 80%;

•	acquire (other than by way of foreclosure) real estate or any real estate development project;

•	take any action that would prevent or impede the acquisition from qualifying as a reorganization under Section 368(a) of the Internal Revenue Code;

•	elect or appoint any new member to the board of directors or appoint any officer of Camco or any subsidiary who is not already serving as member of such board or serving as an officer;

•

enter into any agreement or arrangement with any Camco officer, director or their respective immediate family members, affiliates or associates, other than compensation of such officers and directors in the ordinary course of business;

•

increase, reduce, diminish or otherwise materially adversely affect the existing level, quality and frequency of advertising, commercials and/or other promotional campaigns for Camco and its subsidiaries;

•

issue any broad communication to Camco’s customers or employees, except for communications done in the ordinary course of business that do not relate to the acquisition or the content of any such communication, and if about the acquisition, is consistent with information publicly available through approved press releases or through SEC, OTS, FDIC, Ohio Division or Federal Reserve Board regulatory filings;

•	establish, acquire or otherwise create any new subsidiary;

•	make any elections, or change current elections, with respect to taxes of Camco;

•

take any action that would result in (1) any of the representations and warranties of Camco not being true and correct in any material respect at or prior to the effective time of the acquisition, (2) any of the conditions to consummation of the acquisition set forth in the merger agreement not being satisfied or (3) a material violation of the merger agreement, except in each case as may be required by applicable law or regulation; or

•	agree to do any of the foregoing.

The merger agreement also provides that pending consummation of the acquisition, First Place may not, and will cause each subsidiary of First Place not to take any of the following actions without the prior written consent of Camco:

•	any action that would prevent or impede the acquisition from qualifying as a reorganization under Section 368(a) of the Internal Revenue Code;

•

any action that would result in (1) any of the representations and warranties of First Place not being true in any material respect at or prior to the effective time of the acquisition, (2) any of the conditions to consummation of the acquisition set forth in the merger agreement not being satisfied, or (3) a material violation of the merger agreement, except in each case as may be required by applicable law or regulation;

•	amend its certificate of incorporation or bylaws in a manner that would materially and adversely affect the economic benefits of the acquisition to the holders of Camco common stock;

•	declare or pay any extraordinary or special dividends on or make any extraordinary or special distributions to First Place’s stockholders; or

•	agree to do any of the foregoing.

Board of Directors’ Covenant to Recommend the Merger Agreement

Pursuant to the merger agreement, the Camco board of directors is required to recommend that Camco stockholders approve the merger agreement at all times prior to and during the meeting of Camco stockholders at which the merger agreement is to be considered by them. However, the Camco board of directors may withhold, withdraw, amend or modify its recommendation if it determines in good faith, after consultation with its outside counsel and financial advisors, that such action is legally required in order for the directors of Camco to comply with their fiduciary duties to the Camco stockholders under applicable law, provided that any such action in connection with an “acquisition proposal” must comply with the requirements described under “—No Solicitation” below.

No Solicitation

The merger agreement provides that Camco shall not, and that Camco shall direct and use its reasonable best efforts to cause its directors, officers, employees, agents and representatives not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to an “acquisition proposal,” which is defined to mean any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving Camco, or any purchase of all, or substantially all, of the assets of Camco, or more than 25% of the outstanding equity securities of Camco.

In the merger agreement, Camco also agreed that it would not and that it would direct and use its reasonable best efforts to cause its directors, officers, employees, agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an acquisition proposal, or otherwise facilitate any effort or attempt to make or implement an acquisition proposal. However, Camco or its board of directors may:

•	comply with its disclosure obligations under federal or state law;

•

provide information in response to a request received from a person who has made an unsolicited bona fide written acquisition proposal if the Camco board of directors receives from such person an executed confidentiality agreement;

•	engage in any negotiations or discussions with any person who has made an unsolicited bona fide written acquisition proposal; or

•	recommend such an acquisition proposal to the stockholders of Camco;

if and only to the extent that in each of the last three cases referred to above, (1) the Camco board of directors determines in good faith following consultation with its outside legal counsel that such action would be required in order for its directors to comply with their respective fiduciary duties under applicable law and (2) the Camco board of directors determines in good faith following consultation with its outside legal counsel and receipt of a written opinion from its financial advisors that such acquisition proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal and would, if consummated, result in a transaction more favorable to Camco’s stockholders from a financial point of view than the merger with First Place. An acquisition proposal that is received and considered by Camco in compliance with these requirements and approved by the Camco board of directors is referred to as a “superior proposal.” Camco is required to promptly notify First Place if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, Camco or any of its representatives.

Representations and Warranties of the Parties

Pursuant to the merger agreement, First Place and Camco made certain customary representations and warranties relating to the following matters, among others:

•	corporate organization and similar corporate matters;

•	capital structure;

•	authorization of the merger agreement and related documents and the absence of conflicts;

•	consents and regulatory approvals required to effect the acquisition;

•	reports filed with the SEC, OTS, Ohio Division, Federal Reserve Board and other regulatory organizations, as applicable to such party;

•	financial statements and the absence of undisclosed liabilities;

•	legal proceedings;

•	taxes;

•	employee benefit plan matters;

•	compliance with applicable laws and reporting requirements;

•	agreements with regulators;

•	loan portfolios;

•	assistance agreements;

•	absence of certain changes or events;

•	board approval and, with respect to Camco, applicable state takeover laws;

•	the stockholder vote required to approve the merger agreement;

•	transactions with affiliates;

•	Community Reinvestment Act compliance; and

•	insurance.

In addition, Camco also made certain customary representations and warranties relating to investment securities, administration of fiduciary accounts, environmental matters, derivative transactions, intellectual property, material agreements, its mortgage banking business, benefits payable upon termination of employment, deposits, real property, an opinion from Stifel, and its indemnification obligations. For detailed information concerning these representations and warranties, reference is made to Articles III and IV of the merger agreement included as Annex I to this joint proxy statement/prospectus. Such representations and warranties must remain accurate in all material respects through the completion of the acquisition. See “—Conditions to the Acquisition,” beginning on page 56.

Under the terms of the merger agreement, a material adverse effect on either First Place or Camco is defined to mean any effect that (1) is material and adverse to the business, properties, assets, liabilities, results of operations, financial condition or business of such entity and its subsidiaries taken as a whole or (2) would materially impair the ability of such entity to perform its obligations under the merger agreement or otherwise materially threaten or impede the consummation of the acquisition. However, under the terms of the merger agreement, none of the following would be deemed to constitute a material adverse effect on any entity:

•

changes in thrift, banking and similar laws of general applicability or interpretations of them by courts or governmental authorities, including changes in general economic conditions and changes in prevailing interest and deposit rates;

•	changes in GAAP or regulatory accounting requirements applicable to thrifts, banks or their holding companies generally;

•

modifications or changes to valuation policies and practices, in connection with the transactions contemplated by the merger agreement or restructuring charges taken in connection with them, in each case in accordance with GAAP;

•	changes resulting from expenses in connection with the merger agreement;

•	the effects of any action or omission taken with the prior consent of the other party as contemplated by the merger agreement;

•	the payment of amounts due or provisions of any benefits to any officer or employee under any employment, change in control or severance agreements; and

•	acts of terrorism or war.

Subsidiary Merger

In connection with the merger of Camco into First Place, First Place Bank and Camco Bank will enter into a plan of merger pursuant to which Camco Bank will merge with and into First Place Bank, with First Place Bank as the surviving institution and wholly-owned subsidiary of First Place. This subsidiary merger is expected to occur immediately after the merger of Camco with and into First Place. The plan of merger may be terminated by mutual consent of the parties at any time and will be terminated automatically in the event the merger agreement is terminated. In addition, First Place and Camco may agree, because of business, tax or other considerations, to revise the structure of the subsidiary merger before the subsidiary merger is completed by amending the plan of merger. A revision to the structure of the subsidiary merger will not change the consideration you will receive in the acquisition.

Effective Time of the Acquisition

First Place is acquiring Camco through the merger of Camco with and into First Place, with First Place as the surviving company. The acquisition will become effective upon the filing of the certificate of merger with the Delaware Secretary of State, unless a different date and time is specified as the effective time in such documents. The certificate of merger will be filed only after the satisfaction or waiver of all conditions to the acquisition set forth in the merger agreement, including approval of the merger agreement by Camco and First Place stockholders and receipt of the necessary regulatory approvals. The date of such filings will be the closing date of the acquisition.

At the effective time of the acquisition, the directors and executive officers of First Place and First Place Bank serving immediately prior to the effective time, as well as two persons from Camco’s board of directors, will serve as such for the surviving company and First Place Bank following the acquisition. See “—Interests of Certain Persons in the Acquisition” beginning on page 66.

We expect to complete the acquisition during the fourth quarter of calendar 2008, subject to the satisfaction of the conditions to the acquisition, including the receipt of required regulatory approvals.

Amendment, Waiver and Extension of the Merger Agreement

To the extent permitted under applicable law, the merger agreement may be amended at any time by the parties by action taken or authorized by their respective boards of directors. However, after stockholders of Camco have approved the merger agreement, no amendment may be made that would reduce the amount or change the form of the consideration to be received by Camco’s stockholders as provided in the merger agreement, without Camco stockholder approval.

At any time before the completion of the acquisition, the parties may, by action taken or authorized by their respective boards of directors, to the extent legally allowed:

•	extend the time for the performance of any of the obligations or other acts of the other party;

•	waive any inaccuracies in the representations and warranties contained in the merger agreement or in any documents delivered pursuant to the merger agreement; and

•	waive compliance with any of the agreements or conditions contained in the merger agreement.

•	all extensions and waivers must be in writing and signed by the party against whom the waiver is to be effective.

Termination of the Merger Agreement

The merger agreement may be terminated by:

•	mutual consent of First Place and Camco in a written instrument, if the board of directors of each party so determines by two-thirds vote of the members of its entire board;

•	either First Place or Camco upon written notice to the other,

•

60 days after the date on which any request or application for a requisite regulatory approval has been denied or withdrawn at the request of the governmental entity unless a petition for rehearing or amended application has been filed within 60 days of such denial or withdrawal, except that this right to terminate the agreement will not be available to any party whose failure to fulfill any obligation under the merger agreement has been the cause of the denial or request for withdrawal;

•	if any governmental entity shall have issued a final non-appealable order enjoining or otherwise prohibiting the completion of the acquisition or any transaction contemplated by the merger agreement;

•

if any regulatory approval contains a term, condition or restriction which the terminating party reasonably determines in good faith would materially adversely affect the economic or business benefits of the acquisition to such terminating party so as to render inadvisable, in its reasonable good faith judgment, the consummation of the acquisition;

•	if the merger shall not have been consummated on or before December 31, 2008;

•	if the stockholders of Camco do not approve the merger agreement at a duly held meeting of Camco stockholders;

•	if the stockholders of First Place do not approve the merger agreement at a duly held meeting of First Place stockholders; or

•

if the other party has materially breached any representation, warranty, covenant or other agreement under the merger agreement, and it would have a material adverse effect in the case of a covenant, which has not been cured or could not be cured within 30 days following written notice of the breach and, as long as the party seeking to terminate the merger agreement has not also materially breached the merger agreement.

First Place if:

•	the board of directors of Camco does not recommend in this joint proxy statement/prospectus that its stockholders adopt the merger agreement;

•

after recommending in this joint proxy statement/prospectus that stockholders of Camco adopt the merger agreement, the board of directors of Camco withdraws, modifies or qualifies its recommendation in any respect adverse to the interests of First Place;

•	Camco fails to call, give proper notice of, convene and hold a meeting of its stockholders to consider and vote upon the merger agreement; or

•

a third party commences a tender offer or exchange offer for 20% or more of the outstanding Camco common stock and the board of directors of Camco recommends that Camco stockholders tender their shares in the offer or fails to recommend that they reject the offer within a specified period.

Camco if:

•	the board of directors of First Place does not recommend in this joint proxy statement/prospectus that its stockholders adopt the merger agreement;

•

after recommending in this joint proxy statement/prospectus that stockholders of First Place adopt the merger agreement, the board of directors of First Place withdraws, modifies or qualifies its recommendation in any respect adverse to the interests of Camco;

•	First Place fails to call, give proper notice of, convene and hold a meeting of its stockholders to consider and vote upon the merger agreement;

•

at any time prior to the Camco special meeting it determines to enter into an acquisition agreement or similar agreement with respect to a “superior proposal,” as defined in the merger agreement and under “—No Solicitation,” beginning on page 61, which has been received and considered by Camco in full compliance with the applicable terms of the merger agreement, provided that Camco has notified First Place at least five business days in advance of any such termination and given First Place the opportunity during such period to make an offer at least as favorable as the superior proposal, as determined in good faith by the Camco board of directors; or

•

the average closing price per share for First Place common stock on the Nasdaq Global Select Market for the 25 consecutive Nasdaq trading day period ending on the tenth day prior to the closing of the acquisition is less than $11.20, subject to First Place’s ability to increase the exchange ratio to the point that the adjusted exchange ratio multiplied by First Place’s average closing price equals $10.86.

Termination Fees

The merger agreement provides that Camco must pay First Place a $3.8 million termination fee if the merger agreement is terminated by First Place under the following circumstances:

•

a material breach by Camco of certain covenants primarily related to holding the Camco special meeting, providing information in First Place’s registration statement and authorizing and executing the plan of merger between First Place Bank and Camco Bank;

•	the Camco board of directors does not recommend in this joint proxy statement/prospectus that the Camco stockholders adopt the merger agreement;

•

after recommending the merger agreement in this joint proxy statement/prospectus, the Camco board of directors withdraws, modifies or qualifies its recommendation in any respect adverse to First Place;

•	Camco fails to call, give proper notice of, convene and hold a meeting of its stockholders to consider and vote upon the merger agreement;

•

a third party commences a tender offer or exchange offer for 20% or more of the outstanding Camco common stock and the board of directors of Camco recommends that Camco stockholders tender their shares in the offer or otherwise fails to recommend that they reject the offer within a specified period;

•

Camco materially breaches any of its representations, warranties or covenants in the merger agreement, the failure to close the acquisition by December 31, 2008 is caused by Camco or Camco fails to obtain the required vote of its stockholders, in each case only if there is a publicly announced proposal or offer with respect to a merger, reorganization share exchange, consolidated or similar transaction involving Camco or any purchase of all or substantially all of the assets of Camco or more than 25% of the outstanding equity securities of Camco; or

•	the acceptance by Camco of a superior acquisition proposal that First Place decides not to match.

Any termination fee that becomes payable pursuant to the merger agreement must be paid within two business days following the date of termination of the merger agreement. If Camco fails to timely pay the termination fee to First Place, Camco will be obligated to pay the costs and expenses incurred by First Place in connection with any action in which First Place prevails, taken to collect payment of such amounts, together with interest.

Interests of Certain Persons in the Acquisition

In considering the recommendation of the board of directors of Camco to vote for the proposal to adopt the merger agreement, Camco stockholders should be aware that certain of Camco’s directors and executive officers have interests in the acquisition as individuals which are in addition to, or different from, their interests as stockholders of Camco. The Camco board of directors was aware of these factors and considered them, among other matters, in approving the merger agreement and the acquisition. These interests are described below.

Employment Agreement. Camco has an employment agreement with Richard C. Baylor for a term ending January 31, 2011. Under the employment agreement, if Mr. Baylor’s employment is terminated by Camco in connection with or within one year after a change of control for any reason other than just cause, Mr. Baylor will be entitled to payment of an amount equal to three times his average annual compensation (as such term is defined in Section 280G of the Internal Revenue Code of 1986). In addition, Mr. Baylor is entitled to continued coverage under all health, life and disability benefit plans for 36 months and all directors’ fees he would have earned if he had remained a director for a period of 36 months. Mr. Baylor is also entitled to these benefits if he voluntarily terminates his employment within twelve months following a change of control for good reason, which is defined as (1) the present capacity or circumstances in which he is employed are materially and adversely changed, in his reasonable opinion (including, without limitation, a reduction in responsibilities or authority, the assignment of duties or responsibilities substantially inconsistent with those normally associated with the position of President and Chief Executive Officer or a reduction in salary); (2) he is no longer the President and Chief Executive Officer of Camco or any successor by merger to Camco; (3) he is required to move his personal residence, or perform his principal executive functions, more than 35 miles from his primary office; or (4) Camco otherwise breaches the agreement in any material respect.

Change of Control Agreements. Camco has entered into a Change of Control Agreement with each of David S. Caldwell, D. Edward Rugg, Edward A. Wright, Kemper C. Allison and Kristina K. Tipton. As specified in the change of control agreements for Messrs. Caldwell, Rugg, Wright and Allison, if the officer is terminated by Camco for any reason other than just cause, within six months prior to a change of control, or within one year after a change of control, Camco will pay (1) the officer an amount equal to two times his annual compensation and (2) the premiums required to maintain coverage under the health insurance plan in which the officer is a participant immediately prior to the change of control until the earlier of (i) the second anniversary of his termination or (ii) the date the officer is included in another employer’s benefit plans. Camco defines annual compensation as base salary. The officer will also be entitled to payments if he voluntarily terminates his employment within twelve months following a change of control for good reason, which is defined in the agreements as (1) the capacity or circumstances in which the officer is employed are changed (including, without limitation, a reduction in responsibilities or authority, or a reduction in salary; (2) the officer is required to move his personal residence, or perform his principal executive functions, more than thirty-five miles from his primary office as of the date of the agreement; or (3) Camco otherwise breaches the agreement. Ms. Tipton’s change of control agreement is the same as the others except that it provides for a payment of one time her annual salary and the payment of premiums for the earlier of (i) the first anniversary of her termination or (ii) the date she is included in another employer’s benefit plans.

Stock Options. Under the terms of the merger agreement, each outstanding option to purchase Camco common shares, whether or not it is exercisable, will be converted automatically into an option to purchase shares of First Place common stock. The number of shares of First Place common stock subject to each assumed Camco option will be equal to the number of shares of Camco common stock previously subject to the assumed Camco option multiplied by the exchange ratio (as may be adjusted) and the per share exercise price under each such Camco option will be adjusted by dividing the per share exercise price under each such Camco option by the exchange ratio (as may be adjusted). As of October 3, 2008, directors and executive officers of Camco, as a group, hold outstanding options to purchase 188,507 Camco common shares with a weighted average exercise price of $14.59 per share. A total of 31,135 unvested options will be accelerated and will vest upon the completion of the merger.

Salary Continuation Agreements. Each of Messrs. Baylor, Rugg, Caldwell and Wright is a party to a 2002 Salary Continuation Agreement with Camco. As specified in each of the agreements, upon a change of control followed within 12 months by a termination of his employment, each officer will become 100% vested in his accrual balance and receive payments based on that balance for 15 years, beginning in the month following termination. Messrs. Rugg and Wright also each have a 1996 Salary Continuation Agreement with Camco Bank. Each 1996 agreement provides for a benefit upon a change of control while he is in the active service of Camco Bank. He will receive a lump sum payment based on 100% of his vested accrual balance after the change of control. Under both the 1996 and 2002 Salary Continuation Agreements, the benefit is only payable up to the amount that would not trigger excise tax under Section 280G.

Appointment of Directors to the First Place and First Place Bank Boards of Directors. Upon the completion of the merger, two members of Camco’s current directors will be appointed to serve on the board of directors of First Place and First Place Bank.

Appointment of Directors to an Advisory Board. Effective upon the completion of the merger, First Place will appoint each director of Camco (other than the two selected above) and Mr. D. Edward Rugg to be members of an advisory board to First Place. The advisory board will be maintained for a period of one year and meet on a quarterly basis. Each member of the advisory board will receive a $1,500 fee for each quarterly meeting attended.

Indemnification. For a period of three years following the effective time of the merger, First Place has agreed to indemnify and hold harmless the current and former officers and directors of Camco and its subsidiaries against any costs or expenses incurred in connection with any claim, action, suit, proceeding or investigation that is a result of matters that existed or occurred at or before the effective time of the merger to the same extent as Camco currently provides for indemnification of its officers and directors. For a period of three years following the effective time of the merger, First Place has also agreed to maintain the directors’ and officers’ liability insurance policy maintained by Camco for the current officers and directors of Camco and its subsidiaries.

Resale of First Place Common Stock

The shares of First Place common stock to be issued pursuant to the acquisition will be registered, and will be freely transferable, under the Securities Act of 1933.

Camco Stockholders’ Appraisal Rights

Summary of Appraisal Rights Procedures

The following discussion of the provisions of Section 262 of the Delaware General Corporation Law is not a complete statement of the law pertaining to appraisal rights and is qualified in its entirety by reference to the full text of Section 262 of the Delaware General Corporation Law, a copy of which is attached to this joint proxy statement/prospectus as Annex IV and is incorporated into this summary by reference.

Camco is organized under Delaware law. Under Delaware law, any holder of Camco common stock who does not wish to accept the consideration contemplated by the merger agreement for the stockholder’s shares of common stock has the right to dissent from the merger and seek an appraisal of, and to be paid, in cash, the fair cash value (exclusive of any element of value arising from the accomplishment or expectation of the merger) for, shares of Camco common stock, as determined by the Delaware Chancery Court, together with a fair rate of interest, if any. Your entitlement to appraisal rights is subject in all cases to your compliance with the provisions of Section 262 of the Delaware General Corporation Law. Under Section 262, not less than 20 days before Camco’s special meeting, Camco must notify each of the stockholders of record of its capital stock as of the record date for the Camco special meeting that appraisal rights are available and include in the notice a copy of Section 262. Camco intends that this joint proxy statement/prospectus constitute this notice.

Making sure that you actually perfect your appraisal rights can be complicated. The procedural rules are specific and must be followed precisely. Your failure to comply with these procedural rules may result in your becoming ineligible to pursue appraisal rights. The following information is intended as only a brief summary of the material provisions of the statutory procedures you must follow in order to perfect your appraisal rights. Please review Section 262 for a complete description of the necessary procedures to be followed.

If you are a Camco stockholder and you wish to exercise your appraisal rights, you must satisfy the provisions of Section 262 of the Delaware General Corporation Law, including the following:

•

You must make a written demand for appraisal: You must deliver a written demand for appraisal to Camco before the vote on the merger agreement is taken at the Camco special meeting. This written demand for appraisal must be separate from your proxy card. A vote against the merger agreement alone will not constitute a demand for appraisal.

•

You must refrain from voting for adoption of the merger agreement: You must not vote for adoption of the merger agreement. If you vote, by proxy or in person, in favor of the merger agreement, this will terminate your right to appraisal. You can also terminate your right to appraisal if you return a signed proxy card and:

•	fail to vote against adoption of the merger agreement; or

•	fail to note that you are abstaining from voting.

If you do either of these two things, your appraisal rights will terminate even if you previously filed a written demand for appraisal.

•

You must continuously hold your Camco shares: You must continuously hold your shares of Camco common stock from the date you make the demand for appraisal through the effective date of the merger. If you are the record holder of Camco common stock on the date the written demand for appraisal is made but thereafter transfer the shares prior to the effective date of the merger, you will lose any right to appraisal for those shares.

Description of Appraisal Rights Procedures

You should read the paragraphs below for more details on making a demand for appraisal:

•

A written demand for appraisal of Camco common stock is only effective if it is signed by, or for, the stockholder of record who owns those shares at the time the demand is made. The demand must also be signed precisely as the stockholder’s name appears on his or her share certificate. If you are the beneficial owner of Camco common stock, but not the stockholder of record, you must have the stockholder of record sign any demand for appraisal.

•	If you own Camco common stock in a fiduciary capacity, such as a trustee, guardian or custodian, you must disclose the fact that you are signing the demand for appraisal in that capacity.

•

If you own Camco common stock with more than one person, such as in a joint tenancy or tenancy in common, all owners must sign, or have signed for them, the demand for appraisal. An authorized agent, which could include one or more of the joint owners, may sign the demand for appraisal for a stockholder of record; however, the agent must expressly disclose who the stockholder of record is and that the agent is signing the demand as that stockholder’s agent.

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If you are a record owner, such as a broker, who holds Camco common stock as a nominee for others, you may exercise a right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising that right for other beneficial owners. In that case, you should specify in the written demand the number of shares as to which you wish to demand appraisal. If you do not expressly specify the number of shares, we will assume that your written demand covers all the shares of Camco common stock that are in your name.

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If you are a Camco stockholder who elects to exercise appraisal rights, you should mail or deliver a written demand to: Corporate Secretary, Camco Financial Corporation, 6901 Glenn Highway, Cambridge, Ohio 43725.

•

It is important that Camco receive all written demands before the vote concerning the merger agreement is taken at the Camco special meeting. As explained above, this written demand should be signed by, or on behalf of, the stockholder of record. The written demand for appraisal should specify the stockholder’s name and mailing address, the number of shares of stock owned, and that the stockholder is demanding appraisal of the stockholder’s shares.

•

If the merger is completed, each holder of Camco common stock who has perfected appraisal rights in accordance with Section 262 will be entitled to be paid by First Place for the stockholder’s Camco common stock the fair value in cash of those shares. The Delaware Court of Chancery will appraise the shares, determining their fair value, exclusive of any element of value arising from the completion or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be fair value. In determining the fair value, the Chancery Court may take into account all relevant factors and upon its determination will then direct the payment of the fair value of the shares, together with any interest, to the stockholders of Camco common stock who have perfected their appraisal rights. The shares of Camco common stock with respect to which holders have perfected their appraisal rights in accordance with Section 262 and have not effectively withdrawn or lost their appraisal rights are referred to in this joint proxy statement/prospectus as the dissenting shares.

•	If you fail to comply with any of these conditions and the merger becomes effective, you will only be entitled to receive the consideration provided in the merger agreement for your shares.

Written Notice: Within ten days after the effective date of the merger, First Place, as the surviving corporation in the merger, must give written notice that the merger has become effective to each stockholder who has fully complied with the conditions of Section 262.

Petition with the Delaware Chancery Court: Within 120 days after the merger, either First Place or any stockholder who has complied with the conditions of Section 262 may file a petition in the Delaware Chancery Court. This petition should request that the Chancery Court determine the value of the shares of stock held by all the stockholders who are entitled to appraisal rights. If you intend to exercise your appraisal rights, you should file this petition in the Chancery Court. First Place has no obligation to file this petition, and if you do not file this petition within 120 days after the effective date of the merger, you will lose your rights of appraisal.

Request for Appraisal Rights Statement: If you have complied with the conditions of Section 262, you are entitled to receive a statement from First Place. This statement will set forth the number of shares not voted in favor of the merger and that have demanded appraisal rights and the number of stockholders who own those shares. In order to receive this statement you must send a written request to First Place within 120 days after the merger. After the merger, First Place has ten days after receiving a request to mail you the statement.

Chancery Court Procedures: If you properly file a petition for appraisal in the Chancery Court and deliver a copy to First Place, First Place will then have 20 days to provide the Chancery Court with a list of the names and addresses of all stockholders who have demanded appraisal rights and have not reached an agreement with First Place as to the value of their shares. The Registry in Chancery, if so ordered by the Court, will give notice of the time and place fixed for the hearing of that petition to the stockholders on the list. At the hearing, the Chancery Court will determine the stockholders who have complied with Section 262 and are entitled to appraisal rights. The Chancery Court may also require you to submit your stock certificates to the Registry in Chancery so that it can note on the certificates that an appraisal proceeding is pending. If you do not follow the Chancery Court’s directions, you may be dismissed from the proceeding.

Appraisal of Shares: After the Chancery Court determines which stockholders are entitled to appraisal rights, the Chancery Court will appraise the shares of stock that are the subject of the demand for appraisal. To determine the fair value of the shares, the Chancery Court will consider all relevant factors except for any appreciation or depreciation due to the anticipation or accomplishment of the merger. After the Chancery Court determines the fair value of the shares, it will direct First Place as the surviving corporation of the merger, to pay that value to the stockholders who have successfully sought appraisal rights. The Chancery Court can also direct First Place to pay interest, simple or compound, on that value if the Chancery Court determines that interest is appropriate. In order to receive payment for your shares under an appraisal procedure, you must surrender your stock certificates to First Place.

The Chancery Court could determine that the fair value of shares of stock is more than, the same as, or less than the merger consideration.

Costs and Expenses of Appraisal Proceeding: The Chancery Court may determine the costs of the appraisal proceeding and allocate them among the parties as the Chancery Court deems equitable under the circumstances. Upon application by a stockholder, the Chancery Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. In the absence of that determination or assessment, each stockholder bears his, her or its own expenses.

Loss of Stockholder’s Rights: If you demand appraisal rights, after the effective date of the merger you will not be entitled:

•	to vote the shares of stock for which you have demanded appraisal rights for any purpose;

•

to receive payment of dividends or any other distribution with respect to the shares of stock for which you have demanded appraisal, except for dividends or distributions, if any, that are payable to stockholders of record as of a record date prior to the effective time of the merger; or

•	to receive the payment of the consideration provided for in the merger agreement (unless you properly withdraw your demand for appraisal).

If you do not file a petition for an appraisal within 120 days after the effective date of the merger, your right to an appraisal will terminate. You may withdraw your demand for appraisal and accept the merger consideration by deliver to First Place a written withdrawal of your demand, except that:

•	any attempt to withdraw made more than 60 days after the effective date of the merger will require the written approval of First Place; and

•	an appraisal proceeding in the Chancery Court cannot be dismissed unless the Chancery Court approves.

If you fail to comply strictly with the procedures described above you will lose your appraisal rights, in which event you will be entitled to receive the consideration with respect to your dissenting shares in accordance with the merger agreement. Consequently, if you are a stockholder of Camco common stock and wish to exercise your appraisal rights, we strongly urge you to consult a legal advisor before attempting to exercise your appraisal rights.

Federal Income Tax Consequences

General. The following description of certain material federal income tax consequences of the acquisition to stockholders of Camco is based upon the opinion of Patton Boggs LLP, legal counsel to First Place. The opinion is included as Exhibit 8 to First Place’s registration statement on Form S-4 (Registration No. 333-152681) filed with the Securities and Exchange Commission. The federal income tax laws are complex and the tax consequences of the acquisition may vary depending upon each stockholder’s individual circumstances or tax status. Accordingly, this description is not a complete description of all of the consequences of the acquisition and, in particular, may not address federal income tax considerations that may affect the treatment of stockholders subject to special treatment under United States federal income tax law (including, for example, foreign persons, financial institutions, dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, holders who acquired their shares of Camco common stock pursuant to the exercise of an employee stock option or right or otherwise as compensation and holders who hold Camco common stock as part of a “hedge,” “straddle” or “conversion transaction”). In addition, no opinion is expressed with respect to the tax consequences of the acquisition under applicable foreign, state or local laws or under any federal tax laws other than those pertaining to the income tax. This description is based on laws, regulations, rulings and judicial decisions as in effect on the date of this joint proxy statement/prospectus, without consideration of the particular facts or circumstances of any holder of Camco common stock. These authorities are all subject to change and any such change may be made with retroactive effect. No assurance can be given that, after any such change, this description would not be different.

Tax matters are very complicated, and the tax consequences of the acquisition to you will depend upon the facts of your particular situation. Accordingly, we strongly urge you to consult your own tax advisor to determine the particular federal, state, local or foreign income or other tax consequences to you of the acquisition.

Tax Opinions. First Place and Camco have received an opinion from Patton Boggs LLP regarding certain tax aspects of the acquisition. The opinion is based on facts, representations and assumptions that were provided by First Place and Camco and that are consistent with the state of facts that First Place and Camco believe will exist as of the effective time of the acquisition. On the basis of such facts, representations and assumptions, Patton Boggs LLP has opined that for federal income tax purposes, the acquisition, when consummated in accordance with the terms of the merger agreement, will constitute a tax free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

As a condition precedent to the obligations of First Place and Camco to effect the acquisition, Patton Boggs LLP must issue an opinion, dated as of the effective date of the acquisition, that the acquisition will be treated for federal income tax purposes as a tax free reorganization within the meaning of Section 368(a) of the Code. Such opinion will be based upon facts existing at the effective time of the acquisition, and in rendering such opinion, counsel will require and rely upon facts, representations and assumptions that will be provided by First Place, Camco and others.

First Place and Camco will not seek any ruling from the Internal Revenue Service regarding any matters relating to the acquisition, and as a result there can be no assurance that the Internal Revenue Service will agree with any of the conclusions described herein.

The Acquisition. The parties expect that the acquisition, when consummated in accordance with the terms of the merger agreement, will constitute a tax free reorganization within the meaning of Section 368(a) of the Code and, accordingly, neither First Place nor Camco will recognize any taxable gain or loss as a result of the acquisition.

The federal income tax consequences of the acquisition to a Camco stockholder generally will depend on whether the stockholder receives cash, First Place common stock or a combination thereof in exchange for the stockholder’s shares of Camco common stock.

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Receipt of Only Stock. A Camco stockholder who receives solely First Place common stock in exchange for all of such stockholder’s shares of Camco common stock pursuant to the acquisition will not recognize gain or loss on the exchange. The stockholder’s aggregate basis of all of the First Place common stock actually received pursuant to the acquisition will be the same as his or her basis in Camco common stock surrendered in exchange therefor, reduced by any amount allocable to a fractional share interest for which cash is received (as described below). The stockholder’s holding period in each share of First Place common stock received in the acquisition (including any fractional shares deemed received and redeemed for cash as described below) will include the holding period of the share of Camco common stock surrendered in exchange for the share of First Place common stock, provided that the exchanged shares of Camco common stock were held by such stockholder as a capital asset at the effective time of the acquisition. Recently promulgated Treasury Regulations provide guidance on the allocation of basis among specific shares of stock received in a tax-free reorganization and the holding periods of shares of stock received when the transferor exchanges shares with varying tax bases or holding periods. Camco stockholders that hold multiple blocks of Camco common stock should consult their tax advisors regarding the application of these rules, including designations that a stockholder can make under the regulations and the timing of making the designations.

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Receipt of Only Cash. A Camco stockholder who receives solely cash in exchange for all of such stockholder’s shares of Camco common stock pursuant to the acquisition generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the stockholder’s aggregate tax basis for such shares of Camco common stock, which gain or loss will be long-term capital gain or loss if such shares of Camco common stock were held as a capital asset for more than one year at the effective time of the acquisition. If, however, any such Camco stockholder’s receipt of cash has the effect of a distribution of a dividend, the gain will be treated as ordinary dividend income to the extent of the stockholder’s ratable share of First Place’s accumulated earnings and profits. For purposes of determining whether a Camco stockholder’s receipt of cash has the effect of a distribution of a dividend, the Camco stockholder will be treated as if it first exchanged all of its Camco common stock solely in exchange for First Place common stock and then First Place immediately redeemed a portion of that stock for the cash the Camco stockholder actually received in the acquisition. Receipt of cash in exchange for a portion of the Camco stockholder’s First Place stock that such stockholder is deemed to have received will generally not have the effect of a distribution of a dividend to the Camco stockholder if such receipt is, with respect to the Camco stockholders, “not essentially equivalent to a dividend” or “substantially disproportionate,” each within the meaning of Section 302(b) of the Code. In determining whether the receipt of cash is “not essentially equivalent to a dividend” or “substantially disproportionate,” with respect to the Camco stockholder, certain constructive ownership rules must be taken into account. Under the constructive ownership rules of the Code, a stockholder may be treated as owning stock that is actually owned by another person or entity.

Camco stockholders should consult their tax advisors as to the possibility that all or a portion of any cash received in exchange for their shares of Camco common stock will be treated as a dividend. Dividends are generally currently taxed at the same rates that apply to long-term capital gains.

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Receipt of Cash and Stock. A Camco stockholder who receives both First Place common stock and cash consideration in exchange for all of such stockholder’s shares of Camco common stock generally will recognize gain, but not loss, with respect to each share of Camco common stock exchanged equal to the lesser of (i) the excess, if any, of (1) the fair market value of the First Place common stock received (including any fractional share of First Place common stock deemed to be received and exchanged for cash) for such share of Camco common stock and the amount of cash received (excluding any cash received in lieu of a fractional share of First Place common stock) in exchange for such share of Camco common stock over (2) the stockholder’s tax basis in such share of Camco common stock, and (ii) the cash received by such stockholder for such share of Camco common stock. Because the terms of the exchange do not specify the specific shares that a Camco stockholder exchanges for cash and the specific shares the Camco stockholder exchanges for stock, recently promulgated regulations require that a Camco stockholder who receives cash and shares of First Place common stock be treated as receiving for each share of Camco common stock a pro rata portion of the total shares of First Place common stock received by the stockholder and a pro rata portion of the total cash (other than for a fractional share) received by the stockholder. Gain will be long-term capital gain if the shares of Camco common stock with respect to which the gain is recognized were held as a capital asset at the effective time of the acquisition for more than one year. Any gain recognized by a stockholder may be subject to treatment as a dividend for federal income tax purposes as described above. A Camco stockholder’s tax basis in shares of First Place common stock received for a share of Camco common stock will be the same as his or her basis in Camco common stock surrendered in exchange therefor, reduced by the amount of cash treated as received (other than cash for a fractional share) for such share, and increased by the amount treated as a dividend, if any, and the amount of gain, if any, recognized by such stockholder with respect to such share. The stockholder’s holding period in each share of First Place common stock received in the acquisition (including any fractional shares deemed received and redeemed for cash as described below) will include the holding period of the share of Camco common stock surrendered in exchange for the share of First Place common stock, provided that the exchanged shares of Camco common stock were held by such stockholder as a capital asset at the effective time of the acquisition. Recently promulgated Treasury Regulations provide guidance on the allocation of basis among specific shares of stock received in a tax-free reorganization and the holding periods of shares of stock received when the transferor exchanges shares with varying tax bases or holding periods. Camco stockholders that hold multiple blocks of Camco common stock should consult their tax advisors regarding the application of these rules, including designations that a stockholder can make under the regulations and the timing of making the designations.

No fractional shares of First Place common stock will be issued in the acquisition. A Camco stockholder who receives cash in lieu of a fractional share will be treated as having received such fractional share pursuant to the acquisition and then as having exchanged such fractional share for cash in a redemption by First Place. A Camco stockholder should generally recognize capital gain or loss on such a deemed redemption of the fractional share in an amount determined by the excess of the amount of cash received and the stockholder’s tax basis, if any, in the fractional share. Any capital gain or loss will be long-term capital gain or loss if the Camco common stock exchanged was held by such stockholder as a capital asset for more than one year at the effective time of the acquisition.

Tax Consequences to Option Holders. Upon the closing of the merger, each Camco stock option which is then outstanding shall cease to represent a right to acquire shares of Camco common stock and shall be converted automatically into an option to purchase shares of First Place common stock. First Place shall assume each such Camco stock option under the same terms and conditions as the Camco options, except for substitution of First Place common stock for Camco common stock upon exercise, as adjusted for the exchange ratio. In addition, the per share exercise price under each such Camco option will be adjusted by dividing the per share exercise price under each such Camco option by the exchange ratio. No gain or loss will be recognized on the conversion of the Camco stock options into options to purchase shares of First Place common stock.

Backup Withholding. Non-corporate holders of Camco common stock may be subject to information reporting and backup withholding imposed at a rate of 28% on any cash payments they receive. Camco stockholders will not be subject to backup withholding, however, if they:

•

have furnished or will furnish a correct taxpayer identification number and certify that they are not subject to backup withholding on the substitute Form W-9 or successor form included in the election form/letter of transmittal they will receive; or

•	are otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a Camco stockholder’s United States federal income tax liability, provided they furnish the required information to the Internal Revenue Service.

Reporting Requirements. Camco stockholders who receive First Place common stock as a result of the acquisition will be required to retain records pertaining to the acquisition and will be required to file with their United States federal income tax return for the year in which the acquisition takes place a statement setting forth certain facts relating to the acquisition.

Accounting Treatment of the Acquisition

The acquisition will be accounted for under the purchase method of accounting under GAAP. Under this method, Camco’s assets and liabilities as of the closing date of the acquisition will be recorded at their respective fair values and added to those of First Place. The excess of the purchase price for Camco over the fair value of the identifiable net assets acquired (including core deposit and other intangibles) will be recorded as goodwill. In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets,” issued in July 2001, the goodwill resulting from the acquisition will not be amortized to expense, but instead will be reviewed for impairment at least annually and to the extent goodwill is impaired, its carrying value will be written down to its implied fair value and a charge will be made to earnings. Core deposit and other intangibles with definite useful lives recorded by First Place in connection with the acquisition will be amortized to expense in accordance with the new rules. The financial statements of First Place issued after the acquisition will reflect the results attributable to the acquired operations of Camco beginning on the date of completion of the acquisition. The unaudited per share pro forma financial information contained herein has been prepared using the purchase method of accounting. See “Selected Consolidated Unaudited Pro Forma Financial Data” beginning on page 23 and “Comparative Unaudited Per Share Data,” beginning on page 25.

Expenses of the Acquisition

The merger agreement provides that each of Camco and First Place will bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by the merger agreement, including fees and expenses of its own financial consultants, accountants and counsel, except filing and other fees paid to the SEC, OTS and other governmental entities in connection with the acquisition, the subsidiary merger and other transactions contemplated by the merger agreement shall be borne by First Place. See also “—Termination of the Merger Agreement” beginning on page 64 and “—Termination Fees” beginning on page 65.

Listing of the First Place Common Stock and Delisting of Camco Common Stock

First Place has agreed to use its reasonable best efforts to cause the shares of First Place common stock to be issued in the acquisition to be approved for quotation on the Nasdaq Global Select Market before the completion of the acquisition. Upon completion of the acquisition, Camco common stock will no longer be quoted on the Nasdaq Global Select Market and will be deregistered under the Securities Exchange Act of 1934.

Voting Agreements

In connection with the execution of the merger agreement, each of the directors and executive officers of Camco who owned stock entered into a voting agreement with First Place. Pursuant to the terms of the voting agreements, these Camco executive officers and directors each agreed that they will be present in person or by proxy at all meetings of Camco stockholders called to vote for approval of the merger agreement or in connection with any written consent of the stockholders of Camco so that all shares of Camco common stock that each person is entitled to vote will be counted for purposes of a quorum at each such meeting. Such directors and executive officers agreed, except upon a termination of the merger agreement in the case of a superior proposal, to vote, or cause to be voted, for approval of the merger agreement all shares of Camco common stock that, on the record date of the stockholder meeting, are beneficially owned by such person with respect to which they have the power to vote. In addition, each of these directors and executive officers agreed to vote against any other proposal of a similar nature to the merger agreement, which does not involve First Place.

Also under the voting agreement, the Camco directors and executive officers agreed that, subsequent to the date of the merger agreement, they will not: (a) directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any shares of Camco common stock now or hereafter beneficially owned by them, except for pledges of such shares pursuant to a standard margin contract or arrangement in the ordinary course of business; or (b) deposit any shares of Camco common stock into a voting trust or enter into a voting agreement or arrangement with respect to any shares of Camco common stock or grant any proxy with respect thereto, other than to members of the Camco board of directors for the purpose of voting to approve the merger agreement and matters related thereto.

The voting agreements will remain in effect until the earlier to occur of:

•	the favorable vote of Camco stockholders with respect to the approval of the merger agreement and the acquisition;

•	the termination of the merger agreement in accordance with its terms; or

•	the effective time of the acquisition.

As of October 3, 2008, the Camco directors and executive officers that entered into voting agreements held approximately 5.7% of the outstanding shares of Camco common stock.

Operations of First Place After the Acquisition

The acquisition is expected to be completed during the fourth calendar quarter of 2008. First Place expects operational cost savings, revenue enhancements and other operating synergies following the acquisition of Camco. The cost savings and operating synergies are expected to amount to approximately $8.2 million, pre tax, and are to be derived primarily from the proceeds of the liquidation of Camco’s securities portfolio, net of the cash paid to Camco’s stockholders, into higher yielding assets and the elimination of duplicative legal, accounting and stockholder-related costs along with savings from the integration of back-office operations. In addition, because Camco will be acquired by First Place, the costs associated with Camco operating as a publicly-held entity also will be eliminated. Furthermore, the subsidiary merger will reduce the regulatory costs associated with operating two institutions with separate bank charters. First Place anticipates that it will be able to increase revenues from the Camco franchise by cross-selling products and services to Camco customers that are currently not offered by Camco, for example, cash management and First Place Bank’s deposit overdraft protection program. First Place has not estimated these revenue enhancements, however, and did not include them in its financial analysis of the acquisition.

Because of the uncertainties inherent in merging two financial institutions, changes in the regulatory environment and changes in economic conditions, no assurances can be given that any particular level of cost savings, revenue enhancements or other operating synergies will be realized, that any such cost savings, revenue enhancements or other operating synergies will be realized over the time period currently anticipated or that such cost savings, revenue enhancements or other operating synergies will not be offset to some degree by increases in other expenses, including expenses related to integrating the two companies.

MARKET PRICES AND DIVIDENDS

Shares of First Place common stock currently trade on the Nasdaq Global Select Market under the symbol “FPFC.” Shares of Camco common stock currently trade on the Nasdaq Global Select Market, under the symbol “CAFI.”

As of June 30, 2008, there were 16,973,270 shares of First Place common stock outstanding, which were held by approximately 7,300 holders of record; and there were 7,155,595 shares of Camco common stock outstanding, which were held by approximately 1,800 holders of record. Such numbers of stockholders do not reflect the number of individuals or institutional investors holding stock in nominee name through brokerage firms and others.

The following table sets forth the high and low sales prices of First Place common stock and Camco common stock as reported on the Nasdaq Global Select Market for the periods indicated. The following table also sets forth the dividends declared per share of First Place common stock and Camco common stock for the periods included. Subsequent to the periods presented, the Board of Directors of First Place declared a dividend of $0.085 per share, a 50% reduction from dividends in recent quarters.

	First Place			Camco
	Market Price		Dividends Declared Per Share	Market Price		Dividends Declared Per Share
Calendar Period	High	Low		High	Low
2008
Quarter ended June 30	$14.31	$9.30	$0.170	$12.20	$9.51	$—
Quarter ended March 31	15.91	9.85	0.170	11.26	8.16	0.150

2007
Quarter ended December 31	19.89	13.21	0.170	13.50	11.05	0.150
Quarter ended September 30	21.73	15.00	0.155	13.50	12.62	0.150
Quarter ended June 30	22.22	18.79	0.155	12.80	12.10	0.150
Quarter ended March 31	23.99	19.93	0.155	12.84	12.20	0.150

2006
Quarter ended December 31	25.49	21.98	0.155	14.29	12.64	0.150
Quarter ended September 30	23.93	21.65	0.140	13.97	13.14	0.150
Quarter ended June 30	24.97	21.45	0.140	14.17	13.40	0.150
Quarter ended March 31	25.94	23.19	0.140	14.58	13.86	0.150

The following table shows the closing price per share of the First Place common stock and the Camco common stock on (1) May 6, 2008, the last trading day preceding public announcement of the merger agreement, and (2) October 1, 2008, the last full trading day before the date of this joint proxy statement/prospectus. The historical prices are as reported on the Nasdaq Global Select Market for First Place and Camco. The following table also includes the equivalent price per share of Camco common stock on those dates. The equivalent per share price reflects the value of First Place common stock that would be received by Camco stockholders who receive shares of First Place common stock in the acquisition based on an assumed exchange ratio of 0.97 shares of First Place common stock for each share of Camco common stock.

	Historical Market Value Per Share		Equivalent Market Value Per Share of Camco
Date	First Place	Camco
May 6, 2008	$13.29	$9.95	$12.89
October 1, 2008	$11.71	$9.51	$11.36

INFORMATION ABOUT FIRST PLACE

First Place is a unitary savings and loan holding company incorporated under the laws of the State of Delaware in 1998. First Place was formed for the purpose of becoming a holding company to own all of the outstanding capital stock of First Place Bank. First Place Bank, a federal savings association and wholly-owned subsidiary of First Place, currently operates 21 retail locations in Trumbull, Mahoning and Portage counties in Ohio, seven retail locations in Lorain County, Ohio, one retail location in Defiance County, Ohio, one retail location in Franklin County, Ohio and one retail location and two business financial centers in Cuyahoga County, Ohio. In addition, First Place Bank, through its Franklin Bank Division, has seven retail locations located in Southeastern Michigan near the Detroit metropolitan area and seven retail locations located in Michigan near the Flint metropolitan area. First Place Bank also operates 20 loan production offices of which 12 are located throughout Ohio, five are located in Michigan, two are located in Indiana and one is located in North Carolina. First Place Bank’s principal business consists of accepting retail and business deposits from the general public and investing these funds primarily in one-to four-family residential mortgage, home equity, multifamily, commercial real estate, commercial and construction loans. First Place Bank’s deposits are insured by the DIF administered by the FDIC. The OTS is the primary regulator for First Place and First Place Bank.

First Place is also the parent company of a second wholly-owned subsidiary, First Place Holdings, Inc. First Place Holdings is a non-banking subsidiary that has five operating subsidiaries: First Place Insurance Agency, Ltd.; Coldwell Banker First Place Real Estate, Ltd. and its subsidiary First Place Referral Network, Ltd.; APB Financial Group, Ltd.; American Pension Benefits, Inc.; and TitleWorks Agency, LLC. First Place Insurance Agency, Ltd. offers property, casualty, health and life insurance products. Coldwell Banker First Place Real Estate, Ltd. is a residential and commercial real estate brokerage firm. APB Financial Group, Ltd. and American Pension Benefits, Inc. are employee benefit consulting firms and specialists in wealth management, and provide services to both businesses and consumers. First Place Holdings owns 75% of TitleWorks Agency, LLC, which provides real estate title services. Through First Place Bank and First Place Holdings, Inc, First Place is able to offer a wide variety of business and retail banking products, as well as a full range of insurance, real estate, and investment services. In addition to these operating subsidiaries, First Place has three wholly-owned affiliates, First Place Capital Trust, First Place Capital Trust II and First Place Capital Trust III, each of which are special purpose entities that are accounted for using the equity method based on their nature and purpose.

At June 30, 2008, First Place had total assets of approximately $3.3 billion, deposits of $2.4 billion and stockholders’ equity of $319 million. First Place’s executive offices are located at 185 East Market Street, Warren, Ohio 44481 and its telephone number is (330) 373-1221.

INFORMATION ABOUT CAMCO

General

Camco is a financial holding company incorporated under the laws of the State of Delaware in 1970. Camco is engaged in the financial services business in Ohio, Kentucky and West Virginia, through its wholly-owned subsidiaries, Camco Bank and Camco Title Agency, Inc. In June 2001, Camco completed a reorganization in which it combined its banking activities under one Ohio savings bank charter known as “Advantage Bank.” Prior to the reorganization, Camco operated five separate banking subsidiaries serving distinct geographic areas. The branch office groups in each of the regions previously served by the subsidiary banks, except for the Camco Bank’s Ashland, Kentucky, division, which was sold in 2004, now operate as regions of Camco Bank. In August 2004, Camco completed a business combination with London Financial Corporation of London, Ohio, and its wholly-owned subsidiary, The Citizens Bank of London. The acquisition was accounted for using the purchase method of accounting and, therefore, the financial statements for prior periods have not been restated. At the time of the merger, Camco Bank merged into The Citizens Bank of London and changed the name of the resulting institution to Advantage Bank. As a result, Camco’s subsidiary financial institution is now an Ohio-chartered commercial bank instead of an Ohio savings bank.

Camco Bank is primarily regulated by the Ohio Division and the FDIC. Camco Bank is a member of the FHLB of Cincinnati, and its deposit accounts are insured up to applicable limits by the DIF administered by the FDIC. Camco is regulated by the Federal Reserve Board.

Camco Bank’s lending activities include the origination of commercial real estate and business loans, consumer, and residential conventional fixed-rate and variable-rate mortgage loans for the acquisition, construction or refinancing of single-family homes located in Camco’s primary market areas. Camco also originates construction and permanent mortgage loans on condominiums, two- to four-family, multi-family (over four units) and nonresidential properties. Camco continues to diversify the balance sheet through increasing commercial, commercial real estate, and consumer loan portfolios as well as checking and money market deposit accounts.

Utilizing a common marketing theme based on Camco’s commitment to personalized customer service, Camco has grown from $22.4 million of consolidated assets in 1970 to $1.0 billion of consolidated assets at June 30, 2008. As of June 30, 2008, Camco also had deposits of $731.1 million and stockholders’ equity of $85.9 million. Camco’s rate of growth is largely attributable to its acquisitions and its continued expansion of product lines from the limited deposit and loan offerings which Camco Bank could offer in the heavily regulated environment of the 1970s to the wider array of financial service products that commercial banks traditionally offer. Additionally, Camco has enhanced its operational growth, to a lesser extent, by chartering a title insurance agency. Camco’s executive offices are located at 6901 Glenn Highway, Cambridge, Ohio 43725 and its telephone number is (740) 435-2020.

Management and Additional Information

Certain information relating to executive compensation, benefit plans, voting securities and the principal holders thereof, certain relationships and related transactions and other related matters as to Camco is incorporated by reference or set forth in Camco’s annual report on Form 10-K for the year ended December 31, 2007 which is incorporated herein by reference. Stockholders desiring a copy of such document may contact Camco at its address or telephone number indicated under “Where You Can Find More Information,” beginning on page 120.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following Unaudited Pro Forma Condensed Combined Statement of Financial Condition combines the historical Consolidated Statement of Financial Condition of First Place and Camco giving effect to the completion of the merger on June 30, 2008, using the purchase method of accounting and giving effect to the related pro forma adjustments described in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements. The following Unaudited Pro Forma Condensed Combined Income Statements for the year ended June 30, 2008 combine the historical Consolidated Statements of Income of First Place and Camco giving effect to the merger as if the merger had become effective at the beginning of the period presented, using the purchase method of accounting and giving effect to the related pro forma adjustments described in the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

Although pro forma financial information is not a measurement of performance calculated in accordance with generally accepted accounting principles, First Place and Camco believe that pro forma financial information is important because it gives effect to the merger as if the merger had become effective at the beginning of the period presented. The manner in which First Place and Camco calculate pro forma financial information may differ from similarly titled measures reported by other companies.

The unaudited pro forma combined financial statements included in this joint proxy statement/prospectus are presented for informational purposes only. This information includes various estimates and may not necessarily be indicative of the financial condition or results of operations that would have occurred if the merger had been completed on the date or at the beginning of the period indicated or which may be obtained in the future. The Unaudited Pro Forma Combined Financial Information and accompanying Notes should be read in conjunction with the historical consolidated financial statements of First Place and Camco included or incorporated by reference in this joint proxy statement/prospectus.

We anticipate that the merger will provide the combined company with financial benefits that include reduced operating expenses. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the opportunities to earn additional revenue and does not include certain assumptions as to cost savings and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during this period.

Unaudited Pro Forma Condensed Combined Statement of Financial Condition

	At June 30, 2008
	Historical First Place	Historical Camco	Pro Forma Adjustments	Footnote Reference	Pro Forma Combined

	(In thousands)
Assets
Cash and due from banks	$59,483	$22,088	$(1,105)	(2)	$80,466
Interest bearing deposits in banks	4,151	24,025	(24,025)	(2)	4,151
Fed funds sold	5,608	—	—		5,608
Securities	284,433	95,312	—		379,745
Loans held for sale	72,341	387	—		72,728
Loans	2,648,777	798,760	1,700	(2)	3,449,237
Less allowance for loan losses	28,216	8,174	(3,300)	(2)	33,090

Loans, net	2,620,561	790,586	5,000		3,416,147
Federal Home Loan Bank stock	35,761	29,490	—		65,251
Premises and equipment, net	40,089	12,375	3,000	(2)	55,464
Premises held for sale, net	13,555	—	—		13,555
Goodwill	93,626	6,683	7,144	(2)	107,453
Core deposit and other intangibles	13,573	—	11,420	(2)	24,993
Other assets	97,865	46,538	(1)	(2)	144,402

Total assets	$3,341,046	$1,027,484	$1,433		$4,369,963

Liabilities
Deposits	$2,369,092	$731,059	$3,082	(2)	$3,103,233
Short term borrowings	197,100	96,309	(24,025)	(2)	269,384
Long term debt	424,374	97,049	28,250	(2)	549,673
Other liabilities	31,513	17,182	13,655	(2)	62,350

Total liabilities	3,022,079	941,599	20,962		3,984,640

Stockholders’ equity
Preferred stock	—	—	—		—
Common stock	181	8,835	(8,795)	(2)	221
Additional paid in capital	214,216	59,894	(10,795)	(2)	263,315
Retained earnings	131,770	41,555	(41,555)	(2)	129,713
Unearned ESOP shares	(3,531)	—	—		(3,531)
Treasury stock	(19,274)	(24,114)	(43,612)	(2)	—
Accumulated other comprehensive loss	(4,395)	(285)	285	(2)	(4,395)

Total stockholders’ equity	318,967	85,885	(19,529)		385,323

Total liabilities and stockholders’ equity	$3,341,046	$1,027,484	$1,433		$4,369,963

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Income

	For the year ended June 30, 2008
	Historical First Place	Historical Camco	Pro Forma Adjustments	Footnote Reference	Pro Forma Combined
	(In thousands)
Interest income	$189,672	$62,186	$(542)	(3)	$251,316
Interest expense	102,046	34,987	(1,760)	(3)	135,273

Net interest income	87,626	27,199	1,218		116,043
Provision for loan losses	16,467	4,352	—		20,819

Net interest income after provision for loan losses	71,159	22,847	1,218		95,224
Noninterest income	26,965	5,841	83	(3)	32,889
Noninterest expense	84,065	27,695	2,053	(3)	113,813

Income before income tax expense	14,059	993	(752)		14,300
Income tax expense	3,269	(27)	(263)	(3)	2,979

Net income	$10,790	$1,020	$(489)		$11,321

Per common share
Net income—basic	$0.67	$0.14			$0.53
Net income—diluted	0.67	0.14			0.53
Average common shares
Basic	16,132,198	7,193,000			21,260,517
Diluted	16,195,704	7,196,000			21,326,162

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

FIRST PLACE FINANCIAL CORP.

CAMCO FINANCIAL CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

(Dollars in Thousands)

Note 1. Basis of Presentation

The unaudited pro forma financial information includes estimated adjustments to record assets and liabilities of Camco at their respective fair values, to reflect the issuance of First Place common shares to effect the merger, the payment in cash consideration and the payment of acquisition costs. The pro forma adjustments represent management’s estimates based on available information.

The pro forma adjustments included herein may be revised as additional information becomes available and as additional analyses are performed. The final allocation of the purchase price will be determined after the acquisition is completed and after completion of the final analyses to determine fair values on the date the acquisition is completed.

Certain items in the unaudited pro forma condensed combined financial statements were reclassified to conform to First Place’s current presentation.

Note 2. Unaudited Pro Forma Condensed Combined Statement of Financial Condition

Impact to net cash
Proceeds from issuance of debt	$25,750
Cash consideration	(25,750)
Direct acquisition costs	(1,105)

Net adjustment to cash	$(1,105)

The unaudited pro forma condensed combined statement of financial condition includes the planned use of Camco’s $24,025 of interest-bearing deposits in other banks to reduce First Place’s short-term borrowings.

The unaudited pro forma condensed combined statement of financial condition includes an estimated reduction of $3,300 on loans and the allowance for loan losses which represents the impact of Statement of Position 03-3, “Accounting for Certain Loans or Debt Securities Acquired in a Transfer” (SOP03-3) on this transaction.

The unaudited pro forma condensed combined statement of financial condition includes the planned use of $25,750 of long-term debt to finance the cash portion of the acquisition cost.

The unaudited pro forma condensed combined statement of financial condition includes an estimated $11,598 of accrued expenses and other liabilities assumed in the acquisition. The estimated liabilities include employment and change-in-control costs, severance costs, termination of contracts costs, software disposal costs, data conversion costs, investment banking fees and legal fees.

The following table provides the allocation of the purchase price and resulting goodwill used in the pro forma financial statements.

Purchase price of Camco
Fair value of 5,101,652 First Place’s common shares assumed to be issued at $13.29 per share		$67,801
Cash consideration		25,750
Estimated fair value of Camco’s options		612
Estimated direct acquisition costs		1,105

Total consideration		95,268

Net tangible assets acquired
Camco’s stockholders’ equity	$85,885
Camco’s goodwill	(6,683)

		(79,202)

Excess of net purchase price over carrying value of net tangible assets acquired		16,066

Estimated adjustments to reflect fair value of acquired assets and liabilities
Increase on loans to adjust to fair value	$5,000
Decrease on loans for application of SOP 03-3	(3,300)
Decrease on allowance for loan losses for application of SOP 03-3	3,300
Increase on fixed assets to adjust to fair value	3,000
Decrease on mortgage servicing rights to conform to First Place methodology	(500)
Deferred taxes related to fair value and other relevant pro forma adjustments	499
Estimated core deposit and customer relationship intangibles	11,420
Liabilities assumed for merger related costs	(11,598)
Increase on certificates of deposit to adjust to fair value	(3,082)
Increase on long-term debt to adjust to fair value	(2,500)

		(2,239)

Increase in goodwill as a result of the acquisition		13,827
Less goodwill recorded by Camco to be written off in the acquisition		(6,683)

Pro forma adjustment for goodwill		$7,144

The following table provides a summary of the pro forma adjustments to First Place’s stockholders’ equity.

Fair value of First Place’s common shares to be issued	$67,801
Estimated fair value of Camco’s options	612
Estimated First Place merger expenses, net of tax	(2,057)
Elimination of Camco’s stockholders’ equity	(85,885)

Total pro forma adjustment to First Place’s stockholders’ equity	$(19,529)

Note 3. Unaudited Pro Forma Condensed Combined Statement of Income

The unaudited pro forma condensed combined statements of income for the year ended June 30, 2008 include the estimated amortization or accretion of fair value adjustments. The following table sets forth the expected effects of the projected fair value adjustments.

Amortization/accretion of fair value adjustments	Estimated Adjustment	Estimated Life (in years)	For the Year Ended June 30, 2008
Loans	$5,000	9.2	$(542)
Deposits	3,082	1.5	(2,055)
Long-term debt	2,500	2.0	(1,250)
Mortgage servicing rights	(500)	6.0	83
Fixed assets	3,000	20.0	150
Core deposit and customer relationship intangibles	11,420	6.0	1,903

The unaudited pro forma condensed combined statement of income includes the estimated effect of interest expense from debt incurred for the cash consideration portion of the purchase price of $1,545.

The adjustments reflected in the unaudited pro forma condensed combined statements of income reflected an income tax rate of 35%.

DESCRIPTION OF FIRST PLACE CAPITAL STOCK

General

The authorized capital stock of First Place currently consists of 33,000,000 shares of First Place common stock, par value of $0.01 per share, and 3,000,000 shares of preferred stock, par value of $0.01 per share. Upon the approval by First Place stockholders of Proposal Four, the authorized capital stock of First Place will consist of 53,000,000 shares of First Place Common Stock, par value of $0.01 per share, and 3,000,000 shares of preferred stock, par value of $0.01 per share. As of June 30, 2008 there were 16,973,270 shares of First Place common stock outstanding and no shares of preferred stock outstanding. Upon completion of the acquisition, we expect there to be approximately 22,075,000 shares of First Place common stock outstanding, based on the outstanding number of shares of First Place common stock and Camco common stock as of June 30, 2008.

The First Place common stock will represent capital that cannot be withdrawn. In addition, the First Place common stock will not be an account of an insurable type and will not be insured by the FDIC.

Common Stock

Dividends. First Place can pay dividends out of statutory surplus or from certain net profits if, as and when declared by its board of directors. Decisions concerning the payment of dividends on First Place common stock will depend upon First Place’s results of operations, financial condition and capital expenditure plans as well as such other factors as the board of directors, in its sole discretion, may consider relevant. In addition, the payment of dividends by First Place is subject to limitations which are imposed by Delaware law and with respect to First Place Bank, Office of Thrift Supervision regulations. Holders of First Place common stock will be entitled to receive and share equally in such dividends as may be declared by the board of directors out of funds that are legally available. If First Place issues preferred stock, the holders thereof may have a priority over the holders of the First Place common stock with respect to dividends.

Voting Rights. Each outstanding share of common stock is entitled to one vote per share. Holders of First Place common stock do not have any right to cumulate votes in the election of directors. First Place’s amended and restated certificate of incorporation provides that holders of common stock who own or may be considered to own more than 10% of the outstanding shares of common stock can only vote their stock up to the 10% limit. The limit includes shares which may be acquired through any agreement or the exercise of any rights, warrants or options. Certain matters require an 80% stockholder vote to approve. Those matters are set forth in more detail in “Comparison of the Rights of Stockholders—Amendment to the Amended and Restated Certificate of Incorporation or Articles of Incorporation.” If First Place issues preferred stock, holders of the preferred stock may also possess voting rights.

Liquidation. In the event of liquidation, dissolution or winding up of First Place, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities, all of the assets of First Place available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the First Place common stock in the event of liquidation or dissolution.

Preemptive Rights. Holders of First Place common stock are not entitled to preemptive rights with respect to any shares which may be issued. The First Place common stock is not subject to redemption.

Preferred Stock

First Place has not issued any shares of preferred stock. However, preferred stock may be issued with such preferences and designations as the board of directors may from time to time determine. The board of directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

Anti-Takeover Considerations

Delaware law and the First Place Amended and Restated Certificate of Incorporation and bylaws contain a number of provisions which may have the effect of discouraging transactions that involve an actual or threatened change in control of First Place. For a description of the provisions, see “Comparison of the Rights of Stockholders—Amendment to the Amended and Restated Certificate of Incorporation or Articles of Incorporation,” “—Amendment of the Bylaws,” “—State Anti-Takeover Statutes,” and “—Fair Price Provisions.”

COMPARISON OF THE RIGHTS OF STOCKHOLDERS

When the acquisition becomes effective, stockholders of Camco will receive shares of First Place common stock in exchange for their shares of Camco common stock and become stockholders of First Place. First Place and Camco are incorporated under the laws of the State of Delaware and, accordingly, the rights of First Place stockholders and Camco stockholders are governed by the laws of the State of Delaware. Thus, following the merger, the rights of Camco stockholders who become First Place stockholders in the merger will continue to be governed by the laws of the State of Delaware and will also then be governed by the First Place Amended and Restated Certificate of Incorporation and the First Place bylaws. The First Place Amended and Restated Certificate of Incorporation and bylaws will be unaltered by the merger. The following is a summary of the material differences between the rights of holders of First Place common stock and holders of Camco common stock.

The following summary does not purport to be a complete statement of the provisions affecting, and differences between, the rights of holders of First Place common stock and holders of Camco common stock. This summary is intended to provide a general overview of the differences in stockholders’ rights including those defined by Delaware law and the governing documents of First Place and Camco.

Copies of such governing documents of First Place and Camco are available, without charge, to any person to whom this joint proxy statement/prospectus is delivered, on written or oral request.

Capitalization

First Place. The authorized capital stock of First Place currently consists of:

•	Thirty Three Million (33,000,000) shares of First Place common stock, par value one cent ($.01) per share; and

•	Three Million (3,000,000) shares of First Place preferred stock, par value one cent ($.01) per share.

Upon the approval of Proposal Four by First Place stockholders, the authorized capital stock of First Place will consist of 53,000,000 shares of First Place Common Stock, par value of $0.01 per share, and 3,000,000 shares of preferred stock, par value of $0.01 per share. First Place’s Amended and Restated Certificate of Incorporation authorizes First Place’s board of directors, subject to any limitations prescribed by law, to provide for the issuance of the shares of preferred stock in series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights (including without limitation, voting rights) of the shares of each such series and any qualifications, limitations or restrictions thereof.

Camco. The authorized capital stock of Camco consists of:

•	Fourteen Million Nine Hundred Thousand (14,900,000) shares of Camco common stock, par value one dollar ($1.00) per share; and

•	One Hundred Thousand (100,000) shares of Camco preferred stock, par value one dollar ($1.00) per share.

Camco’s Restated Certificate of Incorporation authorizes Camco’s board of directors, subject to any limitations prescribed by law, to provide for the issuance of the shares of preferred stock in series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights (including without limitation, voting rights) of the shares of each such series and any qualifications, limitations or restrictions thereof.

Voting Rights

First Place. Each holder of First Place common stock has the right to cast one vote for each share of First Place common stock held of record on all matters submitted to a vote of stockholders of First Place. First Place’s Amended and Restated Certificate of Incorporation provides that holders of common stock who own or may be considered to own more than 10% of the outstanding shares of common stock can only vote their stock up to the 10% limit. The limit includes shares that may be acquired through any agreement or the exercise of any rights, warrants or options.

Camco. Each holder of Camco common stock has the right to cast one vote for each share of Camco common stock held of record on all matters submitted to a vote of stockholders of Camco.

Number and Election of Directors

First Place. First Place’s Amended and Restated Certificate of Incorporation provides that the number of directors shall be fixed from time to time by the board of directors pursuant to resolution adopted by a majority of the board. The bylaws of First Place provide that the number of directors who shall constitute the whole board shall be such number as the board of directors shall from time to time designate except that in the absence of such designation shall be thirteen (13). Currently, the size of the board of directors of First Place is set at a maximum of thirteen (13) members. Immediately following completion of the acquisition, the board will consist of fifteen (15) members as a result of the addition of two individuals from Camco’s current board of directors. See “ The Acquisition—Interests of Certain Persons In the Acquisition.”

First Place’s Amended and Restated Certificate of Incorporation and bylaws provide for the First Place board of directors to be divided into three classes, as nearly equal in number as possible, with one class being elected annually. At each annual meeting of stockholders, directors are elected to succeed those directors whose terms then expire. Each director is elected to a term of three (3) years or until his or her successor has been duly elected and qualified.

Camco. Camco’s bylaws provides the initial number of directors upon the organization of Camco and then such number may be fixed from time to time by the board of directors pursuant to a resolution adopted by a majority of the board. Currently, the size of the board of directors of Camco is set at ten (10) directors. See “The Acquisition—Interests of Certain Persons In the Acquisition.”

Camco’s Restated Certificate of Incorporation and bylaws provide for the Camco board of directors to be divided into three classes, as nearly equal in number as possible, with one class being elected annually. At each annual meeting of stockholders, directors are elected to succeed those directors whose terms then expire. Each director is elected to a term of three (3) years or until his or her successor has been duly elected and qualified.

Under Delaware law, stockholders do not have cumulative voting rights for the election of directors unless the corporation’s certificate of incorporation so provides. Neither First Place’s Amended and Restated Certificate of Incorporation nor Camco’s bylaws provides for cumulative voting.

Vacancies on the Board of Directors and Removal of Directors

First Place. The Amended and Restated Certificate of Incorporation and bylaws of First Place provide that any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, even if less than a quorum. Any director so appointed by the board holds office only until the annual stockholder meeting at which the term of office of the class to which he or she was appointed expires.

First Place’s Amended and Restated Certificate of Incorporation provides that any director, or the entire board of directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the then outstanding shares of First Place capital stock entitled to vote generally in the election of directors, voting together as a single class.

Camco. The Restated Certificate of Incorporation and bylaws of Camco provide that any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, even if less than a quorum. Any director so appointed by the board holds office only until the annual stockholder meeting at which the term of office of the class to which he or she was appointed expires.

Camco’s Restated Certificate of Incorporation provides that any director may be removed from office at any time for cause by the affirmative vote of the holders of not less than 80% of the voting power of all of the then outstanding shares of Camco capital stock entitled to vote generally in the election of directors; provided, however, that if any class or series of stock shall entitle holders to elect one or more directors, any director or all directors elected by such holders may be removed only by the affirmative vote of not less than 80% of the outstanding stock of such class or series entitled to vote at an election of such directors, and such removal may be effected only for cause.

Amendment to the Amended and Restated Certificate of Incorporation or the Articles of Incorporation

Under Delaware law, an amendment to the certificate of incorporation of a corporation requires the approval of the corporation’s board of directors and the approval of holders of a majority of the outstanding stock entitled to vote upon the proposed amendment, unless a higher vote is required by the corporation’s certificate of incorporation. First Place’s Amended and Restated Certificate of Incorporation and Camco’s Restated Certificate of Incorporation require the affirmative vote of 80% of the outstanding stock to amend its provisions relating to voting limitations of stockholders, stockholder action, election, and removal and filling vacancies of directors, amending the Bylaws, transactions with interested stockholders, insurance for and indemnification of directors and amending First Place’s Amended and Restated Certificate of Incorporation or Camco’s Restated Certificate of Incorporation. First Place’s Amended and Restated Certificate of Incorporation and Camco’s Restated Certificate of Incorporation require the affirmative vote of 80% of the outstanding stock to approve any amendment which shall contravene any bylaw in existence on the record date of the stockholder meeting at which such amendment is to be voted upon by the stockholders.

Amendment of First Place’s Bylaws and Camco’s Bylaws

Under Delaware law, stockholders entitled to vote have the power to adopt, amend or repeal the bylaws. In addition, a corporation may, in its certificate of incorporation, confer this power on the board of directors. The stockholders always have the power to adopt, amend or repeal the bylaws, even though the board may also be delegated the power.

First Place’s Amended and Restated Certificate of Incorporation and Camco’s Restated Certificate of Incorporation provide that the bylaws may be amended by the affirmative vote of a majority of the entire board of directors. Also, First Place’s and Camco’s bylaws may be amended, repealed or adopted by the affirmative vote of 80% of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors.

Action by Written Consent

Neither First Place’s Amended and Restated Certificate of Incorporation nor Camco’s Restated Certificate of Incorporation permits stockholder action by written consent.

Ability to Call Special Meetings of Stockholders

First Place. Special meetings of First Place’s stockholders may be called by First Place’s board of directors, by affirmative vote of a majority of the total number of authorized directors.

Camco. Special meetings of Camco’s stockholders may be called by the President of the board of directors or the board of directors, by affirmative vote of or a signed writing by a majority of the total number of authorized directors.

Stockholder Nominations of Directors and Proposals for New Business

First Place. Procedures to be followed by stockholders of First Place seeking to make nominations for directors and proposals for new business are contained in First Place’s bylaws. In order for a stockholder of First Place to make any such nominations and/or proposals, he or she must give written notice to the corporate secretary not less than ninety (90) days prior to the date of any such meeting; provided, however, that if less than one hundred (100) days notice or public disclosure of the meeting is given to stockholders, such written notice must be received not later than the close of business on the tenth (10) day following the day on which notice of the date of the meeting was mailed to stockholders or publicly disclosed. Each such notice given by a stockholder with respect to nominations for the election of directors must set forth (1) each person nominated by the stockholder for election to the board and the information required about each nominee in a proxy statement; (2) the name and address of such stockholder as they appear on the First Place’s books; and (3) the class and number of shares that are beneficially owned by such stockholder. The presiding officer of the stockholders’ meeting may disregard any nomination not made in accordance with these procedures and may instruct the vote counters to disregard all votes cast for such nominee.

First Place stockholders may provide written notice to the corporate secretary with respect to proposals for new business to be brought before a meeting of stockholders. The notice delivered by the stockholder must set forth as to each proposal for new business: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address of the stockholder proposing such business; (iii) the class and number of shares of First Place common stock which are beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business.

Camco. Procedures to be followed by stockholders of Camco seeking to make nominations for directors and proposals for new business are contained in Camco’s bylaws. Camco’s policy for the submission of a candidate for director by a stockholder provides that such notice must be received by the corporate secretary at least sixty (60) days prior to the first anniversary of the most recent annual meeting of stockholders held for the election of directors. In the case of a nominee proposed for election as a director at a special meeting of stockholders at which directors are to be elected, such written notice of a proposed nominee must be received by the corporate secretary of the corporation no later than the close of business on the seventh day following the day on which notice of the special meeting was mailed to stockholders. Each such written notice of a proposed nominee shall set forth (i) the name, age, business and residence addresses of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee and (iii) the number of each class of shares of the stock of the corporation owned beneficially and/or of record by each such nominee and the length of time such shares have been so owned.

The bylaws of Camco do not contain any provisions regarding proposals for new business by stockholders.

State Anti-Takeover Statutes

Under the business combination statute of Delaware law, a corporation is prohibited from engaging in any business combination involving an interested stockholder, together with its affiliates or associates, for a three (3) year period following the time the stockholder becomes an interested stockholder, unless:

•

prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

the interested stockholder owned at least eighty-five percent (85%) of the voting stock of the corporation, excluding specified shares, upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder; or

•	at or subsequent to the time the stockholder became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized by the affirmative vote, at an annual or special meeting and not by written consent, of at least sixty-six and two thirds percent (66 2/3%) of the outstanding voting shares of the corporation, excluding shares held by that interested stockholder.

Under Delaware law, an interested stockholder generally means any person that is the owner of fifteen percent (15%) or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of fifteen percent (15%) or more of the outstanding voting stock of the corporation at any time within the three year period immediately prior to the date of a proposed business combination.

A business combination generally includes:

•	mergers, consolidations and sales or other dispositions of ten percent (10%) or more of the assets of a corporation to or with an interested stockholder;

•	specified transactions resulting in the issuance or transfer to an interested stockholder of any capital stock of the corporation or its subsidiaries; and

•	other transactions resulting in a disproportionate financial benefit to an interested stockholder.

The provisions of the Delaware business combination statute do not apply to a corporation if, subject to certain requirements, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange, authorized for quotation on an inter-dealer quotation system of a registered national securities association or held of record by more than two thousand (2,000) stockholders. Because neither the Amended and Restated Certificate of Incorporation of First Place nor the Restated Certificate of Incorporation of Camco has adopted any provision to “opt out” of the Delaware business combination statute, the statute is applicable to business combinations involving First Place and Camco.

Fair Price Provisions

First Place. The First Place Amended and Restated Certificate of Incorporation requires that any merger or business combination of First Place or any of its subsidiaries with an “interested stockholder” or any other corporation that is or would be an affiliate of an interested stockholder, requires the affirmative vote of at least eighty percent (80%) of the voting power of the then-outstanding stock of First Place entitled to vote. An “interested stockholder” is defined under the First Place Amended and Restated Certificate of Incorporation as any person who or which:

•	is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the then outstanding stock of First Place entitled to vote; or

•

is an affiliate of First Place and at any time within the two-year period immediately prior to the date of any such business combination was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of First Place entitled to vote; or

•

is an assignee of or has otherwise succeeded to any shares of stock of First Place entitled to resale which were at any time within the two-year period immediately prior to the date of any such business combination beneficially owned by any such stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

Camco. The Camco Restated Certificate of Incorporation requires that any merger or business combination of Camco or any of its subsidiaries with a “substantial stockholder” or any other corporation that is or would be an affiliate of an interested stockholder, requires the affirmative vote of at least eighty percent (80%) of the voting power of the then-outstanding stock of Camco entitled to vote. An “interested stockholder” is defined under the Camco Restated Certificate of Incorporation as any person who or which:

•	is the beneficial owner, directly or indirectly, of more than 15% of the voting power of the then outstanding stock of Camco entitled to vote; or

•

is an affiliate of Camco and at any time within the three-year period immediately prior to the date of any such business combination was the beneficial owner, directly or indirectly, of 15% or more of the voting power of the then outstanding stock of Camco entitled to vote; or

•

is an assignee of or has otherwise succeeded to any shares of stock of Camco entitled to resale which were at any time within the three-year period immediately prior to the date of any such business combination beneficially owned by any such stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

Rights of Dissenting Stockholders

Under Delaware law, a dissenting stockholder may seek dissenters’ appraisal rights in connection with statutory mergers or consolidations in certain specific situations. However, unless otherwise provided by a corporation’s certificate of incorporation, dissenters’ appraisal rights are not available to a Delaware corporation’s stockholders under Delaware law with respect to shares of common stock that, at the applicable record date: (a) were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers or (b) were held of record by more than 2,000 stockholders, unless the stockholders are required by the terms of the merger or consolidation to accept any consideration other than:

•	shares of stock of the surviving corporation;

•	shares of stock of another listed corporation which are the kind described in clause (a) or (b) above;

•	cash in lieu of fractional shares; or

•	any combination of the consideration described in the first three bullet points.

Under Delaware law, Camco stockholders are entitled to dissenters’ rights of appraisal in connection with the merger since the merger consideration consists of stock and cash. See “The Acquisition-Appraisal Rights.”

Declaration of Dividends

Under Section 170 of the Delaware General Corporation Law, directors may declare and pay dividends upon the shares of its capital stock either (1) out of its surplus, as defined in and computed in accordance with Sections 154 and 244 of the Delaware General Corporation Law, or (2) in case there shall be no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. First Place and Camco are not subject to any other express regulatory restrictions on payments of dividends and other distributions. The declaration, payment and amount of future dividends will depend on business conditions, operating results, capital, reserve requirements and the consideration of other relevant factors by the respective boards of directors of First Place and Camco.

First Place. The ability of First Place to pay distributions to the holders of its common stock will depend, to a large extent upon the amount of dividends received from First Place Bank, which is subject to restrictions imposed by the Office of Thrift Supervision.

ELECTION OF FIRST PLACE DIRECTORS

(First Place Proposal Two)

The size of the First Place Board of Directors is currently set at thirteen members. Each of the members of the board of directors also serves as a director of First Place Bank. Effective October 23, 2008 Ronald P. Volpe, Ph.D. will retire from the board of directors. First Place has greatly benefited from and is grateful for the contribution from Dr. Volpe. After Dr. Volpe’s resignation in October, the size of the First Place board of directors will be set at a maximum of twelve members with an anticipated increase to fourteen as a result of adding two directors from Camco in connection with the consummation of the acquisition of Camco.

The First Place board of directors is currently divided into three classes. Directors are elected for staggered terms of three years each, with the term of office of only one of the three classes of directors expiring each year. At the annual meeting, three directors will be elected for a three year term expiring at the 2011 annual meeting or until their successors are elected and qualified. The three nominees recommended by the board of directors for election at this annual meeting are as follows:

Donald Cagigas

Steven R. Lewis

Samuel A. Roth

No person being nominated as a director is being proposed for election pursuant to any arrangement or understanding between him and any other person. No director of First Place is related to any other director or executive officer of First Place or First Place Bank by blood, marriage or adoption. Each of the nominees currently serves as a director of First Place. Votes may be cast for only the three nominees listed above.

THE FIRST PLACE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED IN THIS JOINT PROXY STATEMENT/PROSPECTUS.

In the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that the proxies will be voted for the election of such other person as may be designated by the present board of directors. The board of directors has no reason to believe that any of the persons named will be unable or unwilling to serve. Unless authority to vote for the nominee is withheld, it is intended that the shares represented by the enclosed proxy card, if executed and returned, will be voted “For” the election of each of the nominees.

Information with Respect to the Nominees and Continuing Directors. The following table presents the names of the nominees and continuing directors, as well as their ages as of September 24, 2008, a brief description of their recent business experience, including present occupations and employment, the year in which each director became a director of First Place and the year in which their terms (or in the case of the nominees, their proposed terms) as director of First Place expire.

Name and Principal Occupation at Present and for Past Five Years	Age	Director Since(1)	Expiration of Term as Director

NOMINEES
Donald Cagigas	68	2000	2011

Mr. Cagigas was the President of the United Way of Youngstown and the Mahoning Valley from April 2000 through August 2008. Prior to that date, he was the President of the Mahoning Valley Region of BANK ONE, NA, a position he had held since March 1988.

Steven R. Lewis	50	1998	2011

Mr. Lewis has been President and Chief Executive Officer of First Place and Chief Executive Officer of First Place Bank since 1997. He served as Executive Vice President from 1995 to 1997 and as Chief Financial Officer from 1985 until 1995. Prior to joining the organization in 1983, he served as a certified public accountant with Coopers and Lybrand.

Samuel A. Roth	65	2000	2011

Mr. Roth has been Chairman of the Board of First Place and First Place Bank since December 2004. Mr. Roth has been a consultant to businesses since January 2003. He was President of FirstEnergy Facilities Services Group, a holding company for the mechanical construction, contracting and energy management companies owned by FirstEnergy, from January 1999 to December 2002. Prior to that he had been the President of Roth Bros., Inc. from 1966 to 1999.

CONTINUING DIRECTORS
A. Gary Bitonte, M.D.	61	2000	2010

Dr. Bitonte is a member of the teaching faculty of Northeast Ohio College of Medicine at Rootstown (NEOUCOM). Additionally, Dr. Bitonte’s urologic surgery practice spanned 21 years. Dr. Bitonte currently serves as a member of the Board of Trustees of the Youngstown State University Foundation as well as the NEOUCOM Foundation. He is also an Adjunct Professor at The Bitonte College of Health and Human Services at Youngstown State University.

Marie Izzo Cartwright	55	2000	2009

Ms. Cartwright has been a member of the marketing and public relations profession for over 30 years and has been a consultant with Revak & Associates since January 2001. Prior to that date, she was the Vice President of Corporate Communications and Marketing for Glimcher Properties Limited Partnership, a position she had held since October 1996.

Robert P. Grace	69	1996	2009

Mr. Grace is a retired Partner of Ernst & Young, Certified Public Accountants. He was also formerly the Vice President and Chief Financial Officer of Salem Label Co., in Salem, Ohio from May 1996 to December 1998.

Thomas M. Humphries	64	1990	2009

Mr. Humphries has been the President and Chief Executive Officer of the Regional Chamber since April 1997. Prior to that date, he was a General Manager with Sprint Corp., a telecommunications company. In addition, he has been a Principal of Data/Voice Systems Review, Inc. since 1997.

Earl T. Kissell	59	2000	2010

Mr. Kissell was President and Chief Executive Officer of Ravenna Savings Bank from 1987 to 2000. Since 2001, Mr. Kissell has been an Associate Professor of Economics, Business Management and Accounting at Hiram College.

Name and Principal Occupation at Present and for Past Five Years	Age	Director Since(1)	Expiration of Term as Director

Jeffrey B. Ohlemacher	50	2006	2009

Mr. Ohlemacher has been the President and Chief Executive Officer of Elyria Manufacturing Corp., a world-class supplier of precision machined turned parts and assemblies since 1987. Mr. Ohlemacher also serves as the President of B.R.E.I.C., a small real estate investment company, a position he has held since 1989.

E. Jeffrey Rossi	55	1994	2010
Mr. Rossi has been a principal of E.J. Rossi & Company, a life and health insurance brokerage firm, located in Youngstown and Warren, Ohio since 1978.

William A. Russell	61	2000	2010
Mr. Russell has been the President of Canteen Service of Steel Valley, Inc., a food and vending service company since 1974.

Robert L. Wagmiller	65	2000	2010

Mr. Wagmiller has been a Senior Advisor at the certified public accounting firm of Hill, Barth and King, LLC since 1998. He was the Chairman of TCT Distributing, LLC (D/B/A Belmont Distributing), a major Philips Magnavox wholesaler, from March 2001 through March 2004.

(1)	Includes years of service as a director of First Place and First Place Bank.

Executive Officers of First Place and First Place Bank who are not Directors

Set forth below is information, including ages as of September 24, 2008, concerning the executive officers of First Place and First Place Bank who do not serve on the board of directors of either First Place or First Place Bank. All executive officers are elected by the board of directors and serve until their successors are elected and qualified. No executive officer is related to any director or other executive officer of First Place or First Place Bank by blood, marriage or adoption, and there are no arrangements or understandings between an executive officer of First Place or First Place Bank and any other person pursuant to which such individual was elected an executive officer.

Debra A. Bish, age 42, was named Corporate Executive Vice President-Marketing of First Place in September of 2007. Prior to joining First Place, Ms. Bish served as Senior Vice President of Marketing and Sales Development for Sky Financial Group from 1999 through 2007. In addition, she spent 10 years in marketing with Bank One. She received her Bachelor of Science degree in Business Administration from Youngstown State University.

Albert P. Blank, age 46, was named President and Chief Operating Officer of First Place Bank in October 2004. Mr. Blank had served as Executive Vice President and Chief Operating Officer from 2003 to 2004. Mr. Blank joined First Place Bank in November 2000 as Senior Vice President of Retail Lending and served in that capacity through 2003. Prior to joining First Place Bank, Mr. Blank held various positions over approximately seven years with Republic Bancorp with his last position being the President of Sales for Republic Banc Mortgage Corp. He has a Bachelor of Arts degree from Mt. Union College and a Master of Business Administration degree from Kent State University.

J. Craig Carr, age 60, became Corporate Executive Vice President—General Counsel and Secretary of First Place in October 2004. Mr. Carr served as Senior Vice President—General Counsel and Secretary from 2001 through 2004. From 2000 through 2001, Mr. Carr held the position of General Counsel and Secretary. Prior to the merger of FFY Financial Corp. with First Place, Mr. Carr had been General Counsel and Secretary of FFY

Financial Corp. and FFY Bank since January 1999, where he was employed since 1973. Mr. Carr is a member of the Mahoning County, Trumbull County and Ohio State Bar Associations. Mr. Carr has a Bachelor of Arts degree from Miami University of Ohio, and a Juris Doctor from The Ohio State University.

David W. Gifford, age 56, was appointed Chief Financial Officer of First Place and First Place Bank effective February 2008. Prior to this position, Mr. Gifford had been serving as Interim Chief Financial Officer of First Place and First Place Bank since September 2007. Mr. Gifford, a Certified Public Accountant, served as the Principal Accounting Officer of First Place Bank from 2006 until his appointment to Chief Financial Officer. His previous positions with First Place Bank included Corporate Vice President—Finance from 2005 to 2006 and Vice President – Finance from 2004 to 2005. Prior to joining First Place Bank, Mr. Gifford was employed by Metropolitan Bank and Trust Company in a variety of capacities from 1996 to 2003, including serving as Vice President and Treasurer from 2001 to 2003. Mr. Gifford has a Bachelor of Science degree in Business Administration from The Ohio State University.

Brian E. Hoopes, age 51, became Corporate Executive Vice President—Chief Information Officer of First Place Bank in October 2004. Prior to this position he had served as Senior Vice President—Chief Information Officer since 1999. Mr. Hoopes joined First Place Bank in August 1998 as Vice President of Banking Systems. He was previously employed with Michelin Tire Corporation for 18 years in positions responsible for electronic data processing and financial operations. Mr. Hoopes has a Bachelor of Science degree from the University of Akron.

Craig L. Johnson, age 49, became Michigan Regional President and Corporate Director of Commercial Real Estate of First Place Bank in May 2004. He served as President and Chief Executive Officer of Franklin Bancorp, Inc. and Franklin Bank, N.A. from November 2003 through May 2004 and as Executive Vice President and Chief Lending Officer from June 2003 through November 2003. He was previously employed by Republic Bancorp, Inc. serving as Vice Chairman, President Commercial Banking Division from June 1999 to November 2002 and as President and Chief Executive Officer of Republic Savings Bank from December 1995 to June 1999. Mr. Johnson has a Bachelor of Science in Business Administration degree from Central Michigan University.

Robert J. Kowalski, age 43, joined First Place Bank in April 2005 as Corporate Executive Vice President—Human Resources. From 2000 through 2004, Mr. Kowalski served as Vice President responsible for Human Resources for O/E Systems, Inc. of Troy, Michigan. He has a Business Administration degree from Michigan State University and a Master of Business Administration degree from Wayne State University.

Dominique K. Stoeber, age 44, became Corporate Executive Vice President—Retail Banking of First Place Bank in November 2004. Prior to this position, she was the Senior Vice President of Human Resources, a position she had held since January 1999. She joined First Place Bank in 1990 as Personnel Manager and was named Director of Human Resources in 1992. Ms. Stoeber has a Bachelor of Science degree in Human Resource Management from The Ohio State University.

Kenton A. Thompson, age 52, joined First Place Bank in June 2003 as Regional President, Corporate Director of Commercial Banking and President of Wealth Management. Prior to joining First Place, Mr. Thompson was employed by Key Bank for nineteen years, most recently serving as the President of Private Banking and Investing and President of Key Trust Company. Prior to that position, he was the Line of Business Executive for Commercial Banking. Mr. Thompson has a Bachelor of Science degree in Business Administration from Youngstown State University.

R. Bruce Wenmoth, age 53, was named Corporate Executive Vice President—Retail Lending of First Place Bank in October 2004. He joined First Place Bank in June 2003 as Senior Vice President—Retail Lending. He was previously employed with Metropolitan Bank and Trust Company for over five years as Senior Vice President—Mortgage Banking and has over twenty years experience in mortgage banking. He has a Bachelor of Science degree from Cornell University.

About the Board of Directors

The Board of Directors. The board of directors of First Place is responsible for establishing broad corporate policies and for the overall performance of First Place. The members of the board of directors of First Place also serve as members of the board of directors of First Place Bank. Directors discharge their responsibilities at board meetings, committee meetings and also through considerable telephone contact and other communications with the Chairman of the Board and others regarding matters of concern and interest to First Place. During the fiscal year ended June 30, 2008, the board of directors of First Place Bank held twelve board meetings, and the board of directors of First Place held five board meetings, and one strategic planning meeting. All of the directors attended at least 75% of the total number of board meetings held.

Pursuant to applicable requirements of the NASDAQ Global Select Market, the board of directors has affirmatively determined that a majority of the directors of First Place are independent. The current independent directors are: Dr. Bitonte, Mr. Cagigas, Ms. Cartwright, Mr. Grace, Mr. Humphries, Mr. Kissell, Mr. Ohlemacher, Mr. Rossi, Mr. Roth, Mr. Russell, Dr. Volpe and Mr. Wagmiller. Directors are encouraged to attend annual meeting of stockholders of First Place. Twelve of the thirteen directors attended First Place’s annual meeting of stockholders on October 25, 2007.

Directors’ Fees. The Corporate Governance and Nominating Committee review publicly available peer data to assist with evaluating the overall compensation for the board of directors. From time to time, the Corporate Governance and Nominating Committee will recommend changes in compensation to further the goals of the director compensation program which strives to provide appropriate compensation to directors for their time, efforts and contributions to First Place.

Each director, with the exception of Mr. Roth and Mr. Lewis, receives an annual retainer of $12,000. Mr. Samuel A. Roth, as Chairman of the Board, receives an annual retainer of $17,000 and Mr. Lewis, as an employee of First Place, does not receive a retainer. In addition to the annual retainer, all of the directors, except Mr. Lewis, receive the following for each board meeting that they attend:

First Place Bank Board Meeting:	$600
First Place Financial Corp. Board Meeting (with Bank topics):	$150
First Place Financial Corp. Board Meeting (without Bank topics):	$300
First Place Holdings, Inc. Board Meeting:	$350

Directors, with the exception of Mr. Lewis, as he is an employee of First Place Bank, also receive a fee of $350 for each committee meeting attended, except for Audit Committee meetings, where meeting fees are set at $450. The Audit Committee Chair receives an additional annual retainer of $3,000 and the Compensation Committee Chair receives an additional annual retainer of $2,000. Each Chairman of the ALCO/Investment, Executive, Technology & Facilities, and Governance Committees receives an additional $100 per meeting attended.

Directors are eligible for, and in prior years have been granted stock awards under the First Place Financial Corp. 1999 Incentive Plan. However, no such awards were granted to any director in fiscal year 2008. Directors are also eligible for stock awards under the First Place Financial Corp. 2004 Incentive Plan. However, no such awards were granted to any director in fiscal year 2008.

Directors may elect to defer their compensation by participating in a nonqualified director’s deferred compensation plan. First Place maintains a separate account for each director who elects to defer their compensation. Interest on these accounts is computed daily and compounded quarterly. The interest rate is determined every January 1st for the entire calendar year and is equal to the rate of the highest yielding certificate of deposit offered by First Place Bank to the general public on that day. Since the interest rate is equal to the highest yielding certificate of deposit offered by First Place Bank, the interest rate is not considered to be above-market or preferential. The interest rate paid on these deferred accounts for calendar 2007 was 4.960% and for calendar 2008 the interest rate was 3.455%.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Samuel A. Roth	$32,400	—	—	—	—	—	$32,400
A. Gary Bitonte, M.D.	$24,000	—	—	—	—	—	$24,000
Donald Cagigas	$26,800	—	—	—	—	—	$26,800
Marie Izzo Cartwright	$25,350	—	—	—	—	—	$25,350
Robert P. Grace	$30,050	—	—	—	—	—	$30,050
Thomas M. Humphries	$25,850	—	—	—	—	—	$25,850
Earl T. Kissell	$26,750	—	—	—	—	—	$26,750
Steven R. Lewis(1)	—	—	—	—	—	—	—
Jeffrey B. Ohlemacher	$23,950	—	—	—	—	—	$23,950
E. Jeffrey Rossi	$30,250	—	—	—	—	—	$30,250
William A. Russell	$26,350	—	—	—	—	—	$26,350
Ronald P. Volpe, Ph.D.	$28,075	—	—	—	—	—	$28,075
Robert L. Wagmiller	$27,800	—	—	—	—	—	$27,800

(1)

Mr. Lewis is the only employee director on the board. No compensation is paid to Mr. Lewis for his service as a director. Mr. Lewis’ compensation for his role as President and Chief Executive Officer of First Place and Chief Executive Officer of First Place Bank is disclosed in the Summary Compensation Table and related disclosure with respect to Named Executive Officer compensation included elsewhere in this joint proxy statement/prospectus.

First Place has a program that allows a director to phase out of active membership on the board while transitioning knowledge to existing members. Non-employee directors may resign from full time service on the board and serve as an adviser to the board for a maximum of twenty-four months for an annual retainer in the amount of $12,000 per year. Unvested stock options and stock awards continue to vest in accordance with the provisions of the stock option and stock award agreements. In the event of the death of an advisor prior to the end of his term, his estate will receive a lump sum equal to the unpaid amount of the retainer for the remaining unfilled term. As of September 24, 2008, no one is currently serving as an advisor to the board under the program just described. However, Ronald P. Volpe, Ph.D. will become an adviser upon his October  23, 2008 retirement from the board of directors.

Committees of the Board of Directors

The board of directors has four principal committees. The following describes for each committee the function, current membership and number of meetings held during fiscal 2008.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee consists of Directors Samuel A. Roth (Chairman), Robert P. Grace and E. Jeffrey Rossi. All members of the Corporate Governance and Nominating Committee are independent in accordance with the NASDAQ Global Select Market listing standards. The Corporate Governance and Nominating Committee is responsible for reviewing and revising policies that will further the continuation of sound and effective corporate governance practices, as well overseeing the administrative needs of the board of directors, including the areas of board compensation, liability and performance. In addition, this Committee considers and selects the nominees for director to stand for election at the annual meeting, which nominees must be approved by a majority of independent directors.

The Corporate Governance and Nominating Committee does not have a written charter, but does have a mission statement “to oversee the administrative matters affecting board functions, including compensation, liability, performance, recruitment and nomination of individual directors.” Mr. Lewis, the Chief Executive Officer, serves as the liaison with management to facilitate the execution of the strategies of the Committee.

The Corporate Governance and Nominating Committee met seven times in fiscal 2008 and all three committee members attended each of the seven meetings held.

Audit Committee. The Audit Committees of First Place and First Place Bank consist of Directors Robert P. Grace (Chairman), Donald Cagigas, Earl T. Kissell, Ronald P. Volpe, Ph.D. and Robert L. Wagmiller. All of the members of the Audit Committees are independent in accordance with the NASDAQ Global Select Market listing standards and the additional independence requirements of the Securities and Exchange Commission for audit committee members. In addition, the board of directors has determined that Robert P. Grace, Earl T. Kissell and Robert L. Wagmiller are “audit committee financial experts” within the meaning of the Securities and Exchange Commission rules and regulations. The Audit Committees each have the responsibility for oversight of the audit process and monitoring the accounting, financial reporting, regulatory, and internal control functions. One of the primary responsibilities of both Audit Committees is to enhance the independence of the audit function, thereby furthering the objectivity of financial reporting. Accordingly, the Audit Committees are directly responsible for the engagement, compensation, retention and services of our independent auditors, who report directly to the Audit Committees. The Audit Committees are also responsible for:

•	reporting to the board of directors on the general financial condition of First Place and First Place Bank and the results of the annual audit; and

•	overseeing that First Place and First Place Bank’s activities are conducted in accordance with the Audit Committee Charter and applicable laws and regulations.

The Audit Committees operate under a written charter, which was amended in August 2008 and is included herein as Annex VI to this joint proxy statement/prospectus.

The Audit Committees of First Place and of First Place Bank each met eleven times in fiscal 2008. All of the Audit Committee members attended at least 75% of the total number of committee meetings held.

Compensation Committee. The Compensation Committee of First Place consists of Directors E. Jeffrey Rossi (Chairman), Dr. A. Gary Bitonte, Samuel A. Roth, William A Russell and Robert L. Wagmiller. All members of the Compensation Committee are independent in accordance with the NASDAQ Global Select Market listing standards. The committee meets to establish compensation and benefits for the executive officers and to review the incentive compensation programs when necessary. This committee is also responsible for all matters regarding compensation and benefits, hiring, termination and affirmative action issues for other officers and employees of First Place and First Place Bank. The Compensation Committee does not have a written charter at this time.

The Compensation Committee met eight times in fiscal 2008. All of the Compensation Committee members attended at least 75% of the total number of committee meetings held.

Executive Committee. The Executive Committee of First Place consists of Directors Steven R. Lewis (Chairman), Donald Cagigas, Robert P. Grace, Thomas M. Humphries, Earl T. Kissell and Samuel A. Roth. The Executive Committee is responsible for contributing to the development of a long term dynamic strategic plan, to consider new opportunities and to respond to unanticipated external developments. The Executive Committee met four times during fiscal 2008. All of the Executive Committee members attended at least three of the four committee meetings held.

Consideration of Director Nominees

Stockholder Nominees. The Corporate Governance and Nominating Committee does not have an official policy with regard to the consideration of director candidates recommended by stockholders. The board of directors believes that a policy specific to candidates recommended by stockholders is not necessary because the Corporate Governance and Nominating Committee will consider nominations for director nominees submitted by stockholders as provided in the Bylaws, and will evaluate such nominees in the same way that it evaluates nominees suggested by the Committee itself.

First Place’s Bylaws govern nominations for election to its board of directors. The Bylaws require all nominations for election to the board of directors to be made at a meeting of stockholders at which directors are to be elected, and only by a stockholder who has complied with the notice provisions in the Bylaws. Written notice of a stockholder nomination for election of a director at a meeting of stockholders must be received by the corporate secretary of First Place not less than 90 days prior to the date of the meeting. If less than 100 days’ notice or prior disclosure of the date of the meeting is given, then written notice of a stockholder nomination must be received by the corporate secretary of First Place not later than the close of business on the 10th day following the day on which the date of the meeting was mailed or publicly disclosed. The written notice is required to set forth certain information specified in the Bylaws. As of September 24, 2008, First Place had not received any such nominations from stockholders in connection with the annual meeting.

Director Qualifications. In evaluating nominations for director, the Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the board. Members of the board should have the highest professional and personal ethics and values, consistent with the ethical values of First Place. Nominees should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical advice based on experience. Each director must represent the interests of all stockholders.

Identifying and Evaluating Nominees for Directors. The Corporate Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Committee assesses the appropriate size of the board, and whether any vacancies on the board are expected due to retirement or any other circumstance. In the event that vacancies are anticipated, or as vacancies otherwise arise, the Committee will consider various potential candidates for director. Candidates may come to the attention of the Committee through current board members, professional search firms, stockholders or other persons. These candidates can be evaluated and considered at any point during the year. As described above, the Committee will consider properly submitted stockholder nominees as candidates for the board. Following the verification of stockholder status of the persons proposing the candidates, the proposed candidates’ recommendations will be aggregated and considered by the Committee. In addition, the Committee may also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, the Committee will seek to achieve a balance of knowledge, experience and capability on the board. All nominees for director must be approved by a majority of independent directors.

Code of Ethics

First Place has adopted a Code of Ethics for all the employees of First Place and its subsidiaries, including the chief executive officer and all other executive officers. The Code of Ethics includes: (1) guidelines relating to the honest and ethical conduct (including the ethical handling of actual or potential conflicts of interest), (2) accurate and complete disclosure in reports and documents filed with or submitted to the Securities and Exchange Commission or otherwise publicly disclosed, (3) compliance with the applicable laws, rules and regulations, and (4) procedures for promoting compliance with, reporting violations of and consequences for not adhering to the code. The Code of Ethics is available free of charge by submitting a written request by fax to (330) 393-5578 or by mail to First Place Financial Corp., 185 East Market Street, Warren, Ohio 44481, or by calling (330) 373-1221.

Stockholder Communications with the Board of Directors

Stockholders may communicate with the board of directors by sending a letter to First Place’s board of directors, c/o Corporate Secretary, 185 East Market Street, Warren, Ohio 44481. The corporate secretary will forward such communications to the director or directors to whom they are addressed.

Compensation Discussion and Analysis

Introduction and Overview. This compensation discussion and analysis summarizes the material factors involved in the fiscal 2008 compensation awarded to, earned by, or paid to the Chief Executive Officer, the Chief Financial Officer and the next three most highly compensated executive officers of First Place. As we discuss the compensation programs of these Named Executive Officers, it is important to keep in mind that the goal for each program is the same as our goal for operating First Place—to create value for our stockholders. We can accomplish this goal by attracting, motivating and retaining the highest quality employees by linking compensation to individual performance and long-term company performance.

To help ensure that value is created, the programs are designed and operated through the combined efforts of First Place’s management, the Compensation Committee and third-party compensation consultants who specialize in areas such as compensation analysis and plan design. These programs result in increased compensation when performance is above peer targeted or benchmarked standards and decreased total compensation when performance is below targeted or benchmarked standards.

Peers, Benchmarks and Targets. First Place structures its compensation programs to be competitive in the marketplace, commensurate with each executive’s responsibilities, experience and demonstrated performance as compared to peers within the organization and at peer companies external to the organization. In order to do this, we currently conduct internal analysis and acquire survey data published by several independent consulting firms.

Conducting peer analysis and benchmarking helps in the development of base salary, incentive plans and long-term retention programs. This process also allows us to set targets for incentive and retention program payments. During the upcoming fiscal year 2009, First Place will again be utilizing the services of one or more independent consulting firms to review the parameters and structure of our compensation programs. The Compensation Committee will oversee a formal bid process which will be utilized in the selection of the consulting firm(s).

Components of Compensation. First Place is committed to creating a pay-for-performance approach to reward management staff who contribute to the success of First Place as measured by both individual and organizational performance. First Place compensation policies generally have the same components with respect to executive officers. Overall, the awards under the plans are designed to vary with position, level of responsibility and influence reflecting the principle that total compensation opportunity should increase based on attainment of a Named Executive Officer position. The Compensation Committee is involved in the review of any proposed changes to the compensation of all Named Executive Officers and the Committee also reviews this information with the board of directors. Total compensation for Named Executive Officers is comprised of the various components of compensation as detailed below:

Base Salary—Base salary is an important component in attracting, motivating and retaining key personnel. A base salary range exists for each Named Executive Officer. We believe in the philosophy of pay for performance. As such, we typically position base salary near the 50th percentile of a selected peer group located in a similar geography. We then augment base salary with other compensation components designed to create long term value for stockholders and reward strong individual performance. Actual base salaries for each Named Executive Officer are determined by the Compensation Committee based on the following primary factors:

•	compensation data as disclosed by peer companies, as well as published compensation surveys;

•	input provided by the Chief Executive Officer and Chief Operating Officer regarding Named Executive Officers who report directly to each of them;

•

internal review of the Named Executive Officers’ compensation, both individually and relative to other officers utilizing performance factors such as adherence to budget, completion of assigned projects and support of organizational initiatives;

•	adjustments to compensation levels based on outside independent resources or indexes such as the Consumer Price Index, etc; and

•	level of experience relative to the position’s responsibilities.

Base salary changes are based on the Committee’s assessment of the Named Executive Officer’s performance. The Committee possesses broad discretion in determining merit increases and reviews the process with the board of directors.

Annual Incentive Award—The Management Incentive Program is our annual incentive compensation program participated in by approximately 35 managers as well as each Named Executive Officer. The Management Incentive Program provides Named Executive Officers with the opportunity to receive cash bonuses based on individual performance if established corporate financial targets are met. The Compensation Committee believes that an annual incentive opportunity helps reward, retain and motivate Named Executive Officers to concentrate on improving stockholder value and improving the organization’s financial performance over the prior year. This program allows for the potential payment of a percentage of the Named Executive Officer’s base salary ranging from 35% to 50% of base pay. The percentage of base pay varies depending on the role of the Named Executive Officer. For example, the Chief Executive Officer has a percentage of 50% while the Chief Operating Officer has a percentage of 45%.

Individual Named Executive Officer goals are developed by the Chief Executive Officer and Chief Operating Officer, with input from the Named Executive Officers. The Compensation Committee develops individual goals for the Chief Executive Officer. These goals are developed at the beginning of the year based upon our strategic needs, as well as short- and long-term business objectives. Individual factors considered include the Named Executive Officer’s role, scope of responsibility, experience, current and historical performance and potential for future development. The goals are subject to the review and approval of both the Compensation Committee and the board of directors.

The financial targets are developed through our budgeting process and the peer analysis and benchmarking process previously discussed in the Peer, Benchmarks and Targets section of this joint proxy statement/prospectus. Development of the financial targets is overseen by the Committee and discussed with and approved by the board of directors. For fiscal year 2008, financial targets were developed for earnings per share as well as return on equity. The targets were based on our financial performance in the previous year and our projections for the future, as well as the performance of other financial service companies of a similar size and operating out of similar geographic locations, and were set at a level to encourage growth in earnings per share and return on equity. Over the long-term, we believe that reaching our target performance levels is achievable, although in any one given year our strategic priorities, as well as the performance of other financial institutions, may make that goal more challenging.

Under the Management Incentive Program, and as it relates to the Named Executive Officers, there is a scale where the “threshold” is set at achieving at least 90% of the financial target and the “cap” is set at 115%. There is a corresponding scale of potential payouts, which at the threshold and cap range from 80% of potential payment to 150% of the Named Executive Officers’ bonus opportunity, which ranges from 35% to 50% of their base pay as described above. For example, if we achieved the 90% threshold of our target, Named Executive Officers with potential payment of 35% of their base pay would be eligible for up to 28% of their base salary (35% x 80%). Based on First Place’s performance in fiscal 2008, the minimum earnings per share and return on equity financial targets were not achieved and the Compensation Committee did not make annual incentive awards under the Management Incentive Program to any of the Named Executive Officers. This is the second fiscal year in a row in which no awards were made to the Named Executive Officers under the Management Incentive Program.

In addition to the annual awards under the Management Incentive Program previously discussed, the Compensation Committee possesses the discretion to award bonuses based upon the attainment of First Place’s strategic objectives and the performance of individual Named Executive Officers. The Committee determined with agreement from the board of directors that, based on the strong individual performance of Mr. David Gifford in his role as interim-CFO (prior to his appointment as CFO), a project performance bonus of $25,000 was paid to Mr. Gifford for the months of work in which he performed both his prior and interim-CFO duties. In addition, Mr. Gifford was granted 18,534 options with a vesting period of 50% after the second year, 25% more after the third year and the final 25% after the fourth year. There were no other project performance payments made to Named Executive Officers during 2008.

Long-Term Awards—On July 2, 1999, we established the First Place Financial Corp. 1999 Incentive Plan, or the 1999 Incentive Plan. On September 21, 2004, we established the First Place Financial Corp. 2004 Incentive Plan, or the 2004 Incentive Plan. The purpose of both of these Incentive Plans is to promote our long-term success and the creation of stockholder value by:

•	encouraging Named Executive Officers to focus on critical long-range objectives;

•	encouraging the attraction and retention of Named Executive Officers; and

•	linking Named Executive Officers directly to stockholder interests through ownership of First Place.

Both the 1999 and 2004 Incentive Plans seek to achieve this purpose by providing for awards in the form of options to purchase shares of our common stock and the ability to grant restricted stock or stock appreciation rights.

First Place did issue long term equity, in the form of stock option grants, to some management (including Named Executive Officers) in recognition of services performed during fiscal year 2008. These options were granted based on the year just completed as well as the anticipation of improved company performance beyond fiscal year 2008.

The Compensation Committee believes that, in order to create value for our shareholders, it is important to utilize long term incentive equity as a part of compensation and that this strategy should include stock option grants. The primary reason for this is that stock option grants are only valuable to the management team if the underlying price of the company stock increases over time. The interests of the management team are thus aligned with those of the company’s shareholders. The awarding of stock options to members of the management team also includes a four year vesting schedule to further encourage positive long range performance as well as a management retention tool.

Awards made under the Program require that the date chosen to determine the stock exercise price be set well in advance of the actual day in which the award is made. In other words, there is no “back-dating” allowed when it comes to setting the exercise price. The exercise price for stock option awards is the closing price of our common stock, as reported on the NASDAQ Global Select Market, on the date of grant. The timing of the stock option grants may vary depending on when the financial data related to the fiscal year end is finalized and available. The intent is to have the stock option date set within forty-five days following the report of results issued at the end of the fiscal year. The commonly accepted Black Scholes valuation model is used to determine the cost of the stock options awarded. For the Named Executive Officers, the number of options granted in August 2008 were as follows: Mr. Lewis (38,081); Mr. Blank (25,034); Mr. Gifford (12,710); Mr. Thompson (18,549); and Mr. Johnson (15,133).

When a Named Executive Officer is hired at First Place, it is a common practice to provide options as part of the compensation package. Similarly, when David Gifford was promoted internally to the role of CFO, he was provided with 10,000 options which vest 25% per year over a four year time period.

Retirement Plans—The Named Executive Officers participate in two retirement programs which are available to all of our eligible full time employees. The First Place Bank 401(k) Savings Plan, or 401(k) Plan, was established on January 1, 1993 and has been amended and restated periodically since that time. Similar to other companies with 401(k) plans, employees may make contributions on a pre-tax basis up to the limits specified by the Code. We may contribute matching contributions and/or profit sharing contributions. During fiscal 2008, we matched 50% of the first 6% contribution made by employees, including Named Executive Officers, for a maximum of 3% Company match.

The First Place Bank Employee Stock Ownership Plan is similar to the 401(k) Plan in that participation is open to all of our eligible full time employees. The Employee Stock Ownership Plan (“ESOP”) was established on January 1, 1998 and has been amended and restated periodically since that time. Each year we allocate a certain number of shares to the ESOP which are then, in turn, allocated to eligible participants of the ESOP. As a result of the need to address a number of new federal ESOP regulations as well as a desire to take into account the growing number of new employees and new ESOP participants due mainly to recent acquisitions, the Compensation Committee with agreement from the Board of Directors agreed to changes in the ESOP Program. These changes resulted in allocating fewer shares each year over a longer period of time. Advice from multiple independent consultants was obtained during this process.

The maximum contributions that we make to both the 401(k) Plan and Employee Stock Ownership Plan accounts of the Named Executive Officers are limited to the amounts allowed by the Code. The vesting schedule for both the 401(k) Plan and Employee Stock Ownership Plan is as follows:

Length of Service	Vesting
Less than 2 years	0%
2 years but less than 3	20%
3 years but less than 4	40%
4 years but less than 5	60%
5 years but less than 6	80%
6 years or more	100%

Group and Personal Benefits—In addition to the First Place retirement plans, we provide a comprehensive benefits package to all eligible employees. Named Executive Officers are eligible for the same broad-based benefits as other employees. These benefits consist of a variety of welfare benefits such as medical, dental, vision, prescription drug, health and dependent care flexible spending accounts, life insurance, short- and long-term disability benefits, educational assistance and paid time off.

Paid time off at First Place includes access to sick/personal days for all eligible full time employees. Eligible employees receive one-half (1/2) sick/personal day per month for a total of six (6) per year. Any days not taken during the year will accumulate. At the time of retirement or voluntary termination, all full time employees will be compensated at their current rate of pay for all days accumulated in excess of 70 days. There is no compensation paid with respect to the first 70 days accumulated.

Similar to many employees with over 20 years of service, Mr. Steven R. Lewis has accumulated sick/personal days in excess of 70 days. If Mr. Lewis were to retire or voluntarily terminate his employment, the value of his accumulated days in excess of 70 days as of June 30, 2008 would be approximately $108,000. None of the other Named Executive Officers have accumulated sick/personal days in excess of 70 days.

Other Compensation—Similar to many Named Executive Officers at other companies in our peer analysis, First Place Named Executive Officers participate in automobile plans as well as country club memberships. The automobile plans are an economical solution to conducting business within the contiguous four state geographical area in which we have offices. The country club memberships are important for conducting business in a manner consistent and appropriate with our peers. The estimated value of these programs is set forth in this joint proxy statement/prospectus in the “All Other Compensation” column of the Summary Compensation Table.

Employment and Change in Control Agreements

Employment Agreements. First Place Bank and First Place have entered into employment agreements with Steven R. Lewis, Chief Executive Officer of First Place Bank and President and Chief Executive Officer of First Place. These employment agreements are intended to ensure that First Place Bank and First Place will be able to maintain a stable and competent management base. The continued success of First Place Bank and First Place depends to a significant degree on the skills and competence of Mr. Lewis.

Both First Place and First Place Bank have employment agreements with Mr. Lewis with an effective date of July 1, 2008. The term of the employment agreement between First Place and Mr. Lewis, also known as the First Place employment agreement, is extended on a daily basis unless written notice of non-renewal is given by the First Place board of directors. The employment agreement between First Place, First Place Bank, and Mr. Lewis, also known as the First Place Bank employment agreement, provides that commencing on the first anniversary date and continuing each anniversary date thereafter, First Place Bank’s board of directors may extend the agreement for an additional year so that the remaining term shall be thirty-six months, unless written notice of non-renewal is given by First Place Bank’s board of directors after conducting a performance evaluation of Mr. Lewis. Under the employment agreements, Mr. Lewis’ base salary will be reviewed at least annually. The current base salary under the employment agreements for Mr. Lewis is $362,250. In addition to the base salary, the employment agreements provide for, among other things, participation in incentive compensation and bonus plans and receipt of benefits under any employee benefit plans of First Place, at a cost that is the same to Mr. Lewis as it is to all other benefit eligible full time employees.

Mr. Lewis’ agreement provides for payments to him upon an “Event of Termination” equal to the remaining payments due for the remaining term of the agreement plus continuation of life, medical and dental coverage at no premium cost for the remaining term of the agreement. In the event of the subsequent death of Mr. Lewis, the payments are due to his estate or beneficiary. Any payments related to an Event of Termination shall not, in the aggregate, exceed three times Mr. Lewis’ average annual compensation for the five most recent taxable years that Mr. Lewis was employed at First Place. Under the agreement, an “Event of Termination” would include:

•	termination without cause;

•	failure to reelect Mr. Lewis to his current offices;

•	a material change in functions, duties or responsibilities to ones of lesser responsibility, importance or scope;

•	a relocation of Mr. Lewis’ principal place of employment by more than 50 miles;

•	a material reduction in benefits or perquisites;

•	liquidation or dissolution of First Place or First Place Bank; or

•	a breach of the agreement by First Place or First Place Bank.

The employment agreements also provide for termination by First Place Bank or First Place for cause as defined in the employment agreements, at any time. If Mr. Lewis were terminated for cause, First Place Bank and

First Place would have no further payment obligation, and certain rights under incentive compensation plans would terminate. Furthermore, no payment obligations are required in the event of death, disability or retirement of Mr. Lewis.

Mr. Lewis’ agreement provides for payments to Mr. Lewis, or in the event of the subsequent death of Mr. Lewis, his estate or beneficiary, in the event of termination following a change in control as defined in the employment agreements. Under the employment agreements, payment will be made in the case of involuntary termination or, following termination by Mr. Lewis under certain circumstances such as:

•	a material demotion;

•	loss of title, office or significant authority or responsibility;

•	material reduction in annual compensation or benefits; or

•	relocation of his principal place of employment more than 50 miles from its location prior to the change in control.

In the event Mr. Lewis is entitled to a severance payment following a change in control, the severance payment would be equal to the greater of: (i) the payments due for the remaining term of the employment agreement; or (ii) three times the average of the five preceding taxable years’ annual compensation less one dollar. Annual compensation includes base salary, commissions, bonuses, First Place or First Place Bank contributions to retirement and/or profit sharing plans and any other cash compensation. First Place Bank and First Place would also continue Mr. Lewis’ life, health and dental coverage for 36 months following termination. The severance payment amount will be reduced as necessary to comply with certain provisions of the Internal Revenue Code.

Notwithstanding that both the First Place Bank employment agreement and the First Place employment agreement provide for severance payments, Mr. Lewis is not entitled to receive duplicative payments. Payments due under one agreement are reduced by the payments made under the other agreement. Whether there is an occurrence of the previously described Event of Termination or change in control, any payment to Mr. Lewis under his employment agreements would most likely equal three times the average of the five preceding taxable years annual compensation plus 36 months of life, health and dental benefits. An estimate of the amount as of June 30, 2008 follows:

Named Executive Officer	Three Times the Average of Five Years Pay	36 Months of Benefits	Estimated Total
Steven R. Lewis	$1,707,100	$55,900	$1,763,000

Upon any termination of Mr. Lewis, he is subject to confidentiality obligations and a one-year non-competition agreement. The employment agreements also provide that First Place Bank and First Place shall indemnify Mr. Lewis to the fullest extent allowable under federal and Delaware law, respectively, against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of having been an officer or director of First Place and First Place Bank. In addition, First Place and First Place Bank have agreed to provide Mr. Lewis with coverage under a standard directors’ and officers’ liability insurance policy.

Change-in-Control Severance Agreements. First Place Bank has entered into two-year change in control severance agreements with Mr. Blank, Mr. Thompson, Mr. Johnson, Mr. Gifford and seven other executive officers of First Place Bank and First Place, none of whom are covered by employment contracts. The agreements are entered into between First Place Bank and the employee, and First Place guarantees the obligations of First Place Bank. The change in control severance agreements provide that commencing on the first anniversary date and continuing on each anniversary thereafter, the agreements may be renewed by First Place Bank’s board of directors for an additional year.

The two year change in control severance agreements provide for severance payments in the event of a change in control and an involuntary termination or, following termination by the executive under certain circumstances such as:

•

any material demotion or reassignment of duties and responsibilities to duties and responsibilities not consistent with executives experience, expertise, and position with us prior to the change in control;

•	any material reduction or removal of title, office, responsibility, or authority;

•	any material reduction in annual compensation or benefits; or

•	relocation of executives principal office if the relocation increases executives one-way travel distance to the office by more than 50 miles.

Following a change in control of First Place Bank or First Place, and a termination of the executive that would qualify the executive for severance as described above, the executive officer would be entitled to receive a severance payment equal to two times his or her average annual compensation for the five years preceding the termination. First Place Bank would also continue to pay for the executive officer’s life and health insurance coverage for twenty-four months following termination. Payments to executive officers under First Place Bank’s change in control severance agreements are guaranteed by First Place in the event that payments of benefits are not paid by First Place Bank.

In the event that an executive with a change in control severance agreement is terminated for cause, we will have no further obligation to the executive and certain rights under stock incentive plans will terminate. In addition to termination for cause, no further payment obligations are required in the event of death, disability or retirement.

The estimated value of the change in control agreements as of June 30, 2008 for the Named Executive Officers is as follows:

Named Executive Officer	Two times the Average of Five Years Pay	24 Months of Benefits	Estimated Total
David W. Gifford	$229,800	$40,400	$270,200
Albert P. Blank	$667,100	$34,700	$701,800
Kenton A. Thompson	$529,800	$38,500	$568,300
Craig L. Johnson	$515,300	$36,600	$551,900

Four executive officers who have change in control severance agreements with First Place Bank also have change in control severance agreements with First Place. None of the four executives are Named Executive Officers. These agreements are for a term of two years and automatically renew daily unless notice to the contrary is given. These agreements have substantively the same features and provisions as the First Place Bank change in control severance agreements described above with the exception of the daily renewal feature. Notwithstanding that both the First Place Bank employment agreement and the First Place employment agreement provide for severance payments, the executive officers are not entitled to receive duplicative payments. Payments due under one agreement are reduced by the payments made under the other agreement.

Compensation Committee Report

The following Report of the Compensation Committee shall not be deemed to be soliciting material or filed with the Securities and Exchange Commission and is not incorporated by reference into any of First Place’s previous or future filings with the Securities and Exchange Commission, except as otherwise explicitly specified by First Place in any such filing.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in First Place’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008 and this joint proxy statement/prospectus.

The foregoing report is furnished by the Compensation Committee whose members are:

Directors E. Jeffrey Rossi (Chairman), Dr. A. Gary Bitonte, Samuel A. Roth, William A. Russell and Robert L. Wagmiller.

Audit Committee Report

The following Report of the Audit Committee shall not be deemed to be soliciting material or filed with the Securities and Exchange Commission and is not incorporated by reference into any of First Place’s previous or future filings with the Securities and Exchange Commission, except as otherwise explicitly specified by First Place in any such filing.

In accordance with its written charter adopted by the board of directors and included herein as Annex VI, the Audit Committee (the “Committee”) assists the board of directors in fulfilling its responsibility for overseeing the quality and integrity of the accounting, auditing and financial reporting practices of First Place and First Place Bank and their system of internal controls.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent accountants a formal written statement describing all relationships between the accountants and First Place and First Place Bank that might bear on the accountants’ independence consistent with Independence Standards Board No. 1, “Independence Discussions with Audit Committees,” and discussed with the accountants any relationships that may impact their objectivity and independence, and satisfied itself as to the accountants’ independence.

The Committee reviewed with the internal auditors and independent accountants the overall scope and plans for their respective audits and the results of internal audit examinations. The Committee also discussed with management, the internal auditors and the independent accountants the quality and adequacy of First Place’s and First Place Bank’s internal controls and the overall quality of First Place’s and First Place Bank’s financial reporting process.

The Committee discussed and reviewed with its independent accountants communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and discussed and reviewed the results of the independent accountants’ audit of the consolidated financial statements and internal control over financial reporting. In addition, the Committee considered the compatibility of nonauditing services provided to First Place and First Place Bank with the accountants’ independence in performing their auditing functions.

The Committee reviewed and discussed interim financial information, contained in each quarterly report and earnings announcement, with management and independent accountants prior to public release as necessary during fiscal 2008. The Committee reviewed and discussed the audited consolidated financial statements of First Place as of and for the fiscal year ended June 30, 2008 with management and the independent accountants. Management has the responsibility for the preparation of the consolidated financial statements and the independent accountants have the responsibility for the audit of those statements.

Based on the above mentioned reviews and discussions with management and the independent accountants, the Committee recommended to the board of directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2008, for filing with the Securities and Exchange Commission. The Committee also recommended the appointment of the independent accountants, and the board of directors concurs with such recommendation.

The foregoing report is furnished by the Audit Committee of the board whose members are:

Directors Robert P. Grace (Chairman), Donald Cagigas, Earl T. Kissell, Ronald P. Volpe, Ph.D., and Robert L. Wagmiller.

Principal Stockholders

Other than those persons listed below, First Place is not aware of any person who may be considered to be the beneficial owner of more than 5% of its outstanding shares of common stock as of September 24, 2008. For purposes of the following table and the table set forth under “What First Place’s Directors and Executive Officers Own,” a person may be considered to own any shares of common stock (1) over which he or she has, directly or indirectly, sole or shared voting or investing power, or (2) of which he or she has the right to acquire ownership, including the right to acquire ownership by the exercise of stock options, within 60 days after September 24, 2008.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, California 90401	1,461,478	(1)	8.6%
Common Stock	First Place Bank Employee Stock Ownership Plan 185 East Market Street Warren, Ohio 44481	841,527	(2)	5.0%

(1)

As reported by Dimensional Fund Advisors LP (formerly, Dimensional Fund Advisors Inc.) (“Dimensional”) in its Schedule 13G/A field with the SEC on February 6, 2008 (“Schedule 13G/A”), Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 that furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds” that own the 1,461,478 shares of First Place common stock as of September 24, 2008. However, Dimensional reported in its Schedule 13G/A that in its role as investment advisor or manager to the Funds, Dimensional possesses investment and/or voting power over the shares of First Place common stock that are reportedly owned by the Funds, and, as a result, Dimensional may be deemed to be the beneficial owner of the First Place common stock owned by the Funds. In the Schedule 13G/A, Dimensional disclaims beneficial ownership of the shares of First Place common stock owned by the Funds.

(2)

The Employee Stock Ownership Plan Trustee must vote all allocated shares held in the Employee Stock Ownership Plan in accordance with the instructions of the participants. At September 24, 2008, 497,260 shares had been allocated under the Employee Stock Ownership Plan. Under the Employee Stock Ownership Plan, unallocated shares and allocated shares as to which voting instructions are not given by participants, are to be voted by the Employee Stock Ownership Plan Trustee in a manner calculated to most accurately reflect the instructions received from participants regarding the allocated stock so long as such vote is in accordance with the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended.

What First Place’s Directors and Executive Officers Own

The following table provides information, as of September 24, 2008, about the shares of common stock that are beneficially owned by (1) each director of First Place, (2) the Chief Executive Officer, the Chief Financial Officer and the next three most highly compensated executive officers of First Place and First Place Bank and (3) all directors and executive officers of First Place and First Place Bank as a group.

Name of Beneficial Owner	Sole Voting or Sole Investment Power		Shared Voting or Shared Investment Power	Options(1)	Total Shares	Percent of Class
A. Gary Bitonte, M.D.	92,915		57,131	—	150,046	*
Albert P. Blank	37,748	(2)	—	45,999	83,747	*
Donald Cagigas	—		10,000	15,000	25,000	*
Marie Izzo Cartwright	67,432		—	2,400	69,832	*
David W. Gifford	2,944	(3)	—	—	2,944	*
Robert P. Grace	45,040		12,500	—	57,540	*
Thomas M. Humphries	23,960		—	28,050	52,010	*
Craig L. Johnson	7,659	(4)	—	6,000	13,659	*
Earl T. Kissell	19,015		—	5,000	24,015	*
Steven R. Lewis	126,615	(5)	1,000	220,000	347,615	2.0
Jeffrey B. Ohlemacher	18,111		22,369	—	40,480	*
E. Jeffrey Rossi	118,439		376	27,500	146,315	*
Samuel A. Roth	31,400		—	18,581	49,981	*
William A. Russell	3,286		—	34,281	37,567	*
Kenton A. Thompson	11,500	(6)	1,000	31,000	43,500	*
Ronald P. Volpe, Ph.D.	6,152		7,412	—	13,564	*
Robert L. Wagmiller	13,150		3,350	—	16,500	*
All directors and executive officers as a group (24 persons)	774,463		135,343	506,076	1,415,882	8.1

*	Represents less than 1% of outstanding common stock.

(1)	Shares of common stock that may be acquired upon exercise of stock options that are exercisable within 60 days after September 24, 2008.

(2)	Includes 2,934 shares of common stock allocated to the Employee Stock Ownership Plan account of Mr. Blank and 6,152 shares of common stock held in Mr. Blank’s 401(k) plan account.

(3)	Includes 195 shares of common stock allocated to the Employee Stock Ownership Plan account of Mr. Gifford and 2,309 shares of common stock held in Mr. Gifford’s 401(k) plan account.

(4)	Includes 223 shares of common stock allocated to the Employee Stock Ownership Plan account of Mr. Johnson and 2,010 shares of common stock held in Mr. Johnson’s 401(k) plan account.

(5)	Includes 9,057 shares of common stock allocated to the Employee Stock Ownership Plan account of Mr. Lewis and 16,964 shares of common stock held in Mr. Lewis’ 401(k) plan account.

(6)	Includes 1,047 shares of common stock allocated to the Employee Stock Ownership Plan account of Mr. Thompson and 4,631 shares of common stock held in Mr. Thompson’s 401(k) plan account.

Summary Compensation Table

The following table shows the compensation paid by First Place to the Chief Executive Officer, the Chief Financial Officer and the next three most highly compensated executive officers of First Place (the “Named Executive Officers”) for the fiscal years ended June 30, 2008 and June 30, 2007. The salary, bonus and option awards columns reflect amounts earned during that fiscal year.

The amounts shown in the “All Other Compensation” column in the table below represent value received by the Named Executive Officer. Please refer to the Compensation Discussion and Analysis portion of this joint proxy statement/prospectus for a complete discussion of the components of “All Other Compensation”. Items considered as “All Other Compensation” in the table below include:

•	401(k) matching funds made by the Company;

•	Employee Stock Ownership Plan allocations contributed by the Company;

•	payment by the Company for the individual’s group coverage under the Company’s life insurance and long-term disability insurance plans;

•	the cost of providing an automobile plan, which includes personal use of company car and a gas allowance;

•	the cost of any country club memberships; and

•	financial relocation assistance.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)		All Other Compensation ($)			Total ($)
Steven R. Lewis President and Chief Executive Officer of First Place and Chief Executive Officer of First Place Bank	2008 2007	$ $	361,918 344,615		— —	$	— 58,752	$ $	126,237 43,142	$ $	16,072 23,120	(1) (1)	$ $	504,227 469,629

David W. Gifford(2) Chief Financial Officer of First Place and First Place Bank	2008 2007	$ $	141,960 109,712	$ $	25,000 5,000		— —	$ $	103,392 14,721	$ $	6,969 12,384	(3) (3)	$ $	277,321 141,817

Albert P. Blank President and Chief Operating Officer of First Place Bank	2008 2007	$ $	263,970 251,769		— —	$	— 37,188	$ $	82,987 27,307	$ $	15,385 33,277	(4) (4)	$ $	362,342 349,541

Kenton A. Thompson Regional President and Corporate Director of Business Financial Services of First Place Bank	2008 2007	$ $	220,416 212,846	$	— 11,000	$	— 26,472	$ $	61,489 19,438	$ $	12,388 20,719	(5) (5)	$ $	294,293 290,475

Craig L. Johnson Michigan Regional President and Corporate Director of Commercial Real Estate of First Place Bank	2008 2007	$ $	219,789 212,846		— —	$	— 26,472	$ $	50,164 19,438	$ $	11,855 5,515	(6) (6)	$ $	281,808 264,271

(1)

All Other Compensation for Mr. Lewis includes 401(k) matching funds, Employee Stock Ownership Plan allocations, group coverage under our life insurance and long-term disability insurance plans, an automobile plan and a country club membership.

(2)

Mr. Gifford was appointed Chief Financial Officer of First Place and First Place Bank effective February 2008. Prior to this position, Mr. Gifford had been serving as Interim Chief Financial Officer of First Place and First Place Bank since September 2007.

(3)	All Other Compensation for Mr. Gifford includes 401(k) matching funds, Employee Stock Ownership Plan allocations and group coverage under our life insurance and long-term disability insurance plans.

(4)

All Other Compensation for Mr. Blank’s includes 401(k) matching funds, Employee Stock Ownership Plan allocations, group coverage under our life insurance and long-term disability insurance plans and an automobile plan. Mr. Blank’s fiscal 2007 All Other Compensation includes one item in excess of $10,000, which is $10,279 paid in fiscal 2007 for assistance to Mr. Blank on his relocation.

(5)

All Other Compensation for Mr. Thompson includes 401(k) matching funds, Employee Stock Ownership Plan allocations, group coverage under our life insurance and long-term disability insurance plans and a country club membership.

(6)	All Other Compensation for Mr. Johnson includes 401(k) matching funds, Employee Stock Ownership Plan allocations and group coverage under our life insurance and long-term disability insurance plans.

Grants of Plan-Based Awards

The following table provides information as to stock options and stock awards granted to the Named Executive Officers in the fiscal year ended June 30, 2008. In addition, this table also includes options granted August 15, 2008 for fiscal 2008 performance.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
Steven R. Lewis	08/15/08	(1)	—	38,051	$12.20	$126,237
David W. Gifford	02/08/08	(1)	—	18,534	$13.69	$41,070
	03/14/08	(2)	—	10,000	$12.69	$20,188
	08/15/08	(1)	—	12,710	$12.20	$42,134
Albert P. Blank	08/15/08	(1)	—	25,034	$12.20	$82,987
Kenton A. Thompson	08/15/08	(1)	—	18,549	$12.20	$61,489
Craig L. Johnson	08/15/08	(1)	—	15,133	$12.20	$50,164

(1)

No options vest on the first anniversary of the grant date, 50% of the options vest on the second anniversary of the option grant date and 25% of the options vest on both the third and fourth anniversary date of the option grant.

(2)	The awards vest in four equal installments beginning on the first year’s anniversary date and on each of the next three anniversaries thereafter.

Outstanding Equity Awards

The following table provides information as to the current holdings of stock options and stock awards for the Named Executive Officers as of June 30, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (1) (#)	Market Value of Shares or Units of Stock That Have Not Vested (5) ($)
Steven R. Lewis	07/02/99	220,000	—		$12.3125	07/02/09	—	—
	08/09/06	—	10,768	(1)	$21.8600	08/09/16	2,688	$25,267

David W. Gifford	08/09/06	—	2,698	(1)	$21.8600	08/09/16	—	—
	02/08/08	—	18,534	(2)	$13.6900	02/08/18	—	—
	03/14/08	—	10,000	(3)	$12.6900	03/14/18	—	—

Albert P. Blank	12/12/00	30,000	—		$11.5000	12/12/10	—	—
	12/16/03	20,000	—		$19.3000	12/16/13	—	—
	08/09/06	—	6,816	(1)	$21.8600	08/09/16	1,701	$15,989

Kenton A. Thompson	12/16/03	39,000	—		$19.3000	12/16/13	—	—
	08/09/06	—	4,852	(1)	$21.8600	08/09/16	1,211	$11,383

Craig L. Johnson	05/09/05	6,000	4,000	(4)	$19.1600	05/09/15	—	—
	08/09/06	—	4,852	(1)	$21.8600	08/09/16	1,211	$11,383

(Footnotes on next page)

(1)	The awards granted on August 9, 2006 will become fully vested on July 1, 2010.

(2)

The awards granted on February 8, 2008 will vest as follows: none on the first anniversary of the grant date, 50% of the awards will vest on the second anniversary of the grant date and 25% will vest on both the third and fourth anniversary date of the grant.

(3)	The awards granted on March 14, 2008 will vest in four equal installments beginning on the first year’s anniversary date and on each of the next three anniversaries thereafter.

(4)	The awards granted on May 5, 2005 vest in five equal installments beginning on the first year’s anniversary date and each anniversary date thereafter.

(5)

The market value of the stock awards was determined by multiplying the number of shares by $9.40, the closing price of First Place Financial Corp. common stock at the close of business on June 30, 2008.

Options Exercised and Stock Vested

The following table provides information for the Named Executive Officers regarding their stock option exercises and vesting of stock awards during the fiscal year ended June 30, 2008.

OPTION EXERCISES AND STOCK VESTED

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Steven R. Lewis	4,000	$13,190	(1)	—	—
David W. Gifford	—	—		—	—
Albert P. Blank	—	—		—	—
Kenton A. Thompson	—	—		—	—
Craig L. Johnson	—	—		—	—

(1)

Mr. Lewis exercised a stock option to purchase 4,000 shares of common stock on July 24, 2007 that had an exercise price of $12.3125. The closing market price of First Place Financial Corp. common stock on that day was $15.61.

Additional Information About Directors and Executive Officers

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Exchange Act requires First Place’s officers (as defined in regulations promulgated by the Securities and Exchange Commission thereunder), directors and persons who own more than ten percent of a registered class of First Place common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish First Place with copies of all Section 16(a) forms that they file.

Based solely on a review of copies of all such reports of ownership furnished to First Place, or written representations that no filings were necessary, First Place believes that all filing requirements applicable to First Place officers and directors were complied with during the fiscal year except for one late Form 4 filed by Timothy A. Beaumont on August 14, 2007, to report a purchase on August 9, 2007; a Form 3 report due October 4, 2007, and filed by Debra A. Bish on October 5, 2007; a late Form 4 filed by David W. Gifford on February 22, 2008, to report an option award on February 8, 2008; and a late Form 4 filed by Mr. Gifford on March 23, 2008, to report an option award on March 14, 2008.

Transactions with Certain Related Persons. Federal regulations require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of First Place Bank’s capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the board of directors.

First Place Bank currently offers all eligible full-time employees, including executive officers and Named Executive Officers, who satisfy certain criteria and the general underwriting standards of First Place Bank, mortgage loans with interest rates, which may be up to 1/2% below the rates offered to First Place Bank’s other customers, (the “employee loan rate”). The program also offers a 1% interest rate discount on motor vehicle loans, other than motorcycles. Bank fees payable to First Place Bank are waived for all employee loan rate loans. With the exception of the employee loan rate, First Place Bank currently makes loans to its executive officers, Named Executive Officers and employees on the same terms and conditions offered to the general public. Loans made by First Place Bank to its executive officers and Named Executive Officers are made in the ordinary course of business, on substantially the same terms, except for the employee loan rate, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of ability to collect or present other unfavorable features.

The following table presents loans to executive officers and Named Executive Officers in fiscal year 2008 which exceeded $120,000. All of these loans received the employee loan rate and all of the loans are or were secured by the borrower’s principal residence.

Name	Position	Fiscal Year 2008 Highest Loan Value	Principal Paid from 09/12/07 thru 09/24/08	Interest Paid from 09/12/07 thru 09/24/08	Principal Balance on 09/24/08
Steve R. Lewis	President and Chief Executive Officer of First Place and Chief Executive Officer of First Place Bank	$400,000	$5,753	$24,182	$393,597

Albert P. Blank	President and Chief Operating Officer of First Place Bank	$369,548	$5,620	$20,132	$363,334

Kenton A. Thompson	Regional President and Corporate Director of Business Financial Services of First Place Bank	$175,790	$2,713	$9,382	$173,077

Bruce Wenmoth	Corporate Executive Vice President—Retail Lending of First Place Bank	$228,582	$4,925	$9,054	$223,657

Compensation Committee Interlocks and Insider Participation. The Compensation Committee is made up of five directors: Messrs. Rossi (Chairman), Bitonte, Roth, Russell and Wagmiller. All members of the Compensation Committee are independent in accordance with the NASDAQ Global Select Market listing standards. None of these individuals was an officer or employee of First Place or any of its subsidiaries in fiscal 2008, was formerly an officer of First Place or any of its subsidiaries, or had a relationship in fiscal 2008 requiring disclosure by First Place pursuant to the Securities and Exchange Commission’s rules. None of First Place’s executive officers has served on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any other entity during fiscal 2008, nor has any executive officer of First Place served as a director of another entity, one of whose executive officers served on the Compensation Committee of First Place during fiscal 2008.

RATIFICATION OF FIRST PLACE INDEPENDENT AUDITORS

(First Place Proposal Three)

The independent auditors for the fiscal year ended June 30, 2008 were the independent registered public accounting firm Crowe Horwath LLP. The First Place Audit Committee has reappointed Crowe Horwath LLP to continue as independent auditors for First Place Bank and First Place for the fiscal year ending June 30, 2009 and the board of directors has ratified this appointment. Although the Bylaws of First Place do not require the submission of the selection of independent auditors to the stockholders for approval, the board of directors believes it is appropriate to give stockholders the opportunity to ratify the decision of the First Place Audit Committee. Neither the First Place Audit Committee nor the board of directors will be bound by the stockholders’ vote at the annual meeting, but may take the stockholders’ vote into account in future determinations regarding the retention of an independent auditor.

The following aggregate fees were billed to First Place for professional services rendered by Crowe Horwath LLP during the fiscal years ended June 30, 2008 and 2007:

	June 30, 2008		June 30, 2007
Audit fees	$282,950	(1)	$285,000	(1)
Audit-related fees	44,415	(2)	22,676	(4)
Tax fees	117,000	(3)	56,820	(3)
All other fees	—		—

Total Fees	$444,365		$364,496

(1)

Includes fees related to the audit of the consolidated financial statements of First Place Financial Corp., including: quarterly reviews SAS100 procedures, review of Forms 10-Q and 10-K, and fees for professional services rendered for audits related to the effectiveness of internal control over financial reporting.

(2)

Includes fees related to the audit of the First Place Employee Stock Ownership Plan and procedures relating to the filing of Form S-4 in relation to First Place’s acquisition of OC Financial, Inc. and Camco Financial Corporation.

(3)

Includes fees for services performed related to the preparation of various federal, state and local income tax returns, tax planning, review of new accounting guidance consultations merger cost analysis and FAS109 review for the acquisitions of Hicksville Building, Loan and Savings Bank and OC Financial, Inc.

(4)	Includes fees related to mergers and the audit of the Employee Stock Ownership Plan.

The First Place Audit Committee has adopted a policy for pre-approving all permissible services performed by Crowe Horwath LLP. This policy requires the pre-approval of all services that may be provided by our independent auditors. All of the services provided by Crowe Horwath LLP for the fiscal years ended June 30, 2008 and 2007 were subject to this policy and were approved by the First Place Audit Committee under this policy. The First Place Audit Committee has determined that the fees paid to Crowe Horwath LLP during the 2008 and 2007 fiscal year are compatible with maintaining the auditor’s independence.

Representatives of Crowe Horwath LLP will be present at the First Place annual meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the annual meeting.

AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES

(First Place Proposal Four)

Our board of directors has unanimously adopted a resolution for approval by our stockholders proposing an amendment to Article Fourth of our Amended and Restated Certificate of Incorporation (as amended to date, the “Certificate”) to increase the number of authorized shares of common stock from 33,000,000 to 53,000,000.

Under applicable Delaware law, First Place may only issue shares of common stock to the extent it has shares authorized for issuance under the Certificate. As of September 24, 2008, of the 33,000,000 shares of common stock that is authorized for issuance, 16,974,440 shares of common stock were issued and outstanding (and 1,140,233 shares were held in treasury). As a result, the number of shares of common stock available for issuance is 16,025,560. The proposed amendment would not change the number of authorized shares of preferred stock, nor would it change the relative rights of the holders of our common stock and preferred stock.

Article Fourth, Section A of the Certificate is proposed to be amended and restated in its entirety. This article currently provides that:

A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is thirty-six million (36,000,000) consisting of:

1. Three million (3,000,000) shares of Preferred Stock, par value one cent ($.01) per share (the “Preferred Stock”); and

2. Thirty-three million (33,000,000) shares of Common Stock, par value one cent ($.01) per share (the “Common Stock”).

As amended and restated, Article Fourth, Section A of the Certificate is proposed to read as follows:

A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is fifty-six million (56,000,000) consisting of:

1. Three million (3,000,000) shares of Preferred Stock, par value one cent ($.01) per share (the “Preferred Stock”); and

2. Fifty-three million (53,000,000) shares of Common Stock, par value one cent ($.01) per share (the “Common Stock”).

Currently, our authorized shares are sufficient to meet all known needs. However, the First Place board of directors considers it desirable that it have the flexibility to have additional shares of common stock available for issuance in connection with possible stock splits, stock dividends, acquisitions, financings, employee incentive plans and other corporate purposes, should the First Place board of directors deem any of those actions to be in the best interests of First Place and its stockholders. The First Place Board of Directors believes that the proposed increase in authorized common stock will make sufficient shares available for use pursuant to the purposes described herein. Other than as permitted or required under the Company’s employee benefit plans and under outstanding options, warrants and other securities convertible into common stock and the proposed acquisition of Camco, the Board of Directors has no agreements or commitments to issue additional common stock for any purposes. However, once approved, the shares of common stock may be issued from time to time by action of the First Place board of directors on such terms and for such purposes as the board of directors may consider appropriate from time to time. No additional action or authorization by the Company’s stockholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which the common stock is then listed or quoted.

The Company reserves the right to seek a further increase in authorized shares from time to time in the future as considered appropriate by the board of directors. Under the Certificate, the Company’s stockholders do not have preemptive rights with respect to common stock. Thus, should the board of directors elect to issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase such shares. In addition, if the board of directors elects to issue additional shares of common stock, such issuance could have a dilutive effect on the earnings per share, voting power and shareholdings of current stockholders. The proposed amendment to increase the authorized number of shares of common stock could, under certain circumstances, have an anti-takeover effect, although this is not the intention of this proposal. For example, in the event of a hostile attempt to take over control of the Company, it may be possible for the Company to endeavor to impede the attempt by issuing shares of common stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The amendment therefore may have the effect of discouraging unsolicited takeover attempts, thereby potentially limiting the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed amendment may have the effect of permitting the Company’s current management, including the current board of directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the board of directors is not aware of any attempt to take control of the Company, and the board of directors has not presented this proposal with the intent that it be utilized as a type of anti-takeover device.

If the proposed amendment is adopted, it will become effective upon filing of a certificate of amendment to the Certificate with the Delaware Secretary of State, which we anticipate doing as soon as practicable following the annual meeting.

ADJOURNMENT OF THE FIRST PLACE ANNUAL MEETING OR THE CAMCO SPECIAL MEETING

(Camco Proposal Two and First Place Proposal Five)

In the event that there are not sufficient votes to constitute a quorum or to approve the merger agreement at the time of the Camco special meeting or the First Place annual meeting, the merger agreement cannot be approved unless the applicable annual meeting is adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by Camco or First Place at the time of the Camco special meeting or the First Place annual meeting, as applicable, to be voted for an adjournment, if deemed necessary, Camco and First Place have each submitted the question of adjournment to their stockholders as a separate matter for their consideration. The board of directors of each of Camco and First Place unanimously recommend that stockholders vote “FOR” the adjournment proposal. If it is deemed necessary to adjourn the Camco special meeting or the First Place annual meeting, no notice of the adjourned meeting is required to be given to stockholders, other than an announcement at the special or annual meeting of the place, date and time to which the special or annual meeting is adjourned, respectively.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING OF FIRST PLACE

To be considered for inclusion in the proxy statement and the proxy card relating to the First Place 2009 annual meeting of stockholders, a stockholder proposal must be received by the corporate secretary of First Place no later than June 10, 2009. Any such proposal will be subject to 17 C.F.R. §240.14a-8 of the Rules and Regulations under the Exchange Act.

The bylaws of First Place provide an advance notice procedure for a stockholder to properly bring business before an annual meeting. The stockholder must give written advance notice to the secretary of First Place not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the date on which First Place’s notice to stockholders of the annual meeting date was mailed or such public disclosure was made. The advance notice by stockholders must include the stockholder’s name and address, as they appear on First Place’s record of stockholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of First Place’s capital stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. In the case of nominations to the board of directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require First Place to include in its proxy statement or the proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING OF CAMCO

Any proposals of stockholders intended to be included in Camco’s proxy statement for the 2009 annual meeting of stockholders (other than nominations for directors, which process is described below) should be sent to Camco by certified mail and must be received by Camco not later than November 13, 2008. In addition, if a stockholder intends to present a proposal at the 2009 annual meeting without including the proposal in the proxy materials related to the meeting, and if the proposal is not received by February 4, 2009, then the proxies designated by the Board of Directors of Camco for the 2009 annual meeting of stockholders of Camco may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.

The Camco Corporate Governance and Nominating Committee will consider director candidates recommended by stockholders, provided that the stockholder is entitled to vote for directors and has submitted a written nomination to the Secretary of Camco by the 60th day before the first anniversary of the most recent annual meeting of stockholders held for the election of directors. Each written nomination must state the name, age, business and residence address of the nominee, the principal occupation or employment of the nominee, the number of each class of shares of Camco owned either beneficially or of record by each such nominee and the length of time such shares have been owned.

LEGAL MATTERS

The validity of the First Place common stock to be issued in the acquisition will be passed upon for First Place by Patton Boggs LLP, Washington, DC. Patton Boggs LLP, Washington, DC, will pass upon the federal income tax consequences of the acquisition for First Place and Camco.

EXPERTS

The consolidated financial statements of First Place as of June 30, 2008 and 2007 and for each of the years in the three-year period ended June 30, 2008, and the effectiveness of internal control over financial reporting as of June 30, 2008 of First Place have been audited by Crowe Horwath LLP, independent registered public accounting firm, as set forth in their report thereon appearing in First Place’s annual report on Form 10-K for the year ended June 30, 2008 and incorporated herein by reference and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Camco as of December 31, 2007 and 2006 and for each of the years in the three-year period ended December 31, 2007, and the effectiveness of internal control over financial reporting as of December 31, 2007 of Camco have been audited by Plante & Moran PLLC, independent registered public accounting firm, as set forth in their reports thereon appearing in Camco’s annual report on Form 10-K for the year ended December 31, 2007 and incorporated herein by reference and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

First Place has filed a registration statement on Form S-4 with the Securities and Exchange Commission, or the Commission, under the Securities Act of 1933 and the rules and regulations thereunder that registers the distribution to Camco stockholders of the shares of First Place common stock to be issued in the acquisition. This joint proxy statement/prospectus is a part of that registration statement. The registration statement, including the attached exhibits and schedules, contains additional relevant information about First Place and First Place’s capital stock. The rules and regulations of the Commission allow us to omit certain information included in the registration statement from this joint proxy statement/prospectus. The registration statement is available for inspection and/or copying as set forth below.

First Place and Camco file annual, quarterly and current reports, proxy statements and other information in accordance with the Securities Exchange Act of 1934 with the Commission. You may read and copy any reports, proxy statements or other information filed by First Place and Camco at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington, D.C. 20549. In addition, these materials we file electronically with the Commission are available at the Commission’s World Wide Web site at http://www.sec.gov. The Commission’s World Wide Web site contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Information about the operation of the SEC’s public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330.

You should also be able to inspect annual, quarterly and current reports, proxy statements and other information about First Place and Camco at the offices of the Nasdaq Stock Market, 33 Whitehall Street, New York, New York, 10004.

The Securities and Exchange Commission allows First Place and Camco to incorporate by reference information into this joint proxy statement/prospectus. This means that First Place and Camco can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information that is included directly in this joint proxy statement/prospectus or later filed documents incorporated by reference in this joint proxy statement/prospectus.

This joint proxy statement/prospectus incorporates by reference the documents listed below that First Place and Camco previously filed with the Securities and Exchange Commission. They contain important information about First Place and Camco and their financial condition.

First Place Securities and Exchange Commission Filings	Period or Date Filed
Annual Report on Form 10-K	Year ended June 30, 2008
Current Reports on Form 8-K	Filed on September 11, 2008, August 26, 2008, August 19, 2008, July 30, 2008 and July 22, 2008 (in each case other than those portions furnished under Item 2.02 or Item 7.01 of Form 8-K)

Camco Securities and Exchange Commission Filings	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2007
Quarterly Reports on Form 10-Q	Quarters ended March 31, 2008 and June 30, 2008
Current Reports on Form 8-K	Filed on July 25, 2008, July 10, 2008, May 30, 2008, May 16, 2008, May 9, 2008, May 2, 2008, April 25, 2008, March 31, 2008, February 6, 2008 and January 28, 2008 (in each case other than those portions furnished under Item 2.02 or Item 7.01 of Form 8-K)

In addition, First Place and Camco also incorporate by reference additional documents that either company may file with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this joint proxy statement/prospectus and the deadline for Camco shareholders to make an election to receive First Place common stock or cash. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Camco has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to Camco and First Place has supplied all information contained or incorporated by reference in this joint proxy statement/prospectus relating to First Place.

Neither First Place nor Camco has authorized anyone to give any information or make any representation about the merger or our companies that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that have been incorporated into this joint proxy statement/prospectus. Therefore, if anyone gives you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this joint proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this joint proxy statement/prospectus does not extend to you. The information contained in this joint proxy statement/prospectus speaks only as of the date of this joint proxy statement/prospectus unless the information specifically indicates that another date applies.

Annex I

AGREEMENT AND PLAN OF MERGER

DATED AS OF MAY 7, 2008

BY AND BETWEEN

FIRST PLACE FINANCIAL CORP.

AND

CAMCO FINANCIAL CORPORATION

i

3.29	Mortgage Banking Business.	20
3.30	Properties.	22
3.31	Labor and Employment Matters.	22
3.32	Termination Benefits.	22
3.33	Deposits.	23
3.34	Required Vote.	23
3.35	Transactions With Affiliates.	23
3.36	Insurance.	23
3.37	Indemnification.	23
3.38	Voting Agreements.	23
3.39	CRA Rating.	23
3.40	Disclosure.	23
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF FIRST PLACE		24
4.1	Corporate Organization.	24
4.2	Capitalization.	24
4.3	Authority; No Violation.	25
4.4	Consents and Approvals	26
4.5	Reports	26
4.6	Financial Statements	26
4.7	Broker’s Fees	27
4.8	Absence of Certain Changes or Events.	27
4.9	Legal Proceedings.	27
4.10	Taxes.	28
4.11	SEC Reports	29
4.12	First Place Information	29
4.13	Ownership of Camco Common Stock	29
4.14	Compliance with Applicable Law	29
4.15	Agreements with Regulatory Agencies	30
4.16	Undisclosed Liabilities	30
4.17	Loan Portfolio.	30
4.18	Transactions With Affiliates	31
4.19	Insurance	31
4.20	CRA Rating	31
4.21	Employee Benefit Matters.	31
4.22	Disclosure	32
4.23	Required Vote	32
4.24	Assistance Agreements.	32
4.25	Approvals.	32
ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS		33
5.1	Forbearances of Camco.	33
5.2	Forbearances of First Place.	36
ARTICLE VI ADDITIONAL AGREEMENTS		36
6.1	Reasonable Best Efforts.	36
6.2	Stockholder Approval.	36
6.3	Registration Statement.	37
6.4	Regulatory Filings.	38
6.5	Press Releases.	38
6.6	Access; Information.	39
6.7	Acquisition Proposals.	39
6.8	Certain Policies.	40
6.9	NASDAQ Listing.	40
6.10	Indemnification.	40

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6.11	Benefit Plans.	41
6.12	Notification of Certain Matters.	43
6.13	Subsequent Interim and Annual Financial Statements.	43
6.14	Board and Loan Committee Visitation Rights.	43
6.15	Current Information.	43
6.16	Execution and Authorization of Bank Merger Agreement.	44
6.17	Advisory Board.	44
6.18	Board Representation. First Place and the Bank shall appoint two members of the Camco board of directors to serve on the board of directors of each of First Place and the Bank.	44
6.19	Retention Bonus.	44
6.20	Tax Treatment.	44
6.21	Lease Obligations.	44
6.22	Other Obligations. First Place agrees to expressly assume any and all obligations of Camco or its Subsidiaries under any agreements or contracts existing at the Effective Time that require such an express assumption to consummate the transactions contemplated by this Agreement or to fully vest in First Place all of the rights under any such agreements or contracts.	44
ARTICLE VII CONDITIONS PRECEDENT		45
7.1	Conditions to Each Party’s Obligation To Effect the Merger.	45
7.2	Conditions to Obligations of First Place.	45
7.3	Conditions to Obligations of Camco.	46
ARTICLE VIII TERMINATION AND AMENDMENT		47
8.1	Termination.	47
8.2	Effect of Termination.	49
8.3	Extension; Waiver.	50
ARTICLE IX GENERAL PROVISIONS		50
9.1	Closing.	50
9.2	Alternative Structure.	50
9.3	Nonsurvival of Representations, Warranties and Agreements.	51
9.4	Expenses.	51
9.5	Notices.	51
9.6	Interpretation.	52
9.7	Entire Agreement.	52
9.8	Governing Law.	52
9.9	Enforcement of the Agreement.	52
9.10	Severability.	52
9.11	Amendment.	52
9.12	Assignment.	52
9.13	Counterparts.	53

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AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of May 7, 2008 (“Agreement”), is by and between First Place Financial Corp., a Delaware corporation (“First Place”), and Camco Financial Corporation, a Delaware corporation (“Camco”) (First Place and Camco are sometimes collectively referred to herein as the “Parties”).

WHEREAS, the boards of directors of First Place and Camco: (i) have determined that it is in the best interests of their respective companies and their stockholders to consummate the Merger (as defined in Section 1.1 hereof) and the Subsidiary Merger (as defined below); (ii) have determined that this Agreement and the transactions contemplated hereby are consistent with, and in furtherance of, its respective business strategies; and (iii) have approved, at meetings of each such board of directors, this Agreement; and

WHEREAS, following the execution and delivery of this Agreement, First Place Bank, a federal savings association and a wholly owned subsidiary of First Place (the “Bank”) and Advantage Bank, an Ohio chartered bank and a wholly owned subsidiary of Camco (“Camco Bank”), will enter into a Plan of Merger (the “Bank Merger Agreement”), a form of which is attached hereto as Annex A, that provides for the merger of Camco Bank into the Bank after the Effective Time (as defined in Section 1.2 hereof), with the Bank as the surviving institution (“Subsidiary Merger”); and

WHEREAS, the directors and executive officers of Camco have on the date hereof entered into Voting Agreements with First Place, in the form attached hereto as Annex B, agreeing to vote for the Merger; and

WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Delaware General Corporation Law (the “DGCL”), at the Effective Time (as defined in Section 1.2 hereof), Camco shall merge with and into First Place (the “Merger”), with First Place as the surviving corporation (hereinafter sometimes called the “Surviving Corporation”) in the Merger. Upon completion of the Merger, First Place shall continue its corporate existence under the laws of the State of Delaware. The name of the Surviving Corporation shall be “First Place Financial Corp.” Upon consummation of the Merger, the separate corporate existence of Camco shall terminate.

1.2 Effective Time. The Merger shall become effective as set forth in the certificate of merger (the “Certificate of Merger”) which shall be filed with the Delaware Secretary of State on the Closing Date (as defined in Section 9.1 hereof). The term “Effective Time” shall be the date and time when the Merger becomes effective, as set forth in the Certificate of Merger.

1.3 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the DGCL, including Sections 259 and 261.

1.4 Certificate of Incorporation and Bylaws. At the Effective Time, the Certificate of Incorporation and Bylaws of First Place, as in effect immediately prior to the Effective Time, shall be the Certificate of

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Incorporation and Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

1.5 Directors and Executive Officers of the Surviving Corporation. The directors of First Place prior to the Effective Time shall be the directors of First Place immediately after the Effective Time, except for the appointment at the Effective Time of the Camco Designees, who shall serve as directors on the board of directors of First Place and the Bank. The executive officers of First Place prior to the Effective Time shall be the executive officers of First Place immediately after the Effective Time, each of whom shall serve until such time as their successors shall be duly elected and qualified. “Camco Designees” shall mean two persons selected by First Place after consultation with Camco from among the directors serving on the Camco board of directors on the date hereof.

1.6 Tax Consequences. It is intended that the Merger constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement shall constitute a “plan of reorganization” for the purposes of Section 368 of the Code.

1.7 Offices. After the Effective Time, the headquarters of the Surviving Corporation shall be at 185 East Market Street, Warren, Ohio 44481.

1.8 Additional Actions. If, at any time after the Effective Time, First Place shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in First Place its right, title or interest in, to or under any of the rights, properties or assets of Camco acquired or to be acquired by First Place as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, Camco, and its proper officers and directors, shall be deemed to have granted to First Place an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in First Place, consummate the Merger or otherwise to carry out the purposes of this Agreement, and the proper officers and directors of First Place are fully authorized in the name of First Place or otherwise to take any and all such action.

1.9 First Place Common Stock. Each share of First Place common stock, par value $0.01 per share, (“First Place Common Stock”) that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be unchanged by the Merger.

ARTICLE II

CONSIDERATION; ELECTION AND EXCHANGE PROCEDURES

2.1 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of a holder of shares of Camco common stock, $1.00 par value (“Camco Common Stock”):

(a) Camco Common Stock. Subject to Sections 2.1(b), 2.2, 2.5, 2.6, and 2.7, each share of Camco Common Stock issued and outstanding immediately prior to the Effective Time excluding: (i) those shares of Camco Common Stock held by a Dissenting Stockholder (defined in Section 2.9) asserting their Dissenters’ Rights as set forth in Section 2.9; (ii) Camco Common Stock held as treasury shares; and (iii) all shares of Camco Common Stock that are owned directly or indirectly by First Place or Camco or any of their respective Subsidiaries (other than Trust Account Shares (defined in Section 2.1(b)) (collectively, the “Excluded Shares”) shall be converted into, and shall be canceled in exchange for, the right to receive, at the election of the holder thereof:

(i) Per Share Cash Consideration. A cash amount equal to $13.58 (the “Per Share Cash Consideration”); or

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(ii) Per Share Stock Consideration. .97 shares (“Exchange Ratio”) of First Place Common Stock (the “Per Share Stock Consideration”), provided, however, that:

(a) if the Average Share Price (as defined below) is equal to or greater than $16.80, the Exchange Ratio shall be adjusted proportionately such that the adjusted Exchange Ratio multiplied by the Average Share Price shall equal $16.30 and

(b) if the Average Share Price (as defined below) is equal to or less than $11.20, First Place may, but is not obligated to, increase the Exchange Ratio such that the adjusted Exchange Ratio multiplied by the Average Share Price shall equal $10.86.

For purposes of this Agreement, “Average Share Price” means the closing price per share for First Place Common Stock on the NASDAQ Global Select Market for the twenty-five consecutive NASDAQ trading day period ending on the tenth day prior to the Closing Date.

The aggregate consideration to the holders of Camco Common Stock will be comprised of the Specified Cash Percentage of the issued and outstanding shares of Camco Common Stock converting into the right to receive the Per Share Cash Consideration (“Cash Consideration”) and the Specified Stock Percentage of the issued and outstanding shares of Camco Common Stock converting into the right to receive the Per Share Stock Consideration (“Stock Consideration”). The “Aggregate Merger Consideration” shall be (i) the cash amount equal to (A) the Specified Cash Percentage of the number of shares of Camco Common Stock issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) multiplied by (B) $13.58 (the “Maximum Cash Consideration”); and (ii) the number of shares of First Place Common Stock equal to the product of (X) the Specified Stock Percentage of the number of shares of Camco Common Stock issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) multiplied by (Y) the Per Share Stock Consideration (as and if adjusted), subject to Section 2.2.

The term “Specified Stock Percentage” shall equal 73.501%.

The term “Specified Cash Percentage” shall equal 26.499%.

(b) At the Effective Time, all shares of Camco Common Stock that are owned by Camco as treasury stock and all shares of Camco Common Stock that are owned directly or indirectly by First Place or Camco or any of their respective Subsidiaries (other than shares of Camco Common Stock held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties, whether held directly or indirectly by First Place or Camco, as the case may be, being referred to herein as “Trust Account Shares”) shall be cancelled and shall cease to exist and no stock of First Place or other consideration shall be delivered in exchange therefore. All shares of First Place Common Stock that are owned by Camco or any of its Subsidiaries (other than Trust Account Shares), if any, shall become treasury stock of First Place.

2.2 Election Procedures.

(a) Election Form. An election form, in such form as Camco and First Place shall mutually agree (the “Election Form”), shall be mailed at such time and on such date as provided in Section 2.3(a) to the holders of Camco Common Stock of record at the Effective Time. Each Election Form shall permit the holder of Camco Common Stock (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation), subject to the conditions set forth in Section 2.1 hereof, (i) to elect to receive First Place Common Stock with respect to all of such holder’s Camco Common Stock as hereinabove provided (a “Stock Election”), (ii) to elect to receive cash with respect to all of such holder’s Camco Common Stock as hereinabove provided (a “Cash Election”), (iii) to elect to receive cash with respect to some of such holder’s shares and shares of First Place Common Stock with respect to such holder’s remaining shares (a “Mixed Election”), or (iv) to indicate that such holder makes no such election with respect to such holder’s shares of Camco Common Stock (a “Non-Election”). Shares of Camco

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Common Stock as to which a Cash Election has been made (including pursuant to a Mixed Election) are referred to herein as “Cash Election Shares.” Shares of Camco Common Stock as to which a Stock Election has been made (including pursuant to a Mixed Election) are referred to herein as “Stock Election Shares.” Shares of Camco Common Stock as to which (x) no election has been made or (y) as to which dissenters’ rights have not been perfected, have been effectively withdrawn or the holder thereof has lost its right to dissent to the Merger are referred to herein as “No-Election Shares.” Nominee record holders who hold Camco Common Stock on behalf of multiple beneficial owners shall indicate how many of the shares held by them are Stock Election Shares, Cash Election Shares and No-Election Shares. If a stockholder either (i) does not submit a properly completed Election Form by the Election Deadline (defined below), or (ii) revokes an Election Form prior to the Election Deadline and does not resubmit a properly completed Election Form prior to the Election Deadline, the shares of Camco Common Stock held by such stockholder shall be designated No-Election Shares.

(b) Election Deadline. The term “Election Deadline” shall mean 5:00 p.m., Eastern Daylight Time, on the 30th day following but not including the date of mailing of the Election Form or such other date as First Place and Camco shall mutually agree upon.

(c) Effective Election. Any election to receive First Place Common Stock or cash shall have been properly made only if the agent designated by First Place to act as the exchange agent for purposes of conducting the election procedure and the exchange procedure described in this Section 2.2 and Section 2.3 hereof (the “Exchange Agent”) shall have actually received a properly completed Election Form by the Election Deadline. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent (or any other person to whom the subject shares of Camco Common Stock are subsequently transferred) by written notice to the Exchange Agent only if such written notice is actually received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent shall have reasonable discretion to determine when any election, modification or revocation is received, whether any such election, modification or revocation has been properly made and to disregard immaterial defects in any Election Form, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither First Place, Camco nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

(d) Allocation. The Exchange Agent shall effect the allocation among holders of Camco Common Stock of rights to receive First Place Common Stock or cash in the Merger in accordance with the Election Forms as follows:

(i) Maximum Cash Consideration Undersubscribed. If the number of Cash Election Shares times the Per Share Cash Consideration is less than the Maximum Cash Consideration, then:

(1) each Cash Election Share shall be converted into the right to receive the Per Share Cash Consideration;

(2) No-Election Shares shall then be deemed to be Cash Election Shares to the extent necessary to have the total number of Cash Election Shares times the Per Share Cash Consideration equal the Maximum Cash Consideration. If less than all of the No-Election Shares need to be treated as Cash Election Shares, then the Exchange Agent shall select which No-Election Shares shall be treated as Cash Election Shares in such manner as the Exchange Agent shall determine, and all remaining No-Election Shares shall thereafter be treated as Stock Election Shares;

(3) if all of the No-Election Shares are treated as Cash Election Shares under the preceding subsection and the total number of Cash Election Shares times the Per Share Cash Consideration is less than the Maximum Cash Consideration, then the Exchange Agent shall convert on a pro rata basis as described below in Section 2.2(e) hereof a sufficient number of Stock Election Shares into Cash Election Shares (“Reallocated Cash Shares”) such that the sum of the number of Cash Election Shares plus the number of Reallocated Cash Shares times the Per Share Cash

4

Consideration equals the Maximum Cash Consideration, and each Reallocated Cash Share will be converted into the right to receive the Per Share Cash Consideration; and

(4) each Stock Election Share which is not a Reallocated Cash Share shall be converted into the right to receive the Per Share Stock Consideration.

(ii) Maximum Cash Consideration Oversubscribed. If the number of Cash Election Shares times the Per Share Cash Consideration is greater than the Maximum Cash Consideration, then:

(1) each Stock Election Share and each No-Election Share shall be converted into the right to receive the Per Share Stock Consideration;

(2) the Exchange Agent shall convert on a pro rata basis as described below in Section 2.2(e) hereof a sufficient number of Cash Election Shares into Stock Election Shares (“Reallocated Stock Shares”) such that the number of remaining Cash Election Shares times the Per Share Cash Consideration equals the Maximum Cash Consideration, and all Reallocated Stock Shares shall be converted into the right to receive the Per Share Stock Consideration; and

(3) each Cash Election Share which is not a Reallocated Stock Share shall be converted into the right to receive the Per Share Cash Consideration.

(iii) Maximum Cash Consideration Satisfied. If the number of Cash Election Shares times the Per Share Cash Consideration is equal to the Maximum Cash Consideration, then subparagraphs (d)(i) and (ii) above shall not apply and all Cash Election Shares shall be converted into the right to receive the Per Share Stock Consideration and all No-Election Shares and all Stock Election Shares will be converted into the right to receive the Per Share Stock Consideration.

(e) Pro Rata Reallocations. In the event that the Exchange Agent is required pursuant to Section 2.2(d)(i)(3) hereof to convert some Stock Election Shares into Reallocated Cash Shares, each holder of Stock Election Shares (based upon the number of Stock Election Shares held) shall be allocated a pro rata portion of the total Reallocated Cash Shares. In the event the Exchange Agent is required pursuant to Section 2.2(d)(ii)(2) hereof to convert some Cash Election Shares (based upon the number of Cash Election Shares held) into Reallocated Stock Shares, each holder of Cash Election Shares shall be allocated a pro rata portion of the total Reallocated Stock Shares.

2.3 Exchange Procedures.

(a) Mailing of Transmittal Material. Provided that Camco has delivered, or caused to be delivered, to the Exchange Agent all information which is necessary for the Exchange Agent to perform its obligations as specified herein, First Place shall instruct the Exchange Agent to, no later than 15 days after the Closing Date, mail or make available to each holder of record of Camco Common Stock as of the Effective Time: (i) a notice and letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the stock certificates representing Shares of Camco Common Stock (“Certificates”) shall pass, only upon proper delivery of the Certificates to the Exchange Agent) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such Certificates in exchange for the consideration set forth in Section 2.1(a) hereof and (ii) the Election Form. A letter of transmittal will be properly completed only if accompanied by Certificates representing all shares of Camco Common Stock covered thereby, subject to the provisions of paragraph (d) of this Section 2.3.

(b) First Place Deliveries. At the Effective Time, for the benefit of the holders of Certificates, (i) First Place shall deliver to the Exchange Agent certificates evidencing the number of shares of First Place Common Stock issuable and (ii) First Place shall deliver, or cause the Bank to deliver, to the Exchange Agent, the cash portion of the Aggregate Merger Consideration payable pursuant to this Article II in exchange for Certificates representing outstanding shares of Camco Common Stock. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of First Place Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto.

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(c) Exchange Agent Deliveries. After completion of the allocations referred to in paragraphs (d) and (e) of Section 2.2 hereof, each holder of an outstanding Certificates who has surrendered such Certificates to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of whole shares of First Place Common Stock and/or the amount of cash into which the aggregate number of shares of Camco Common Stock previously represented by such Certificate or Certificates surrendered shall have been converted pursuant to this Agreement (including, but not limited to, payment for fractional shares under Section 2.5 hereof) and, if such holder’s shares of Camco Common Stock have been converted into First Place Common Stock, any other distribution theretofore paid with respect to First Place Common Stock issuable in the Merger, in each case without interest. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each outstanding Certificate which prior to the Effective Time represented Camco Common Stock and which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence ownership of the number of shares of First Place Common Stock and/or the right to receive the amount of cash into which such Camco Common Stock shall have been converted. No dividends which have been declared will be remitted to any person entitled to receive shares of First Place Common Stock under Section 2.2 hereof until such person surrenders the Certificates representing Camco Common Stock, at which time such dividends shall be remitted to such person, without interest.

(d) Lost or Destroyed Certificates; Issuances of First Place Common Stock in New Names. The Exchange Agent and First Place, as the case may be, shall not be obligated to deliver cash and/or a certificate representing shares of First Place Common Stock to which a holder of Camco Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the Certificates representing the shares of Camco Common Stock for exchange as provided in this Section 2.3, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond in an amount as may be reasonably required in each case by First Place. If any certificates evidencing shares of First Place Common Stock are to be issued in a name other than that in which the Certificate evidencing Camco Common Stock surrendered in exchange therefore is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the Certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of First Place Common Stock in any name other than that of the registered holder of the Certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

(e) Unclaimed Merger Consideration. Any portion of the shares of First Place Common Stock and cash delivered to the Exchange Agent by First Place pursuant to Section 2.3(b) hereof that remains unclaimed by the stockholders of Camco for nine months after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to First Place or its agent. If outstanding Certificates for shares of Camco Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such shares of First Place Common Stock or cash would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of First Place (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any Party to this Agreement shall be liable to any holder of stock represented by any Certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. First Place and the Exchange Agent shall be entitled to rely upon the stock transfer books of Camco to establish the identity of those persons entitled to receive the consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, First Place and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto. First Place will engage the Exchange Agent as its lawful agent for purposes of this section.

6

2.4 Rights as Stockholders; Stock Transfers. At the Effective Time, holders of Camco Common Stock shall cease to be, and shall have no rights as, stockholders of Camco other than to receive the consideration provided in this Article II. After the Effective Time, there shall be no further transfer on the records of Camco of Certificates representing shares of Camco Common Stock, and if such Certificates are presented to Camco for transfer, they shall be cancelled against delivery of certificates for First Place Common Stock or cash as provided in this Article II.

2.5 No Fractional Shares. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of First Place Common Stock shall be issued in the Merger. Each holder of Camco Common Stock who otherwise would have been entitled to a fraction of a share of First Place Common Stock (after taking into account all Certificates delivered by such holder) shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the Per Share Cash Consideration, rounded to the nearest whole cent. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

2.6 Anti-Dilution Provisions. If, between the date hereof and the Effective Time, the shares of First Place Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the Per Share Stock Consideration shall be adjusted accordingly.

2.7 Withholding Rights. First Place (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of shares of Camco Common Stock such amounts as First Place is required under the Code or any state, local or foreign tax law or regulation thereunder to deduct and withhold with respect to the making of such payment. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of Camco Common Stock in respect of which such deduction and withholding was made by First Place.

2.8 Options. Schedule 2.8 of the Camco Disclosure Schedules (defined hereafter) sets forth all of the Camco stock option plans (“Camco Option Plans”) and all grantees holding unexercised and unexpired options to acquire Camco Common Stock (“Camco Options”) as of the date of this Agreement (“Camco Optionholder”), including the name of each such Camco Optionholder, the date on which each Camco Option was granted, the expiration date of each Camco Option, the price at which each Camco Option may be exercised under the Camco Option Plans, the number of shares of Camco Common Stock subject to each Camco Option and the status of the Camco Option grant as qualified or non-qualified under Section 422 of the Code. Upon the Effective Date, each Camco Option which is then outstanding shall cease to represent a right to acquire shares of Camco Common Stock and shall be converted automatically into an option to purchase shares of First Place Common Stock, and First Place shall assume each such Camco Option, in accordance with the terms of the Camco Stock Option Plans and stock option or other agreement by which it is evidenced, except that from and after the Effective Time, (i) First Place and the Compensation Committee of its Board of Directors shall be substituted for Camco and the committee of the Board of Directors of Camco (including, if applicable, the entire Board of Directors of Camco) administering such Camco Option Plans, (ii) each Camco Option assumed by First Place may be exercised solely for shares of First Place Common Stock, (iii) the number of shares of First Place Common Stock subject to such Camco Option shall be equal to the number of shares of Camco Common Stock subject to such Camco Option immediately prior to the Effective Time multiplied by the Exchange Ratio (as may be adjusted), provided that any fractional shares of First Place Common Stock resulting from such multiplication shall be rounded down to the nearest share, and (iv) the per share exercise price under each such Camco Option shall be adjusted by dividing the per share exercise price under each such Camco Option by the Exchange Ratio (as may be adjusted), provided that such exercise price shall be rounded up to the nearest cent. Notwithstanding clauses (iii) and (iv) of the preceding sentence, (i) each Camco Option shall be adjusted in compliance with Section 409A of the Code, and the regulations promulgated thereunder, and (ii) each Camco Option which is an “incentive stock option” shall be adjusted as required by Section 424 of the Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the Code. First Place and Camco agree to take all necessary steps to effect the foregoing provisions of this Section 2.8.

7

2.9 Dissenters’ Rights.

(a) Each share of Camco Common Stock that is held by a stockholder (“Dissenting Stockholder”) who has not voted in favor of the Merger or consented thereto in writing and who has properly demanded appraisal for such share of Camco Common Stock (a “Dissenting Share”) in accordance with the DGCL (“Dissenters’ Rights”) shall not be converted into or exchanged for a right to receive any part of the Aggregate Merger Consideration pursuant to this Agreement, but instead shall be deemed converted as of the Effective Time into the right to receive such amount as shall be determined to be payable pursuant to Dissenters Rights in accordance with the applicable provisions of the DGCL, without interest (the “Dissenter Payment”). Any Dissenter Payment for each Dissenting Share shall be paid by the Surviving Corporation in accordance with the applicable provisions of the DGCL. In the case of any Dissenting Shares held by a stockholder who fails to perfect or withdraws his/her exercise of Dissenters’ Rights in accordance with the applicable provisions of the DGCL or who otherwise loses such holder’s right to appraisal, such shares shall no longer be deemed Dissenting Shares but shall be deemed to have been converted as of the Effective Time into the right to receive their portion of the Aggregate Merger Consideration in accordance with the provisions of this Article II, and the provisions of this Section 2.9 shall not apply to such shares or such stockholder.

(b) Camco shall (i) give First Place prompt written notice of the receipt of any notice from a stockholder purporting to exercise any Dissenters’ Rights or that Camco has reason to believe may assert Dissenters’ Rights, (ii) not settle or offer to settle any demand for payment without the prior written consent of First Place, which shall not be unreasonably withheld; and (iii) not waive any failure to comply strictly with any procedural requirements of the DGCL.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF CAMCO

Prior to the date hereof, Camco has delivered to First Place a schedule setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision of this Agreement or as an exception to one or more representations or warranties contained in Article III hereof or to one or more of its covenants contained in Article V hereof or additional agreements in Article VI hereof (“Camco Disclosure Schedules”). A disclosure in the Camco Disclosure Schedules shall qualify the applicable section or subsection of this Agreement regardless of whether such section or subsection specifically references the Camco Disclosure Schedules. Camco hereby represents and warrants to First Place that each of the following representations and warranties in this Article III of this Agreement, which include and incorporate the exceptions set forth on the Camco Disclosure Schedules, are true and correct as of the date of this Agreement and as of the Closing Date, except to the extent such representations and warranties expressly are made as of specific date and time (in which case such representations and warranties will be true and correct as of such date and time):

3.1 Corporate Organization.

(a) Camco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Camco has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect (as defined in Section 8.1(e) hereof). Camco is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and has made a financial holding company election with the Board of Governors of the Federal Reserve Board (“FRB”). The Restated Certificate of Incorporation and Amended

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and Restated Bylaws of Camco, copies of which have previously been delivered to First Place, are true, complete and correct copies of such documents as in effect as of the date of this Agreement. As used in this Agreement, the word “Subsidiary” when used with respect to any party means any corporation, partnership, association, organization, trust or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

(b) Camco Bank is in good standing as a bank duly organized and validly existing under the laws of the State of Ohio and the rules and regulations of the Ohio Department of Commerce, Division of Financial Institutions (the “Ohio DFI”) and the Federal Deposit Insurance Corporation (“FDIC”). The deposit accounts of Camco Bank are insured by the FDIC to the maximum extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by Camco Bank. Each of Camco’s Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of Camco’s Subsidiaries has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect. The governing documents of each Subsidiary of Camco, copies of which have previously been delivered to First Place, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

(c) The minute books of Camco and each of its Subsidiaries contain true, complete and accurate records in all material respects of all meetings and other corporate actions held or taken since December 31, 2002 of its respective stockholders and boards of directors (including committees of their respective boards of directors). Camco has made available to First Place correct and complete copies of all minutes of the board of directors of Camco and its Subsidiaries since December 31, 2002.

3.2 Capitalization.

(a) The authorized capital stock of Camco consists of) 14,900,000 shares of Camco Common Stock and 100,000 preferred shares, par value $1.00 per share (“Camco Preferred Stock”). No other capital stock is authorized. As of the date of this Agreement, there are (x) 8,834,508 shares of Camco Common Stock issued and outstanding and 1,678,913 shares of Camco Common Stock held in Camco’s treasury; (y) 518,340 shares of Camco Common Stock reserved for issuance pursuant to Camco’s Option Plans and described in Schedule 2.8 of the Camco Disclosure Schedules and (z) no shares of Camco Preferred Stock issued and outstanding. All of the issued and outstanding shares of Camco Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except as referred to above or reflected in Schedule 2.8 of the Camco Disclosure Schedules, Camco does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Camco Common Stock, Camco Preferred Stock or any other equity security of Camco.

(b) Schedule 3.2(b) of the Camco Disclosure Schedules sets forth a true and correct list of all of the Subsidiaries of Camco and Camco Bank as of the date of this Agreement, including the number of shares of capital stock of each Subsidiary issued, if available, and the holder(s) of such shares. Camco and Camco Bank each own, directly or indirectly, all of the issued and outstanding shares of the capital stock of each of their respective Subsidiaries, free and clear of all liens, charges, encumbrances, pledges or security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, except for the shares of capital stock of Camco Bank which are assessable. No Subsidiary of Camco or Camco Bank has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary.

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3.3 Authority; No Violation.

(a) Camco has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly and validly approved by the board of directors of Camco. The board of directors of Camco has directed that this Agreement be submitted to Camco’s stockholders for adoption at a meeting of such stockholders and, except for the adoption of this Agreement by the requisite vote of Camco’s stockholders, no other corporate proceedings (except for regulatory approvals) on the part of Camco (other than the approval of the Bank Merger Agreement by Camco as the sole stockholder of Camco Bank) are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Camco and (assuming due authorization, execution and delivery by First Place) constitutes a valid and binding obligation of Camco, enforceable against Camco in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors’ rights and remedies generally.

(b) Camco Bank has full corporate power and authority to execute, deliver and perform its obligations under the Bank Merger Agreement and to consummate the Subsidiary Merger and the transactions contemplated thereby. The execution and delivery of the Bank Merger Agreement and the consummation of the transactions contemplated thereby have been duly and validly approved prior thereto by the board of directors of Camco Bank. No other corporate proceedings on the part of Camco Bank are necessary to consummate the transactions contemplated by the Bank Merger Agreement. The Bank Merger Agreement (assuming due authorization, execution and delivery by the Bank) will constitute a valid and binding obligation of Camco Bank, enforceable against Camco Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, fraudulent transfer and similar laws affecting creditors’ rights and remedies generally.

(c) Neither the execution and delivery of this Agreement by Camco or the Bank Merger Agreement by Camco Bank, nor the consummation by Camco or Camco Bank, as the case may be, of the transactions contemplated hereby or thereby, nor compliance by Camco or Camco Bank, as the case may be, with any of the terms or provisions hereof or thereof, will (i) violate any provision of their respective governing documents, or (ii) assuming that the consents and approvals referred to in Section 3.4 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Camco or any of its Subsidiaries, or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, result in the obligation to sell or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Camco or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Camco or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except for any violation, conflict, breach, default, acceleration, termination, modification or cancellation which, individually or in the aggregate, would not have a Material Adverse Effect on Camco or materially impact the terms and conditions or transactions contemplated hereby.

3.4 Consents and Approvals. Except for (a) the filing of applications with the OTS and approval of such applications by the OTS; (b) the filing with the Securities and Exchange Commission (“SEC”) of (i) a proxy statement/prospectus in definitive form relating to the Camco Stockholder Meeting to be held in connection with this Agreement and the Merger contemplated hereby (the “Proxy Statement”) and (ii) a Registration Statement on Form S-4 (the “S-4”) registering the First Place Common Stock to be issued in connection with this

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Agreement and the transactions contemplated hereby, (c) the adoption of this Agreement by the requisite vote of the stockholders of Camco and the adoption of the Bank Merger Agreement by the requisite vote of stockholders of Camco Bank, (d) the filing of the Certificate of Merger with the Delaware Secretary of State, (e) such filings, authorizations or approvals as may be set forth in Schedule 3.4 of the Camco Disclosure Schedules, and (e) the adoption of this Agreement by the requisite vote of the stockholders of First Place, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a “Governmental Entity”) or with any third party are necessary in connection with (1) the execution and delivery by Camco of this Agreement and (2) the consummation by Camco of the Merger and the other transactions contemplated hereby.

3.5 Reports. Camco and each of its Subsidiaries have timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 2004 with (i) the Ohio DFI, (ii) the FRB, (iii) the FDIC, (iv) any state regulatory authority (a “State Regulator”) and (v) any self-regulatory organization (“SRO”) (collectively, the “Regulatory Agencies” and individually a “Regulatory Agency”), and all other material reports and statements required to be filed by them since December 31, 2004, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, the Ohio DFI, the FRB, the FDIC or any SRO, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Camco and its Subsidiaries and except as set forth in Schedule 3.5 of the Camco Disclosure Schedules, no Regulatory Agency has initiated any proceeding or, to Camco’s knowledge, investigation into the business or operations of Camco or any of its Subsidiaries since December 31, 2004. Except as set forth in Schedule 3.5, there is no unresolved material violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of Camco or any of its Subsidiaries.

3.6 Financial Statements. Camco has previously delivered to First Place copies of (a) the consolidated balance sheets of Camco and its Subsidiaries at December 31, 2007 and 2006, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for the fiscal years ended December 31, 2005 through 2007, inclusive, in each case accompanied by the audit report of Plante & Moran, PLLC, independent public accountants with respect to Camco (collectively the “Camco Financial Statements”). The December 31, 2007 consolidated balance sheet of Camco (including the related notes, where applicable) fairly presents the consolidated financial position of Camco and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 3.6 (including the related notes, where applicable) fairly present, and the financial statements referred to in Section 6.13 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount and the absence of footnotes), the results of the consolidated operations and consolidated financial position of Camco and its Subsidiaries for their respective fiscal periods or as of their respective dates; each of such statements (including the related notes, where applicable) complies, and the financial statements referred to in Section 6.13 hereof will comply, in all material respects with applicable accounting requirements (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount and the absence of footnotes), and the financial statements referred to in Section 6.13 hereof will be, prepared in accordance with United States generally accepted accounting principles (“GAAP”) (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount and the absence of footnotes) consistently applied during the periods involved, except as indicated in the notes thereto. The fiscal year-end audits of Camco and its Subsidiaries have been concluded in accordance with generally accepted auditing standards of the United States. The books and records of Camco and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP.

3.7 Broker’s Fees. Neither Camco nor any Subsidiary of Camco has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement, except that Camco has engaged, and will pay a fee or commission to Stifel, Nicolaus & Company, Incorporated (“Stifel”) in accordance with the terms of a letter agreement

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between Stifel and Camco concerning the Merger and for the issuance of an opinion, subject to the terms, conditions, assumptions and qualifications set forth therein, regarding the fairness, from a financial point of view, of the per share merger consideration to be paid by First Place to the holders of shares of Camco Common Stock (excluding the Excluded Shares) in connection with the Merger pursuant to this Agreement.

3.8 Absence of Certain Changes or Events.

(a) Except as may be set forth in Schedule 3.8(a) of the Camco Disclosure Schedules or as provided for in the Camco Financial Statements, since December 31, 2007, (i) neither Camco nor any of its Subsidiaries has incurred any material liability, except in the ordinary course of their business consistent with their past practices, and (ii) no event has occurred which has caused, or is reasonably likely to cause, individually or in the aggregate, a Material Adverse Effect on Camco.

(b) Except as set forth in Schedule 3.8(b) of the Camco Disclosure Schedules, since December 31, 2007, Camco and its Subsidiaries each (i) has been operated in the ordinary course of business consistent with past practice and (ii) has not made any changes in its respective capital or corporate structures, nor any material change in its methods of business operations.

(c) Except as set forth in Schedule 3.8(c) of the Camco Disclosure Schedules and except to the extent permitted under Section 5.1(d)(i) hereof, since December 31, 2007, neither Camco nor any of its Subsidiaries has (i) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 2007 (which amounts have been previously disclosed to First Place), granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, granted any Camco Options or other derivative security or paid any bonus or (ii) suffered any strike, work stoppage, slow-down, or other labor disturbance or (iii) taken any of the actions set forth in Section 5.1 hereof since March 19, 2008.

(d) Since December 31, 2007, neither Camco nor any of its Subsidiaries has had any layoffs, work force reductions or otherwise terminated the employment of its employees, other than (i) in the ordinary course of business, consistent with past practice or (ii) for cause.

3.9 Legal Proceedings.

(a) Except as set forth in Schedule 3.9(a) of the Camco Disclosure Schedules, neither Camco nor any of its Subsidiaries is a party to any, and there are no pending or, to Camco’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions, suits or governmental or regulatory investigations (i) of any nature against Camco or any of its Subsidiaries or (ii) challenging the validity or propriety of the transactions contemplated by this Agreement.

(b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon Camco, any of its Subsidiaries or the assets of Camco or any of its Subsidiaries, which has had, or could reasonably be expected to have, a Material Adverse Effect on Camco.

(c) Except as set forth in Schedule 3.9(c) of the Camco Disclosure Schedules, there are no actions, suits, claims, proceedings, investigations or assessments of any kind pending or, to Camco’s knowledge, threatened, against any of the directors or officers of Camco or any of its Subsidiaries in their capacities as such, and no director or officer of Camco or any of its Subsidiaries currently is being indemnified or seeking to be indemnified by Camco or any of its Subsidiaries pursuant to applicable law or their governing documents.

3.10 Taxes.

(a) Except as set forth in Schedule 3.10(a) of the Camco Disclosure Schedule, (i) all Tax Returns for which the statute of limitations for assessment has not expired that are required to be filed on or before the

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Closing Date (taking into account any extensions of time within which to file which have not expired) by or with respect to Camco and its Subsidiaries have been or will be timely filed on or before the Closing Date; (ii) all such Tax Returns are or will be true and complete in all material respects; (iii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been or will be timely paid in full or adequate provision for such payment has been or will be made; (iv) the Tax Returns referred to in clause (i) for which the statute of limitations for assessment has not expired have not been examined by the IRS or the appropriate taxing authority; (v) all deficiencies asserted or assessments made as a result of examinations conducted by any taxing authority have been paid in full; (vi) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending; and (vii) neither Camco nor any Subsidiary has extended any statutes of limitation with respect to the assessment of any Taxes of Camco or any of its Subsidiary, other than extensions that have expired.

(b) Camco has made available to First Place (i) true and correct copies of the United States federal, state, local and foreign income Tax Returns filed by Camco and its Subsidiaries for each of the three most recent fiscal years for which such returns have been filed and (ii) any audit report issued within the last three years relating to Taxes due from or with respect to Camco and its Subsidiaries. Since January 1, 2001, no claim has been made by a taxing authority in a jurisdiction where Camco and its Subsidiaries do not file Tax Returns that Camco or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

(c) Neither Camco nor any of its Subsidiaries has liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by the Camco Financial Statements in excess of the amounts accrued or subject to a reserve with respect thereto that are reflected in the Camco Financial Statements.

(d) Schedule 3.10(d) of the Camco Disclosure Schedules list all combined, consolidated or unitary federal, state, local, or foreign returns filed by or with respect to Camco and any of its Subsidiaries after January 1, 2005.

(e) Except as set forth in Schedule 3.10(e) of the Camco Disclosure Schedules, neither Camco nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement. Any such Tax allocation or sharing agreement will be terminated on or before the Closing Date.

(f) Since January 1, 2002, no closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any taxing authority with respect to Camco or any of its Subsidiaries.

(g) Except for the amounts calculated and the detailed disclosure for each person set forth on Schedule 3.10(g) of the Camco Disclosure Schedules, neither Camco nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) or Section 280G of the Code and the Treasury Regulations issued thereunder. Neither Camco nor any of its Subsidiaries has ever been an “S corporation” within the meaning of Section 1361 of the Code. Neither Camco nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither Camco nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income tax return the common parent of which was not Camco or (B) has any liability for the taxes of any person (other than Camco or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(h) Except as set forth on Schedule 3.10(h) of the Camco Disclosure Schedules, since January 1, 2005, neither Camco nor any of its Subsidiaries has agreed to, or is required to, make any adjustments pursuant to Section 481(a) of the Code or any similar provision of law by reason of a change in accounting method initiated by Camco or any of its Subsidiaries or proposed by any taxing authority, and no application is pending with any taxing authority requesting permission for any changes in accounting methods that related to business or operations of Camco or any of its Subsidiaries.

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(i) Neither Camco nor any of its Subsidiaries is required to make any disclosure to any taxing authority with respect to a “listed transaction” pursuant to Section 1.6011-4(b)(2) of the Treasury Regulations.

(j) As of the date hereof, Camco has no reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as reorganization within the meaning of Section 368(a) of the Code.

(k) Each of Camco and its Subsidiaries has complied in all material respects with all applicable laws, rules and regulations relating to the withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation paid to independent contractors, creditors, stockholders, or other third parties and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under applicable laws.

(l) There are no liens or other encumbrances on any of the assets of Camco or its Subsidiaries that arose in connection with any failure (or alleged failure) to pay Tax (other than Taxes not yet due and payable).

(m) Except as set forth in Schedule 3.10(m) of the Camco Disclosure Schedules, which Schedule lists the amount and the expiration dates of consolidated net operating losses, net capital losses, net unrealized built-in losses, foreign tax credits, minimum tax credits, investment tax credits and other tax credits carryovers of the Camco Group allocable to Camco and each of its Subsidiaries, Camco Group does not have any net operating losses or other tax attributes that are currently subject to limitation under Section 382, 383 or 384 of the Code.

(n) No liability will be created for Camco or its successors after the Closing Date as a result of the triggering into income or gain of deferred inter-company transactions or excess loss accounts as a result of the application of Treasury Regulations sections 1.1502-13 and 1.1502-19 or related to items of income or gain arising with respect to any interest in a Subsidiary which is not a member of the Camco Group.

(o) Neither Camco nor any of its Subsidiaries has investment tax credits or overall foreign losses allocable to it subject to recapture.

(p) Except as set forth in Schedule 3.10(p) of the Camco Disclosure Schedules, each of Camco and its Subsidiaries has made estimated Tax payments of federal and state income and franchise Taxes on the applicable estimated Tax payment dates at levels sufficient not to cause Camco or its Subsidiaries to be liable for any penalties attributable to underpayment of estimated Taxes, and Camco and its Subsidiaries will continue to make timely estimated Tax payments at levels sufficient to not cause Camco or any successor to Camco to be liable for any such penalties.

For the purposes of this Agreement, “Tax” or “Taxes” shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

For purposes of this Agreement, “Tax Return” shall mean any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

For purposes of this Agreement, “Camco Group” shall mean any “affiliated group” (as defined in Section 1504(a) of the Code without regard to the limitation contained in Section 1504(b) of the Code that includes Camco and its Subsidiaries or any predecessor of or any successor to Camco (or to another such predecessor or successor).

3.11 Employee Benefit Plan Matters.

(a) Schedule 3.11(a) of the Camco Disclosure Schedules sets forth a true and complete list of each employee benefit plan, as the term is defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and any other employee benefit arrangement or agreement that is sponsored, maintained or contributed to, or required to be contributed to, as of the date of this Agreement

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(collectively referred to as the “Plans”) by Camco or any of its Subsidiaries or by any trade or business, whether or not incorporated which together with Camco would be deemed a “single employer” within the meaning of Section 4001 of ERISA or Section 414 of the Code (an “ERISA Affiliate”), for the benefit of any employee or former employee of Camco, any Subsidiary or any ERISA Affiliate.

(b) Camco has heretofore delivered to First Place true and complete copies of each of the Plans and related trust instruments and all amendments thereto, the most recent summary plan description and summaries of material modifications thereto, underlying insurance contracts and (i) the actuarial report for any Plan (if applicable) for each of the last three (3) years, (ii) the most recent determination letter from the Internal Revenue Service (“IRS”) (if applicable) for any Plan, (iii) the most recent three (3) years’ annual reports (Form 5500), together with all schedules, as required, filed with the IRS or Department of Labor (“DOL”) for any Plan, (iv) any financial statements and opinions required by Section 103(e)(3) of ERISA with respect to each Plan, and (v) for any Plan which for ERISA purposes is a “top-hat” plan, a copy of any top-hat filing with the DOL.

(c) Except as set forth in Schedule 3.11(c) of the Camco Disclosure Schedules, (i) each of the Plans has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code, (ii) each of the Plans intended to be “qualified” within the meaning of Section 401(a) of the Code (1) has received a favorable determination letter from the IRS, (2) is or will be the subject of an application for a favorable determination letter, or (3) is set forth on a prototype document which is subject to a current opinion letter which has not expired and Camco is not aware of any circumstances that could reasonably be expected to result in the revocation or denial of any such favorable determination letter, (iii) with respect to each Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan’s actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits, (iv) no Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of Camco, its Subsidiaries or any ERISA Affiliate beyond their retirement or other termination of service, other than (w) coverage mandated by applicable law, (x) death benefits or retirement benefits under any “employee pension plan,” as that term is defined in Section 3(2) of ERISA, (y) deferred compensation benefits accrued as liabilities on the books of Camco, its Subsidiaries or the ERISA Affiliates or (z) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no liability under Title IV of ERISA has been incurred by Camco, its Subsidiaries or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Camco, its Subsidiaries or a Camco ERISA Affiliate of incurring a material liability thereunder, (vi) no Plan is a “multiemployer pension plan,” as such term is defined in Section 3(37) of ERISA, (vii) each Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) and which has not been terminated has been operated since January 1, 2005 in good faith compliance with Section 409A of the Code and the regulations issued under Section 409A of the Code, (viii) each Plan set forth on Schedule 3.11(a) can be terminated without payment of an additional contribution or amount, other than contributions and amounts required by the terms of the Plan without regard to the Plan’s termination, and without vesting or acceleration of any benefits provided under such Plan, other than vesting required by the Code as a result of a qualified Plan’s termination, (ix) all contributions or other amounts payable by Camco, its Subsidiaries or any ERISA Affiliates as of the Effective Time with respect to each Plan which is subject to Title IV of ERISA in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (x) neither Camco, its Subsidiaries nor any ERISA Affiliate has engaged in a merger in connection with which Camco, its Subsidiaries or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code, (x) there are no pending, or, to Camco’s knowledge, threatened proceedings, investigations or claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto and (xi) the consummation of the transactions contemplated by this Agreement will not (1) entitle any current or former employee or officer of Camco or any ERISA Affiliate to severance pay, termination pay or any other

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payment, except as expressly provided in this Agreement or (2) accelerate the time of payment or vesting or increase the amount of compensation due any such employee or officer.

3.12 SEC Reports. Since December 31, 2004, no (a) final registration statement, prospectus, report (including Forms 10-K, 10-Q and 8-K), schedule and definitive proxy statement filed by Camco with the SEC pursuant to the Securities Act of 1933 (“Securities Act”) and the Securities Exchange Act of 1943 (“Exchange Act”) (the “Camco Reports”) or (b) communication mailed by Camco to its stockholders contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. Camco has timely filed all Camco Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Camco Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

3.13 Camco Information. The information provided by and relating to Camco and its Subsidiaries to be contained in, or incorporated by reference in, the Proxy Statement and the S-4 or in any other document filed with any other regulatory agency in connection herewith, will (i) not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading and (ii) comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

3.14 Ownership of First Place Common Stock. Except as set forth in Schedule 3.14 of the Camco Disclosure Schedules, none of Camco or its Subsidiaries (i) beneficially owns, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of First Place; provided, however, that the foregoing shall not include, and shall not speak to, any shares of capital stock of First Place constituting a component or portion of any index or mutual fund.

3.15 Compliance with Applicable Law. Each of Camco and its Subsidiaries: (i) is in material compliance with all applicable federal, state, local and foreign statutes, laws, regulations, policies, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act of 1974 and the regulations promulgated thereunder, the Truth in Lending Act and Regulation Z promulgated thereunder, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Real Estate Settlement Procedures Act, the Fair Debt Collection Practices Act, the Bank Secrecy Act, the PATRIOT Act and all other applicable fair lending laws and other laws relating to discriminatory business practices except for such noncompliance that would not, individually or in the aggregate, have or be reasonably likely to have, a Material Adverse Effect on Camco; and (ii) holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and are in material compliance with and are not, to Camco’s knowledge, in default in any respect under such licenses, franchises, permits and authorizations under any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Camco or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect on Camco.

3.16 Certain Contracts.

(a) Except as set forth in Schedule 3.16(a) of the Camco Disclosure Schedules, neither Camco nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers, employees; (ii) which would entitle any present or former director, officer, employee or agent of Camco or any of its Subsidiaries to indemnification from Camco or any of its Subsidiaries; (iii) which, upon the consummation of the

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transactions contemplated by this Agreement or the Bank Merger Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from First Place, Camco, Camco Bank, the Bank or any of their respective Subsidiaries or successors to any officer or employee thereof; (iv) which involves the annual payment of $50,000 or more; (v) which is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on 60 days or less notice involving the payment of more than $50,000 per annum, in the case of any such agreement with an individual, or $100,000 per annum, in the case of any other such agreement; (vi) which materially restricts the conduct of any line of business by Camco or any of its Subsidiaries; (vii) with or to a labor union or guild (including any collective bargaining agreement); (viii) relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) or material assets (other than this Agreement and the Bank Merger Agreement); (ix) that grants any right of first refusal or right of first offer or similar right or that limits or purports to limit the ability of Camco or any of its Subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of any material amount of assets or business; (x) with respect to any material joint venture, partnership agreement or similar agreement; (xi) with respect to any agreement relating to any intellectual property other than “shrink wrap” licenses related to software; (xii) relating to the indebtedness by Camco or its Subsidiaries for borrowed money or any guaranty of indebtedness for borrowed money in excess of $10,000,000; or (xiii) excluding the plans set forth on Schedule 3.11, where any employee benefits (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Bank Merger Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Bank Merger Agreement. Each contract, arrangement, commitment or understanding of the type described in Sections 3.16(a) and 3.16(c) hereof, whether or not set forth in Schedule 3.16(a) or Schedule 3.16(c) of the Camco Disclosure Schedules, is referred to herein as a “Camco Contract.” Camco has previously delivered to First Place true and correct copies of each Camco Contract.

(b) Except as set forth in Schedule 3.16(b) of the Camco Disclosure Schedules, (i) each Camco Contract is valid and binding and in full force and effect, (ii) Camco and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Camco Contract, except where such noncompliance, individually or in the aggregate, would not have or be reasonably likely to have a Material Adverse Effect on Camco, (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of Camco or any of its Subsidiaries under any such Camco Contract, except where such default, individually or in the aggregate, would not have or be reasonably likely to have a Material Adverse Effect on Camco and (iv) no other party to such Camco Contract is, to Camco’s knowledge, in default in any respect thereunder.

(c) Schedule 3.16(c) of the Camco Disclosure Schedules sets forth all agreements of Camco providing for the lease of real property, copies of which have previously been delivered or made available to First Place including term of the lease, any option to extend such lease and any consent or notice required in connection with the Merger and the transactions contemplated hereby.

3.17 Agreements with Regulatory Agencies. Except as set forth in Schedule 3.17 of the Camco Disclosure Schedules, neither Camco nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth on Schedule 3.17 of the Camco Disclosure Schedules, a “Regulatory Agreement”), any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has Camco or any of its Subsidiaries been advised by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

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3.18 Investment Securities. Schedule 3.18 of the Camco Disclosure Schedules sets forth the book and market value as of December 31, 2007 of the investment securities, mortgage-backed securities and securities held for investment, sale or trading of Camco and its Subsidiaries. Schedule 3.18 of the Camco Disclosure Schedules sets forth an investment securities report that includes, security descriptions, CUSIP numbers, pool face values, book values, coupon rates and current market values. The totals presented in the securities report agree to the amounts carried in Camco’s and its Subsidiaries’ general ledgers in accordance with GAAP. Except for matters of general application to the banking industry (including but not limited to, changes in laws or regulations or GAAP) or for events relating to the business environment in general, including market fluctuations and changes in interest rates, Camco has no knowledge of any events which may be expected to result in any material adverse change in the quality or performance of its investment portfolio.

3.19 Intellectual Property. Camco and each of its Subsidiaries owns (without lien or encumbrance of any kind) or possesses valid and binding licenses and other rights to use without payment all material patents, copyrights, trade secrets, trade names, servicemarks, trademarks and computer software used in its businesses; and neither Camco nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. Camco and each of its Subsidiaries have in all material respects performed all the obligations required to be performed by them and are not in default in any material respect under any contract, agreement, arrangement or commitment relating to any of the foregoing, except where such non-performance or default would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect on Camco. Schedule 3.19 of the Camco Disclosure Schedules lists (i) all patents, registered copyrights, trade names, servicemarks and trademarks of Camco and its Subsidiaries that are owned by Camco and its Subsidiaries and (ii) all material patents, registered copyrights, trade names, servicemarks and trademarks of Camco and its Subsidiaries that are licensed by Camco and its Subsidiaries.

3.20 Undisclosed Liabilities. Except (a) as set forth in Schedule 3.20 of the Camco Disclosure Schedules, (b) for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of Camco included in the Camco Financial Statements; and (c) for liabilities incurred in the ordinary course of business since December 31, 2007 that, either alone or when combined with all similar liabilities, have not had, and could not reasonably be expected to have, a Material Adverse Effect on Camco, neither Camco nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due).

3.21 State Takeover Laws. There are no antitakeover provisions in the Camco Restated Certificate of Incorporation or the DGCL that will apply to or otherwise adversely affect this Agreement or the transactions contemplated herein. Camco has taken all actions required to exempt First Place and the Agreement from any provisions of an antitakeover nature in its Restated Certificate of Incorporation, Amended and Restated Bylaws and the provisions of any federal or state “antitakeover,” “fair price,” “moratorium,” “control share acquisition” or similar laws or regulations. Camco does not have in place any “poison pill” or other type of stockholder rights plans, agreement or arrangement.

3.22 Administration of Fiduciary Accounts. None of Camco or its Subsidiaries administers accounts for which it acts as a fiduciary, trustee, agent, custodian, personal representative, guardian, conservator or investment advisor.

3.23 Environmental Matters. Except as set forth in Schedule 3.23 of the Camco Disclosure Schedules:

(a) Each of Camco, its current or prior Subsidiaries, the Participation Facilities and the Loan Properties (each as hereinafter defined) are, and have been, in material compliance with all applicable federal, state and local laws, regulations and ordinances and with all applicable permits, decrees, orders and contractual obligations relating to pollution, the discharge of, or exposure to materials in the environment or workplace (“Environmental Laws”);

(b) There is no suit, claim, action or proceeding pending or, to Camco’s knowledge, threatened, before any court, Governmental Entity or other forum (including arbitration) in which Camco, any of its

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Subsidiaries, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant (x) for alleged noncompliance (including by any predecessor), with any Environmental Laws, or (y) relating to the release, threatened release or exposure to any material whether or not occurring at or on a site owned, leased or operated by Camco or any of its current or prior Subsidiaries, any Participation Facility or any Loan Property;

(c) During the period of (x) Camco’s or any of its Subsidiaries’ ownership or operation of any of their respective current properties, (y) Camco’s or any of its Subsidiaries’ participation in the management of any Participation Facility, or (z) Camco’s or any of its Subsidiaries’ holding of a security interest in a Loan Property, there has been no release of materials in, on, under or affecting any such property except in compliance with required governmental permits. To Camco’s knowledge, prior to the period of (x) Camco’s or any of its Subsidiaries’ ownership or operation of any of their respective current properties, (y) Camco’s or any of its Subsidiaries’ participation in the management of any Participation Facility, or (z) Camco’s or any of its Subsidiaries’ holding of a security interest in a Loan Property, there was no release or threatened release of materials in, on, under or affecting any such property, Participation Facility or Loan Property, except in compliance with required permits;

(d) Except as set forth in Schedule 3.23(d) of the Camco Disclosure Schedules, all Phase I or Phase II environmental surveys on any properties owned or leased by Camco or its Subsidiaries, including but not limited to other real estate owned (“OREO”) properties have been provided in full to First Place and its representatives prior to execution of this Agreement, and those listed in the Schedule will be provided within ten days of execution of this Agreement; and

(e) The following definitions apply for purposes of this Section 3.23 hereof: (x) “Loan Property” means any property in which Camco or any of its Subsidiaries holds a security interest or otherwise owns, including OREO; (y) “Participation Facility” means any facility in which Camco or any of its Subsidiaries participates in the management thereof, other than Loan Properties; (z) “materials” includes, but is not limited to, hazardous substances and petroleum as defined in section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), 42 U.S.C. § 9601(14) and section 311 of the Clean Water Act, 33 U.S.C. § 1321 and their implementing regulations.

3.24 Derivative Transactions. Except as set forth in Schedule 3.24 of the Camco Disclosure Schedules, neither Camco nor any of its Subsidiaries is a party to or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on its balance sheet and is a derivatives contract (including various combinations thereof) (each, a “Derivatives Contract”) nor does Camco or any of its Subsidiaries own securities that (i) are referred to generically as “structured notes,” “high risk mortgage derivatives,” “capped floating rate notes” or “capped floating rate mortgage derivatives” or (ii) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.

3.25 Opinion. Camco has received an opinion from Stifel, dated as of the date of this Agreement, to the effect that, subject to the terms, conditions, assumptions and qualifications set forth therein and as of the date of such opinion, the per share Merger Consideration to be paid by First Place to the holders of shares of Camco Common Stock (excluding the Excluded Shares) in connection with the Merger pursuant to this Agreement is fair to such Camco stockholders, from a financial point of view.

3.26 Assistance Agreements. Neither Camco nor any of its Subsidiaries is a party to any agreement or arrangement entered into in connection with the consummation of a federally assisted acquisition of a depository institution pursuant to which Camco or any of its Subsidiaries is entitled to receive financial assistance or indemnification from any governmental agency.

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3.27 Approvals. As of the date of this Agreement, Camco knows of no reason why all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) should not be obtained.

3.28 Loan Portfolio.

(a) The allowance for loan losses reflected in Camco’s audited statement of financial condition at December 31, 2007 was, and the allowance for loan losses shown on the balance sheets in Camco’s Reports for periods ending after December 31, 2007 will be, adequate in all material respects, as of the dates thereof, under GAAP, and no Regulatory Agencies have required or requested Camco Bank to increase the allowance for loan losses for such periods.

(b) As of December 31, 2007, except as set forth in Schedule 3.28 of the Camco Disclosure Schedules, neither Camco nor any of its Subsidiaries is a party to any written or oral (i) loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (individually, a “Loan” and collectively, “Loans”), under the terms of which the obligor has, as of the date of this Agreement, three consecutive delinquent payments of principal or interest or in default of any other material provision, or (ii) Loans with any director, executive officer or ten percent stockholder of Camco or any of its Subsidiaries, or to the knowledge of Camco, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. Schedule 3.28 of the Camco Disclosure Schedules sets forth (i) all of the Loans of Camco or any of its Subsidiaries that as of the date of this Agreement are classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Watch List,” together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the Loan by number; and (ii) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans of Camco or any of its Subsidiaries that as of the date of this Agreement are classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category. From the date hereof through the Closing Date, Camco shall inform First Place in writing, on a monthly basis and within 30 days of the prior month end, of any Loan that becomes classified in the manner described in the previous sentence, or any Loan the classification of which is changed.

(c) Each Loan reflected as an asset in the Camco Reports (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct in all material respects, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on Camco.

3.29 Mortgage Banking Business.

(a) Warehouse Lines of Credit. Camco and its Subsidiaries do not maintain any warehouse lines of credit.

(b) Compliance. Except as set forth in Schedule 3.29(b) of the Camco Disclosure Schedules, neither Camco nor any of its Subsidiaries has done or failed to do, or caused to be done or failed to be done, any act, the effect of which would operate to invalidate or materially impair (i) any private mortgage insurance or commitment of any private mortgage insurer to insure, (ii) any title insurance policy, (iii) any hazard insurance policy, (iv) any flood insurance policy, (v) any fidelity bond, direct surety bond, errors and omissions or other insurance policy required by any Regulatory Agency, investor or insurer, (vi) any surety or guaranty agreement or (vii) the rights of Camco or any of its Subsidiaries under any loan servicing agreement or loan purchase commitment. No Regulatory Agency, investor in Loans or insurer has (i) notified Camco or its Subsidiaries, or to Camco’s knowledge, claimed, that Camco or any of its Subsidiaries has violated or has not complied on a recurring basis with the applicable underwriting

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standards with respect to Loans sold by Camco or any of its Subsidiaries to an investor or (ii) imposed restrictions on the activities (including commitment authority) of Camco or any of its Subsidiaries. Camco Bank has not and currently does not originate any FHA or VA Loans.

(c) Loan Files. The loan documents relating to each Loan maintained in the loan files of Camco Bank were in compliance with all applicable laws and regulations at the time of the origination, assumption or modification of such Loan, as the case may be, except where the failure to so comply, either individually or in the aggregate, would not have a Material Adverse Effect on Camco. The loan files maintained by Camco Bank contain originals or true, correct and complete copies of the documents relating to each Loan and the information contained in such loan files with respect to each such Loan is true, complete and accurate in all material respects and in compliance with all applicable laws and regulations, except where the failure to so comply, either individually or in the aggregate, would not have a Material Adverse Effect on Camco. Except as set forth in the loan documents relating to a Loan maintained in the loan files of Camco Bank, the terms of the note, bond, deed of trust and mortgage for each such Loan have not been impaired, waived, altered or modified in any respect from the date of their origination except by a written instrument which written instrument has been recorded, or submitted for recordation in due course, if recordation is necessary to protect the interests of the owner thereof, except where the failure to do any of the foregoing, either individually or in the aggregate, would not have a Material Adverse Effect on Camco. Except as set forth in the loan documents maintained in the loan files by Camco Bank, to Camco’s knowledge, no mortgagor has been released from such mortgagor’s obligations with respect to the applicable Loan.

(d) No Recourse. Except as set forth in Schedule 3.29(d) of the Camco Disclosure Schedules, Camco Bank is not subject to recourse in connection with any Loans sold by it for (i) losses on liquidation of a loan, (ii) borrower defaults or (iii) repurchase obligations upon the occurrence of non-payment.

(e) Escrow Account. All escrow accounts have been maintained by Camco Bank and, to Camco’s knowledge, all prior servicers, in material compliance with the related loan documents, all applicable laws, rules, regulations, and requirements of governmental authorities. Camco Bank has credited to the account of borrowers all interest required to be paid on any escrow account in accordance with applicable law and the terms of such agreements and loan documents. All escrow, custodial, and suspense accounts related to the Loans are held in Camco Bank’s name or the investor’s name by Camco Bank.

(f) ARM Adjustments. With respect to each Loan for which the interest rate is not fixed for the entire term of the Loan, Camco Bank has, since the date it originated such Loan: (i) properly and accurately entered into its system all data required to service the loan in accordance with the related loan documents and all regulations, (ii) properly and accurately adjusted the monthly payment on each payment adjustment date, (iii) properly and accurately calculated the amortization of principal and interest on each payment adjustment date, in each case in compliance with all applicable laws, rules and regulations and the related loan documents, and (iv) executed and delivered any and all necessary notices required under, and in a form that complies with, all applicable laws, rules and regulations and the terms of the related loan documents regarding the interest rate and payment adjustments, except where the failure to do any of the foregoing, either individually or in the aggregate, would not have a Material Adverse Effect on Camco.

(g) Pools. Each Loan included in a pool of Loans originated or acquired by Camco Bank (a “Pool”) meets all eligibility requirements (including, without limitation, all applicable requirements for obtaining mortgage insurance certificates and loan guaranty certificates) for inclusion in such Pool. All of such Pools have been finally certified or, if required, recertified in accordance with all applicable laws, rules and regulations, except where the time for certification or recertification has not expired. To Camco’s knowledge, no Pools have been improperly certified. The loan file for each Loan included in a certified Pool contains all documents and instruments necessary for the final certification or recertification of such Pool. Neither the execution, delivery or performance of this Agreement by Camco nor the consummation by Camco or Camco Bank of the transactions contemplated hereby will require any Pool to be recertified.

(h) Mortgage Insurance. For each Loan which is insured by private mortgage insurance, Camco Bank has complied with or been granted waivers from applicable provisions of the insurance or guarantee contract

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and applicable laws and regulations, except where such failure to comply or to receive waivers, either individually or in the aggregate, would not have a Material Adverse Effect on Camco, the insurance or guarantee is in full force and effect with respect to each such Loan, and to Camco’s knowledge, there does not exist any event or condition which, but for the passage of time or the giving of notice or both, can result in a revocation of any such insurance or guarantee or constitute adequate grounds for the applicable Insurer to refuse to provide insurance or guarantee payments thereunder.

3.30 Properties. All real property and material personal property owned by Camco and its Subsidiaries or presently used by them in their businesses (but specifically excluding real estate acquired through foreclosure or deed in lieu thereof) is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on business in the ordinary course of business consistent with its past practices. Camco and its Subsidiaries have good and marketable title free and clear of all Liens to all of the material properties and assets, real and personal, reflected on the balance sheet of Camco as of December 31, 2007, included in Camco’s Reports or acquired after such date, other than properties sold by Camco in the ordinary course of business, except (i) Liens for current taxes and assessments not yet due or payable (ii) pledges to secure deposits and other Liens incurred in the ordinary course of its banking business, and (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent. All real and personal property which is material to Camco or any of its Subsidiaries’ businesses and leased or licensed by Camco or its Subsidiaries is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.

3.31 Labor and Employment Matters. Except as set forth in Schedule 3.31 of the Camco Disclosure Schedules, neither Camco nor its Subsidiaries is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract, or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is Camco or its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is the management of Camco or any of its Subsidiaries aware of any strike, other labor dispute, organizational effort or other activity taken with a view toward unionization involving Camco or its Subsidiaries pending or threatened. Except as set forth in Schedule 3.31 of the Camco Disclosure Schedules, Camco and its Subsidiaries are now and for the previous five years have been in material compliance with all applicable laws, executive orders, rules and regulations regarding employees and independent contractors, including without limitation all applicable laws, executive orders, rules and regulations relating to employment, compensation, working conditions, classification as employees, employment practices, leave, safety, affirmative action, applicant tracking, discrimination, harassment, retaliation, whistleblowing, immigration, lay offs, notice regarding lay offs, labor relations, payroll practices, wages, and hours of work. Except as set forth in Schedule 3.31 of the Camco Disclosure Schedules, Camco and its Subsidiaries are now and for the previous five years have been in material compliance with all applicable employment tax laws.

3.32 Termination Benefits. Schedule 3.32 of the Camco Disclosure Schedules contains a complete and accurate schedule, showing as of the date of this Agreement the monetary amounts payable (or a formula for any such monetary payment if the amount cannot be calculated as of the date hereof) as a result of entering into this Agreement or otherwise completing the transactions contemplated hereby, subject to a determination of the market value, and identifying the in-kind benefits due under the Specified Compensation and Benefit Programs (as defined herein) for each Named Individual (as defined herein) individually. If a formula is provided by Camco on Schedule 3.32 of the Camco Disclosure Schedules on the date hereof, then the actual amounts payable to Named Individuals as a result of entering into this Agreement or otherwise completing the transactions contemplated hereby shall be updated by Camco and provided on the Closing Date. For purposes hereof, “Specified Compensation and Benefit Programs” shall include all employment agreements, change in control agreements, severance or special termination agreements, severance plans, pension, retirement or deferred compensation plans for non-employee directors, supplemental executive retirement programs, tax indemnification agreements, outplacement programs, cash bonus programs, stock appreciation right, phantom

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stock or stock unit plan, and health, life, disability and other insurance or welfare plans, but shall not include any tax-qualified pension, profit-sharing or employee stock ownership plan, amounts payable for unused vacation time or COBRA. For purposes hereof, “Named Individual” shall include each non-employee director of Camco or, if applicable, its Subsidiaries and any officer or employee of Camco or, if applicable, its Subsidiaries.

3.33 Deposits. Except as set forth in Schedule 3.33 of the Camco Disclosure Schedules, none of the deposits of Camco Bank is a “brokered” deposit.

3.34 Required Vote. The affirmative vote of (i) the holders of a majority of the issued and outstanding shares of Camco is necessary to approve this Agreement and the Merger on behalf of Camco and (ii) Camco, as the sole stockholder of Camco Bank is necessary to approve the Bank Merger Agreement on behalf of Camco Bank. No other vote of the stockholders of Camco or any Subsidiary is required.

3.35 Transactions With Affiliates. All “covered transactions” between Camco and its Subsidiaries and an “affiliate” within the meaning of Sections 23A and 23B of the Federal Reserve Act and the regulations thereunder have been in compliance with such provisions.

3.36 Insurance. Except as set forth in Schedule 3.36 of the Camco Disclosure Schedules, Camco and its Subsidiaries are presently insured, and since December 31, 2004, have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by Camco and its Subsidiaries are in full force and effect, Camco and its Subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion.

3.37 Indemnification. Except as set forth in Schedule 3.37 of the Camco Disclosure Schedules, and except as provided in Camco’s employment agreements, its indemnification agreement with Stifel, or the Restated Certificate of Incorporation or Amended and Restated Bylaws of Camco, neither Camco nor its Subsidiaries is a party to any indemnification agreement with any of its directors, officers, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of Camco or any of its Subsidiaries (a “Covered Person”), and, except as set forth in Schedule 3.37 of the Camco Disclosure Schedules, there are no pending claims for which any Covered Person would be entitled to indemnification under the Restated Certificate of Incorporation, Bylaws or applicable law, regulation or any indemnification agreement.

3.38 Voting Agreements. The Camco directors and officers, as set forth in Schedule 3.38 of the Camco Disclosure Schedules, have entered into a voting agreement (“Voting Agreement”), the form of which is attached as Annex B, hereto.

3.39 CRA Rating. Each of the Subsidiaries or affiliates of Camco that is an insured depository institution was rated “Satisfactory” or “Outstanding” following its most recent Community Reinvestment Act examination by the regulatory agency responsible for its supervision. Neither Camco nor its Subsidiaries have received notice of and has knowledge of any planned or threatened objection by any community group to the transactions contemplated hereby.

3.40 Disclosure. The representations and warranties contained in this Article III hereof do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article III hereof not misleading. There is no fact known to Camco that has not been disclosed herein or in any other agreement, document or written statement furnished by Camco to First Place or its counsel, accountants or other service professionals in connection with the transactions contemplated hereby, which has or is reasonably likely to have a Material Adverse Effect on Camco.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF FIRST PLACE

Prior to the date hereof, First Place has delivered to Camco a schedule setting forth, among other things, items, the disclosure of which, is necessary or appropriate either in response to an express disclosure requirement contained in a provision of this Agreement or as an exception to one or more representations or warranties contained in Article IV hereof or to one or more of its covenants contained in Article V hereof or additional agreements in Article VI hereof (“First Place Disclosure Schedules”). A disclosure in the First Place Disclosure Schedules shall qualify the applicable section or subsection of this Agreement regardless of whether such section or subsection specifically references the First Place Disclosure Schedules. First Place represents and warrants to Camco that each of the following representations and warranties in this Article IV of this Agreement, which include and incorporate the exceptions set forth on the First Place Disclosure Schedules, are true and correct as of the date of this Agreement and as of the Closing Date, except to the extent such representations and warranties expressly are made as of specific date and time (in which case such representations and warranties will be true and correct as of such date and time):

4.1 Corporate Organization.

(a) First Place is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. First Place has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on First Place. First Place is duly registered as a unitary savings and loan holding company under the HOLA. The Certificate of Incorporation and Bylaws of First Place, copies of which have previously been delivered to Camco, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

(b) The Bank is a federal savings association that is duly organized and validly existing under the laws of the United States of America and the rules and regulations of the OTS. The Bank has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted. The deposit accounts of the Bank are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid by the Bank. Each of First Place’s other Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary of First Place has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on First Place. The governing documents of each Subsidiary of First Place, copies of which have previously been delivered to Camco, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

(c) The minute books of First Place and each of its Subsidiaries contain true, complete and accurate records in all material respects of all meetings and other corporate actions held or taken since December 31, 2002 of their respective stockholders and boards of directors (including committees of their respective boards of directors). First Place has made available to Camco correct and complete copies of all minutes of the board of directors of Camco and its Subsidiaries since December 31, 2002.

4.2 Capitalization.

(a) As of the date of this Agreement, the authorized capital stock of First Place consists of 33,000,000 shares of First Place Common Stock and 3,000,000 shares of preferred stock, par value $.01 per share

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(“First Place Preferred Stock”). As of the date of this Agreement, there were 18,114,673 shares of First Place Common Stock and no shares of First Place Preferred Stock issued and outstanding, and 1,698,644 shares of First Place Common Stock held in First Place’s treasury. As of the date of this Agreement, 975,632 shares of First Place Common Stock were reserved for issuance upon the exercise of stock options pursuant to First Place Financial Corp. 1999 Incentive Plan and the First Place Financial Corp. 2004 Incentive Plan (the “First Place Stock Plans”). All of the issued and outstanding shares of First Place Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for the stock options set forth above, First Place does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of First Place Common Stock or First Place Preferred Stock or any other equity securities of First Place. The shares of First Place Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights.

(b) Schedule 4.2(b) of the First Place Disclosure Schedules sets forth a true and correct list of all of First Place Subsidiaries as of the date of this Agreement. Except as set forth in Schedule 4.2(b) of the First Place Disclosure Schedules, First Place owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the Subsidiaries of First Place, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Subsidiary of First Place has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character with any party that is not a direct or indirect Subsidiary of First Place calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary.

4.3 Authority; No Violation.

(a) First Place has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly and validly approved by the Board of Directors of First Place. The Board of Directors of First Place has directed that this Agreement be submitted to First Place’s stockholders for adoption at a meeting of such stockholders and, except for adoption of this Agreement by the requisite vote of First Place’s stockholders, the board appointment of the Camco Designees and action to be taken to complete the Subsidiary Merger, no other corporate proceedings on the part of First Place are necessary to approve the Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by First Place and (assuming due authorization, execution and delivery by Camco) constitutes a valid and binding obligation of First Place, enforceable against First Place in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors’ rights and remedies generally.

(b) The Bank has full corporate power and authority to execute, deliver and perform its obligations under the Bank Merger Agreement and to consummate the Subsidiary Merger contemplated thereby. The execution and delivery of the Bank Merger Agreement and the consummation of the transactions contemplated thereby will be duly and validly approved by the board of directors of the Bank and approved by the sole stockholder of the Bank. No other corporate proceedings on the part of the Bank will be necessary to consummate the transactions contemplated by the Bank Merger Agreement. The Bank Merger Agreement (assuming due authorization, execution and delivery by Camco Bank) will constitute a valid and binding obligation of the Bank, enforceable against the Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, fraudulent transfer and similar laws affecting creditors’ rights and remedies generally.

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(c) Except as set forth in Schedule 4.3(c) of the First Place Disclosure Schedules, neither the execution and delivery of this Agreement by First Place or the Bank Merger Agreement by the Bank, nor the consummation by First Place or the Bank, as the case may be, of the transactions contemplated hereby or thereby, nor compliance by First Place or the Bank, as the case may be, with any of the terms or provisions hereof or thereof, will (i) violate any provision of the their respective governing documents or (ii) assuming that the consents and approvals referred to in Section 4.4 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to First Place or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, result in the obligation to sell or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of First Place or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which First Place or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except for any violation, conflict, breach, default, acceleration, termination, modification or cancellation which, individually or in the aggregate, would not have a Material Adverse Effect on First Place or materially impact the terms and conditions or transactions contemplated hereby.

4.4 Consents and Approvals. Except for (a) the filing of applications with the OTS and approval or non-objection of such applications by the OTS and any other Governmental Entity, (b) the filing with the SEC of the Proxy Statement and the S-4, (c) the filing of the Certificate of Merger with the Delaware Secretary of State, (d) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of First Place Common Stock pursuant to this Agreement, (e) the approval by the NASDAQ Stock Market of the listing of the additional shares of First Place Common Stock on the NASDAQ Global Select Market to be issued pursuant to Article II hereof, (f) the adoption of this Agreement by the requisite vote of the stockholders of First Place, and (g) such filings, authorizations or approvals as may be set forth in Schedule 4.4 of the First Place Disclosure Schedules, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (1) the execution and delivery by First Place of this Agreement and (2) the consummation by First Place of the Merger and the other transactions contemplated hereby.

4.5 Reports. First Place and each of its Subsidiaries have timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since June 30, 2005 with any Regulatory Agency, and all other material reports and statements required to be filed by them since June 30, 2005, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, the OTS, the FDIC, any State Regulator and any SRO, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of First Place and its Subsidiaries, and, except as set forth in Schedule 4.5 of the First Place Disclosure Schedules, no Regulatory Agency has initiated any proceeding or, to First Place’s knowledge, investigation into the business or operations of First Place or any of its Subsidiaries since June 30, 2005. There is no unresolved material violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of First Place or any of its Subsidiaries, which has been communicated to First Place or any of its Subsidiaries.

4.6 Financial Statements. First Place has previously delivered to Camco copies of (i) the consolidated balance sheets of First Place and its Subsidiaries at June 30, 2007 and 2006, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for First Place for the fiscal years ended June 30, 2005 through 2007, in each case accompanied by the audit report of Crowe Chizek and Company LLC, independent public accountants with respect to First Place and its Subsidiaries (the “First Place Financial Statements”), and (ii) the unaudited consolidated balance sheet of First Place and its Subsidiaries as of

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December 31, 2007 and 2006 and the related unaudited consolidated statements of income, changes in stockholders’ equity and cash flows for the six month periods then ended as reported in First Place’s Quarterly Report on Form 10-Q for the period ended December 31, 2007 and filed with the SEC under the Exchange Act. The December 31, 2007 consolidated balance sheet of First Place (including the related notes, where applicable) fairly presents the consolidated financial position of First Place and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 4.6 hereof (including the related notes, where applicable) fairly present, and the financial statements referred to in Section 6.14 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount and the absence of footnotes), the results of the consolidated operations and changes in stockholders’ equity and consolidated financial position of First Place and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, and the financial statements referred to in Section 6.14 hereof will comply, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 6.14 hereof will be, prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of First Place and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP.

4.7 Broker’s Fees. Neither First Place nor any Subsidiary of First Place, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement or the Bank Merger Agreement, except that First Place has engaged, and will pay a fee or commission to, Austin Associates LLC (“Austin”) in accordance with the terms of a letter agreement between Austin and First Place.

4.8 Absence of Certain Changes or Events.

(a) Except as may be set forth in Schedule 4.8(a) of the First Place Disclosure Schedules, or as disclosed in First Place’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2007 (a true, complete and correct copy of which has previously been delivered to Camco), since December 31, 2007, (i) neither First Place nor any of its Subsidiaries has incurred any material liability, except in the ordinary course of their business consistent with their past practices, and (ii) no event has occurred which has caused, or is reasonably likely to cause, individually or in the aggregate, a Material Adverse Effect on First Place.

(b) Except as set forth in Schedule 4.8(b) of the First Place Disclosure Schedules, since December 31, 2007, First Place and its Subsidiaries have carried on their respective businesses in the ordinary course consistent with their past practices and have not made any material changes to their business operations.

4.9 Legal Proceedings.

(a) Except as set forth in Schedule 4.9(a) of the First Place Disclosure Schedules, neither First Place nor any of its Subsidiaries is a party to any and there are no pending or to First Place’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against First Place or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the Bank Merger Agreement.

(b) There is no injunction, order, judgment, decree, or regulatory restriction imposed upon First Place, any of its Subsidiaries or the assets of First Place or any of its Subsidiaries that has had, or could reasonably be expected to have, a Material Adverse Effect on First Place.

(c) Except as set forth in Schedule 4.9(c) of the First Place Disclosure Schedules, there are no actions, suits, claims, proceedings, investigations or assessments of any kind pending, or to the best of First Place’s knowledge, threatened against any of the directors or officers of First Place or its Subsidiaries in their capacities as such, and no director or officer of First Place or its Subsidiaries currently is being indemnified or seeking to be indemnified by First Place or its Subsidiaries pursuant to applicable law or their governing documents.

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4.10 Taxes.

(a)(i) All Tax Returns for which the statute of limitations for assessment has not expired that are required to be filed on or before the Closing Date (taking into account any extensions of time within which to file which have not expired) by or with respect to First Place and its Subsidiaries have been or will be timely filed on or before the Closing Date; (ii) all such Tax Returns are or will be true and complete in all material respects; (iii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been or will be timely paid in full; (iv) the Tax Returns referred to in clause (i) for which the statute of limitations for assessment has not expired have not been examined by the IRS or the appropriate taxing authority; (v) all deficiencies asserted or assessments made as a result of examinations conducted by any taxing authority have been paid in full; (vi) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending; and (vii) neither First Place nor any Subsidiary has extended any statutes of limitation with respect to the assessment of any Taxes of First Place or any of its Subsidiary, other than extensions that have expired.

(b) First Place has made available to Camco (i) true and correct copies of the United States federal, state, local and foreign income Tax Returns filed by First Place and its Subsidiaries for each of the three most recent fiscal years for which such returns have been filed; (ii) any audit report issued within the last three years relating to Taxes due from or with respect to First Place and its Subsidiaries. Since January 1, 2001, no claim has been made by a taxing authority in a jurisdiction where First Place and its Subsidiaries do not file Tax Returns that First Place or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

(c) Neither First Place nor any of its Subsidiaries has liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by the First Place Financial Statements in excess of the amounts accrued or subject to a reserve with respect thereto that are reflected in the First Place Financial Statements.

(d) Schedule 4.10(d) of the First Place Disclosure Schedules list all combined, consolidated or unitary federal, state, local, or foreign returns filed by or with respect to First Place and any of its Subsidiaries after January 1, 2005.

(e) Except as set forth in Schedule 3.10(e) of the First Place Disclosure Schedules, neither First Place nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement.

(f) No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any taxing authority with respect to First Place or any of its Subsidiaries.

(g) Neither First Place nor any of its Subsidiaries has ever been an “S corporation” within the meaning of Section 1361 of the Code. Neither First Place nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was First Place) or (B) has any liability for the taxes of any person (other than First Place or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(h) Except as set forth on Schedule 4.10(h) of the First Place Disclosure Schedules, since January 1, 2005, neither First Place nor any of its Subsidiaries has agreed to, or is required to, make any adjustments pursuant to Section 481(a) of the Code or any similar provision of law by reason of a change in accounting method initiated by First Place or any of its Subsidiaries or proposed by any taxing authority, and no application is pending with any taxing authority requesting permission for any changes in accounting methods that related to business or operations of First Place or any of its Subsidiaries.

(i) As of the date hereof, First Place has no reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as reorganization within the meaning of Section 368(a) of the Code.

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(j) Each of First Place and its Subsidiaries has complied in all material respects with all applicable laws, rules and regulations relating to the withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation paid to independent contractors, creditors, stockholders, or other third parties and has paid over to the appropriate taxing authorities all material amounts required to be so withheld and paid over for all periods under applicable laws.

(k) There are no liens or other encumbrances on any of the assets of First Place or its Subsidiaries that arose in connection with any failure (or alleged failure) to pay Tax (other than Taxes not yet due and payable).

For purposes of this Agreement, “First Place Group” shall mean any “affiliated group” (as defined in Section 1504(a) of the Code without regard to the limitation contained in Section 1504(b) of the Code that includes First Place and its Subsidiaries or any predecessor of or any successor to First Place (or to another such predecessor or successor).

4.11 SEC Reports. Since June 30, 2005, no (a) final registration statement, prospectus, report (including Forms 10-K, 10-K and 8-K), schedule and definitive proxy statement filed by First Place with the SEC pursuant to the Securities Act or the Exchange Act (the “First Place Reports”) or (b) communication mailed by First Place to its stockholders contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. First Place has timely filed all First Place Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all First Place Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

4.12 First Place Information. The information relating to First Place and its Subsidiaries to be contained in, or incorporated by reference in, the Proxy Statement, the S-4 and any other document filed with any Regulatory Agency in connection herewith (except for such portions thereof that relate only to Camco as represented in Section 3.13 hereof), or in any other document filed with any other regulatory agency in connection herewith, will (i) not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading and (ii) will comply in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

4.13 Ownership of Camco Common Stock. None of First Place or any of its Subsidiaries, (i) beneficially owns, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of Camco, provided, however, that the foregoing shall not include, and shall not speak to, any shares of capital stock of Camco constituting a component or portion of any index or mutual fund.

4.14 Compliance with Applicable Law. First Place and each of its Subsidiaries: (i) is in material compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act of 1974 and the regulations promulgated thereunder, the Truth in Lending Act and Regulation Z promulgated thereunder, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Real Estate Settlement Procedures Act, the Fair Debt Collection Practices Act, the Bank Secrecy Act, the PATRIOT Act and all other applicable fair lending laws and other laws relating to discriminatory business practices, except for such noncompliance that would not individually or in the aggregate, have or be reasonably likely to have, a Material Adverse Effect on First Place, and (ii) holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and are in material compliance with and are not, to its knowledge, in default in any respect under any such licenses, franchises, permits and authorizations under applicable law, statute, order, rule, regulation,

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policy and/or guideline of any Governmental Entity relating to First Place or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such non-compliance or default would not, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on First Place.

4.15 Agreements with Regulatory Agencies. Except as set forth in Schedule 4.15 of the First Place Disclosure Schedules, neither First Place nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth in Schedule 4.15 of First Place Disclosure Schedules, a “First Place Regulatory Agreement”), any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has First Place or any of its Subsidiaries been advised by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

4.16 Undisclosed Liabilities. Except (a) as set forth in Schedule 4.16 of the First Place Disclosure Schedules, (b) for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of First Place included in its Form 10-Q (including, but not limited to any footnotes contained therein) for the period ended December 31, 2007 and (c) for liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2007 that, either alone or when combined with all similar liabilities, have not had, and could not reasonably be expected to have, a Material Adverse Effect on First Place, neither First Place nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due).

4.17 Loan Portfolio.

(a) Except as set forth in Schedule 4.17(a) of the First Place Disclosure Schedules, in First Place’s reasonable judgment, the allowance for loan losses reflected in First Place’s audited statement of financial condition at June 30, 2007 was, and the allowance for loan losses shown on the balance sheets in First Place’s filings with the SEC for periods ending after June 30, 2007 have been and will be, adequate in all material respects, as of the dates thereof, under GAAP, and no Regulatory Agencies have required or requested First Place to increase the allowance for loan losses for such periods.

(b) As of December 31, 2007, except as set forth in Schedule 4.17(b) of the First Place Disclosure Schedules, neither First Place nor any of its Subsidiaries is a party to any written or oral (i) Loan, under the terms of which the obligor is, as of the date of this Agreement, over 90 days delinquent in payment of principal or interest or in material default of any other provision, or (ii) Loans with any director, executive officer or ten percent stockholder of First Place or any of its Subsidiaries, or to the knowledge of First Place, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. Schedule 4.17 of the First Place Disclosure Schedules sets forth (i) all of the Loans of First Place or any of its Subsidiaries that as of the date of this Agreement are classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss” or “Watch List,” together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the Loan by number; and (ii) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans of First Place or any of its Subsidiaries that as of the date of this Agreement are classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category. From the date hereof to the Closing Date, First Place shall inform Camco in writing, on a monthly basis and within 30 days of the prior month end, of any Loan that becomes classified in the manner described in the previous sentence, or any Loan the classification of which is changed.

(c) Each loan reflected as an asset in First Place’s filings with the SEC (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct in all material respects,

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(ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on First Place.

4.18 Transactions With Affiliates. All “covered transactions” between First Place and its Subsidiaries and an “affiliate” within the meaning of Sections 23A and 23B of the Federal Reserve Act and the regulations thereunder have been in compliance with such provisions.

4.19 Insurance. First Place and its Subsidiaries are presently insured, and since June 30, 2004, have been insured, for reasonable amounts with financially sound and reputable insurance companies, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. All of the insurance policies and bonds maintained by First Place and its Subsidiaries are in full force and effect, First Place and its Subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion.

4.20 CRA Rating. Each of the Subsidiaries or affiliates of First Place that is an insured depository institution was rated “Satisfactory” or “Outstanding” following its most recent Community Reinvestment Act examination by the regulatory agency responsible for its supervision. Neither First Place nor its Subsidiaries have received notice of and has knowledge of any planned or threatened objection by any community group to the transactions contemplated hereby.

4.21 Employee Benefit Matters.

(a) First Place has heretofore delivered to Camco true and complete copies of each employee benefit plan, as the term is defined in Section 3 of ERISA, and any other employee benefit arrangement or agreement that is sponsored, maintained or contributed to, or required to be contributed to, as of the date of this Agreement by First Place, any of its Subsidiaries or any trade or business, whether or not incorporated, which together with First Place would be deemed a “single employer” within the meaning of Section 4001 of ERISA or Section 414 of the Code (“First Place ERISA Affiliate”) (collectively referred to as the “First Place Plans”) and related trust instruments and all amendments thereto, the most recent summary plan description and summaries of material modifications thereto, underlying insurance contracts and (i) the actuarial report for any First Place Plan (if applicable) for the most recent year, (ii) the most recent determination letter from the IRS (if applicable) for any First Place Plan, (iii) the most recent year’s annual reports (Form 5500), together with all schedules, as required, filed with the IRS or DOL for any First Place Plan, and (iv) any financial statements and opinions required by Section 103(e)(3) of ERISA with respect to each First Place Plan.

(b) Each of the First Place Plans has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code, (ii) each of the First Place Plans intended to be “qualified” within the meaning of Section 401(a) of the Code either (1) has received a favorable determination letter from the IRS, or (2) is or will be the subject of an application for a favorable determination letter, and First Place is not aware of any circumstances likely to result in the revocation or denial of any such favorable determination letter, (iii) with respect to each First Place Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such First Place Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such First Place Plan’s actuary with respect to such plan, did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such accrued benefits, (iv) no liability under Title IV of ERISA has been incurred by First Place, its Subsidiaries or any First Place ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to First Place, its Subsidiaries or a First Place ERISA Affiliate of incurring a material liability thereunder, (v) no First

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Place Plan is a “multiemployer pension plan, as such term is defined in Section 3(37) of ERISA, (vi) all contributions or other amounts payable by First Place, its Subsidiaries or any First Place ERISA Affiliates as of the Effective Time with respect to each First Place Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (vii) neither First Place, its Subsidiaries nor any First Place ERISA Affiliate has engaged in a transaction in connection with which First Place, its Subsidiaries or any First Place ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code, (viii) no First Place Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of First Place, its Subsidiaries or any First Place ERISA Affiliate beyond their retirement or other termination of service, other than (w) coverage mandated by applicable law, (x) death benefits or retirement benefits under any “employee pension plan,” as that term is defined in Section 3(2) of ERISA, (y) deferred compensation benefits accrued as liabilities on the books of First Place, its Subsidiaries or the First Place ERISA Affiliates or (z) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (ix) each First Place Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) and which has not been terminated has been operated since January 1, 2005 in good faith compliance with Section 409A of the Code and the regulations issued under Section 409A of the Code, (x) there are no pending, or, to First Place’s knowledge, threatened proceedings, investigations or claims (other than routine claims for benefits) by, on behalf of or against any of the First Place Plans or any trusts related thereto and (xi) the consummation of the transactions contemplated by this Agreement will not (1) entitle any current or former employee or officer of First Place or any First Place ERISA Affiliate to severance pay, termination pay or any other payment, except as expressly provided in this Agreement or (2) accelerate the time of payment or vesting or increase the amount of compensation due any such employee or officer.

4.22 Disclosure. The representations and warranties contained in this Article IV do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article IV hereof not misleading. There is no fact known to First Place that has not been disclosed herein or in any other agreement, document or written statement furnished by First Place to Camco or its counsel, accountants or other service professional in connection with the transactions contemplated hereby, which has or is reasonably likely to have a Material Adverse Effect on First Place.

4.23 Required Vote. The affirmative vote of (i) the holders of a majority of the issued and outstanding shares of First Place is necessary to approve this Agreement and the Merger on behalf of First Place and (ii) First Place, as the sole stockholder of the Bank, is necessary to approve the Bank Merger Agreement on behalf of the Bank. No other vote of the stockholders of First Place or any Subsidiary is required.

4.24 Assistance Agreements. Neither First Place nor any of its Subsidiaries is a party to any agreement or arrangement entered into in connection with the consummation of a federally assisted acquisition of a depository institution pursuant to which First Place or any of its Subsidiaries is entitled to receive financial assistance or indemnification from any governmental agency.

4.25 Approvals. As of the date of this Agreement, First Place knows of no reason why all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Merger) should not be obtained without the imposition of a Burdensome Condition (as defined in Section 7.1(g) hereof).

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ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1 Forbearances of Camco. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement or as expressly set forth on a schedule under this Article V (“Previously Disclosed”), without the prior written consent of First Place, which shall not be unreasonably withheld, Camco will not and will cause each of its Subsidiaries not to:

(a) Ordinary Course. Conduct its business other than in the ordinary and usual course of business consistent with past practice or fail to use reasonable best efforts to preserve its business organization, keep available the present services of its employees and preserve for itself and First Place the goodwill of the customers of Camco and its Subsidiaries and others with whom business relations exist.

(b) Capital Stock. Other than pursuant to the Camco Options that are exercisable which are set forth on Schedule 2.8 of the Camco Disclosure Schedules and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of any equity or debt securities or any rights or (ii) permit any additional shares of equity securities to become subject to grants of employee, director or consultant stock options or other rights.

(c) Dividends; Etc. (i) Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of Camco Common Stock, other than quarterly cash dividends paid in the ordinary course of business not to exceed $0.075 per quarter, provided, however, that no dividends shall be declared or paid with respect to any quarterly period for which Camco reports a loss, or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock or (iii) declare any special dividend.

(d) Compensation; Employment Agreements; Etc. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of Camco or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, provided that no such increase shall result in an annual adjustment of more than 3.5% (ii) for other changes that are required by applicable law, and (iii) to satisfy contractual obligations existing as of the date hereof and set forth in Schedule 5.1(d) of the Camco Disclosure Schedules.

(e) Hiring and Terminations. Have any layoffs, work force reductions or otherwise terminate the employment of any employee, other than for cause or in the ordinary course of business, consistent with past practice. Hire any person as an employee of Camco or its Subsidiaries or promote any employee, except (i) to satisfy contractual obligations existing as of the date hereof and set forth on Schedule 5.1(e) of the Camco disclosure Schedules and (ii) persons hired to fill any vacancies arising after the date hereof and whose employment is terminable at the will of Camco or its Subsidiaries other than any person to be hired who would have a base salary, including any guaranteed bonus or any similar bonus, considered on an annual basis of more than $50,000. The vacancies in the positions that Camco or its Subsidiaries intends to fill after the date hereof with respect to any officer with a salary of $50,000 or more shall be done with the prior advice, consultation and consent of First Place, which consent shall not be unreasonably withheld.

(f) Benefit Plans. Enter into, establish, adopt or amend, or make any contributions to (except (i) as may be required by applicable law or (ii) to satisfy contractual obligations existing as of the date hereof and set forth on Schedule 5.1(f) of the Camco Disclosure Schedules), any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Camco or any Subsidiary or take any action, other than contemplated by this Agreement, to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

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(g) Dispositions. Sell, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties, including investment securities, loans and OREO, any of which are material, individually or in the aggregate, to Camco on a consolidated basis, except for such sales, transfers, mortgages, pledges, encumbrances or other dispositions in the ordinary course of business consistent with past practices.

(h) Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of the assets, business, deposits or properties of any other entity.

(i) Capital Expenditures. Make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts exceeding $50,000.

(j) Governing Documents. Amend its Restated Certificate of Incorporation, Amended and Restated Bylaws or similar governing documents.

(k) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by changes in laws or regulations or GAAP, except as contemplated in Section 6.9 hereof.

(l) Contracts. Enter into, renew, terminate, permit automatic renewal, amendment to or modification of any agreement for services to be provided to Camco or any Subsidiary which such agreement exceeds $50,000 in value.

(m) Claims. Enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which Camco or any Subsidiary is currently a party or becomes a party after the date of this Agreement, which settlement, agreement or action involves payment by Camco or any Subsidiary of an amount which exceeds $10,000 and/or would impose any material restriction on the business of Camco or any Subsidiary or otherwise have a Material Adverse Effect on Camco.

(n) Banking Operations. Enter into any new material line of business, other than the origination of FHA or VA Loans; implement, adopt or otherwise change its lending, investment, underwriting, risk (including interest rate risk policies, procedures and practices) and asset liability management and other material banking and operating policies or other Policies and Practices (as defined in Section 6.9), except as required by applicable law, regulation or policies imposed by any Governmental Entity; or file any application or make any contract with respect to branching or site location or branching or site relocation. Fail to follow its existing policies and practices with respect to managing exposure to interest rate risk or fail to use commercially reasonable means to avoid any material increase in their aggregate exposure to interest rate risk.

(o) Derivatives Contracts. Enter into any structured transactions, securities, arbitrage or hedging activity, including use of derivatives.

(p) Indebtedness. Incur any new indebtedness for borrowed money in excess of $50,000,000 in the aggregate with a term of no more than one year without prior written approval from First Place or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, other than in the ordinary course of business consistent with past practice.

(q) Jumbo Certificates of Deposit. Originate any Certificate of Deposit in excess of $250,000 (“Jumbo CD”) or reprice any existing Jumbo CD in excess of the then current Federal Funds rate plus 200 basis points.

(r) Investment Securities. Acquire (other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) any debt security or equity investment other than federal funds or United States Government securities or United States Government agency securities.

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(s) Loans. Make, purchase, renew or otherwise modify any loan, loan commitment, letter of credit or other extension of credit (collectively, “Loans”) other than in the ordinary course of business, provided that any commercial business loan with a principal balance in excess of $2,000,000 (whether individually or in the aggregate), multi-family residential loan with a principal balance in excess of $2,000,000 (whether individually or in the aggregate), commercial real estate loan with a principal balance in excess of $2,000,000 (whether individually or in the aggregate), single family owner occupied loan with a principal balance in excess of $417,000 and otherwise in compliance with the underwriting requirements of the FHLMC and FNMA (whether individually or in the aggregate) or any other loan with a principal balance in excess of $650,000 (whether individually or in the aggregate and only if there is a concurrent loan commitment to sell in the secondary market) cannot be originated, purchased, renewed or modified without First Place’s prior written consent which shall be deemed given if a written objection thereto is not received within two business days after delivery of written notice thereof. Purchase or commit to purchase any bulk loan portfolio. Originate, purchase or otherwise acquire any (i) loan from any correspondent relationship other than existing correspondent relationships, (ii) acquisition, development and speculative construction loan, (iii) one-to four-family non-owner occupied or investor loan with a loan to value ratio greater than 70%, (iv) builder construction lines of credit or (v) loan with a loan to value ratio greater than 80% of the lower of the appraised value or the purchase price other than loans with private mortgage insurance on the portion of the principal amount that exceeds such 80%.

(t) Investments in Real Estate. Make any investment or commitment to invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice). Foreclose on or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose on any commercial real estate if such environmental assessment indicates the presence of a hazardous substance (as defined in 3.23(e)) in amounts which, if such foreclosure were to occur, would be a violation of applicable law or otherwise materially reduce the value of the property.

(u) Adverse Actions. (i) Take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (ii) take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article VII hereof not being satisfied or (z) a material violation of any provision of this Agreement except as may be required by applicable law or regulation.

(v) Board Membership and Officers. Elect or appoint (i) any person to the board of directors of Camco or any Subsidiary who is not a director serving on the Camco or any Subsidiary board of directors as of the date hereof, or (ii) any person to serve as an officer of Camco or any Subsidiary who is not already serving in such position as of the date of this Agreement, or (iii) any existing officer or director of Camco or any Subsidiary to serve in a different capacity or position than such person holds as of the date of this Agreement.

(w) Transactions with Affiliates. Except pursuant to agreements or arrangements in effect on the date hereof which are previously disclosed, pay, lend or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any affiliates or associates (as such terms are defined under the Exchange Act and the rules and regulations thereunder) of any of its officers or directors other than compensation in the ordinary course of business consistent with past practice.

(x) Camco Advertising. Increase, reduce, diminish or otherwise materially adversely affect the existing level, quality and frequency of advertising, commercials and/or other promotional campaigns for Camco and its Subsidiaries.

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(y) Broad Communications. Issue any broadly distributed communication of a general nature to its customers or employees (including, without limitation, any general communications relating to benefits or compensation in connection with or following the Merger), except for (i) written or oral communications in the ordinary course of business that do not relate in any manner to the Merger or (ii) written or oral communications about the Merger consistent with information publicly available through approved press releases (as provided for in Section 6.5) or through SEC, OTS, FDIC, Ohio DFI or FRB regulatory filings.

(z) No New Subsidiaries. Neither Camco nor its Subsidiaries will establish, acquire or otherwise create any new entity or otherwise enter into any joint venture or other association. Change, alter or modify the business operations of any Subsidiary.

(aa) Tax Related Provisions. Make any elections, or change current elections, with respect to Taxes affecting Camco and its Subsidiaries without prior written consent of First Place, which consent shall not be unreasonably withheld.

(bb) Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

5.2 Forbearances of First Place. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement, without the prior written consent of Camco, First Place will not, and will cause each of its Subsidiaries not to:

(a) Adverse Actions. (i) Take any action that would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (ii) take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, except as may be required by applicable law or regulation, (y) any of the conditions to the Merger that are set forth in Article VII hereof not being materially satisfied, except as may be required by applicable law or regulation, or (z) a material violation of any provision of this Agreement, except as may be required by applicable law or regulation.

(b) Governing Documents. Amend its Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, which as a direct result of such amendment materially and adversely affects the economic value to be received by the holders of Camco Common Stock.

(c) Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

(d) Dividends. As to First Place only, declare or pay any extraordinary or special dividends on or make any other extraordinary or special distribution to its stockholders.

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of Camco and First Place agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger and the Bank Merger Agreement as promptly as practicable and otherwise to enable consummation of the Merger and the Bank Merger Agreement, including the satisfaction of the conditions set forth in Article VII hereof, and shall cooperate fully with the other Party hereto to that end. First Place agrees to inform Camco promptly of the receipt of any Requisite Regulatory Approvals.

6.2 Stockholder Approval.

(a) Camco agrees to take, in accordance with applicable law and its Restated Certificate of Incorporation and Amended and Restated Bylaws, all action necessary to convene as soon as reasonably

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practicable a special meeting of its stockholders to consider and vote upon the approval of this Agreement and any other matters required to be approved by Camco’s stockholders for consummation of the Merger (including any adjournment or postponement, the “Camco Stockholder Meeting”). Camco shall hold the Camco Stockholder Meeting by the later to occur of (i) 60 days after the date of this Agreement or (ii) 60 days after the S-4 is declared effective. Camco agrees to cause its Subsidiaries to take, in accordance with applicable law and their governing documents, all action necessary to approve the Bank Merger Agreement and any other matters contemplated thereby and by this Agreement. Except with the prior approval of First Place, no other matters shall be submitted for the approval of Camco stockholders at the Camco Stockholder Meeting. The Camco board of directors shall at all times prior to and during such meeting recommend such approval and shall take all reasonable lawful action to solicit such approval by its stockholders; provided that nothing in this Agreement shall prevent the Camco board of directors from withholding, withdrawing, amending or modifying its recommendation if the Camco board of directors determines, after consultation with its outside counsel and financial advisors, that such action is legally required in order for the directors to comply with their fiduciary duties to the Camco stockholders under applicable law; provided, further, that Section 6.7 hereof shall govern the withholding, withdrawing, amending or modifying of such recommendation in the circumstances described therein.

(b) First Place agrees to take, in accordance with applicable law and its Certificate of Incorporation and Bylaws, all action necessary to convene as soon as reasonably practicable a meeting of its stockholders to consider and vote upon the approval of this Agreement, the Bank Merger Agreement and any other matters required to be approved by First Place’s stockholders for consummation of the Merger (including any adjournment or postponement, the “First Place Stockholder Meeting”). First Place shall hold the First Place Stockholder Meeting by the later to occur of (i) 60 days after the date of this Agreement or (ii) 60 days after the S-4 is declared effective. First Place agrees to cause its Subsidiaries to take, in accordance with applicable law and their governing documents, all action necessary to approve the Bank Merger Agreement and any other matters contemplated thereby and by this Agreement. The First Place board of directors shall at all times prior to and during such meeting recommend such approval and shall take all reasonable lawful action to solicit such approval by its stockholders.

6.3 Registration Statement.

(a) First Place agrees to prepare the S-4 or other applicable registration statement to be filed by First Place with the SEC in connection with the issuance of First Place Common Stock in the Merger (including the Proxy Statement and other proxy solicitation materials of Camco and First Place constituting a part thereof and all related documents). Camco shall promptly prepare and furnish no later than 45 days after the date of this Agreement such information relating to it and its directors, officers and stockholders, any description of the business or any financial information as may be required under applicable SEC rules and regulations in connection with the above referenced documents based on its knowledge of and access to the information required for said documents, and Camco, and its legal, financial and accounting advisors, shall have the right to review and approve (which approval shall not be unreasonably withheld or delayed) the S-4 prior to its filing. Camco agrees to cooperate with First Place and First Place’s counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from its financial advisor and independent auditor in connection with the S-4 and the Proxy Statement. Provided that Camco has cooperated as described above, First Place agrees to file, or cause to be filed, the S-4 with the SEC as promptly as reasonably practicable but in no event any later than 30 days after receipt of the Camco information. Each of Camco and First Place agrees to use its reasonable best efforts to cause the S-4 to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof. First Place also agrees to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement. After the S-4 is declared effective under the Securities Act, First Place and Camco shall promptly mail at their own expense the Proxy Statement to each of their stockholders.

(b) Each of Camco and First Place agrees that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the S-4 shall, at the time the S-4 and each amendment or

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supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement and any amendment or supplement thereto shall, at the date(s) of mailing to stockholders and at the time of the Camco Stockholder Meeting and First Place Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Each of Camco and First Place further agrees that if such party shall become aware prior to the Effective Time of any information furnished by such Party that would cause any of the statements in the S-4 or the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other Parties thereof and to take the necessary steps to correct the S-4 or the Proxy Statement.

(c) First Place agrees to advise Camco, promptly after First Place receives notice thereof, of the time when the S-4 has become effective or any supplement or amendment is required to be filed, of the issuance of any stop order or the suspension of the qualification of First Place Common Stock for offering or sale in any jurisdiction, of the initiation or, to the extent First Place is aware thereof, threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the S-4 or for additional information.

6.4 Regulatory Filings.

(a) Each of First Place and Camco shall cooperate and cause their respective Subsidiaries to cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary to consummate the Merger and Subsidiary Merger and the other transactions contemplated hereby; and any initial filings with Governmental Entities shall be made by First Place as soon as reasonably practicable after the execution hereof. Each of First Place and Camco shall have the right to review and approve (which approval shall not be unreasonably withheld or delayed), and to the extent practicable each shall consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all written information submitted to any third party or any Governmental Entity in connection with the Merger and Subsidiary Merger. In exercising the foregoing right, each of such Party agrees to act reasonably and as promptly as practicable. Each Party hereto agrees that it shall consult with the other Party hereto with respect to the obtaining of all permits, consents, approvals, waivers and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the Merger and Subsidiary Merger, and each Party shall keep the other Party apprised of the status of material matters relating to completion of the Merger.

(b) Each Party agrees, upon request, to furnish the other Party with all information concerning itself, its Subsidiaries (if applicable), directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other Party or any of their Subsidiaries (if applicable) to any third party or Governmental Entity.

6.5 Press Releases. Camco and First Place shall consult with each other before issuing any press release with respect to the Merger or this Agreement. First Place and Camco will issue a joint press release with respect to the Merger or this Agreement as soon as practicable after this Agreement is fully executed. Neither Party shall issue any press release with respect to the Merger or this Agreement or make any such public statements without the prior consent of the other Party, which consent shall not be unreasonably withheld; provided, however, that either Party may, without the prior consent of the other (but after consultation with the other Party, to the extent practicable under the circumstances), issue such press release or make such public statements as may upon the advice of outside counsel be required by law. Camco and First Place shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the Merger as reasonably requested by the other Party.

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6.6 Access; Information.

(a) Camco agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford First Place and First Place’s officers, employees, counsel, accountants and other authorized representatives such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties and personnel of Camco and to such other information relating to Camco as First Place may reasonably request and, during such period, it shall furnish promptly to First Place all information concerning the business, properties and personnel of Camco as First Place may reasonably request, subject to applicable law.

(b) First Place agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford Camco and its authorized representatives such access during normal business hours to First Place’s personnel and to such other information relating to First Place as Camco may reasonably request, and, during such period, it shall furnish promptly to Camco all information that Camco may reasonably request.

(c) Each Party agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 6.6 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the Merger. Subject to the requirements of law, each Party shall keep confidential, and shall cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 6.6 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to such Party without being disclosed pursuant to any other confidentiality agreement, (ii) becomes available to such Party from other sources not known by such Party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the Party to which such information pertains or (iv) is or becomes readily ascertainable from publicly available sources. In the event that this Agreement is terminated or the Merger shall otherwise fail to be consummated, each Party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the Party that furnished the same. No investigation by any Party of the business and affairs of any other Party shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to any Party’s obligation to consummate the Merger.

6.7 Acquisition Proposals. Camco agrees that it shall not, and that it shall direct and use its reasonable best efforts to cause its directors, officers, employees, agents and representatives not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving Camco, or any purchase of all or substantially all of the assets of Camco or more than 25% of the outstanding equity securities of Camco (any such proposal or offer being hereinafter referred to as an “Acquisition Proposal”). Camco further agrees that it shall not, and that it shall direct and use its reasonable best efforts to cause its directors, officers, employees, agents and representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent Camco or the Camco board of directors from (A) complying with its disclosure obligations under federal or state law; (B) providing information in response to a request therefore by a person who has made an unsolicited bona fide written Acquisition Proposal if the Camco board of directors receives from the person so requesting such information an executed confidentiality agreement; (C) engaging in any negotiations or discussions with any person who has made an unsolicited bona fide written Acquisition Proposal or (D) voting to recommend such an Acquisition Proposal to the stockholders of Camco, if and only to the extent that, in each such case referred to in clause (B), (C) or (D) above, (i) the Camco board of directors determines in good faith (after consultation with its outside legal counsel) that such action would be required in order for its directors to comply with their respective fiduciary duties under

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applicable law and (ii) the Camco board of directors determines in good faith (after consultation with its outside legal counsel and receipt of a written opinion of its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal and would, if consummated, result in a transaction more favorable to Camco’s stockholders from a financial point of view than the Merger. An Acquisition Proposal which is received and considered by the Camco board of directors in compliance with this Section 6.7 hereof and which meets the requirements set forth in clause (D) of the preceding sentence is herein referred to as a “Superior Proposal.” Camco agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposals. Camco agrees that it will promptly notify (which notification shall not more than 24 hours after the earlier of knowledge or receipt of such inquiry, proposal, offer or request) First Place if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, Camco or any of its representatives.

6.8 Certain Policies.

At the earlier of (i) such time as First Place and Camco acknowledge that all conditions to consummate the Merger have been waived or satisfied or (ii) immediately prior to the Closing Date, and upon direction from First Place, Camco shall, consistent with GAAP, the rules and regulations of the SEC and applicable banking laws and regulations, modify or change its loan, OREO, investment portfolio, accrual, reserve, tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) (collectively the “Policies and Practices”) so as to be applied on a basis that is consistent with that of First Place; provided that in any event, no modification or change to the Policies and Practices made by Camco pursuant to this Section 6.9 hereof shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. First Place shall provide such assistance and direction to Camco as is necessary in conforming to such Policies and Practices between the date of this Agreement until the Effective Time. The recording of any such modifications or changes shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of Camco or its management with any such modifications or changes.

6.9 NASDAQ Listing. Prior to the Effective Time, First Place agrees to file all applications necessary to list on the NASDAQ Global Select Market the shares of First Place Common Stock to be issued in connection with the Merger. Further, First Place agrees to promptly file all applications necessary to list on the NASDAQ Global Select Market the shares of First Place Common Stock to be issued upon the exercise of Camco Options.

6.10 Indemnification.

(a) From and after the Effective Time through the third anniversary of the Effective Time, First Place and its Subsidiaries (the “Indemnifying Party”) shall indemnify and hold harmless each present and former director, officer and employee of Camco (the “Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, arising in whole or in part out of or pertaining to the fact that he or she was a director, officer, employee, fiduciary or agent of Camco or its Subsidiaries or is or was serving at the request of Camco or its Subsidiaries as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including without limitation matters related to the negotiation, execution and performance of this Agreement or consummation of the Merger, to the fullest extent which such Indemnified Parties would be entitled under the Camco Restated Certificate of Incorporation, the Camco Amended and Restated Bylaws, and/or any agreement, arrangement or understanding which is set forth and described on Schedule 6.10(a) of the Camco Disclosure Schedules, in each case as in effect on the date hereof, provided, however, that First Place and its Subsidiaries shall not

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be required to indemnify any party for material breaches of the representations of this agreement to either or both of First Place and its Subsidiaries.

(b) Any Indemnified Party wishing to claim indemnification under this Section 6.10 hereof, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not actually prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefore are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction), (ii) the Indemnified Parties will cooperate in the defense of any such matter, (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent and (iv) the Indemnifying Party shall have no obligation hereunder to the extent that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable laws and regulations.

(c) Prior to Effective Time, First Place shall cause the persons serving as directors and officers of Camco and its Subsidiaries immediately prior to the Effective Time to be covered by the directors’ and officers’ liability insurance policy maintained by Camco for a period of three years after the Effective Time (provided that First Place may substitute therefore policies of at least the same coverage and amounts containing terms and conditions which are not materially less advantageous than such policy or single premium tail coverage with policy limits equal to Camco’s existing coverage limits) with respect to acts or omissions occurring prior to the Effective Time which were committed by such directors and officers in their capacities as such, provided that in no event shall First Place be required to expend for any one year an amount in excess of 125% of the aggregate premiums paid by Camco in 2007 on an annualized basis for such purpose (which aggregate premiums on an annualized basis are disclosed in Schedule 6.10(c) of the Camco Disclosure Schedules) (the “Insurance Amount”), and further provided that if First Place is unable to maintain or obtain the insurance called for by this Section 6.10 hereof as a result of the preceding provision, First Place shall use its reasonable best efforts to obtain the most advantageous coverage as is available for the Insurance Amount.

(d) If First Place or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any other entity, then and in each case, proper provision shall be made so that the successors and assigns of First Place or the surviving company shall assume the obligations set forth in this Section 6.11 hereof prior to or simultaneously with the consummation of such transaction.

(e) The provision of this Section 6.10 shall survive for three years after the Closing Date.

6.11 Benefit Plans.

(a) First Place shall take all reasonable action so that either contemporaneous with or as soon as administratively practicable after the Effective Time, employees of Camco or any of its Subsidiaries who become employees of First Place or its Subsidiaries shall be entitled (i) to participate in each employee benefit plan, program or arrangement of First Place of general applicability (“First Place Plans”) to the extent a similarly situated employee of First Place or its Subsidiaries participates in such First Place Plans as of such date, and (ii) to full credit for their years of employment by Camco or its Subsidiaries (or any of their respective predecessors if previously credited by Camco or any of its Subsidiaries) up to the Effective

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Time for purposes of any eligibility or vesting requirements under the First Place Plans to be provided as described in Section 6.11(a)(i). Nothing herein shall limit the ability of First Place to amend or terminate any of Camco’s Benefit Plans in accordance with their terms at any time.

(b) At and following the Effective Time, First Place shall honor, and First Place shall continue to be obligated to perform, in accordance with their terms, contractual rights of, current and former employees of Camco and its Subsidiaries existing as of the Effective Time, as well as any severance employment or “change-in-control” agreements of Camco or any of its Subsidiaries that are set forth on Schedule 3.16 of the Camco Disclosure Schedules, subject in each case as the same may be modified or terminated with respect to certain executive officers of Camco or any of its Subsidiaries in accordance with the applicable terms thereof. The severance or termination payments which are payable pursuant to such agreements, plans or policies of Camco and Camco Bank (which have been quantified in reasonable detail as of the date hereof) are set forth in Schedule 6.11(b) of the Camco Disclosure Schedules provided that such payments shall be subject to the limitations under Sections 280(G) and provided further, that first Place shall not be liable for any taxes or penalties related to any excess parachute payments under Section 280G of the Code. The payment of any such payments shall comply with Section 409A of the Code, to the extent applicable.

(c) In the event of any termination or consolidation of any Camco health plan with any health plan of First Place or any of its Subsidiaries, First Place shall make available to employees of Camco or its Subsidiaries who continue employment with First Place or its Subsidiaries (“Continuing Employees”) and their dependents employer-provided health coverage on the same basis as it provides such coverage to First Place employees. Unless a Continuing Employee affirmatively terminates coverage under a Camco health plan prior to the time that such Continuing Employee becomes eligible to participate in the First Place health plan, no coverage of any of the Continuing Employees or their dependents shall terminate under any of the Camco health plans prior to the time such Continuing Employees and their dependents become eligible to participate in the health plans, programs and benefits common to all employees of First Place and their dependents. In the event of a termination of any Camco health plan, or consolidation of any Camco health plan with any First Place health plan, any coverage limitation under the First Place health plan due to any pre-existing condition shall be waived by the First Place health plan to the degree that such condition was covered by the Camco health plan and such condition would otherwise have been covered by the First Place health plan in the absence of such coverage limitation. First Place shall assume full responsibility for providing COBRA continuation coverage to current and former employees of Camco and its Subsidiaries who are M&A Qualified Beneficiaries as the term is defined in Treas. Reg. §§ 54.4980B-1 – B-10.

(d) Those employees of Camco or its Subsidiaries (other than employees who are otherwise parties to an employment agreement, change in control agreement or severance agreement with Camco or a Subsidiary under which severance payments would be due upon termination and not including temporary and/or co-operative employees) who are (i) terminated at the Effective Time; (ii) identified by First Place for inclusion in a force reduction as a result of the pending Merger and who sign and deliver a termination and release agreement in the form acceptable to First Place or (iii) continue as an employee of First Place or its Subsidiaries at the Effective Time, but are terminated within one year of the Effective Time, shall be entitled to out placement services provided by First Place and severance pay equal to two weeks of pay for each full year of service, subject to a minimum payment of four weeks and a maximum payment of 30 weeks. Such payments will be made by First Place within 30 days after the later of the Effective Time or the date the release becomes effective or the negotiated date of termination after the Effective Time and shall be made in compliance with Section 409A of the Code. Severance will be based on length of service to Camco or its Subsidiaries. If any corporation employing the employee also has a severance pay plan, any amounts paid pursuant to that plan shall reduce the amount that the employee will receive under this Section 6.11(d) and in no event shall there be any duplication of severance pay. Nothing contained in this Section 6.11(d) hereof shall be construed or interpreted to limit or modify in any way First Place’s at-will employment policy. In no event shall severance pay be taken into account in determining the amount of any other benefit (including but not limited to, an individual’s benefit under any pension plan). If, by reason of the controlling plan document, controlling law or otherwise, severance pay is taken into account in determining any other

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benefit, the severance pay otherwise payable shall be reduced by the present value of the additional benefit determined under other benefit plans attributable to the severance pay period to the extent permitted under Section 409A of the Code.

(e) Following the Effective Date and subject to Section 6.11(a), First Place shall review the Camco 401(k) Plan to determine whether to maintain, terminate, freeze or continue such plan. In the event that First Place elects to terminate or freeze the Camco 401(k) Plan following the Effective Date, Continuing Employees who were eligible for participation in the Camco 401(k) Plan will become immediately eligible to participate in the First Place 401(k) Plan, including for purposes of making elective deferrals, so that such Continuing Employees have no gap in participation in a 401(k) Plan. If necessary, First Place shall take such action as deemed necessary to amend the First Place 401(k) Plan to ensure immediate participation.

(f) Following the Effective Date, First Place shall promptly take all steps necessary to assume the Camco Option Plans and shall reserve sufficient shares of First Place Common Stock for issuance pursuant to the exercise of Camco Options outstanding under such Camco Option Plans, as such Camco Options may be adjusted pursuant to Section 2.8. Further, First Place shall take all steps necessary to register with the SEC the shares of First Place Common Stock to be issued upon the exercise of Camco Options, including, without limitation, the filing of a Registration Statement(s) on Form S-8 or other appropriate registration statement.

6.12 Notification of Certain Matters. Each of Camco and First Place shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to First Place or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

6.13 Subsequent Interim and Annual Financial Statements. First Place has delivered or made available to Camco, and Camco has delivered or made available to First Place, their respective audited financial statements and annual reports (or equivalent documentation) for the year ending June 30, 2007 and December 31, 2007, respectively. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter ending after the date of this Agreement, First Place will deliver to Camco and Camco will deliver to First Place their respective consolidated quarterly financial information as required to be filed with the SEC.

6.14 Board and Loan Committee Visitation Rights. Camco shall allow one representative designated by First Place (either the President or the Chief Executive Officer of First Place Bank) to attend all meetings of Camco’s and its Subsidiaries’ board of directors in a nonvoting capacity, and in connection therewith, Camco shall give such representative copies of all notices, minutes, consents and other materials, financial or otherwise, which Camco and its Subsidiaries provide to its board of directors. Camco shall also allow one representative of First Place to attend all meetings of Camco Bank’s loan committee in a nonvoting capacity, and in connection therewith, Camco shall give such representative copies of all notices, minutes, consents and other materials, financial or otherwise, which Camco Bank provides to its loan committee, provided, however, that Camco may exclude the representative of First Place from access to any meeting or materials, or portion thereof, if a majority of the Camco board of directors determines, in good faith and after consultation with outside legal counsel, that such exclusion is necessary (i) to preserve attorney-client privilege for existing or pending litigation, (ii) to protect confidential or proprietary information that First Place does not contractually have the right to have access to under the terms of this Agreement or (iii) with respect to a discussion of this Agreement, the transactions contemplated hereby or a Superior Proposal.

6.15 Current Information. During the period from the date of this Agreement to the Effective Time, Camco will cause one or more of its designated representatives to notify on a regular and frequent basis (not less than monthly) representatives of First Place and to report (i) the general status of the ongoing operations of Camco and its Subsidiaries; (ii) the status of, and the action proposed to be taken with respect to, those Loans held by it or any Subsidiary, as well as its non-performing assets; (iii) the origination of all Loans; (iv) changes in its

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deposit balances equal to or more than $7.0 million; and (v) any material changes in its pricing of deposits. Camco shall also provide to First Place, within 15 business days after the end of each calendar month, a monthly consolidated balance sheet, income statement and cash flows, beginning with the month ended April 2008. Camco will promptly notify the other of any material change in the normal course of business or in the operation of its properties or the properties of any of its Subsidiaries and all regulatory communications and governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of litigation or any adverse legal proceedings involving itself or any of its Subsidiaries, and will keep First Place fully informed of such events.

6.16 Execution and Authorization of Bank Merger Agreement. As of the date hereof, (a) First Place shall have (i) caused the board of directors of the Bank to approve the Bank Merger Agreement, a form of which is attached hereto as Annex A, (ii) caused the Bank to execute and deliver the Bank Merger Agreement, and (iii) approved the Bank Merger Agreement as the sole stockholder of the Bank, and (b) Camco shall have (i) caused the board of directors of Camco Bank to approve the Bank Merger Agreement and (ii) caused Camco Bank to execute and deliver the Bank Merger Agreement. The approval of the stockholder of Camco Bank to complete the Subsidiary Merger will be obtained after First Place acquires Camco at the Effective Time.

6.17 Advisory Board. First Place shall, effective as of the Closing Date, cause each director of Camco (other than Camco Designees) and Mr. D. Edward Rugg, if such persons are willing to serve, to be elected or appointed as members of an Advisory Board to First Place (the “Camco Advisory Board”) to be established by First Place, the function of which shall be to assist the Bank to maintain customer relationships in the market area currently served by Camco Bank. The Camco Advisory Board will be maintained for a period of one year and shall meet on a quarterly basis. Each member of the Camco Advisory Board shall receive fees for each quarterly meeting attended equal to $1,500.

6.18 Board Representation. First Place and the Bank shall appoint two members of the Camco board of directors to serve on the board of directors of each of First Place and the Bank.

6.19 Retention Bonus. First Place agrees to create a retention bonus pool in order to help retain key employees of Camco. Employees of Camco and Camco Bank will be eligible to participate in the retention bonus pool. The amount to be awarded to an eligible employee, if any, shall be determined by First Place in consultation with Camco. Retention bonuses shall be paid to certain employees designated by First Place only if the employee continues to be employed as of a termination date determined by First Place.

6.20 Tax Treatment. Each of First Place and Camco agrees not to take any actions subsequent to the date of this Agreement that would adversely affect the ability of Camco and its shareholders to characterize the Merger as a tax-free reorganization under Section 368(a) of the Code. First Place and Camco shall use reasonable best efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the code

6.21 Lease Obligations. Camco shall take all necessary action to ensure that First Place is approved, to the extent required, under or pursuant to all Camco lease agreements.

6.22 Other Obligations. First Place agrees to expressly assume any and all obligations of Camco or its Subsidiaries under any agreements or contracts existing at the Effective Time that require such an express assumption to consummate the transactions contemplated by this Agreement or to fully vest in First Place all of the rights under any such agreements or contracts.

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ARTICLE VII

CONDITIONS PRECEDENT

7.1 Conditions to Each Party’s Obligation To Effect the Merger. The respective obligation of each Party hereto to effect the Merger is subject to the satisfaction or, to the extent permitted by applicable law, written waiver by the Parties hereto at or prior to the Effective Time each of the following conditions:

(a) Stockholder Approval. This Agreement shall have been adopted by the requisite affirmative vote of the holders of at least a majority of the outstanding shares of Camco Common Stock and First Place Common Stock entitled to vote thereon.

(b) NASDAQ Stock Market Listing. The shares of First Place Common Stock which shall be issued to the stockholders of Camco upon consummation of the Merger shall have been authorized for listing on the NASDAQ Global Select Market, subject to official notice of issuance.

(c) Other Approvals. All regulatory approvals required to consummate the transactions contemplated hereby (including the Merger and the Subsidiary Merger) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the “Requisite Regulatory Approvals”).

(d) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

(e) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an “Injunction”) preventing the consummation of the Merger, the Subsidiary Merger or any of the other transactions contemplated by this Agreement or the Bank Merger Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger or the Subsidiary Merger.

(f) Federal Tax Opinion. First Place and Camco shall have received an opinion of Patton Boggs LLP, counsel to First Place (“First Place’s Counsel”), dated the Closing Date and in form and substance reasonably satisfactory to both First Place and Camco, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, First Place’s Counsel may require and rely upon representations and covenants, including those contained in certificates of officers of First Place, the Bank, Camco, Camco Bank and others, reasonably satisfactory to such counsel.

(g) No Burdensome Condition. None of the Requisite Regulatory Approvals shall impose any term, condition or restriction upon First Place, Camco, Camco Bank, the Bank or any of their respective Subsidiaries (if applicable) that First Place, or Camco, in good faith, reasonably determines would so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement to First Place or Camco as to render inadvisable in the reasonable good faith judgment of First Place or Camco, the consummation of the Merger (a “Burdensome Condition”).

7.2 Conditions to Obligations of First Place. The obligation of First Place to effect the Merger is also subject to the satisfaction or waiver by First Place at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of Camco set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. First Place shall have received a certificate dated as of the Closing Date

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signed on behalf of Camco by the Chief Executive Officer and the Chief Financial Officer of Camco to the foregoing effect.

(b) Performance of Obligations of Camco. Camco shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and First Place shall have received a certificate dated as of the Closing Date signed on behalf of Camco by the Chief Executive Officer and the Chief Financial Officer of Camco to such effect.

(c) Receipt of Voting Agreements. Camco shall have delivered executed voting agreements from its executive officers and directors on the date of this Agreement.

(d) Consents Under Agreements. Camco, Camco Bank and any Subsidiaries shall have obtained all third party consents, approvals or waivers that relate to any obligation, right, asset, property or interest of Camco or any Subsidiary of Camco under any loan or credit agreement, note, mortgage, indenture, lease, license, permit or other agreement or instrument, except where the failure to obtain such consent, approval or waiver would not have a Material Adverse Effect on Camco or adversely impact the economic or business benefits of the transactions contemplated by this Agreement to First Place as to render inadvisable, in the reasonable good faith judgment of First Place, the consummation of the Merger.

(e) No Pending Governmental Actions. No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

(f) 280G Issues. First Place shall be satisfied in its sole discretion, either through mutually agreeable pre-Closing amendments or otherwise, that Camco and its Subsidiaries shall have taken any and all reasonably necessary steps such that the Merger will not trigger any “excess parachute payment” (as defined in Section 280G of the Code) under any employment, severance or change in control agreement, benefit plans, or similar arrangements between Camco or any Subsidiary and any officers, directors, or employees thereof.

(g) Permits, Authorizations, Etc. Camco and Camco Bank shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals, including Requisite Regulatory Approvals, required for the lawful consummation of the Merger and Subsidiary Merger in accordance with applicable law and without violation of any material contract.

(h) Dissenting Shares. Dissenting Shares shall not represent 15% or more of the outstanding Camco Common Stock.

(i) Other Actions. Camco shall have furnished First Place with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Section 7.1 and this Section 7.2 hereof as First Place may reasonably request.

7.3 Conditions to Obligations of Camco. The obligation of Camco to effect the Merger is also subject to the satisfaction or waiver by Camco at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of First Place set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. Camco shall have received a certificate dated as of the Closing Date signed on behalf of First Place by the Chief Executive Officer and the Chief Financial Officer of First Place to the foregoing effect.

(b) Performance of Obligations of First Place. First Place shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Camco shall have received a certificate dated as of the Closing Date signed on behalf of First Place by the Chief Executive Officer and the Chief Financial Officer of First Place to such effect.

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(c) No Pending Governmental Actions. No proceeding initiated by any Governmental Entity seeking an injunction shall be pending.

(d) Deposit of Cash and Stock Consideration. First Place shall have deposited with the Exchange Agent the Cash Consideration and the Stock Consideration to be paid to holders of Camco Common Stock pursuant to Article II hereof.

(e) Permits, Authorizations, Etc. First Place and the Bank shall have obtained any and all material permits, authorizations, consents, waivers, clearances or approvals, including Requisite Regulatory Approvals, required for the lawful consummation of the Merger and Subsidiary Merger in accordance with applicable law and without violation of any material contract.

(f) Other Actions. First Place shall have furnished Camco with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Section 7.1 and this Section 7.3 hereof as Camco may reasonably request.

ARTICLE VIII

TERMINATION AND AMENDMENT

8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Camco:

(a) Mutual Consent. By mutual consent of Camco and First Place in a written instrument, if the board of directors of each so determines by a two-thirds vote of the members of its entire board;

(b) No Regulatory Approval. By either First Place or Camco upon written notice to the other Party (i) 60 days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within the 60-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no Party shall have the right to terminate this Agreement pursuant to this Section 8.1(b)(i) hereof if such denial or request or recommendation for withdrawal shall be due to the failure of the Party seeking to terminate this Agreement to perform or observe the covenants and agreements of such Party set forth herein; (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement; or (iii) there shall be a Burdensome Condition upon First Place, the Bank, Camco or Camco Bank.

(c) Delay. By either First Place or Camco if the Merger shall not have been consummated on or before December 31, 2008, unless the failure of the Closing to occur by such date shall be due to the failure of the Party seeking to terminate this Agreement to perform or observe the covenants and agreements of such Party set forth herein;

(d) Stockholder Approval. By either First Place or Camco (provided that (i) if Camco is the Terminating Party it shall not be in material breach of any of its obligations under Section 6.2(a) hereof and (ii) if First Place is the Terminating Party, it shall not be in material breach of any of its obligations under Section 6.2(b) hereof) if any approval of the stockholders of Camco or First Place required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such stockholders or at any adjournment or postponement thereof;

(e) Material Breach of Representations. By either First Place or Camco (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other Party, which breach is not cured within 30 days following written notice

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to the Party committing such breach, or which breach, by its nature, cannot be cured within 30 days after notice with the breaching Party failing to diligently pursue a cure to completion. For purposes of this Agreement, “knowledge” shall mean, with respect to a Party hereto, actual knowledge of any officer of that Party with the title, if any, ranking not less than senior vice president and that Party’s in-house counsel, if any. “Material Adverse Effect” means, for purposes of this Agreement, any effect that (i) is material and adverse to the business, properties, assets liabilities, results of operations, financial condition or business of such Party and its Subsidiaries taken as a whole, or (ii) would materially impair the ability of First Place or Camco to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in thrift, banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, or other changes affecting depository institutions generally, including changes in general economic conditions and changes in prevailing interest and deposit rates, (b) changes in GAAP or regulatory accounting requirements applicable to thrifts, banks and their holding companies generally, (c) any modifications or changes to valuation policies and practices in connection with the Merger or Subsidiary Merger or restructuring charges taken in connection with the Merger or Subsidiary Merger, in each case in accordance with GAAP, (d) changes resulting from expenses (such as legal, accounting and investment bankers’ fees) incurred in connection with this Agreement, (e) actions or omissions of First Place or Camco taken with the prior written consent of Camco or First Place, as applicable, in contemplation of the transactions contemplated hereby, (f) the payments of any amounts due, or the provision of any benefits to, any officer or employee under employment, change-in-control or severance agreements as of the date hereof, and (g) acts of terrorism or war.

(f) Material Breach of Covenants. By either First Place or Camco (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other Party, which breach shall not have been cured within 30 days following receipt by the breaching Party of written notice of such breach from the other Party hereto (except that breaches of Sections 6.2, 6.3 and 6.16 shall not have a 30 day cure period); provided, however, that neither Party shall have the right to terminate this Agreement pursuant to this Section 8.1(f) hereof unless such breach shall have a Material Adverse Effect, as defined in Section 8.1(e) hereof, on the other Party.

(g) Failure to Recommend. By First Place, if (i) the board of directors of Camco does not recommend in the Proxy Statement that its stockholders adopt this Agreement; (ii) after recommending in the Proxy Statement that stockholders adopt this Agreement, the board of directors of Camco shall have withdrawn, modified or qualified such recommendation in any respect adverse in any respect to the interest of First Place or (iii) Camco fails to call, give proper notice of, convene and hold the Camco Stockholder Meeting. By Camco, if (i) the board of directors of First Place does not recommend in the Proxy Statement that its stockholders adopt this Agreement; (ii) after recommending in the Proxy Statement that stockholders adopt this Agreement, the board of directors of First Place shall have withdrawn, modified or qualified such recommendation in any respect adverse in any respect to the interest of Camco or (iii) First Place fails to call, give proper notice of, convene and hold the First Place Stockholder Meeting.

(h) Certain Tender or Exchange Offers. By First Place if a tender offer or exchange offer for 20% or more of the outstanding shares of Camco Common Stock is commenced (other than by First Place or a Subsidiary thereof), and the Camco board of directors recommends that the stockholders of Camco tender their shares in such tender or exchange offer or otherwise fails to recommend that such stockholders reject such tender offer or exchange offer within the ten-business day period specified in Rule 14e-2(a) under the Exchange Act.

(i) Superior Proposal. At any time prior to the Camco Stockholder Meeting, by Camco in order to concurrently enter into an acquisition agreement or similar agreement (each, an “Acquisition Agreement”) with respect to a Superior Proposal which has been received and considered by Camco and the Camco board of directors in full compliance with all of the requirements of Section 6.7 hereof, provided, however, that

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this Agreement may be terminated by Camco pursuant to this Section 8.1(i) hereof only after the fifth business day following Camco’s provision of written notice to First Place advising First Place that the Camco board of directors is prepared to accept a Superior Proposal, the party making such Superior Proposal and the material terms and conditions of the Superior Proposal, and only if, during such five-business day period, First Place does not, in its sole discretion, make an offer to Camco that the Camco board of directors determines in good faith, after consultation with its financial and legal advisors, is at least as favorable to Camco and its stockholders as the Superior Proposal.

(j) Decrease in Average Share Price. By Camco, upon written notice to First Place, within two days after determination of the Average Share Price, if the Average Share Price is less than $11.20 per share. Notwithstanding the foregoing, if Camco exercises its termination rights pursuant to this Section 8.1(j), First Place shall have the option, in its sole discretion and exercisable within five days of notice from Camco as set forth above, to increase the Exchange Ratio such that the adjusted Exchange Ratio multiplied by the Average Share Price shall equal $10.86. If First Place elects to exercise its option hereunder, Camco shall have no further right to terminate this Agreement pursuant to this Section 8.1(j) and this Agreement shall remain in effect in accordance with its terms, subject to other termination rights.

8.2 Effect of Termination.

(a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII hereof, no Party to this Agreement shall have any liability or further obligation to any other Party hereunder except (i) as set forth in this Section 8.2, Section 9.3 and 9.4 hereof and (ii) that termination will not relieve a breaching Party from liability for any fraudulent or willful breach of any covenant, agreement, representation or warranty of this Agreement giving rise to such termination.

(b) In recognition of the efforts, expenses and other opportunities foregone by First Place while structuring and pursuing the Merger, the Parties hereto agree that Camco shall pay to First Place a termination fee of $3.80 million (the “Termination Fee”) in the manner set forth in (i), (ii) and (iii) below if:

(i) this Agreement is terminated by First Place pursuant to Section 8.1 (f) (only as it relates to breaches of Sections 6.2(a), 6.3 and 6.16), (g) (provided, however, with respect to a termination by First Place pursuant to Section 8.1(g), in the event that the board of directors of Camco determines in good faith, in order to comply with their respective fiduciary duties under applicable law and upon the written advice of legal counsel that it cannot recommend, or must withdraw or qualify its recommendation of, the Merger, such action by the Camco board of directors will not constitute a willful breach of this Agreement) or (h) hereof;

(ii) this Agreement is terminated by (A) First Place pursuant to Section(s) 8.1(e) and (f) hereof, (B) by First Place pursuant to Section 8.1(c) hereof (provided such delay is caused by Camco), or (C) by First Place pursuant to Section 8.1(d) hereof (other than by reason of any breach by First Place) if Camco has failed to obtain the required vote of its stockholders, and in the case of any termination pursuant to clause (A), (B) or (C) a bona fide Acquisition Proposal (as defined in Section 6.7 hereof) shall have been publicly announced or otherwise communicated or made known to the Camco board of directors or any of its members (or any person shall have publicly announced, communicated or made known an intention, whether or not conditional, to make a bona fide Acquisition Proposal) at any time after the date of this Agreement and prior to the taking of the vote of the stockholders of Camco contemplated by this Agreement, at the Camco Stockholder Meeting, in the case of clause (C), or the date of termination of this Agreement, in the case of clause (A) or (B); or

(iii) this Agreement is terminated by Camco pursuant to Section 8.1(i) hereof.

In the event the Termination Fee shall become payable pursuant to this Section 8.2(b) hereof, the Termination Fee shall be paid within two business days following the date of termination of this Agreement. Any amount that becomes payable pursuant to this Section 8.2(b) hereof shall be paid by wire transfer of immediately available funds to an account designated by First Place. The sums paid under this Section 8.2(b) shall be the sole remedy

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available to First Place in the event of a termination of this Agreement under 8.2(b)(i), (ii) and (iii), except for claims brought under Section 8.2(a)(ii) hereof, including claims under Sections 8.2(b)(i) (other than pursuant to 8.1(g)), 8.2(b)(ii) and 8.2(b)(iii). If Camco fails to pay First Place the amounts due under paragraph (b) above within the time periods specified in such paragraph (b), Camco shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by First Place in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, provided First Place prevails on the merits, together with interest on the amount of any such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

(c) Camco and First Place agree that the agreement contained in Section 8.2(b) hereof is an integral part of the transactions contemplated by this Agreement, that without such agreement First Place would not have entered into this Agreement and that such amount does not constitute a penalty or liquidated damages in the event of a breach of this Agreement by Camco. If Camco fails to pay First Place the amount due under paragraph (b) above within the time period specified in this Section, then Camco shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by First Place in connection with any action in which First Place prevails, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on the amount of any such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

8.3 Extension; Waiver. At any time prior to the Effective Time, the Parties hereto, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE IX

GENERAL PROVISIONS

9.1 Closing. Subject to the terms and conditions of this Agreement and the Bank Merger Agreement, the closing of the Merger (the “Closing”) will take place at 10:00 a.m. on a date to be specified by the Parties, which shall be the first day which is (a) the last business day of a month and (b) at least two business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII hereof (the “Closing Date”), at the offices of First Place’s counsel unless another time, date or place is agreed to in writing by the Parties hereto.

9.2 Alternative Structure. Notwithstanding anything to the contrary contained in this Agreement, subject to Camco’s consent, which consent shall not be unreasonably withheld or delayed, prior to the Effective Time, First Place shall be entitled to revise the structure of the Merger and/or the Subsidiary Merger and related transactions provided that each of the transactions comprising such revised structure shall (i) fully qualify as, or fully be treated as part of, one or more tax-free reorganizations within the meaning of Section 368(a) of the Code, and not subject any of the stockholders of Camco to adverse tax consequences or change the amount of consideration to be received by such stockholders, (ii) be capable of consummation in as timely a manner as the structure contemplated herein and (iii) not otherwise be prejudicial to the interests of the stockholders of Camco. This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.

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9.3 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time (except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.6(c), 8.1, 8.2 and this Article IX hereof, which shall survive any such termination). The representations, warranties, agreements and covenants contained in this Agreement shall not be deemed to be terminated or extinguished so as to deprive either Party hereto or any of their affiliates of any defense at law or in equity which otherwise would be available against the claims of any person.

9.4 Expenses. Except as costs and expenses may be payable pursuant to Section 8.2, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, fees and expenses of its own financial consultants, accountants and counsel shall be paid by the Party incurring such expense, provided, however, that all filing and other fees paid to the SEC or any other Governmental Entity in connection with the Merger, the Subsidiary Merger and other transactions contemplated thereby shall be borne by First Place, provided, further, however, that nothing contained herein shall limit either Party’s rights to recover any liabilities or damages arising out of the other Party’s willful breach of any provision of this Agreement.

9.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a)	if to First Place, to:

First Place Financial Corp.
185 East Market Street
Warren, Ohio 44481
Attention: Steven R. Lewis
President and Chief Executive Officer

with a copy to:

Patton Boggs LLP
2550 M Street, N.W.
Washington, D.C. 20037
Attention: Joseph G. Passaic, Jr.

(b)	if to Camco, to:

Camco Financial Corporation
6901 Glenn Highway
Cambridge, Ohio 43725
Attention: Richard C. Baylor
President and Chief Executive Officer

with a copy to:

Vorys, Sater, Seymour and Pease LLP
221 East Fourth Street
Suite 2000, Atrium Two
Cincinnati, Ohio 45201
Attention: Kimberly J. Schaefer

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9.6 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to May 7, 2008.

9.7 Entire Agreement. This Agreement (including the disclosure schedules, annexes, exhibits, documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

9.8 Governing Law. This Agreement shall be governed and construed in accordance with the law of the State of Delaware, without regard to any applicable conflicts of law. Any action or proceeding seeking to enforce any provision of, or based on any claims for equitable relief arising out of this Agreement or the transaction contemplated hereby may be brought against any Party only in the United States District Court for the Northern District of Ohio and if any Party does not have standing for such federal court, then to the Cuyahoga County Court of Common Pleas and each Party consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any Party anywhere in the world.

9.9 Enforcement of the Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

9.10 Severability. Except to the extent that application of this Section 9.10 hereof would have a Material Adverse Effect on Camco or First Place, any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the Parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

9.11 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the Parties hereto, by action taken or authorized by their respective boards of directors, at any time before or after adoption of the Agreement by the stockholders of either Camco or First Place; provided, however, that after adoption of this Agreement by Camco’s stockholders, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to Camco stockholders hereunder other than as contemplated by this Agreement or as otherwise required by applicable law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto.

9.12 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

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9.13 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that each Party need not sign the same counterpart.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, First Place and Camco have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

FIRST PLACE FINANCIAL CORP.

By:	/s/ Steven R. Lewis
Name:	Steven R. Lewis
Title:	President and Chief Executive Officer

Attest:

/s/ J. Craig Carr
Name:	J. Craig Carr
Title:	General Counsel and Secretary

CAMCO FINANCIAL CORPORATION

By:	/s/ Richard C. Baylor
Name:	Richard C. Baylor
Title:	Chairman, President and
Chief Executive Officer

Attest:

/s/ Sharon K. Chorey
Name:	Sharon K. Chorey
Title:	Assistant Corporate Secretary

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Annex II

May 7, 2008

Board of Directors

Camco Financial Corporation

6901 Glenn Highway

Cambridge, OH 43725-9757

Members of the Board:

Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus” or “we”) has been advised that Camco Financial Corporation (“Camco” or the “Company”) is considering entering into an Agreement and Plan of Merger (the “Merger Agreement”) with First Place Financial Corp. (“First Place”), pursuant to which Camco will be merged with and into First Place with First Place continuing as the surviving corporation, and each issued and outstanding share (excluding any Excluded Shares (as defined in the Merger Agreement), the “Shares”) of Common Stock, $1.00 par value per share, of the Company (the “Company Common Stock”) will be converted into the right to receive, at the election of the holder of Shares, either (a) $13.58 per Share in cash (the “Cash Consideration”); (b) 0.97 shares of First Place Common Stock, $0.01 par value per share (the “Stock Consideration”); or (c) a combination of the Cash Consideration and the Stock Consideration (collectively, the “Merger Consideration”), subject to adjustment and on terms and conditions more fully set forth in the Merger Agreement (the “Merger”).

You have requested Stifel Nicolaus’ opinion, as investment bankers, as to the fairness, from a financial point of view, to the holders of Shares of Company Common Stock of the per Share Merger Consideration to be received by such holders of Shares from First Place in the Merger pursuant to the Merger Agreement (the “Opinion”).

In rendering our Opinion, we have, among other things:

(i) reviewed and analyzed a draft copy of the Merger Agreement dated May 6, 2008;

(ii) reviewed and analyzed the audited consolidated financial statements of Camco contained in its Annual Report on Form 10-K for the three years ended December 31, 2007 and the unaudited consolidated financial statements of Camco for the quarter ended March 31,2008;

(iii) reviewed and analyzed the audited consolidated financial statements of First Place contained in its Annual Report on Form 10-K for the three years ended June 30, 2007 and the unaudited consolidated financial statements of First Place for the quarters ended September 30, 2007, December 31, 2007 and March 31, 2008;

(iv) reviewed and analyzed certain other publicly available information concerning Camco and First Place;

(v) held discussions with First Place’s senior management, including estimates of certain cost savings, operating synergies, merger charges and the pro forma financial impact of the Merger on First Place;

Board of Directors—Camco Financial Corporation

May 7, 2008

(vi) reviewed certain non-publicly available information concerning Camco and First Place, including internal financial analyses and forecasts prepared by their respective management, and held discussions with senior management of Camco and First Place regarding recent developments;

(vii) participated in certain discussions and negotiations between representatives of Camco and First Place;

(viii) reviewed the reported prices and trading activity of the equity securities of each of Camco and First Place;

(ix) analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that we considered relevant to our analysis;

(x) reviewed and analyzed certain publicly available financial and stock market data relating to selected public companies that we deemed relevant to our analysis;

(xi) conducted such other financial studies, analyses and investigations and considered such other information as we deemed necessary or appropriate for purposes of our opinion; and

(xii) took into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuations and our knowledge of the banking industry generally.

In rendering our Opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to Stifel Nicolaus, by or on behalf of Camco or First Place, or that was otherwise reviewed by Stifel Nicolaus and have not assumed any responsibility for independently verifying any of such information. With respect to the financial forecasts supplied to us by Camco and First Place (including, without limitation, potential cost savings and operating synergies realized by a potential acquisition), we have assumed that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of Camco and First Place, as applicable, as to the future operating and financial performance of Camco and First Place, as applicable, and that they provided a reasonable basis upon which we could form our opinion. Such forecasts and projections were not prepared with the expectation of public disclosure. All such projected financial information is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projected financial information. Stifel Nicolaus has relied on this projected information without independent verification or analyses and does not in any respect assume any responsibility for the accuracy or completeness thereof.

We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either Camco or First Place since the date of the last financial statements of each company made available to us. We have also assumed, without independent verification and with the consent of management, that the aggregate allowances for loan losses set forth in the respective financial statements of Camco and First Place are in the aggregate adequate to cover all such losses. We did not make or obtain any independent evaluation, appraisal or physical inspection of either Camco’s or First Place’s assets or liabilities, the collateral securing any of such assets or liabilities, or the collectibility of any such assets, nor did we review loan or credit files of Camco or First Place. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, Stifel Nicolaus assumes no responsibility for their accuracy. We relied on advice of Camco’s counsel as to certain legal matters with respect to Camco, the Merger Agreement and the Merger and other transactions and other matters contained or contemplated therein. We have assumed, with your consent, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the Merger will be satisfied and not waived. In addition, we have assumed that the definitive Merger Agreement will not differ materially from the

Board of Directors—Camco Financial Corporation

May 7, 2008

draft we reviewed. We have also assumed that the Merger will be consummated substantially on the terms and conditions described in the Merger Agreement, without any waiver of material terms or conditions by the Company or any other party and without any anti-dilution or other adjustment to the Merger Consideration, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the Merger will not have an adverse effect on the Company or First Place.

Our Opinion is limited to whether the per Share Merger Consideration is fair to the holders of Shares of Company Common Stock, from a financial point of view as of this date. Our Opinion does not consider, address or include: (i) any other strategic alternatives currently (or which have been or may be) contemplated by the Company’s Board of Directors (the “Board”) or the Company; (ii) the legal, tax or accounting consequences of the Merger on the Company or the holders of Company Common Stock including, without limitation, whether or not the Merger will qualify as a tax-free reorganization pursuant to Section 368 of the Internal Revenue Code; (iii) the fairness of the amount or nature of any compensation to be paid to any of the Company’s officers, directors or employees, or class of such persons, relative to the Merger Consideration to be paid to the holders of Shares; (iv) whether First Place has sufficient cash, available lines of credit or other sources of funds to enable it to pay the Cash Consideration component of the Merger Consideration to the holders of Shares of Company Common Stock at the closing of the Merger; (v) the election by holders of Shares of Company Common Stock to receive the Stock Consideration or the Cash Consideration, or any combination thereof, or the actual allocation of the Merger Consideration between the Stock Consideration and the Cash Consideration among holders of Shares of Company Common Stock (including, without limitation, any re-allocation of the Merger Consideration pursuant to the Merger Agreement); (vi) the related merger of Camco Bank, a wholly-owned subsidiary of the Company, with and into First Place Bank, a wholly-owned subsidiary of First Place, contemplated by the Merger Agreement, or any separate merger agreement contemplated to be entered into by Camco Bank and First Place Bank relating to such transaction; (vii) any advice or opinions provided by Austin Associates, LLC or any other advisor to Camco or First Place or (viii) the treatment of, or effect of the Merger on, Camco Options (as defined in the Merger Agreement). Furthermore, we are not expressing any opinion herein as to the prices, trading range or volume at which Camco’s or First Place’s securities will trade following public announcement or consummation of the Merger.

Our Opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It is understood that subsequent developments may affect the conclusions reached in this Opinion and that Stifel Nicolaus does not have any obligation to update, revise or reaffirm this Opinion, except in accordance with the terms and conditions of Stifel Nicolaus’ engagement letter agreement with Camco. Our Opinion is solely for the information of, and directed to, the Board for its information and assistance in connection with its consideration of the financial terms of the Merger and is not to be relied upon by any shareholder of the Company or First Place or any other person or entity. Our Opinion does not constitute a recommendation to the Board as to how the Board should vote on the Merger or to any shareholder of Camco or First Place as to how any such shareholder should vote at any shareholders’ meeting at which the Merger is considered, or whether or not any Camco shareholder should enter into a voting, shareholders’, or affiliates’ agreement with respect to the Merger, elect to receive the Cash Consideration or the Stock Consideration (or any combination thereof), or exercise any dissenters’ or appraisal rights that may be available to such shareholder. In addition, the Opinion does not compare the relative merits of the Merger with any other alternative transaction or business strategy which may have been available to the Company and does not address the underlying business decision of the Board or the Company to proceed with or effect the Merger.

Stifel Nicolaus, as part of its investment banking services, is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We have acted as financial advisor to Camco in connection with the Merger and will receive a fee for our services, a

Board of Directors—Camco Financial Corporation

May 7, 2008

substantial portion of which is contingent upon the completion of the Merger (the “Advisory Fee”). We have also acted as financial advisor to the Board and will receive a fee upon the delivery of this Opinion that is not contingent upon consummation of the Merger (the “Opinion Fee”), provided that such Opinion Fee is creditable against any Advisory Fee. We will not receive any other significant payment or compensation contingent upon the successful consummation of the Merger. In addition, Camco has agreed to indemnify us for certain liabilities arising out of our engagement. There are no material relationships that existed during the two years prior to the date of this opinion or that are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between Stifel Nicolaus and any party to the Merger. Stifel Nicolaus may seek to provide investment banking services to First Place or its affiliates in the future, for which we would seek customary compensation. In the ordinary course of business, we make a market in the equity securities of each of the Company and First Place and may at any time hold a long or short position in such securities.

Stifel Nicolaus’ Fairness Opinion Committee has approved the issuance of this Opinion. Our Opinion may not be published or otherwise used or referred to, nor shall any public reference to Stifel Nicolaus be made, without our prior written consent, except in accordance with the terms and conditions of Stifel Nicolaus’ engagement letter agreement with Camco.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the per Share Merger Consideration to be received by holders of Shares of Company Common Stock from First Place in the Merger pursuant to the Merger Agreement is fair to such holders of Shares of Company Common Stock, from a financial point of view.

Very truly yours,

STIFEL, NICOLAUS & COMPANY, INCORPORATED

Annex III

May 7, 2008

Board of Directors

First Place Financial Corp.

185 East Market Street

Warren, Ohio 44481

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, of the terms of the Agreement and Plan of Merger (the “Agreement”) between First Place Financial Corp. (“First Place”) and Camco Financial Corporation (“Camco”) dated as of May 7, 2008, which provides for the acquisition of Camco by First Place (the “Merger”).

Pursuant to the terms of the Agreement, each outstanding share of Camco common stock will be converted into either $13.58 per share in cash or 0.97 shares of First Place common stock (the “Exchange Ratio”), subject to shareholder election and allocation procedures which are intended to ensure that 26.5 percent of Camco shares will be exchanged for cash and 73.5 percent of Camco shares will be exchanged for First Place common stock. If the Average Share Price of First Place (as defined in the Agreement), calculated over a period prior to closing, is greater than $16.80 per share, the Exchange Ratio for the stock portion of the purchase price will adjust downward, such that the Exchange Ratio multiplied by the Average Share Price shall equal $16.30. If the Average Share Price of First Place is less than $11.20 per share, Camco may terminate the Agreement, subject to First Place’s option, but not the obligation, to increase the Exchange Ratio, such that the Exchange Ratio multiplied by the Average Share Price shall equal $10.86. The Agreement further provides for Camco stock options to be converted into stock options for First Place common stock.

Austin Associates, LLC, as part of its investment banking business, is continually engaged in the valuation of financial services companies and their securities in connection with mergers and acquisitions, competitive bidding processes and valuations for various other purposes. We have acted exclusively for the Board of Directors of First Place in rendering this fairness opinion and we will receive a fee from First Place for our services.

In arriving at our opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of First Place and Camco and the Merger.

Board of Directors

May 7, 2008

In the course of our engagement as financial advisor to First Place we have, among other things:

i.	reviewed the Agreement;

ii.	reviewed certain historical financial and other information concerning Camco, including Annual Reports to Stockholders and Annual Reports on Form 10-K and interim reports on Form 10-Q;

iii.	reviewed certain historical financial and other information concerning First Place, including Annual Reports to Stockholders and Annual Reports on Form 10-K and interim reports on Form 10-Q;

iv.	held discussions with senior management of First Place and Camco with respect to their past and current business operations, regulatory matters, financial condition and future prospects;

v.	reviewed earnings per share estimates for the calendar years ending December 31, 2008 and 2009 published by First Call for First Place and discussed those estimates with management;

vi.	reviewed and studied the historical stock prices and trading volumes of the common stock of First Place and Camco;

vii.

analyzed the pro forma financial impact of the Merger on First Place, based on assumptions relating to future prospects, transaction costs, purchase accounting adjustments, synergies and financing costs as discussed with the senior management of First Place and Camco;

viii.	reviewed certain publicly available information of other financial institutions that we deemed comparable to Camco or otherwise relevant to our analysis;

ix.	reviewed the financial terms of certain recent business combinations in the banking industry that we deemed comparable or otherwise relevant to our analysis; and

x.	conducted such other financial studies, analyses and investigations and reviewed such other information as we deemed appropriate to enable us to render our opinion.

In conducting our review and arriving at our opinion, we have relied upon the accuracy and completeness of the financial and other information provided to us or publicly available, and we have not assumed any responsibility for independently verifying the accuracy or completeness of any such information. With respect to anticipated transaction costs, purchase accounting adjustments, expected synergies, financing costs and other information prepared by and/or reviewed with the management of First Place and Camco and used by us in our analyses, First Place’s and Camco’s management confirmed to us that they reflected the best currently available estimates and judgments of the respective management with respect thereto and we assumed that such levels of performance would be achieved. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed that the aggregate allowances for loan and lease losses for First Place and Camco are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals of the real property of First Place or Camco, nor have we examined any individual credit files.

In connection with rendering our opinion, we have also assumed that there has been no material change to First Place’s or Camco’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have also assumed in all respects material to our analysis that First Place and Camco will remain as going concerns for all periods relevant to our analyses, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct

Board of Directors

May 7, 2008

in all material respects, that each party to the Agreement will perform all of the covenants required to be performed by such party under the Agreement, and that the conditions precedent in the Agreement will be met. We have also assumed that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger, no conditions, amendments or modifications will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the Merger, including the cost savings expected to be realized from the Merger.

We have considered such financial and other factors as we have deemed appropriate under the circumstances. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the financial services industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof.

Based on and subject to the assumptions, factors, and limitations as set forth herein, it is the opinion of Austin Associates that the terms of the Agreement are fair to First Place from a financial point of view.

Very truly yours,

Austin Associates, LLC

Annex IV

May 7, 2008

First Place Financial Corp.

185 East Market Street

Warren, Ohio 44481

Ladies and Gentlemen:

The undersigned is a director and/or executive officer of Camco Financial Corporation (“Camco”) or a director and/or executive officer of its principal subsidiary bank, Advantage Bank, and is the beneficial holder of shares of common stock, $1.00 par value per share, of Camco (“Common Stock”).

Camco and First Place Financial Corp. (“First Place”) are considering the execution of an Agreement and Plan of Merger (the “Merger Agreement”). The execution of the Merger Agreement by First Place is subject to the execution and delivery of this letter agreement. Capitalized terms used herein and not otherwise defined shall have meanings ascribed to them in the Merger Agreement.

In consideration of the substantial expenses that First Place will incur in connection with the transactions contemplated by the Merger Agreement and in order to induce First Place to execute the Merger Agreement and to proceed to incur such expenses, the undersigned agrees, undertakes and represents, solely in his capacity as a stockholder of Camco and not in his capacity as a director or officer of Camco or Advantage Bank, as follows:

1. The undersigned will vote or cause to be voted for adoption of the Merger Agreement and approval of the transactions contemplated thereby all of the shares of Common Stock the undersigned is entitled to vote with respect thereto, whether such shares are beneficially owned by the undersigned on the date of this letter agreement or are subsequently acquired, whether pursuant to the exercise of stock options or otherwise, except upon a termination of the Merger Agreement in the case of a Superior Proposal (as defined in the Merger Agreement).

2. The undersigned will be present in person or by proxy at all meetings of stockholders of Camco called to vote for approval of the Merger so that all shares of Common Stock shall be counted for purposes of a quorum at each such meeting and, except upon a termination of the Merger Agreement in the case of a Superior Proposal, vote, or cause to be voted, for approval of the Merger all shares of Common Stock that, on the record date therefore, are beneficially owned by the undersigned or with respect to which the undersigned has the power to vote, and vote against any other proposal of a similar nature not involving First Place.

3. The undersigned agrees not to, subsequent to the date of the Merger Agreement, either: (a) directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any shares of Common Stock now or hereafter beneficially owned by the undersigned; or (b) deposit any shares of Common Stock into a voting trust or enter into a voting agreement or arrangement with respect to any shares of Common Stock or grant any proxy with respect thereto, other than to other members of the Board of Directors of Camco for the purpose of voting to approve the Merger Agreement and the Merger and matters related thereto. In the case of any transfer by operation of law, this letter agreement shall be binding upon and inure to any beneficiary, assignee or transferee. Any transfer or other disposition in violation of the terms of this paragraph 3 shall be null and void.

4. The undersigned represents that he or she has the capacity and authority to enter into this Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors’ rights and general equitable principles.

5. The undersigned acknowledges and agrees that any remedy at law for breach of the foregoing provisions shall be inadequate and that, in addition to any other relief which may be available, First Place shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

6. This letter agreement shall terminate upon the earlier to occur of: (a) the favorable vote of stockholders with respect to the approval of the Merger Agreement and the Merger; (b) the termination of the Merger Agreement in accordance with its terms; or (c) the Effective Time (as defined in the Merger Agreement) of the Merger, except that any such termination shall be without prejudice to the rights of the undersigned arising out of any breach of any agreement or representation contained herein.

This letter agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one document. This letter agreement constitutes the complete understanding between the undersigned and First Place concerning the subject matter hereof. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state.

[Remainder of Page Left Intentionally Blank]

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IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above written.

Very truly yours,

Accepted and agreed to as of the date first above written:

FIRST PLACE FINANCIAL CORP.

By:
Name:	Steven R. Lewis
Title:	President and Chief Executive Officer

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Annex V

The Delaware Code

Title 8. Corporations

Chapter 1. General Corporation Law

Subchapter IX. Merger, Consolidation or Conversion

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the

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effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any

3

stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21; 76 Del. Laws, c. 145, §§ 11-16.)

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Annex VI

FIRST PLACE FINANCIAL CORPORATION

FIRST PLACE BANK

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. PURPOSE

The Audit Committee (the “Committee”) for First Place Financial Corporation (the “Corporation”) and First Place Bank (the “Bank”) is composed solely of directors who are independent of management and free from any relationship that would interfere with the exercise of independent judgment.

The primary function of the Audit Committee is to monitor the integrity of the financial statements of the Corporation, the accounting and financial reporting processes, the Corporation’s compliance with legal and regulatory requirements and the reviewing of the independence and performance of the Corporation’s internal auditors and independent certified public accountants or “independent accountants.” Consistent with this function, the Audit Committee will encourage continuous improvement of, and will foster adherence to, the Corporation’s policies, procedures and practices at all levels.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section V of this Charter.

II. AUTHORITY

The Committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. It is empowered to:

1.

Select, engage, compensate, oversee and, where, appropriate, replace the independent certified public accountants (the “Auditor”), considering independence and effectiveness. Discuss with the Auditor the overall scope and plans for the audit including the adequacy of staffing and compensation and submit to management, the audit, non-audit, administrative and other fees and compensation to be paid to the Auditor by management on behalf of the Committee. Pre-approve any non-auditing services provided by the independent accountant. Receive an affirmation from the Auditor that it is accountable only to the Committee.

2.	Review the appointment, replacement, reassignment, or dismissal of the external firm engaged to provide internal audit consulting services.

3.	Resolve any significant difficulties, disputes or disagreements between management and the Auditor encountered during the audit.

4.	Retain independent counsel, accountants, or others to advise the committee or assist in the conduct of an investigation.

5.	Seek any information it requires from employees, all of whom are directed to cooperate with the committee’s requests, or external parties.

6.	Meet with company officers, external auditors or outside counsel, as necessary.

III. COMPOSITION

The Audit Committee shall be comprised of at least three and up to six members as determined by the Board of Directors, each of whom shall be independent directors, in good standing and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A director is not considered “independent” if the following has occurred:

•	The director has been employed by the Corporation, any subsidiary or an affiliate during the current year or any of the past three years;

Page: 1

Audit Committee Charter – July 2006

(Revised August 19, 2008)

•

The director who accepted or has an immediate family member who accepted compensation in excess of $60,000 from the Corporation, any subsidiary or any of its affiliates in the past fiscal year, other than compensation for Board service, payments arising solely from investments in the Corporation’s securities, compensation paid to a family member who is a non-executive employee, benefits under a tax qualified retirement plan, or non-discretionary compensation;

•

The director is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Corporation, any subsidiary or any of its affiliates as an executive officer;

•

The director is a partner in or a controlling shareholder or an executive officer of any organization to which the Corporation or any subsidiary made or from which the Corporation or any subsidiary received payments (other than those arising from investments in the Corporation’s securities or under non-discretionary charitable contributions matching programs) from property or services that exceed 5% of the Corporation’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

•	The director is employed as an executive of another entity where any of the Corporation’s or any subsidiary’s executives serve on that entity’s compensation committee; or

•

The director is or has an immediate family member who is a current partner of the Corporation’s outside auditor, or who was a partner or employee of the Corporation’s outside auditor who worked on the Corporation’s audit at any time during any of the past three years.

In addition, to be considered “independent”, a member of the Committee may not, other than in his or her capacity as a member of the Committee, the Board of Directors, or any other Board committee:

•

Accept directly or indirectly any consulting, advisory, or other compensatory fee from the Corporation or any subsidiary, provided that, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Corporation (provided that such compensation is not contingent in any way on continued service); or

•	Be an affiliated person of the Corporation or any subsidiary thereof.

All members of the Committee shall have a working familiarity with basic finance and accounting practices and fundamental understanding of financial statements. At least one member of the Audit Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that rises to the level of such financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities, to be in compliance with SEC regulations and be designated the “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K. The audit committee financial expert will be disclosed in the Corporation’s annual report, in the annual meeting proxy statement or on such other SEC filing as may be required. If the audit committee does not have a financial expert, this information and the reason will be disclosed on the annual report, in the annual meeting proxy statement or on such other SEC filing as may be required. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or outside consultants.

The members of the Audit Committee shall be appointed by the Board at the annual organizational meeting and shall serve until their successors are duly elected and qualified. Unless a Chairman is elected by the full Board, the members of the Committee may designate a Chairman by majority vote of the full Audit Committee. Members of the Committee shall not have participated in the preparation of the financial statements of the Corporation or any subsidiary during any of the last three years.

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Audit Committee Charter – July 2006

(Revised August 19, 2008)

IV. PRACTICES

In carrying out its responsibilities, the Committee will adopt practices which will enable the Committee to best react to changing conditions and to ensure that the Corporation’s accounting and reporting practices, the system of internal controls, and the fiduciary activities conducted are in accordance with all requirements. The Committee shall have the authority to retain outside legal counsel, accounting or other consultants to advise the Committee.

V. MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate, and each time the Corporation proposes to issue a press release with its quarterly or annual earnings information. The Audit Committee may ask members of management or others to attend the meetings and provide pertinent information as necessary. In addition, the Committee should meet with management quarterly to review the Corporation’s financial reports.

The Committee will meet at least annually with the independent accountants in an executive session to discuss any matters that the Committee believes should be discussed privately. Executive session can be held with the Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), Corporate Vice President of Risk Management, general counsel, outside counsel, director of financial reporting, controller and anyone else as desired by the Committee.

VI. RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Financial Statements

1.

Review the Corporation’s annual financial statements. Such review should include major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Corporation’s financial statements.

2.

Review the management letter and schedule of unadjusted differences provided by the independent accountants. The Committee will follow-up with management on outstanding audit issues reported by the independent accountants to come to a satisfactory resolution.

3.	Review significant financial reporting issues and judgments made in connection with the preparation of the Corporation’s financial statements.

4.	Review with management or the independent accountants the interim annual financial report before it is filed with the Securities and Exchange Commission (SEC) or other regulators.

5.	Inquire of the CEO and CFO regarding the “quality of earnings” of the Corporation from subjective as well as an objective standpoint.

6.

Require that the Auditor review the Corporation’s interim financial statements prior to filing the quarterly report on Form 10-Q. Discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the Auditor under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purpose of this review.

7.	Review, separately and/or collectively (as determined by the Committee), with management and the independent accountants:

•	The Corporation’s annual financial statements and related footnotes;

Page: 3

Audit Committee Charter – July 2006

(Revised August 19, 2008)

•	The independent auditors’ audit of the financial statements and their report thereon;

•	The independent auditors’ judgments about the quality, not just the acceptability, of the Corporation’s accounting principles as applied in its financial reporting;

•	The effect of any regulatory and accounting initiates, as well as off-balance-sheet structures;

•	Any significant changes required in the independent auditors’ audit plan; and

•

Matters required to be discussed by Statement on Auditing Standards (SAS) No. 61, Communication With Audit Committees (AICPA, Professional Standards, vol. 1, AU sec. 380) as amended, related to the conduct of the audit.

8.	Review with each public accounting firm that performs an audit:

•	All critical accounting policies and practices used by the Corporation;

•	Off-balance sheet transactions, if any;

•

All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management of the Corporation, the ramifications of each alternative, and the treatment preferred by the Corporation.

9.

Review disclosures made by CEO and CFO during the Forms 10-K and 10-Q certification process about significant deficiencies in the design or operation of internal controls or any fraud that involves management or other employees who have a significant role in the company’s internal controls or any fraud that involves management or other employees who have a significant role in the company’s internal controls.

10.

Discuss coming press releases as well as financial information and earnings guidance provided to analysts and rating-agencies. This review may be general (i.e., the types of information to be disclosed and the type of presentations to be made). The audit committee does not need to discuss each release in advance.

Internal control

1.

Review with the independent accountants, the controller of the Corporation, and the Senior Internal Auditor, the audit scope and plan of the internal auditors and the independent auditors. Address the coordination of audit efforts to assure the completeness of coverage, reduction of redundant efforts, and the effective use of audit resources. Review the Auditor’s assessment of the adequacy of internal control and the resolution of identified material weaknesses and reportable conditions.

2.	Review with the independent accountants:

•	The adequacy of the Corporation’s internal controls including computerized information, system controls and security

•	Any related significant findings and recommendations of the independent auditors and internal audit services together with management’s responses thereto.

Internal Audit

1.	Review with external firm engaged to provide internal audit consulting services:

•	Significant findings on internal audits during the year and management’s responses;

•	Any difficulties the firm encountered in the course of their audits, including any restrictions on the scope of their work or access to required information;

Page: 4

Audit Committee Charter – July 2006

(Revised August 19, 2008)

•	Any changes required in the scope of their internal audit;

•	The internal auditing department budget;

•	Internal audit’s compliance with the Institute of Internal Auditors’ (IIA’s) Standards for the Professional Practice of Internal Auditing (Standards).

2.	On a regular basis, meet separately with the Risk Manager and internal audit function to discuss any matters that the Committee or internal audit function believes should be discussed privately.

External Audit

1.	Review the external auditors’ proposed audit scope and approach, including coordination of audit effort with internal audit.

2.

On an annual basis, review and discuss with the independent accountants all significant relationships they have with the Corporation to determine the accountants’ independence and receive from the independent accountants a formal written statement delineating all relationships between the independent accountants and the Corporation as required by ISB Standard No. 1.

3.	Review and evaluate the performance of the independent accountants and review with the Board of Directors any proposed discharge of the independent accountants

4.

Ascertain that the lead or concurring audit partner from any public accounting firms performing audit services, serves in that capacity for no more than five fiscal years of the Corporation. In addition, ascertain that any partner other than the lead or concurring partner serves no more than seven years at the partner level on the Corporation’s audit.

5.	On a regular basis, meet separately with the external auditors to discuss any matters that the Committee or Auditors believe should be discussed privately.

Compliance with Laws and Regulations

1.

Review with the Legal or Risk Management Departments, regulatory matters that, in the opinion of management, may have a material impact on the financial statements, related company compliance policies and programs, and reports received from regulators.

2.

Review the procedures for the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters that may be submitted by any party internal or external to the organization. Review procedures for the confidential, anonymous submission by employees of the organization of concerns regarding questionable accounting or auditing matters.

3.	Review the findings of any examinations by regulatory agencies, and any auditor or outsourced independent review (i.e., loan review, quality assurance, CRA, fair lending) arrangements.

4.	Review the process for communicating the code of conduct to company personnel, and for monitoring compliance therewith.

Reporting Responsibilities

1.	Review the Audit Committee Report required by the rules of the Securities and Exchange Commission to be included in the Corporation’s annual proxy statement.

2.	The Committee shall keep minutes of its proceedings and submit the same to the Board for information or action at the next regularly scheduled meeting.

Page: 5

Audit Committee Charter – July 2006

(Revised August 19, 2008)

Risk Management

Inquire of management, Corporate Vice President of Risk Management and the independent accountants about significant risks or exposures facing the Corporation; assess the steps management has taken or proposes to take to minimize such risks to the Corporation; and periodically review compliance with such steps.

Other Responsibilities

1.	Consider and approve, if appropriate, the major changes to the organization’s auditing and accounting principles and practices as suggested by the independent accountants,

management or the internal audit department.

2.

Review and reassess this Charter annually, and recommend proposed changes to the Board for approval. In this review, the Audit Committee will also consider changes to the Charter that are necessary as a result of new laws or regulations.

3.

Conduct investigations as may be necessary into any matter brought to its attention that is within the scope of its duties, with the power to retain independent outside counsel or other professionals or consultants for this purpose if, in its judgment, that is appropriate.

4.	The Committee shall review incidents of internal fraud to determine their impact in relation to the financial reporting process and the overall systems of internal control.

5.	Perform any other functions as assigned by law, this Charter, the Corporation’s By-laws and governing law, or as the Committee or the Board deems necessary or appropriate.

Page: 6

Audit Committee Charter – July 2006

(Revised August 19, 2008)

REVOCABLE PROXY

Camco Financial Corporation

SPECIAL MEETING OF STOCKHOLDERS

November 6, 2008 – 10:00 a.m., local time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the proxy committee of the board of directors of Camco Financial Corporation, with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of Camco that the undersigned is entitled to vote only at the special meeting of stockholders, to be held on Thursday, November 6, 2008, at 10:00 a.m., local time at the Camco Financial Corporation Corporate Center, 6901 Glenn Highway, Cambridge, Ohio and at any and all adjournments thereof.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

CAMCO FINANCIAL CORPORATION — SPECIAL MEETING, NOVEMBER 6, 2008

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1. Call toll free 1-888-216-1322 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2. Via the Internet at https://www.proxyvotenow.com/cafi and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

X

PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY CAMCO FINANCIAL CORPORATION

Special Meeting of Stockholders NOVEMBER 6, 2008

PROPOSAL 1 – APPROVAL OF THE MERGER AGREEMENT

1. Adoption of the Agreement and Plan of Merger, dated as of May 7, 2008 by and between First Place Financial Corp. and Camco Financial Corporation.

For

Against

Abstain

Please be sure to date and sign this proxy card in the box below.

Date

Sign above

4 0 1 K

PROPOSAL 2—MEETING ADJOURNMENT

2. Adjournment of the special meeting to a later date or dates, if necessary, to further permit solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

For Against Abstain

The Camco board of directors has determined that the merger agreement is in the best interests of Camco and its stockholders. The board of directors has approved the merger agreement and recommends unanimously that stockholders vote “FOR” adoption of the merger agreement. The board of directors also recommends unanimously that you vote “FOR” the approval of the proposal to adjourn the special meeting, if necessary, to solicit additional proxies to vote in favor of the merger agreement.

This proxy is revocable at any time prior to the time of the vote at the special meeting. This revocable proxy will be voted as directed, but if no instructions are specified on any executed proxy card that is returned, then this proxy will be voted FOR the proposals. If any other business is presented at the special meeting, this proxy will be voted by the proxy committee of the board of directors in its best judgment. At the present time, the board of directors knows of no other business to be presented at the special meeting.

The undersigned acknowledges receipt from Camco prior to the execution of this proxy of a Notice of special meeting of stockholders and a Proxy Statement relating to the special meeting.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If your shares are held jointly, each holder may sign but only one signature is required.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1. By Mail; or

2. By Telephone (using a Touch-Tone Phone); or

3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., November 6, 2008. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone

Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., November 6, 2008:

1-888-216-1322

Vote by Internet

anytime prior to

3 a.m., November 6, 2008 go to

https://www.proxyvotenow.com/cafi

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

Your vote is important!

REVOCABLE PROXY

CAMCO FINANCIAL CORPORATION

SPECIAL MEETING OF STOCKHOLDERS

November 6, 2008 – 10:00 a.m. local time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the proxy committee of the board of directors of Camco Financial Corporation, with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of Camco that the undersigned is entitled to vote only at the special meeting of stockholders, to be held on Thursday, November 6, 2008, at 10:00 a.m., local time at the Camco Financial Corporation Corporate Center, 6901 Glenn Highway, Cambridge, Ohio and at any and all adjournments thereof.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

CAMCO FINANCIAL CORPORATION — SPECIAL MEETING, NOVEMBER 6, 2008

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1. Call toll free 1-888-216-1322 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2. Via the Internet at https://www.proxyvotenow.com/cafi and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

3852

X

PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY

CAMCO FINANCIAL CORPORATION

Special Meeting of Stockholders

NOVEMBER 6, 2008

PROPOSAL 1 – APPROVAL OF THE MERGER AGREEMENT

For Against Abstain

1. Adoption of the Agreement and Plan of Merger, dated as of May 7, 2008 by and between First Place Financial Corp. and Camco Financial Corporation.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above

For

Against

Abstain

PROPOSAL 2—MEETING ADJOURNMENT

2. Adjournment of the special meeting to a later date or dates, if necessary, to further permit solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

The Camco board of directors has determined that the merger agreement is in the best interests of Camco and its stockholders. The board of directors has approved the merger agreement and recommends unanimously that stockholders vote “FOR” adoption of the merger agreement. The board of directors also recommends unanimously that you vote “FOR” the approval of the proposal to adjourn the special meeting, if necessary, to solicit additional proxies to vote in favor of the merger agreement.

This proxy is revocable at any time prior to the time of the vote at the special meeting. This revocable proxy will be voted as directed, but if no instructions are specified on any executed proxy card that is returned, then this proxy will be voted FOR the proposals. If any other business is presented at the special meeting, this proxy will be voted by the proxy committee of the board of directors in its best judgment. At the present time, the board of directors knows of no other business to be presented at the special meeting.

The undersigned acknowledges receipt from Camco prior to the execution of this proxy of a Notice of special meeting of Stockholders and a Proxy Statement relating to the special meeting.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If your shares are held jointly, each holder may sign but only one signature is required.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1. By Mail; or

2. By Telephone (using a Touch-Tone Phone); or

3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., November 6, 2008. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone

Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., November 6, 2008:

1-888-216-1322

Vote by Internet

anytime prior to

3 a.m., November 6, 2008 go to

https://www.proxyvotenow.com/cafi

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

Your vote is important!

X

PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY CAMCO FINANCIAL CORPORATION

SPECIAL MEETING OF STOCKHOLDERS NOVEMBER 6, 2008—10:00 a.m., local time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the proxy committee of the board of directors of Camco Financial Corporation, with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of Camco that the undersigned is entitled to vote only at the special meeting of stockholders, to be held on Thursday, November 6, 2008, at 10:00 a.m., local time at the Camco Financial Corporation Corporate Center, 6901 Glenn Highway, Cambridge, Ohio and at any and all adjournments thereof.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above

For Against Abstain

PROPOSAL 1 – APPROVAL OF THE MERGER AGREEMENT

1. Adoption of the Agreement and Plan of Merger, dated as of May 7, 2008 by and between First Place Financial Corp. and Camco Financial Corporation.

For Against Abstain

PROPOSAL 2—MEETING ADJOURNMENT

2. Adjournment of the special meeting to a later date or dates, if necessary, to further permit solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

The Camco board of directors has determined that the merger agreement is in the best interests of Camco and its stockholders. The board of directors has approved the merger agreement and recommends unanimously that stockholders vote “FOR” adoption of the merger agreement. The board of directors also recommends unanimously that you vote “FOR” the approval of the proposal to adjourn the special meeting, if necessary, to solicit additional proxies to vote in favor of the merger agreement.

This proxy is revocable at any time prior to the time of the vote at the special meeting. This revocable proxy will be voted as directed, but if no instructions are specified on any executed proxy card that is returned, then this proxy will be voted FOR the proposals. If any other business is presented at the special meeting, this proxy will be voted by the proxy committee of the board of directors in its best judgment. At the present time, the board of directors knows of no other business to be presented at the special meeting.

The undersigned acknowledges receipt from Camco prior to the execution of this proxy of a Notice of special meeting of stockholders and a Proxy Statement relating to the special meeting.

Detach above card, sign, date and mail in postage paid envelope provided.

CAMCO FINANCIAL CORPORATION

PLEASE ACT PROMPTLY

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If your shares are held jointly, each holder may sign but only one signature is required.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.